PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 1, 2004

                                  $901,216,200
                                (Approximate)(1)

                    Asset-Backed Certificates, Series 2005-11

                         GSAA HOME EQUITY TRUST 2005-11
                                     Issuer

                          GS MORTGAGE SECURITIES CORP.
                                    Depositor

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                       COUNTRYWIDE HOME LOANS SERVICING LP
                        GREENPOINT MORTGAGE FUNDING, INC.
                           NATIONAL CITY MORTGAGE CO.
                             SUNTRUST MORTGAGE, INC.
                                    Servicers

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

The certificates will represent interests in GSAA Home Equity Trust 2005-11 and will not represent interests in or obligations of GS Mortgage Securities Corp., the underwriter, the master servicer, the securities administrator, the servicers, the responsible parties, the trustee or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The following securities are being offered:

               APPROXIMATE         PASS-                          RATINGS
         INITIAL CLASS PRINCIPAL  THROUGH                          (S&P/
 CLASS         BALANCE(1)          RATE            TYPE           MOODY'S)
-------     ---------------    ------------    ------------   ----------------
  1A1         $103,804,000      Variable(2)       Senior          AAA/Aaa
  1A2         $ 11,534,000      Variable(3)       Senior          AAA/Aaa
  2A1         $ 99,780,000      Variable(4)       Senior          AAA/Aaa
  2A2         $ 11,087,000      Variable(5)       Senior          AAA/Aaa
  3A1         $300,000,000      Variable(6)       Senior          AAA/Aaa
  3A2         $ 33,334,000      Variable(7)       Senior          AAA/Aaa
  3A3         $168,833,000      Variable(8)       Senior          AAA/Aaa
  3A4         $ 53,085,000      Variable(9)       Senior          AAA/Aaa
  3A5         $ 62,868,000      Variable(10)      Senior          AAA/Aaa
  M-1         $ 23,668,000      Variable(11)    Subordinate       AA/Aa2
  M-2         $  7,737,000      Variable(12)    Subordinate       AA-/Aa3
  M-3         $  7,282,000      Variable(13)    Subordinate        A/A2
  M-4         $  4,551,000      Variable(14)    Subordinate        A-/A3
  B-1         $  4,551,000      Variable(15)    Subordinate      BBB+/Baa1
  B-2         $  4,551,000      Variable(16)    Subordinate      BBB/Baa2
  B-3         $  4,551,000      Variable(17)    Subordinate      BBB-/Baa3
  R-1         $        100      N/A(18)       Senior/Residual     AAA/NR
  R-2         $        100      N/A(18)       Senior/Residual     AAA/NR

------------------------------
Footnotes appear on the following page.

GSAA Home Equity Trust 2005-11 will issue eighteen classes of offered certificates. Each class of certificates will receive monthly distributions of interest and/or principal. The table above contains a list of the classes of offered certificates, including the initial class principal balance, pass-through rate, and special characteristics of each class.

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately 99.94% of the class principal balance of the offered certificates before deducting expenses. The underwriter's commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              GOLDMAN, SACHS & CO.
          The date of this prospectus supplement is September 26, 2005.

(1)   Subject to variance of +/- 5%.

(2) The Class 1A1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.280% (0.560% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group I Cap, as described in this prospectus supplement, and
      (iii) the WAC Cap, as described in this prospectus supplement.

(3) The Class 1A2 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.320% (0.640% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group I Cap, and (iii) the WAC Cap.

(4) The Class 2A1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.280% (0.560% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group II Cap, as described in this prospectus supplement, and (iii) the WAC Cap.

(5) The Class 2A2 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.320% (0.640% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group II Cap, and (iii) the WAC Cap.

(6) The Class 3A1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.270% (0.540% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group III Cap as described in this prospectus supplement, and (iii) the WAC Cap.

(7) The Class 3A2 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.320% (0.640% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group III Cap, and (iii) the WAC Cap.

(8) The Class 3A3 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.120% (0.240% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group III Cap, and (iii) the WAC Cap.

(9) The Class 3A4 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.250% (0.500% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group III Cap, and (iii) the WAC Cap.

(10) The Class 3A5 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.370% (0.740% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group III Cap, and (iii) the WAC Cap.

(11) The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.480% (0.720% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(12) The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.510% (0.765% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(13) The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.630% (0.945% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(14) The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.700% (1.050% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(15) The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.150% (1.725% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(16) The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.300% (1.950% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(17) The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.750% (2.625% after the first distribution date on which the optional clean-up call is exercisable) and
      (ii) the WAC Cap.

(18) The Class R-1 and Class R-2 certificates are not entitled to receive any distributions of interest.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

      We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

      IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES CONTAINED IN THIS PROSPECTUS SUPPLEMENT VARIES FROM THE DESCRIPTION CONTAINED IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

      Words that appear in boldface type in this prospectus supplement and in the prospectus are either defined in the "GLOSSARY OF TERMS" beginning on page S-130 of this prospectus supplement, or have the meanings given to them on the page indicated in the "INDEX" beginning on page 114 of the prospectus.

                  TABLE OF CONTENTS

SUMMARY INFORMATION...............................S-6
RISK FACTORS.....................................S-12
TRANSACTION OVERVIEW.............................S-33
   Parties.......................................S-33
   The Transaction...............................S-34
THE MORTGAGE LOAN POOL...........................S-34
   General.......................................S-34
   The Mortgage Loans............................S-37
   The Group I Mortgage Loans....................S-38
   The Group II Mortgage Loans...................S-39
   The Group III Mortgage Loans..................S-40
   Prepayment Premiums...........................S-41
   The Indices...................................S-41
   GreenPoint Underwriting Guidelines............S-41
   SunTrust Mortgage, Inc........................S-42
   General.......................................S-42
   SunTrust Underwriting Guidelines..............S-43
   National City Underwriting Guidelines.........S-44
   Goldman Sachs Mortgage Conduit Program........S-46
   Goldman Sachs Mortgage Conduit Underwriting
      Guidelines.................................S-47
   Credit Scores.................................S-49
THE MASTER SERVICER..............................S-49
   General.......................................S-49
   Compensation of the Master Servicer...........S-49
   Indemnification and Third Party Claims........S-50
   Limitation on Liability of the Master
      Servicer...................................S-51
   Assignment or Delegation of Duties by the
      Master Servicer; Resignation...............S-52
   Master Servicer Events of Default; Waiver;
      Termination................................S-52
   Assumption of Master Servicing by Trustee.....S-53
THE SERVICERS....................................S-54
   General.......................................S-54
   Countrywide Home Loans Servicing LP...........S-55
   GreenPoint Mortgage Funding, Inc..............S-58
   SunTrust Mortgage, Inc........................S-59
   National City Mortgage Co.....................S-59
THE TRUSTEE......................................S-61
DESCRIPTION OF THE CERTIFICATES..................S-61
   Book-Entry Registration.......................S-62
   Definitive Certificates.......................S-65
   Assignment of the Mortgage Loans..............S-66
   Delivery of Mortgage Loan Documents...........S-67
   Representations and Warranties Relating to
      the Mortgage Loans.........................S-68
   Payments on the Mortgage Loans................S-72
   Distributions.................................S-73
   Priority of Distributions Among Certificates..S-74
   Distributions of Interest and Principal.......S-74
   Allocation of Principal Payments to Class A
      Certificates...............................S-80
   Supplemental Interest Trust...................S-83
   Calculation of One-Month LIBOR................S-83
   Excess Reserve Fund Account...................S-83
   Interest Rate Swap Agreement..................S-84
   Overcollateralization Provisions..............S-87
   Reports to Certificateholders.................S-88
THE AGREEMENTS...................................S-89
   General.......................................S-89
   Servicing Standard............................S-89
   Servicing and Trustee Fees and Other
      Compensation and Payment of Expenses.......S-89
   P&I Advances and Servicing Advances...........S-89
   Prepayment Interest Shortfalls................S-91
   Servicer Reports..............................S-91
   Collection and Other Servicing Procedures.....S-91
   Hazard Insurance..............................S-92
   Primary Mortgage Insurance....................S-93
   Optional Repurchase of Delinquent Mortgage
      Loans......................................S-93
   The Trustee, the Securities Administrator
      and the Custodians.........................S-94
   Servicer Events of Default....................S-94
   Rights upon Servicer Event of Default.........S-95
   Termination; Optional Clean-Up Call...........S-95
   Certain Matters Regarding the Depositor and
      the Trustee................................S-96
   Amendment.....................................S-97
   Certain Matters Regarding the Servicers.......S-98
PREPAYMENT AND YIELD CONSIDERATIONS..............S-99
   Structuring Assumptions.......................S-99
   Defaults in Delinquent Payments..............S-103
   Prepayment Considerations and Risks..........S-103
   Overcollateralization Provisions.............S-105
   Subordinated Certificates and the Class 1A2,
      Class 2A2 and Class 3A2 Certificates......S-106
   Effect on Yields Due to Rapid Prepayments....S-107
   Weighted Average Lives of the Offered
      Certificates..............................S-107
   Decrement Tables.............................S-107
   WAC Cap......................................S-117
   Last Scheduled Distribution Date.............S-120
FEDERAL INCOME TAX CONSEQUENCES.................S-120
   General......................................S-120
   Taxation of Regular Interests................S-121

   Status of the Principal Certificates.........S-122
   The Basis Risk Contract Components...........S-122
   Other Matters................................S-123
   Residual Certificates........................S-123
STATE AND LOCAL TAXES...........................S-124
ERISA CONSIDERATIONS............................S-124
LEGAL INVESTMENT................................S-127
METHOD OF DISTRIBUTION..........................S-127
LEGAL MATTERS...................................S-128
RATINGS.........................................S-128
GLOSSARY OF TERMS...............................S-130


ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX
   DOCUMENTATION REQUIREMENT......................I-1

ANNEX II - INTEREST RATE SWAP NOTIONAL AMOUNT
   AMORTIZATION SCHEDULE.........................II-1

SCHEDULE A - STRUCTURAL AND COLLATERAL TERM
   SHEET..........................................A-1

                               SUMMARY INFORMATION

      The following summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the prospectus.

      This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.

THE OFFERED CERTIFICATES

      The GSAA Home Equity Trust 2005-11 will issue the Asset-Backed Certificates, Series 2005-11. Eighteen classes of the certificates - the Class 1A1, Class 1A2, Class 2A1, Class 2A2, Class 3A1, Class 3A2, Class 3A3, Class 3A4, Class 3A5, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class R-1 and Class R-2 certificates - are being offered to you by this prospectus supplement and are sometimes referred to as the "Offered certificates" in this prospectus supplement. The Class R-1 and Class R-2 certificates are sometimes referred to as "Residual certificates" in this prospectus supplement. The Class 1A1 and Class 1A2 certificates are sometimes referred to as the "Class 1A certificates" in this prospectus supplement and will be paid primarily from the group I mortgage loans. The Class 2A1 and Class 2A2 certificates are sometimes referred to as the "Class 2A certificates" in this prospectus supplement and will be paid primarily from the group II mortgage loans. The Class 3A1, Class 3A2, Class 3A3, Class 3A4 and Class 3A5 certificates are sometimes referred to as the "Class 3A certificates" in this prospectus supplement, and, together with the Class R-1 and Class R-2 certificates, will be paid primarily from the group III mortgage loans. The Class 1A, Class 2A and Class 3A certificates are sometimes referred to as the "Class A certificates" in this prospectus supplement. The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates will be paid from all of the mortgage loans in the trust. The Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates are sometimes referred to as the "LIBOR certificates" in this prospectus supplement.

THE OTHER CERTIFICATES

      The trust will also issue four other classes of certificates - the Class B-4, Class X, Class P and Class C certificates - that are not being offered by this prospectus supplement.

      The Class B-4 certificates will have an initial certificate principal balance of approximately $4,551,000. The Class B-4 certificates initially evidence an interest in approximately 0.50% of the scheduled principal balance of the mortgage loans in the trust, as of the cut-off date.

      The LIBOR certificates, together with the Class B-4 certificates, are sometimes referred to as the "Principal certificates" in this prospectus supplement.

      The Class X certificates will represent the right to certain excess interest payments and any overcollateralization for the Principal certificates. The Class X certificates initially evidence an interest of approximately 0.50% of the scheduled principal balance of the mortgage loans in the trust.

      The Class P certificates will not have a certificate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

      The Class C certificates will not have a certificate principal balance and will not be entitled to distributions in respect of principal or interest. The Class C certificates will be entitled to receive the fair market value excess, if any, after the exercise of the optional clean-up call. For further information regarding the optional termination of the trust, see "THE AGREEMENTS--TERMINATION; OPTIONAL CLEAN-UP CALL" in this prospectus supplement.

      The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

CLOSING DATE

      On or about September 29, 2005.

CUT-OFF DATE

      September 1, 2005.

STATISTICAL CALCULATION DATE

      All statistical information regarding the mortgage loans in this prospectus supplement is based on the stated principal balances of the mortgage loans as of the statistical calculation date of August 1, 2005, unless otherwise specified in this prospectus supplement.

DISTRIBUTIONS

      Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in October 2005, to the holders of record on the preceding record date.

      The record date for the Offered certificates (other than the Residual certificates) for any distribution date will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs. The Residual certificates will be offered only in definitive form and the record date for the Residual certificates will be the last business day of the month preceding the month in which the related distribution date occurs.

PAYMENTS OF INTEREST

      The pass-through rate for each class of LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to one or more caps on those pass-through rates. The margins will increase after the first distribution date on which the optional clean-up call is exercisable, as described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" and "THE AGREEMENTS--TERMINATION; OPTIONAL CLEAN-UP CALL" in this prospectus supplement. Interest will accrue on the LIBOR certificates on the basis of a 360 day year and the actual number of days elapsed in the applicable interest accrual period.

      The interest accrual period for the LIBOR certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

      The Residual certificates will not be entitled to any distributions of interest.

PAYMENTS OF PRINCIPAL

      Principal will be paid on the principal certificates on each distribution date as described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

CREDIT ENHANCEMENT

      The credit enhancement provided for the benefit of the holders of the Principal certificates consists solely of:

o an initial overcollateralization amount of approximately 0.50% of the scheduled principal balance of the mortgage loans as of the cut-off date,

o the use of excess interest, after taking into account certain payments received or paid by the trust under the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization,

o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

o the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding.

INTEREST RATE SWAP AGREEMENT

      On the closing date, the trust will enter into an interest rate swap agreement with a swap provider that has a counterparty rating of "Aaa" from Moody's Investors Service, Inc. and a credit rating of "AA+" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (or has a guarantor that has such ratings). Under the interest rate swap agreement, with respect to the first 61 distribution dates the trust will pay to the swap provider a fixed payment at a rate of 4.254% (on a 30/360 basis) PER ANNUM and the swap provider will pay to the trust a floating payment at a rate of one-month LIBOR (on an actual/360 basis) (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount equal to the lesser of a scheduled notional amount or the outstanding principal balance of the LIBOR certificates. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 61 distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 61 distribution dates, the swap provider will owe a net payment to the trust on the business day preceding that distribution date. Any net amounts received by or paid out from the trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "DESCRIPTION OF THE CERTIFICATES--SUPPLEMENTAL INTEREST TRUST" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in October 2010.

      For further information regarding the interest rate swap agreement, see "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE SWAP AGREEMENT" in this prospectus supplement.

THE MORTGAGE LOANS

      The mortgage loans to be included in the trust will be Alt-A type, adjustable-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by an affiliate of the depositor from GreenPoint Mortgage Funding, Inc., National City Mortgage Co., SunTrust Mortgage, Inc., various other mortgage loan sellers through the Goldman Sachs Mortgage Conduit Program and two other mortgage loan sellers. Each of the mortgage loan sellers has made certain representations and warranties with respect to their respective mortgage loans. Goldman Sachs Mortgage Company will make certain representations and warranties with respect to the mortgage loans, including the mortgage loans in the Goldman Sachs Mortgage Conduit Program.

      On the closing date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the statistical calculation date was approximately $921,703,538.

      The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 358 months as of the statistical calculation date, and have the following approximate characteristics:

                SELECTED AGGREGATE MORTGAGE
                     LOAN POOL DATA(1)

Scheduled Principal Balance:                  $921,703,538
Number of Mortgage Loans:                            3,160
Average Scheduled Principal Balance:              $291,678
Interest Only Loans:                                 91.17
Weighted Average Gross Interest Rate:               5.978%
Weighted Average Net Interest Rate(2):              5.697%
Weighted Average FICO Score:                           716
Weighted Average Original LTV Ratio:                77.39%
Weighted Average Stated Remaining
Term (months):                                         358
Weighted Average Seasoning (months):                     2
Weighted Average Months to Roll:                        47
Weighted Average Gross Margin:                       2.41%
Weighted Average Initial Rate Cap:                   4.88%
Weighted Average Periodic Rate Cap:                  1.59%
Weighted Average Gross Maximum
Lifetime Rate:                                      11.60%

-------------------

(1) All weighted averages calculated in this table are percentages of scheduled principal balances as of the statistical calculation date.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing fee rate and any lender-paid mortgage insurance.

      For purposes of calculating principal and interest distributions on the Class A certificates, in each case as further described in this prospectus supplement, the mortgage loans have been divided into three groups, designated as "group I mortgage loans", "group II mortgage loans" and "group III mortgage loans." The group I mortgage loans consist only of those mortgage loans with principal balances that conform to both Freddie Mac and Fannie Mae guidelines. The group II and group III mortgage loans consist of mortgage loans that may or may not conform to Freddie Mac or Fannie Mae guidelines. The characteristics of the mortgage loans in each group are described under "THE MORTGAGE LOAN POOL" in this prospectus supplement.

      After an initial fixed rate period, the interest rate on each mortgage loan will adjust semi-annually or annually on each adjustment date to equal the sum of six-month LIBOR, one-year LIBOR or one-year CMT, as applicable, and the gross margin for that mortgage loan, in each case, subject to periodic and lifetime limitations. See "THE MORTGAGE LOAN POOL--THE INDICES" in this prospectus supplement.

      The first adjustment date generally will occur only after an initial period of approximately one month to ten years after origination.

      For additional information regarding the mortgage loans, see "THE MORTGAGE LOAN POOL" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

      The mortgage loans will be serviced or sub-serviced by Countrywide Home Loans Servicing LP, GreenPoint Mortgage Funding, Inc., National City Mortgage Co., SunTrust Mortgage, Inc. and one other mortgage loan servicer. Countrywide Home Loans Servicing LP will service or subservice approximately 34.33% of the mortgage loans, National City Mortgage Co. will service approximately 11.09% of the mortgage loans, GreenPoint Mortgage Funding, Inc. will service approximately 39.28% of the mortgage loans, SunTrust Mortgage, Inc. will service approximately 15.23% of the mortgage loans and one other mortgage loan servicer will service approximately 0.06% of the mortgage loans. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

      JPMorgan Chase Bank, National Association will function as the master servicer and will be required to monitor the performance of the servicers pursuant to the master servicing and trust agreement. JPMorgan Chase Bank, National Association, acting as the securities administrator, may perform certain functions and services of the trustee, which are described in this prospectus supplement. See "THE AGREEMENTS" in this prospectus supplement.

      The depositor, or an affiliate of the depositor, will retain certain rights relating to the servicing of certain of the mortgage loans, including the right to terminate certain of the servicers at any time, without cause. See "THE SERVICERS--GENERAL".

OPTIONAL TERMINATION OF THE TRUST

      The master servicer may, at its option, purchase all of the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate stated principal balance of all of the mortgage loans is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. The proceeds of such sale will be distributable to each outstanding class of the Principal certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

ADVANCES

      Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. The master servicer, acting as backup servicer, will advance its own funds to make advances if the servicer fails to do so (unless the master servicer deems the advances to be nonrecoverable) as required under the master servicing and trust agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee scheduled interest and principal payments or insure against losses.

ERISA CONSIDERATIONS

      Subject to the conditions described under "ERISA CONSIDERATIONS" in this prospectus supplement, the Offered certificates (other than the Residual certificates) may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Sales of the Class R-1 and Class R-2 certificates to such plans or retirement arrangements are prohibited.

      In making a decision regarding investing in any class of LIBOR certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.

FEDERAL TAX ASPECTS

      Sidley Austin Brown & Wood LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

o portions of the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes;

o the Principal certificates, the Class X certificates and the Class P certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC;

o the Class R-2 certificates will represent the beneficial ownership of the residual interest in the lower-tier REMIC that will hold the mortgage loans;

o the Class R-1 certificates will represent the beneficial ownership of the residual interest in the upper-tier REMIC formed pursuant to the master servicing and trust agreement; and

o the rights of the Principal certificates to receive payments of basis risk carry forward amounts will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss.1.860G-2(i).

      As of the closing date, we expect the interests in certain basis risk carry-forward amounts to have a relatively insubstantial value. See "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement.

LEGAL INVESTMENT

      The Class A, Class M-1, Class M-2 and Class R certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended - commonly known as SMMEA - so long as those certificates are rated in one of the two highest rating categories by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or another nationally recognized statistical rating organization. The Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the Offered certificates. See "RISK FACTORS--YOUR INVESTMENT MAY NOT BE LIQUID" in this prospectus supplement and "LEGAL INVESTMENT" in this prospectus supplement and in the prospectus.

RATINGS

      In order to be issued, the Offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc.:

           CLASS                 S&P         MOODY'S
           -----                 ---         -------
1A1.....................         AAA           Aaa
1A2.....................         AAA           Aaa
2A1.....................         AAA           Aaa
2A2.....................         AAA           Aaa
3A1.....................         AAA           Aaa
3A2.....................         AAA           Aaa
3A3.....................         AAA           Aaa
3A4.....................         AAA           Aaa
3A5.....................         AAA           Aaa
M-1.....................          AA           Aa2
M-2.....................         AA-           Aa3
M-3.....................          A             A2
M-4.....................          A-            A3
B-1.....................         BBB+          Baa1
B-2.....................         BBB           Baa2
B-3.....................         BBB-          Baa3
R-1.....................         AAA            NR
R-2.....................         AAA            NR

      A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

      THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

      THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

      ALL PERCENTAGES OF MORTGAGE LOANS IN THIS "RISK FACTORS" SECTION ARE PERCENTAGES OF THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE OF AUGUST 1, 2005.

LESS STRINGENT UNDERWRITING         The mortgage loans were made, in part, to
STANDARDS AND THE RESULTANT         borrowers who, for one reason or another,
POTENTIAL FOR DELINQUENCIES ON      are not able, or do not wish, to obtain
THE MORTGAGE LOANS COULD            financing from traditional sources. These
LEAD TO LOSSES ON YOUR              mortgage loans may be considered to be of a
CERTIFICATES                        riskier nature than mortgage loans made by
                                    traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

                                    The underwriting standards used in the
                                    origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF         Different geographic regions of the United
THE MORTGAGE LOANS IN               States from time to time will experience
PARTICULAR JURISDICTIONS MAY        weaker regional economic conditions and
RESULT IN GREATER LOSSES IF         housing markets, and, consequently, may
THOSE JURISDICTIONS                 experience higher rates of loss and
EXPERIENCE ECONOMIC                 delinquency on mortgage loans generally. Any
DOWNTURNS                           concentration of the mortgage loans in a
                                    region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

                                    In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

                                                  ALL MORTGAGE LOANS

                                    CALIFORNIA                        FLORIDA
                                    ----------                        -------
                                      46.45%                           8.61%

                                                       ARIZONA
                                                       -------
                                                        5.16%

                                                GROUP I MORTGAGE LOANS

                                    CALIFORNIA                        ARIZONA
                                    ----------                        -------
                                      22.82%                           7.47%

                                     ILLINOIS                          NEVADA
                                     --------                          ------
                                      7.42%                            6.10%

                                     VIRGINIA                        WASHINGTON
                                     --------                        ----------
                                      5.84%                            5.02%

                                               GROUP II MORTGAGE LOANS

                                    CALIFORNIA                        FLORIDA
                                    ----------                        -------
                                      25.08%                           21.05%

                                     GEORGIA                         WASHINGTON
                                     -------                         ----------
                                      7.24%                            6.30%

                                                       OREGON
                                                       ------
                                                        5.80%

                                               GROUP III MORTGAGE LOANS

                                    CALIFORNIA                        FLORIDA
                                    ----------                        -------
                                      54.71%                           7.10%

                                                       ARIZONA
                                                       -------
                                                        5.57%

                                    Because of the relative geographic
                                    concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. Approximately 46.45% of the mortgage loans are secured by mortgaged properties that are located in California. Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

                                    In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

                                    The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinated certificates at a slower rate than principal payments are made to the Class A certificates, the subordinated certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

EFFECT ON YIELDS CAUSED BY          Mortgagors may prepay their mortgage loans
PREPAYMENTS, DEFAULTS AND           in whole or in part at any time. A
LOSSES                              prepayment of a mortgage loan generally will
                                    result in a prepayment on the certificates.
                                    We cannot predict the rate at which
                                    mortgagors will repay their mortgage loans.
                                    We cannot assure you that the actual
                                    prepayment rates of the mortgage loans
                                    included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.

                                    If you purchase your certificates at a
                                    discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                    If you purchase your certificates at a
                                    premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                    The rate of prepayments on the mortgage
                                    loans will be sensitive to prevailing
                                    interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans may decrease. The mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

                                    Approximately 24.18% of the group I mortgage loans, approximately 8.68% of the group II mortgage loans and approximately 16.90% of the group III mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                                    The responsible parties (GreenPoint Mortgage
                                    Funding, Inc., National City Mortgage Co.,
                                    SunTrust Mortgage, Inc., Goldman Sachs
                                    Mortgage Company and two other mortgage loan sellers) may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the Principal certificates as a prepayment of those mortgage loans.

                                    The master servicer may purchase all of the mortgage loans when the aggregate stated principal balance of all of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date.

                                    IF THE RATE OF DEFAULT OR THE AMOUNT OF
                                    LOSSES ON THE MORTGAGE LOANS IS HIGHER THAN
                                    YOU EXPECT, THEN YOUR YIELD MAY BE LOWER
                                    THAN YOU EXPECT.

                                    As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the Principal certificates and will influence the yield on the Principal certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the Principal certificates.

                                    The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Principal certificates then entitled to principal distributions until the required overcollateralization level is achieved and, thereafter, at any time that the overcollateralization provided by the mortgage loan pool falls below the required overcollateralization level. An earlier return of principal to the holders of the Principal certificates as a result of the overcollateralization provisions will influence the yield on the Principal certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the Principal certificates.

                                    The multiple class structure of the
                                    Principal certificates causes the yield of certain classes of the Principal certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of Principal certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of Principal certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the subordinated certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates) do not receive any portion of the amount of principal payable to the Principal certificates prior to the distribution date in October 2008 (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero). Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinated certificates may continue to receive no portion of the amount of principal then payable to the Principal certificates (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero). The weighted average lives of the subordinated certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

                                    THE VALUE OF YOUR CERTIFICATES MAY BE
                                    REDUCED IF THE RATE OF DEFAULT OR THE AMOUNT
                                    OF LOSSES IS HIGHER THAN EXPECTED.

                                    If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

                                    NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE
                                    LIKELY TO DEFAULT, WHICH MAY CAUSE LOSSES ON
                                    THE OFFERED CERTIFICATES.

                                    Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the loans have been originated within six months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

                                    THE CREDIT ENHANCEMENT FEATURES MAY BE
                                    INADEQUATE TO PROVIDE PROTECTION FOR THE
                                    OFFERED CERTIFICATES.

                                    The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M-1, Class M-2, Class M-3 and Class M-4 certificates, and, to a lesser degree, the holders of the Class B-1, Class B-2 and Class B-3 certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

                                    If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE           The weighted average of the interest rates
MORTGAGE LOANS MAY BE               on the mortgage loans is expected to be
INSUFFICIENT TO MAINTAIN THE        higher than the pass-through rates on the
REQUIRED LEVEL OF                   Principal Certificates. Interest on the
OVERCOLLATERALIZATION               mortgage loans, after taking into account
                                    certain payments received or paid by the trust pursuant to the interest rate swap agreement, is expected to generate more interest than is needed to pay interest owed on the Principal Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain the overcollateralization at the required level determined as described in this prospectus supplement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate.

                                    Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest. In the event of a partial prepayment, the mortgage loan will be generating less interest.

                                    Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

                                    If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Principal Certificates.

                                    The weighted average of the pass-through rates for the Principal Certificates may increase as a result of changes in the one-month LIBOR index on which the pass-through rate of each of the LIBOR certificates is determined, or as a result of increases in the pass-through rates for the Principal certificates after the first distribution date on which the optional clean-up call is exercisable. Any increase in the amount of interest required to be applied to pay interest on the Principal Certificates will reduce the amount of excess interest available to absorb losses or to maintain the required level of overcollateralization.

                                    In general, the mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates. In addition, the first adjustment of the interest rates for approximately 5.08% of the mortgage loans will not occur until one year after the date of origination. The first adjustment of the interest rates for approximately 4.11% of the mortgage loans will not occur until two years after the date of origination. The first adjustment of the interest rates for approximately 33.06% of the mortgage loans will not occur until three years after the date of origination. The first adjustment of the interest rates for approximately 54.93% of the mortgage loans will not occur until five years after the date of origination. The first adjustment of the interest rates for approximately 2.49% of the mortgage loans will not occur until seven years after the date of origination. The first adjustment of the interest rates for approximately 0.32% of the mortgage loans will not occur for ten years after the date of origination. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average interest rate of the mortgage loan pool, adjusted for net payments to or from the swap provider.

                                    If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

                                    Investors in the Offered certificates, and particularly the Class B-1, Class B-2 and Class B-3 certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF INTEREST RATES AND        The LIBOR certificates accrue interest at
OTHER FACTORS ON THE                pass through rates based on the one
PASS-THROUGH RATES OF THE           month-LIBOR index plus specified margins,
LIBOR CERTIFICATES                  but are subject to certain limitations.
                                    Those limitations on the pass-through rates for the LIBOR certificates are based, in part, on the weighted average of the net interest rates on the mortgage loans adjusted for net payments to or from the swap provider.

                                    A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below.

                                    The interest rates on the mortgage loans are based on a six-month LIBOR index with respect to approximately 63.49%, 25.05% and 66.58% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, a one-year LIBOR index with respect to approximately 36.51%, 74.84% and 32.99% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, or a one-year CMT index with respect to approximately 0.00%, 0.11% and 0.43% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively. The mortgage loans have periodic and maximum limitations on adjustments to their interest rates, and all of the mortgage loans will have the first adjustment to their interest rates from one month to ten years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, the LIBOR certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index.

                                    The six-month LIBOR, one-year LIBOR and
                                    one-year CMT indices may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on the mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on the LIBOR certificates may decline more slowly or increase more rapidly.

                                    The pass-through rates for the LIBOR
                                    certificates adjust monthly and are subject to maximum interest rate caps based on the weighted average net interest rate of the mortgage loans in the related group while the interest rates on the majority of mortgage loans adjust less frequently. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

                                    If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

                                    If the pass-through rates on the LIBOR
                                    certificates are limited for any
                                    distribution date due to a cap based on the weighted average net interest rates of all or a portion of the mortgage loans (adjusted for net payments to or from the swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the Principal certificates and the payment of certain fees and expenses of the trust. However, we cannot assure you that these funds will be sufficient to fully cover these shortfalls.

                                    See "DESCRIPTION OF THE
                                    CERTIFICATES--DISTRIBUTIONS OF INTEREST AND
                                    Principal," "--SUPPLEMENTAL INTEREST TRUST" and "--INTEREST RATE SWAP AGREEMENT" in this prospectus supplement.

PREPAYMENTS ON THE MORTGAGE         When a voluntary principal prepayment is
LOANS COULD LEAD TO                 made by the mortgagor on a mortgage loan
SHORTFALLS IN THE DISTRIBUTION      (excluding any payments made upon
OF INTEREST ON YOUR                 liquidation of any mortgage loan), the
CERTIFICATES                        mortgagor is charged interest on the amount
                                    of prepaid principal only up to the date of the prepayment, instead of for a full month.
                                    However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the applicable servicer. In the event the timing of any voluntary prepayments in full or in part would cause there to be less than one full month's interest, at the applicable net mortgage interest rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the applicable servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those voluntary principal prepayments in full or in part and thirty days' interest on the prepaid mortgage loan, but, in the case of certain servicers, only to the extent of the applicable monthly servicing fee for the related distribution date or one-half of such servicing fee.

                                    If a servicer fails to make such
                                    compensating interest payments or the
                                    shortfall exceeds the applicable portion of the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates. Such shortfalls of interest will result in a reduction of the yield on your certificates.

RISKS RELATING TO THE               The Class 1A2 certificates are entitled to
SUBORDINATION OF THE CLASS          receive distributions of interest and
1A2 CERTIFICATES TO THE CLASS       principal concurrently with the Class 1A1
1A1 CERTIFICATES, THE CLASS         certificates on a PRO RATA basis, the Class
2A2 CERTIFICATES TO THE CLASS       2A2 certificates are entitled to receive
2A1 CERTIFICATES AND THE CLASS      distributions of interest and principal
3A2 CERTIFICATES TO THE CLASS       concurrently with the Class 2A1 certificates
3A1 CERTIFICATES                    on a PRO RATA basis and the Class 3A2
                                    certificates are entitled to receive
                                    distributions of interest and principal
                                    concurrently with the Class 3A1 certificates on a PRO RATA basis. In addition, each of the Class 1A2, 2A2 and 3A2 certificates are supported by the subordination of the Class
                                    M-1, Class M-2, Class M-3, Class M-4, Class
                                    B-1, Class B-2, Class B-3 and Class B-4
                                    certificates. However, (x) the Class 1A2 certificates will not receive any principal distributions until the certificate principal balance of the Class 1A1 certificates has been reduced to zero, (y) the Class 2A2 certificates will not receive any principal distributions until the certificate principal balance of the Class
                                    2A1 certificates has been reduced to zero and (z) the Class 3A2 certificates will not receive any principal distributions until the certificate principal balance of the Class 3A1 certificates has been reduced to zero, in the following applicable circumstances:

                                       o   if, on any distribution date before
                                           the 37th distribution date, the
                                           aggregate amount of losses suffered
                                           by all of the mortgage loans from the
                                           cut-off date through the last day of
                                           the preceding month exceeds 0.60% of
                                           the aggregated stated principal
                                           balance of the mortgage loans as of
                                           the cut-off date; or

                                       o   if, on any Distribution Date on or
                                           after the 37th Distribution Date, a
                                           Trigger Event is in effect.

                                    The allocations described above will
                                    increase the risk that shortfalls in
                                    principal on the mortgage loans will be
                                    borne by the Class 1A2, Class 2A2 and Class
                                    3A2 certificates, as applicable.

                                    If such shortfalls are borne by the Class
                                    1A2, Class 2A2 and Class 3A2, as applicable, the yield to investors on those certificates will be adversely affected.

ADDITIONAL RISKS ASSOCIATED         The weighted average lives of, and the
WITH THE SUBORDINATED               yields to maturity on, the Class M-1, Class
CERTIFICATES                        M-2, Class M-3, Class M-4, Class B-1, Class
                                    B-2, Class B-3 and Class B-4 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations.
                                    In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class
                                    B-4, Class B-3, Class B-2, Class B-1, Class
                                    M-4, Class M-3, Class M-2 and Class M-1
                                    certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

                                    Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries on liquidated mortgage loans after they have been liquidated. Any such funds will be allocated to the Class X certificates to the extent provided in the master servicing and trust agreement.

                                    Unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero, the subordinated certificates will not be entitled to any principal distributions until October 2008 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of those certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

                                    In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of those certificates according to the priorities described in this prospectus supplement, the yield to maturity on the classes of subordinated certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the Class X certificates or a class of subordinated certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

                                    Finally, the effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

DELAY IN RECEIPT OF                 Substantial delays could be encountered in
LIQUIDATION PROCEEDS;               connection with the liquidation of
LIQUIDATION PROCEEDS MAY BE         delinquent mortgage loans. Further,
LESS THAN THE MORTGAGE LOAN         reimbursement of advances made on a mortgage
BALANCE                             loan, liquidation expenses such as legal
                                    fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS           Mortgage loans with relatively higher
INCREASE RISK OF LOSS               original loan-to-value ratios may present a
                                    greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below. Approximately 11.80% of the group I mortgage loans, approximately 20.47% of the group II mortgage loans and approximately
                                    4.28% of the group III mortgage loans, had loan-to-value ratios in excess of 80%.
                                    Although all of the mortgage loans with
                                    loan-to-value ratios of in excess of 80% have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those mortgage loans.

                                    Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

YOUR YIELD WILL BE AFFECTED BY      Approximately 7.36%, 7.15%, 1.12% and 71.73%
THE INTEREST-ONLY FEATURE OF        of the group I mortgage loans have an
SOME OF THE MORTGAGE LOANS          initial interest-only period of 3, 5, 7 and
                                    10 years, respectively, approximately 2.13%,
                                    14.31%, 0.11% and 71.70% of the group II
                                    mortgage loans have an initial interest-only period of 3, 5, 7 and 10 years, respectively, and approximately 8.97%,
                                    11.68%, 1.32% and 70.43% of the group III
                                    mortgage loans have an initial interest-only period of 3, 5, 7 and 10 years, respectively. During this period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize.
                                    In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the Principal certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

                                    After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by the applicable credit enhancement described in this prospectus supplement, will be allocated to the Principal certificates in reverse order of seniority.

                                    The use of mortgage loans with an initial interest-only period have increased in popularity in the mortgage marketplace, but historical performance data for interest-only mortgage loans is limited as compared to performance data for mortgage loans that amortize from origination. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the mortgaged property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

VIOLATION OF VARIOUS FEDERAL,       There has been an increased focus by state
STATE AND LOCAL LAWS MAY            and federal banking regulatory agencies,
RESULT IN LOSSES ON THE             state attorneys general offices, the Federal
MORTGAGE LOANS                      Trade Commission, the U.S. Department of
                                    Justice, the U.S. Department of Housing and
                                    Urban Development and state and local
                                    governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as
                                    "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                                    Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                    The mortgage loans are also subject to
                                    federal laws, including:

                                       o   THE FEDERAL TRUTH IN LENDING ACT AND
                                           REGULATION Z PROMULGATED UNDER THAT
                                           ACT, WHICH REQUIRE CERTAIN
                                           DISCLOSURES TO THE MORTGAGORS
                                           REGARDING THE TERMS OF THE MORTGAGE
                                           LOANS;

                                       o   THE EQUAL CREDIT OPPORTUNITY ACT AND
                                           REGULATION B PROMULGATED UNDER THAT
                                           ACT, WHICH PROHIBIT DISCRIMINATION ON
                                           THE BASIS OF AGE, RACE, COLOR, SEX,
                                           RELIGION, MARITAL STATUS, NATIONAL
                                           ORIGIN, RECEIPT OF PUBLIC ASSISTANCE
                                           OR THE EXERCISE OF ANY RIGHT UNDER
                                           THE CONSUMER CREDIT PROTECTION ACT,
                                           IN THE EXTENSION OF CREDIT; AND

                                       o   THE FAIR CREDIT REPORTING ACT, WHICH
                                           REGULATES THE USE AND REPORTING OF
                                           INFORMATION RELATED TO THE
                                           MORTGAGOR'S CREDIT EXPERIENCE.

                                    Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's
                                    failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                                    Each of the responsible parties has
                                    represented that each mortgage loan
                                    originated or acquired by it is in
                                    compliance with applicable federal, state and local laws and regulations. In addition, each of the responsible parties has also represented to the effect that none of the mortgage loans is considered (a) a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey Home Ownership Security Act of
                                    2002) under applicable state, federal or local laws. In the event of a breach of any of such representations, the applicable responsible party will be obligated to cure such breach or repurchase or replace the affected mortgage loan and the trust will be reimbursed for any and all costs, losses and damages associated with any violation of applicable state, federal or local anti-predatory or anti-abusive laws and regulations in the manner and to the extent described in this prospectus supplement.

THE RESPONSIBLE PARTIES MAY         Each of the responsible parties has made
NOT BE ABLE TO REPURCHASE           various representations and warranties
DEFECTIVE MORTGAGE LOANS            related to the mortgage loans. Those
                                    representations are summarized in
                                    "DESCRIPTION OF THE
                                    CERTIFICATES--REPRESENTATIONS AND WARRANTIES
                                    RELATING TO THE MORTGAGE LOANS" in this
                                    prospectus supplement.

                                    If a responsible party fails to cure a
                                    material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then such responsible party would be required to repurchase the defective mortgage loan. It is possible that the responsible parties may not be capable of repurchasing any defective mortgage loans, for financial or other reasons. The inability of any responsible party to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

THE INTEREST RATE SWAP              The assets of the trust include an interest
AGREEMENT IS SUBJECT TO             rate swap agreement that will require the
COUNTERPARTY RISK                   swap provider to make certain payments for
                                    the benefit of the holders of the LIBOR
                                    certificates. To the extent that payments on the LIBOR certificates depend in part on payments to be received by the trustee under the interest rate swap agreement, the ability of the trustee to make those payments on such certificates will be subject to the credit risk of the swap provider. See "DESCRIPTION OF THE
                                    CERTIFICATES--INTEREST RATE SWAP AGREEMENT" in this prospectus supplement.

THE CREDIT RATING OF THE SWAP       The swap provider under the interest rate
PROVIDER COULD AFFECT THE           swap agreement will have, as of the closing
RATING OF THE OFFERED               date, a counterparty rating of "Aaa" from
CERTIFICATES                        Moody's Investors Service, Inc. and a credit
                                    rating of "AA+" from Standard & Poor's
                                    Ratings Services, a division of The McGraw
                                    Hill-Companies, Inc. (or has a guarantor that has such ratings). The ratings on the offered certificates are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See
                                    "DESCRIPTION OF THE CERTIFICATES--INTEREST
                                    RATE SWAP AGREEMENT" in this prospectus
                                    supplement.

EFFECT ON YIELDS DUE TO RAPID       Any net payment payable to the swap provider
PREPAYMENTS; NO ASSURANCE           under the terms of the interest rate swap
OF AMOUNTS RECEIVED UNDER           agreement will reduce amounts available for
THE INTEREST RATE SWAP              distribution to certificateholders, and may
AGREEMENT                           reduce the pass-through rates on the LIBOR
                                    certificates.

                                    In addition, certain swap termination
                                    payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders. Under the terms of the interest rate swap agreement, the trust may owe a termination payment to the swap provider even if the trust is not the defaulting party.

                                    Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable to the trust by the swap provider unless the floating payment owed by the swap provider for a distribution date exceeds the fixed payment owed to the swap provider for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 4.254%. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required overcollateralization.

EXTERNAL EVENTS MAY INCREASE        In response to previously executed and
THE RISK OF LOSS ON THE             threatened terrorist attacks in the United
MORTGAGE LOANS                      States and foreign countries, the United
                                    States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who are called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil
                                    Relief Act and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable.
                                    This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated ratably in reduction of accrued interest on all classes of Principal
                                    Certificates, irrespective of the
                                    availability of excess cash flow or other credit enhancement. None of the depositor, the underwriter, any responsible party, the master servicer, any servicer, the trustee, the securities administrator or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation.
                                    See "LEGAL ASPECTS OF THE MORTGAGE
                                    LOANS--SERVICEMEMBERS CIVIL RELIEF ACT AND
                                    THE CALIFORNIA MILITARY AND VETERANS CODE" in the prospectus.

HURRICANES KATRINA AND RITA         Approximately 0.11% of the mortgage loans
MAY POSE SPECIAL RISKS              are secured by mortgaged properties that are
                                    located in areas in Louisiana, Mississippi and Alabama designated for individual assistance by the Federal Emergency
                                    Management Agency, or FEMA, due to Hurricane
                                    Katrina. The depositor has not been able to determine whether, and the extent to which, any of the mortgaged properties securing these loans have been affected by Hurricane
                                    Katrina. In selecting mortgage loans for inclusion in the trust, the depositor did not include mortgage loans secured by properties in certain of the areas designated by FEMA for individual assistance.

                                    In addition, at the time of printing this prospectus supplement, many properties in the Gulf Coast area were also affected by Hurricane Rita, which made landfall on or about September 24, 2005. In addition to the mortgage loans described in the preceding paragraph, the trust may include mortgage loans that are secured by properties in the states of Texas, Louisiana, and other states in the Gulf Coast region affected by Hurricane Rita.

                                    GSMC will represent and warrant that, to its knowledge, as of the closing date that each mortgaged property is free of material damage or undamaged so as to adversely affect the value of the mortgaged property. In the event of a breach of that representation and warranty, regardless of whether GSMC had knowledge of such breach, GSMC will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of accelerating payments of principal on the certificates. Any damage to a property that secures a mortgage loan in the trust occurring after the closing date will not be a breach of this representation and warranty.

THE CERTIFICATES ARE                The certificates will not represent an
OBLIGATIONS OF THE TRUST ONLY       interest in or obligation of the depositor,
                                    the underwriter, Goldman Sachs Mortgage
                                    Company, the servicers, the master servicer, the trustee, the responsible parties, the securities administrator or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the underwriter, the master servicer, the securities administrator, the servicers, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the underwriter, Goldman Sachs
                                    Mortgage Company, the servicers, the
                                    trustee, the responsible parties or any
                                    other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

YOUR INVESTMENT MAY NOT BE          The underwriter intends to make a secondary
LIQUID                              market in the Offered certificates, but it
                                    will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                    The secondary markets for asset-backed
                                    securities have experienced periods of
                                    illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those certificates. See "LEGAL INVESTMENT" in this prospectus supplement and in the prospectus.

THE RATINGS ON YOUR                 Each rating agency rating the Offered
CERTIFICATES COULD BE               certificates may change or withdraw its
REDUCED OR WITHDRAWN                initial ratings at any time in the future
                                    if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

THE OFFERED CERTIFICATES MAY        The Offered certificates are not suitable
NOT BE SUITABLE INVESTMENTS         investments for any investor that requires a
                                    regular or predictable schedule of monthly payments or payment on any specific date.
                                    The Offered certificates are complex
                                    investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

RISKS RELATED TO THE CLASS R-1      The holders of the Residual certificates
AND CLASS R-2 CERTIFICATES          must include the taxable income or loss of
                                    the related REMIC in determining their
                                    federal taxable income. Prospective
                                    investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated with the Residual certificates may be substantial during certain periods, in which event the holders of the Residual certificates must have sufficient sources of funds to pay such tax liability. Other than an initial distribution on the first distribution date, it is not anticipated that the residual certificateholders will receive distributions from the trust.

                                    Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual certificates will be treated as "excess inclusion" income, resulting in
                                    (i) the inability of those holders to use net operating losses to offset such income,
                                    (ii) the treatment of such income as
                                    "unrelated business taxable income" to
                                    certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

                                    Under the provisions of the Internal Revenue
                                    Code of 1986 relating to REMICs, it is
                                    likely that the Residual certificates will be considered to be "non-economic residual interests," with the result that transfers of them would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the Residual certificates will require the transferee to affirm that it (i) historically has paid its debts as they come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Residual certificates in excess of cash flows generated by them,
                                    (iii) intends to pay taxes associated with holding the Residual certificates as such taxes become due, (iv) will not cause the income from the Residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer the Residual certificates to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the securities administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. In addition, Treasury regulations provide alternatives for either paying the transferee of the Residual certificates a formula specified minimum price or transferring the Residual certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer. Finally, Residual certificates generally may not be transferred to a person who is not a U.S. person unless the income on those Residual certificates is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the securities administrator with an effective Internal Revenue Service Form W-8ECI. See "FEDERAL INCOME TAX CONSEQUENCES--TAX TREATMENT OF REMIC RESIDUAL INTERESTS--NON-RECOGNITION OF
                                    CERTAIN TRANSFERS FOR FEDERAL INCOME TAX
                                    PURPOSES" in the prospectus.

                                    An individual, trust or estate that holds
                                    Residual certificates (whether the Residual certificates are held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to such Residual certificates but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such Residual certificates in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. The master servicing and trust agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Residual certificates in proportion to their respective ownership interests. See "FEDERAL INCOME TAX CONSEQUENCES--TAX TREATMENT OF REMIC RESIDUAL INTERESTS" and "--SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS--INDIVIDUALS AND PASS-THROUGH
                                    ENTITIES" in the prospectus. In addition, some portion of the purchaser's basis, if any, in Residual certificates may not be recovered until termination of the trust fund. Furthermore, Treasury regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of Residual certificates. Any transferee of Residual certificates receiving such consideration should consult its tax advisors regarding these regulations. See

                                    "FEDERAL INCOME TAX CONSEQUENCES--SPECIAL
                                    CONSIDERATIONS FOR CERTAIN TYPES OF
                                    INVESTORS--DISPOSITION OF RESIDUAL
                                    CERTIFICATES" in the prospectus. Due to the special tax treatment of residual interests, the effective after-tax return of the Residual certificates may be significantly lower than would be the case if the Residual certificates were taxed as debt instruments and could be negative.






         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                              TRANSACTION OVERVIEW

PARTIES

      THE DEPOSITOR. GS Mortgage Securities Corp., a Delaware corporation. The principal executive office of the depositor is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

      THE RESPONSIBLE PARTIES. GreenPoint Mortgage Funding, Inc., a New York corporation ("GREENPOINT"), National City Mortgage Co., an Ohio corporation ("NATIONAL CITY"), SunTrust Mortgage, Inc., a Virginia corporation ("SUNTRUST"), Goldman Sachs Mortgage Company ("GSMC") and two other mortgage loan sellers. The principal executive office of GreenPoint is located at 100 Wood Hollow Drive, Novato, California 94945, and its telephone number is (800) 462-2700. The principal executive office of National City is located at 3232 Newmark Drive, Miamisburg, Ohio 45342 and its telephone number is (937) 910-1200. The principal executive office of SunTrust is located at 901 Semmes Avenue, Richmond, Virginia 23224 and its telephone number is (804) 291-0532. Pursuant to the Goldman Sachs Mortgage Conduit Program, GSMC generally purchases mortgage loans originated by various mortgage loan sellers if the mortgage loans satisfy certain underwriting guidelines. See "THE MORTGAGE LOAN POOL--GREENPOINT UNDERWRITING GUIDELINES", "--NATIONAL CITY UNDERWRITING GUIDELINES", "--SUNTRUST UNDERWRITING GUIDELINES" and "--GOLDMAN SACHS MORTGAGE CONDUIT PROGRAM" in this prospectus supplement.

      MASTER SERVICER AND SECURITIES ADMINISTRATOR. JPMorgan Chase Bank, National Association, a national banking association ("JPMORGAN" and, in its capacity as master servicer, the "MASTER SERVICER" and, in its capacity as securities administrator, the "SECURITIES ADMINISTRATOR"). The executive office of JPMorgan is located in Columbus, Ohio.

      THE SERVICERS. Countrywide Home Loans Servicing LP, a Texas limited partnership ("COUNTRYWIDE SERVICING"), GreenPoint, National City, SunTrust and one other mortgage loan servicer. The principal executive office of Countrywide Servicing is located at 7105 Corporate Drive, Plano, Texas 75024, and its telephone number is (972) 526-6285. For a description of certain of the servicers, see "THE SERVICERS" in this prospectus supplement.

      THE TRUSTEE. Wachovia Bank, N.A., a national banking association. The principal executive office of the trustee is located at 401 South Tryon Street, 12th Floor NC1179, Charlotte, North Carolina 28288-1179, and its telephone number is (800) 665-9359. For a description of the trustee, see "THE TRUSTEE" in this prospectus supplement.

      CUSTODIANS. Deutsche Bank National Trust Company, a national banking association ("DEUTSCHE BANK"), with respect to the GreenPoint, National City and SunTrust mortgage loans, and J.P. Morgan Trust Company, N.A., a national banking corporation, or an affiliate thereof ("JP MORGAN TRUST COMPANY"), with respect to the Goldman Sachs Mortgage Conduit Program mortgage loans. The corporate trust office of Deutsche Bank is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, and its telephone number is (714) 247-6000. The principal executive office of JP Morgan Trust Company is located at 2220 Chemsearch Blvd., Suite 150, Irving, Texas 75062, and its telephone number is
(972) 785-5205.

      THE RATING AGENCIES. Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. will issue ratings with respect to the Offered certificates.

THE TRANSACTION

      GSAA Home Equity Trust 2005-11 will be formed and the certificates will be issued pursuant to the terms of a master servicing and trust agreement, dated as of September 1, 2005, by and among the depositor, the Master Servicer, the Securities Administrator, the custodians and the trustee.

                             THE MORTGAGE LOAN POOL

      The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date, which is August 1, 2005, unless otherwise specified in this prospectus supplement. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of a cut-off date of September 1, 2005. With respect to the mortgage loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the statistical calculation date to the cut-off date and from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may not be included in the final mortgage loan pool because they may prepay in full prior to the closing date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. In addition, certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5.00% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

GENERAL

      The trust will primarily consist of approximately 3,160 conventional, Alt-A type, adjustable-rate, first lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $921,703,538 as of the statistical calculation date. These mortgage loans have been divided into three groups: loan group I, consisting of 611 mortgage loans having an aggregate scheduled principal balance of approximately $125,492,709 as of the statistical calculation date, loan group II, consisting of 617 mortgage loans having an aggregate scheduled principal balance of approximately $121,866,818 as of the statistical calculation date, and loan group III, consisting of 1,932 mortgage loans having an aggregate scheduled principal balance of approximately $674,344,011 as of the statistical calculation date. Approximately 66.28%, 22.11% and 37.36% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, were acquired by GSMC, an affiliate of the depositor, from GreenPoint (the "GREENPOINT MORTGAGE LOANS"), approximately 18.21%, 17.18% and 8.67% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, were acquired by GSMC from National City (the "NATIONAL CITY MORTGAGE LOANS"), approximately 13.80%, 57.14% and 7.93% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, were acquired by GSMC from SunTrust (the "SUNTRUST MORTGAGE LOANS"), approximately 1.72%, 3.47% and 44.60% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, were acquired by GSMC from various other mortgage loan sellers under the Goldman Sachs Mortgage Conduit Program (the "CONDUIT MORTGAGE LOANS") and approximately 0.11% and

1.44% of the group II mortgage loans and group III mortgage loans, respectively, were acquired by GSMC from two other mortgage loan sellers.

      The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--GOLDMAN SACHS MORTGAGE CONDUIT PROGRAM", "--GREENPOINT UNDERWRITING GUIDELINES", "--NATIONAL CITY UNDERWRITING GUIDELINES" and "--SUNTRUST UNDERWRITING GUIDELINES" below. In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

      All of the mortgage loans in the trust are adjustable-rate mortgage loans. All of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

      Generally, the mortgage loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on a monthly, semi-annual or annual interest rate adjustment date (the "ADJUSTMENT DATE") based on an index. The interest rates on the mortgage loans are based on a Six-Month LIBOR Loan Index, One-Year CMT Loan Index or One-Year LIBOR Loan Index (each, an "INDEX"). See "--THE INDICES" below. The first adjustment for approximately 6.70%, 3.42% and 5.08% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, will occur after an initial period of approximately one year following origination; in the case of approximately 7.56%, 2.60% and 3.75% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, approximately two years following origination; in the case of approximately 57.23%, 3.68% and 33.87% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, approximately three years following origination; in the case of approximately 25.51%, 89.16% and 54.22% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, approximately five years following origination; in the case of approximately 2.72%, 1.14% and 2.69% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, approximately seven years following origination; and in the case of approximately 0.28%, 0.00% and 0.39% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, approximately ten years following origination. On each Adjustment Date for a mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable Index and a fixed percentage amount (the "GROSS MARGIN"). However, the interest rate on each such mortgage loan will not increase or decrease by more than a fixed percentage as specified in the related mortgage note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first Adjustment Date, and will not exceed a specified maximum interest rate over the life of the mortgage loan (the "MAXIMUM RATE") or be less than a specified minimum interest rate over the life of the mortgage loan (the "MINIMUM RATE"). The Periodic Caps for the adjustable-rate mortgage loans are:

      o 1.00% for approximately 62.97%, 24.74% and 40.37% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively;

      o 1.50% for approximately 0.00%, 0.00% and 0.15% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively;

      o 2.00% for approximately 37.03%, 75.26% and 59.34% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively; and

      o 2.25% for approximately 0.00%, 0.00% and 0.14% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively.

      The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "INITIAL CAP"), which range from 1.00% to 6.00% for substantially all of the mortgage loans. Effective with the first monthly payment due on each mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the interest rate on each such mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--THE INDICES" below. The mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

      Each mortgage loan contains a "due-on-sale" clause which the applicable servicer will exercise unless prohibited from doing so by applicable law or unless such exercise would impair or threaten to impair any recovery under the related PMI policy (as defined below), if any.

      All of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties primarily consisting of one- to four-family dwelling units, individual condominium units, cooperatives or individual units in planned unit developments.

      Pursuant to its terms, each mortgage loan, other than a loan secured by a cooperative or a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property. Generally, a cooperative or a condominium association is responsible for maintaining hazard insurance covering the entire building.

      Approximately 11.80% of the group I mortgage loans, approximately 20.46% of the group II mortgage loans and approximately 4.28% of the group III mortgage loans, had loan-to-value ratios in excess of 80%. The "LOAN-TO-VALUE RATIO" or "LTV" of a mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines, the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. All of the mortgage loans with loan-to-value ratios in excess of 80% are covered by loan-level, primary mortgage insurance. Primary mortgage insurance will provide limited protection against losses on defaulted mortgage loans as it provides effective coverage down to a loan-to-value ratio of 80%. Of the mortgage loans that have primary mortgage insurance policies (sometimes referred to as "PMI"), the mortgage insurance policies are provided by PMI Mortgage Insurance Company (approximately 3.16%), GEMICO (approximately 0.83%), Mortgage Guaranty Insurance Co. (approximately 0.129%) and 3 other insurers (approximately 3.34%). Each servicer is required to maintain or cause the borrower to maintain coverage under each primary mortgage insurance policy and pay all related premiums, at its own expense, until such time as the insurance expires.

      All of the mortgage loans are fully amortizing.

      Approximately 87.36% of the group I mortgage loans, approximately 88.25% of the group II mortgage loans and approximately 92.40% of the group III mortgage loans provide for payments of interest-only, in each case, ranging from three to ten years following origination.

THE MORTGAGE LOANS

THE POOL OF MORTGAGE LOANS HAD THE FOLLOWING APPROXIMATE AGGREGATE CHARACTERISTICS AS OF THE STATISTICAL CALCULATION DATE(1):

         Scheduled Principal Balance:                               $921,703,538
         Number of Mortgage Loans:                                         3,160
         Average Scheduled Principal Balance:                           $291,678
         Percentage of Interest-Only Mortgage Loans:                      91.17%
         Weighted Average Gross Interest Rate:                            5.978%
         Weighted Average Net Interest Rate(2):                           5.697%
         Weighted Average FICO Score:                                        716
         Weighted Average Original LTV Ratio:                             77.39%
         Weighted Average Stated Remaining Term (months):                    358
         Weighted Average Seasoning (months):                                  2
         Weighted Average Months to Roll:                                     47
         Weighted Average Gross Margin:                                    2.41%
         Weighted Average Initial Rate Cap:                                4.88%
         Weighted Average Periodic Rate Cap:                               1.59%
         Weighted Average Gross Maximum Lifetime Rate:                    11.60%

-------------------

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing fee rate and any lender-paid mortgage insurance.

      The scheduled principal balances of the mortgage loans range from approximately $16,100 to approximately $1,852,500. The mortgage loans had an average scheduled principal balance of approximately $291,678.

      The weighted average loan-to-value ratio at origination of the mortgage loans is approximately 77.39% and approximately 7.44% of the mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

      All of the mortgage loans are secured by first liens.

      No more than approximately 0.68% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

      As of the cut-off date, approximately 0.06% of the mortgage loans were thirty days or more delinquent.

      The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100%.

THE GROUP I MORTGAGE LOANS

THE GROUP I MORTGAGE LOANS HAD THE FOLLOWING APPROXIMATE AGGREGATE CHARACTERISTICS AS OF THE STATISTICAL CALCULATION DATE(1):

         Scheduled Principal Balance:                               $125,492,709
         Number of Mortgage Loans:                                           611
         Average Scheduled Principal Balance:                           $205,389
         Percentage of Interest-Only Mortgage Loans:                      87.36%
         Weighted Average Gross Interest Rate:                            6.150%
         Weighted Average Net Interest Rate(2):                           5.865%
         Weighted Average FICO Score:                                        712
         Weighted Average Original LTV Ratio:                             79.44%
         Weighted Average Stated Remaining Term (months):                    358
         Weighted Average Seasoning (months):                                  2
         Weighted Average Months to Roll:                                     39
         Weighted Average Gross Margin:                                    2.57%
         Weighted Average Initial Rate Cap:                                4.46%
         Weighted Average Periodic Rate Cap:                               1.38%
         Weighted Average Gross Maximum Lifetime Rate:                    11.86%

-------------------

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing fee rate and any lender-paid mortgage insurance.

      The scheduled principal balances of the group I mortgage loans range from approximately $16,100 to approximately $680,000. The group I mortgage loans had an average scheduled principal balance of approximately $205,389.

      The weighted average loan-to-value ratio at origination of the group I mortgage loans is approximately 79.44% and approximately 11.80% of the group I mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

      All of the group I mortgage loans are secured by first liens.

      No more than approximately 0.92% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

      As of the cut-off date, no payment required under the group I mortgage loans was thirty days or more delinquent.

      The tables on Schedule A set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100%.

THE GROUP II MORTGAGE LOANS

THE GROUP II MORTGAGE LOANS HAD THE FOLLOWING APPROXIMATE AGGREGATE CHARACTERISTICS AS OF THE STATISTICAL CALCULATION DATE(1):

         Scheduled Principal Balance:                               $121,866,818
         Number of Mortgage Loans:                                           617
         Average Scheduled Principal Balance:                           $197,515
         Percentage of Interest-Only Mortgage Loans:                      88.25%
         Weighted Average Gross Interest Rate:                            6.174%
         Weighted Average Net Interest Rate(2):                           5.837%
         Weighted Average FICO Score:                                        707
         Weighted Average Original LTV Ratio:                             79.94%
         Weighted Average Stated Remaining Term (months):                    357
         Weighted Average Seasoning (months):                                  3
         Weighted Average Months to Roll:                                     54
         Weighted Average Gross Margin:                                    2.43%
         Weighted Average Initial Rate Cap:                                4.81%
         Weighted Average Periodic Rate Cap:                               1.75%
         Weighted Average Gross Maximum Lifetime Rate:                    11.28%

-------------------

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing fee rate and any lender-paid mortgage insurance.

      The scheduled principal balances of the group II mortgage loans range from approximately $35,600 to approximately $637,752. The group II mortgage loans had an average scheduled principal balance of approximately $197,515.

      The weighted average loan-to-value ratio at origination of the group II mortgage loans is approximately 79.94% and approximately 20.47% of the group II mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

      All of the group II mortgage loans are secured by first liens.

      No more than approximately 0.97% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

      As of the cut-off date, no payment required under the group II mortgage loans was thirty days or more delinquent.

      The tables on Schedule A set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100%.

THE GROUP III MORTGAGE LOANS

THE GROUP III MORTGAGE LOANS HAD THE FOLLOWING APPROXIMATE AGGREGATE CHARACTERISTICS AS OF THE STATISTICAL CALCULATION DATE(1):

         Scheduled Principal Balance:                               $674,344,011
         Number of Mortgage Loans:                                         1,932
         Average Scheduled Principal Balance:                           $349,039
         Percentage of Interest-Only Mortgage Loans:                      92.40%
         Weighted Average Gross Interest Rate:                            5.910%
         Weighted Average Net Interest Rate(2):                           5.641%
         Weighted Average FICO Score:                                        718
         Weighted Average Original LTV Ratio:                             76.55%
         Weighted Average Stated Remaining Term (months):                    359
         Weighted Average Seasoning (months):                                  2
         Weighted Average Months to Roll:                                     48
         Weighted Average Gross Margin:                                    2.37%
         Weighted Average Initial Rate Cap:                                4.97%
         Weighted Average Periodic Rate Cap:                               1.60%
         Weighted Average Gross Maximum Lifetime Rate:                    11.61%

-------------------

(1) All weighted averages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing fee rate and any lender-paid mortgage insurance.

      The scheduled principal balances of the group III mortgage loans range from approximately $42,200 to approximately $1,852,500. The group III mortgage loans had an average scheduled principal balance of approximately $349,039.

      The weighted average loan-to-value ratio at origination of the group III mortgage loans is approximately 76.55% and approximately 4.28% of the group III mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

      All of the group III mortgage loans are secured by first liens.

      No more than approximately 0.82% of the group III mortgage loans are secured by mortgaged properties located in any one zip code area.

      As of the cut-off date, approximately 0.09% of the group III mortgage loans were thirty days or more delinquent.

      The tables on Schedule A set forth certain statistical information with respect to the group III mortgage loans. Due to rounding, the percentages shown may not precisely total 100%.

PREPAYMENT PREMIUMS

      Under the terms of the related mortgage notes, approximately 24.18% of the group I mortgage loans, approximately 8.68% of the group II mortgage loans and approximately 16.90% of the group III mortgage loans, each by aggregate unpaid principal balance, provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from 1 year to 5 years, in the case of the group I mortgage loans, from 1 year to 3.5 years, in the case of the group II mortgage loans and from 6 months to 5 years, in the case of the group III mortgage loans, from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of five years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the Principal certificates.

      The servicers may waive, modify or vary any term of any applicable mortgage loan, including any Prepayment Premium, if, in the applicable servicer's determination, that waiver or modification is not materially adverse to the trust, and in certain cases, subject to the consent of the trust.

THE INDICES

      Each mortgage loan has an interest rate that adjusts based on an Index. The One-Year LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one year U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the "ONE-YEAR LIBOR LOAN INDEX"). The Six Month LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for six month U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the "SIX-MONTH LIBOR LOAN INDEX"). The One-Year CMT Loan Index is the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year (a "ONE-YEAR CMT LOAN INDEX"). The One-Year CMT Loan Index will be generally determined forty-five days before the applicable Adjustment Date. In the event an Index is no longer available, the servicer will select a substitute Index in accordance with the applicable mortgage loan.

GREENPOINT UNDERWRITING GUIDELINES

      Information relating to the underwriting guidelines of GreenPoint, from whom GSMC acquired 66.28%, 22.11% and 37.36% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, is summarized below. The information set forth below has been provided by GreenPoint, and none of the depositor, the Master Servicer, the Securities Administrator, the underwriter, the trustee or any person other than GreenPoint makes any representation as to the accuracy or completeness of such information.

      GreenPoint, a wholly-owned subsidiary of North Fork Bancorporation, Inc., is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint and through its retail lending division and correspondent lending division.

      The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, GreenPoint will determine the level of documentation to be provided by the prospective borrower. Exceptions to the GreenPoint underwriting guidelines are permitted where compensating factors are present.

      In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

      GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

SUNTRUST MORTGAGE, INC.

GENERAL

      The information below has been provided by SunTrust.

      SunTrust Mortgage, Inc. is a wholly-owned subsidiary of SunTrust Bank, one of the nation's largest commercial banking organizations. As of December 31, 2004, SunTrust Bank had total assets of $158.9 billion, operating in Virginia, the District of Columbia, Maryland, Georgia, Alabama, Tennessee and Florida.

      Currently, SunTrust Mortgage, Inc. originates loans through 135 locations in its markets and adjacent states, maintains correspondent and broker relationships in 48 states, and services loans in 50 states and the District of Columbia. SunTrust Mortgage, Inc. is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans and (ii) servicing residential mortgage loans for its own account or for the account of others. SunTrust Mortgage, Inc. is an approved servicer of Fannie Mae, Freddie Mac and the Government National Mortgage Association. SunTrust Mortgage, Inc. is headquartered in Richmond, Virginia. Its parent, SunTrust Bank, is headquartered in Atlanta, Georgia. SunTrust Mortgage, Inc. executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

SUNTRUST UNDERWRITING GUIDELINES

      Information relating to the underwriting guidelines of SunTrust, from whom GSMC acquired certain of the mortgage loans, is summarized below. The information set forth below has been provided by SunTrust, and none of the depositor, the Master Servicer, the Securities Administrator, the underwriter, the trustee, or any person other than SunTrust makes any representation as to the accuracy or completeness of such information.

      SunTrust underwriting guidelines generally follow standard Fannie Mae guidelines. They are designed to evaluate the borrower's capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met. Disclosure and verification of employment may also be waived within specific program parameters. SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

      The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust requires that the borrower's sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required. A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower's financial condition, SunTrust may require a description of assets and income. Liabilities and expenses are included on the application and SunTrust obtains a credit report, which summarizes the borrower's credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment. Such employment verification may be obtained either through analysis of the borrower's most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower's employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income. Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

      To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

      SunTrust may, as part of its overall evaluation of a borrower's creditworthiness, use credit scores to assist in making a credit decision. "Credit scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations.

      As a general rule, SunTrust offers loan amounts up to $2,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower's primary residence, second home or investment property. The maximum loan amount for a cash out refinance $2,000,000 with $200,000 cash back to the borrower for LTV's > 80% and an unlimited amount of cash back to the borrower when the LTV is equal to or less than 80%.

NATIONAL CITY UNDERWRITING GUIDELINES

      Information relating to the underwriting guidelines of National City, from whom GSMC acquired certain of the mortgage loans, is summarized below. The information set forth below has been provided by National City, and none of the depositor, the Master Servicer, the Securities Administrator, the underwriter, the trustee, or any person other than National City makes any representation as to the accuracy or completeness of such information.

      All of the National City Mortgage Loans are "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans Administration ("VA") or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one- to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. The National City Mortgage Loans have been originated or purchased by National City and were generally underwritten in accordance with the standards described below.

      The National City underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

      Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

      With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 and up to 85% for mortgage loans secured by three- to four-family, primary residences with original principal balances of up to $300,000 are generally allowed. Mortgage loans with principal balances exceeding $1,000,000 ("SUPER JUMBOS") are allowed if the loan is secured by the borrower's primary residence. The loan-to-value ratio for super jumbos generally may not exceed 70% when subordinate financing exists. If the loan is not subject to subordinate financing, the LTV generally may not exceed 80%. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan. Investment properties are generally not permitted under the National City underwriting guidelines.

      For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

      In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, National City generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

      National City also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information

Systems and Services), Equifax and Trans Union. If three credit scores are obtained, National City applies the middle score of the primary wage earner or the lower middle score of both borrowers. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

      The National City Mortgage Loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, and streamline documentation. Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. The borrower's assets are verified. The streamline refinance documentation program is available to borrowers whose mortgage loans are currently serviced by National City. Under a streamline refinance documentation program, more emphasis is placed on the payment history of the mortgage loan to be refinanced and the credit history of the borrower than on the verified income and assets of the borrower. Income of the borrower is verified through receipt of a current paystub (for salaried borrowers) or a copy of the borrower's prior year's tax returns (if the borrower is self-employed). The borrower's assets are verified if greater than 1% of the new loan amount is necessary to close.

      Each National City mortgaged property has been appraised by a qualified independent appraiser. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

GOLDMAN SACHS MORTGAGE CONDUIT PROGRAM

GENERAL

      The information set forth below has been provided by GSMC.

      GSMC acquires its mortgage loans through two primary channels: (i) its conduit program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

      Substantially all of the mortgage loans acquired by GSMC through its conduit program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

GOLDMAN SACHS MORTGAGE CONDUIT UNDERWRITING GUIDELINES

      The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae or Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

      Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

      Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

      In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "alt doc," "stated income," "stated income/stated assets," "no ratio" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

      The "alt doc," "stated income," "stated income/stated asset," "no ratio" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

      Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Assets and employment history must also be verified by the originating lender.

      Generally, the "alt doc" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "alt doc" documentation programs a minimum of 12 months of income documentation must be provided. Employment history must also be verified by the originating lender and assets must be verified through documentation.

      Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

      Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

      Generally, under the "no ratio" program, the borrower's income is neither stated on the credit application nor verified by the originator. However, employment history must be verified by the originating lender and assets must be verified through documentation.

      Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

      An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

CREDIT SCORES

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, I.E., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

      The tables on Schedule A to this prospectus supplement set forth certain information as to the Credit Scores of the related mortgagors for the mortgage loans obtained in connection with the origination of each mortgage loan.

                               THE MASTER SERVICER

GENERAL

      JPMorgan will act as the Master Servicer for the mortgage loans pursuant to the terms of the master servicing and trust agreement.

      The servicers will directly service the mortgage loans under the supervision and oversight of the Master Servicer. The Master Servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described in this prospectus supplement and as provided in the master servicing and trust agreement.

COMPENSATION OF THE MASTER SERVICER

      As compensation for its services as Master Servicer, the Master Servicer will be entitled to receive the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account. In the event the Master Servicer assumes the duties of a servicer under any servicing agreement, it shall be entitled to receive as compensation, the servicing fees, if any, and other compensation that would have been payable to the servicer under the related servicing agreement.

      Under the terms of the master servicing and trust agreement, the Securities Administrator may withdraw from the distribution account, (i) any investment income payable to the Master Servicer; (ii) amounts necessary to reimburse itself, the Master Servicer or any servicer for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iii) an aggregate annual amount to indemnify the Master Servicer and itself for amounts due under the terms of the master servicing and trust agreement; (iv) amounts in respect of reimbursements to which the Master Servicer or any servicer is entitled in accordance with the terms of the master servicing and trust agreement or the servicing agreements, subject to the limit on such amounts described below under "--INDEMNIFICATION AND THIRD PARTY CLAIMS," and (v) any other amounts permitted to be withdrawn under the terms of the master servicing and trust agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

      The Master Servicer will be required to pay the costs associated with monitoring the servicers. The Master Servicer will also be required to pay the costs of terminating any servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated servicer pursuant to the terms of the master servicing and trust agreement. To the extent such servicing transfer costs are not paid by the terminated servicer or the successor servicer, the Master Servicer shall be reimbursed by the trust for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from a servicer to the Master Servicer or to any other successor servicer.

INDEMNIFICATION AND THIRD PARTY CLAIMS

      The Master Servicer will be required to indemnify the depositor, the Securities Administrator and the trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties set forth in the master servicing and trust agreement. The enforcement of the obligation of the Master Servicer to indemnify the depositor, the Securities Administrator and the trustee constitutes the sole remedy of the depositor, the Securities Administrator and the trustee in the event of a breach of the Master Servicer's representations and warranties. Such indemnification shall survive termination of the Master Servicer under the master servicing and trust agreement or the termination of the master servicing and trust agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the master servicing and trust agreement shall accrue upon discovery of such breach by any of the depositor, the Master Servicer, the Securities Administrator or the trustee or notice of such breach by any one of such parties to the other parties.

      The Master Servicer will be required to indemnify the depositor, the Securities Administrator and the trustee, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the master servicing and trust agreement. The depositor, the Securities Administrator and the trustee shall immediately notify the Master Servicer if a claim is made by a third party under the master servicing and trust agreement or any of the mortgage loans which entitles the depositor, the Securities Administrator, the trustee or the trust to indemnification by the Master Servicer under the master servicing and trust agreement. The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

      The trust will be obligated to indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the master servicing and trust agreement, the sale and servicing agreements assigned to the trust, any agreement assigning any of the sale and servicing agreements to the trust or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in the master servicing and trust agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--COMPENSATION OF THE MASTER SERVICER" above.

LIMITATION ON LIABILITY OF THE MASTER SERVICER

      Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee, the Securities Administrator, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment. However, the Master Servicer shall remain liable for its willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under the master servicing and trust agreement. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the master servicing and trust agreement and that, in the opinion of the Master Servicer, may involve it in any expenses or liability. However, the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the master servicing and trust agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement. In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the trust.

      The Master Servicer will not be liable for any acts or omissions of any servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of such servicer.

ASSIGNMENT OR DELEGATION OF DUTIES BY THE MASTER SERVICER; RESIGNATION

      The Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the master servicing and trust agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer. However, the Master Servicer will have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer with the prior written consent of the depositor (which consent shall not be unreasonably withheld) and upon delivery to the trustee and the depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the master servicing and trust agreement. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the master servicing and trust agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor Master Servicer.

      Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, will become the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto. However, the successor to the Master Servicer must be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

      The Master Servicer will not be permitted to resign unless the Master Servicer's duties under the master servicing and trust agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the trustee. No such resignation will become effective until the trustee assumes, or a successor master servicer reasonably satisfactory to the trustee and the depositor assumes, the Master Servicer's responsibilities and obligations under the master servicing and trust agreement.

MASTER SERVICER EVENTS OF DEFAULT; WAIVER; TERMINATION

      Under the terms of the master servicing and trust agreement, each of the following shall constitute a "MASTER SERVICER EVENT OF DEFAULT" by the Master
Servicer:

      (a) the failure by the Master Servicer to cause to be deposited in the distribution account any amounts received by it from any servicer or required to be made by it under the terms of the master servicing and trust agreement, which failure continues unremedied for a period of two business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer;

      (b) the failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer set forth in the master servicing and trust agreement, which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the trustee or to the Master Servicer and trustee by holders of certificates evidencing at least 25% of the voting rights;

      (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty days;

      (d) the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

      (e) the Master Servicer admits in writing of its inability to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations for three business days;

      (f) except as otherwise set forth in the master servicing and trust agreement, the Master Servicer attempts to assign its responsibilities under the master servicing and trust agreement or to delegate all or any portion of its duties under that agreement without the consent of the trustee, the Securities Administrator and the depositor; or

      (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the master servicing and trust agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the master servicing and trust agreement (subject to the condition that such indictment is not dismissed within ninety days).

      By written notice, the trustee may, with the consent of a majority of certificateholders, waive any default by the Master Servicer in the performance of its obligations under the master servicing and trust agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the master servicing and trust agreement.

      So long as a Master Servicer Event of Default remains uncured, the trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights shall, by notice in writing to the Master Servicer terminate the Master Servicer for cause. Upon the termination of the Master Servicer, the Master Servicer shall prepare, execute and deliver to any successor entity designated by the trustee any and all documents and other instruments related to the performance of its duties under the master servicing and trust agreement and any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer, in each case, at the Master Servicer's expense. The Master Servicer shall cooperate with the trustee and such successor master servicer to effectively transfer its duties under the master servicing and trust agreement.

ASSUMPTION OF MASTER SERVICING BY TRUSTEE

      In the event the Master Servicer can no longer function in that capacity under the master servicing and trust agreement, and no successor master servicer has accepted appointment as provided for in the master servicing and trust agreement, the trustee shall assume all of the rights and obligations of the Master Servicer under the master servicing and trust agreement and under each servicing agreement under which the Master Servicer is acting as servicer. The trustee, its designee or any successor master servicer appointed by the trustee, shall be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the master servicing and trust agreement pursuant to which the Master Servicer has assumed the duties of the servicer, to the same extent as if such agreements had been assigned to the trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the master servicing and trust agreement or any servicing agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the trustee as a result of such liability or obligations of the Master Servicer and in connection with the trustee's assumption (but not its performance, except to the extent that costs or liability of the trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under any such agreement.

      If the Master Servicer has resigned or been terminated, upon the request of the trustee (but at the expense of the Master Servicer), the Master Servicer will be required to deliver to any successor all documents and records relating to each servicing agreement and the related mortgage loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each servicing agreement to any successor party.

                                  THE SERVICERS

GENERAL

      Countrywide Servicing will act as servicer for approximately 1.72%, 3.47% and 45.98% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, all of which were acquired by GSMC through the Goldman Sachs Mortgage Conduit Program. GreenPoint will act as servicer for approximately 66.28%, 22.11% and 37.36% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, National City will act as servicer for approximately 18.21%, 17.18% and 8.67% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively, and SunTrust will act as servicer for approximately 13.80%, 57.14% and 7.93% of the group I mortgage loans, group II mortgage loans and group III mortgage loans, respectively.

      Although the depositor is selling the Mortgage Loans to the trust on the Closing Date, with respect to certain of the Mortgage Loans, the depositor or an affiliate of the depositor has retained the right to terminate certain of the servicers of those Mortgage Loans without cause and transfer the servicing to a third party. The Mortgage Loans affected by this right will be serviced as of the Closing Date by Countrywide Servicing and represent approximately 34.33% of the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date. Should the depositor choose to do so, the transfer must meet certain conditions set forth in the master servicing and trust agreement, including that the depositor must provide thirty days' notice, the terminated servicer must be reimbursed for any unreimbursed monthly advances, servicing fees and any related expenses, and the replacement servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac. Any such successor must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the rating agencies that the transfer of the servicing of these mortgage loans will not result in a downgrade, qualification or withdrawal of the then current ratings of the Principal Certificates.

      The information contained in this prospectus supplement with regard to Countrywide Servicing, GreenPoint, National City and SunTrust has been provided by them. None of the depositor, the Master Servicer, the Securities Administrator, the underwriter or the trustee or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information. The servicers will be required to service the mortgage loans in accordance with the applicable servicing agreement, each of which will be assigned to the trust pursuant to an assignment, assumption and recognition agreement. See "THE AGREEMENTS" in this prospectus supplement.

      We cannot assure you that the delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables below for the servicers. The statistics shown in the tables below represent the delinquency and foreclosure experience for specified mortgage loan servicing portfolios only for the periods presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans included in the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. In particular, the investors should note that newly originated loans will not be added to the mortgage loan pool, and the mortgage loan pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics in the tables below are compiled. Accordingly, the actual delinquency, foreclosure and loss percentages with respect to the mortgage loan pool may be substantially higher than those indicated in the tables below. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicers. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Therefore, we cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the statistical information set forth below.

COUNTRYWIDE HOME LOANS SERVICING LP

      GENERAL

      The executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE"). Countrywide is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation ("COUNTRYWIDE FINANCIAL"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner of Countrywide Servicing. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner of Countrywide Servicing.

      Countrywide established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide that would otherwise have been serviced by Countrywide. In January and February 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide and securitized by certain of its affiliates. While Countrywide expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide. In addition to acquiring mortgage servicing rights from Countrywide, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide when required by the owner of the mortgage loans. As of June 30, 2005, Countrywide Servicing had a net worth of approximately $14.16 billion.

      In its capacity as servicer, Countrywide Servicing will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement. Countrywide Servicing may perform any of its obligations under the applicable servicing agreement through one or more subservicers, which may include Countrywide Home Loans. Notwithstanding any subservicing arrangement, Countrywide Servicing will remain liable for its servicing duties and obligations under the master servicing and trust agreement as if Countrywide Servicing alone were servicing the mortgage loans.

      References in the remainder of this prospectus supplement to Countrywide should be read to include Countrywide and its consolidated subsidiaries, including Countrywide Servicing.

      COUNTRYWIDE

      Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed- or adjustable-rate mortgage loans secured by single-family residences. References in the remainder of this prospectus supplement to Countrywide should be read to include Countrywide, and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2005, Countrywide provided servicing for approximately $964.444 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

      FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

      Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

      A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

      The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by Countrywide, serviced or master serviced by Countrywide and securitized by certain affiliates of Countrywide in transactions that were registered with the Securities and Exchange Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.

                                       AT                            AT DECEMBER 31,                                AT
                                  FEBRUARY 28,  ----------------------------------------------------------       JUNE 30,
                                      2001          2001           2002           2003           2004              2005
                                 -------------  -------------  -------------  -------------  -------------    --------------
                                          (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)

Volume of Loans(1)...........     $21,250,550    $25,658,250    $33,455,108    $47,663,628    $76,170,541      $108,044,780
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
   30 - 59 days..............           1.61%          1.89%          2.11%          1.80%          1.51%             1.30%
   60 - 89 days..............           0.28%          0.39%          0.53%          0.43%          0.28%             0.24%
   90 days or more (excluding
   pending foreclosures).....           0.14%          0.23%          0.35%          0.31%          0.26%             0.19%
Total of delinquencies.......           2.03%          2.50%          2.99%          2.53%          2.05%             1.73%
Foreclosure pending..........           0.27%          0.31%          0.31%          0.31%          0.20%             0.16%
Total delinquencies and
   Foreclosures pending......           2.30%          2.82%          3.31%          2.84%          2.25%             1.90%
Losses on liquidated loans(2)     $(2,988,604)   $(5,677,141)  $(10,788,657)  $(16,159,208)  $(24,758,566)      $(4,810,599)


---------------------

(1) "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the years ended on December 31, 2002, December 31, 2003, and December 31, 2004 and (iv) the 6-month period ended on June 30, 2005, respectively.

GREENPOINT MORTGAGE FUNDING, INC.

      The following table summarizes the delinquency and foreclosure experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency and foreclosure experience of the mortgage loans included in the trust will be similar to that set forth below.

                        GREENPOINT MORTGAGE FUNDING, INC.
        OVERALL MORTGAGE PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                       AT DECEMBER 31,
                             ------------------------------------------------------------------        AT JUNE 30,
                                     2002                   2003                   2004                   2005
                             --------------------   --------------------   --------------------   --------------------
                                         PERCENT                PERCENT                PERCENT                PERCENT
                                           OF                     OF                     OF                     OF
                              NUMBER    SERVICING    NUMBER    SERVICING    NUMBER    SERVICING    NUMBER    SERVICING
                             OF LOANS   PORTFOLIO   OF LOANS   PORTFOLIO   OF LOANS   PORTFOLIO   OF LOANS   PORTFOLIO
                             --------   ---------   --------   ---------   --------   ---------   --------   ---------
Total Portfolio*...........   198,483     6.73%      212,711     6.20%      286,698     3.41%      311,833     3.02%

Period of Delinquency
   30-59 days..............     7,026     3.54%        6,381     3.00%        4,931     1.72%        5,121     1.64%
   60-89 days..............     2,101     1.06%        2,056     0.97%        1,333     0.46%        1,246     0.40%
   90 days or more.........     1,910     0.96%        1,922     0.90%        1,799     0.63%        1,787     0.57%

Total Delinquencies
   (excluding
   Foreclosures)**.........    11,037     5.56%       10,359     4.87%        8,063     2.81%        8,154     2.61%

Foreclosures Pending.......     2,319     1.17%        2,831     1.33%        1,709     0.60%        1,266     0.41%


---------------------

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.

**    Percentages may not total properly due to rounding.





         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

SUNTRUST MORTGAGE, INC.

      The following table summarizes the delinquency and foreclosure experience for all the mortgage loans originated and serviced by SunTrust. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency and foreclosure experience of the mortgage loans included in the trust will be similar to that set forth below.

                             SUNTRUST MORTGAGE, INC.
                            TOTAL DELINQUENCY REPORT

                                                                         AT DECEMBER 31,
                              ----------------------------------------------------------------------------------------------------
                                                    2002                                                2003
                              ------------------------------------------------    ------------------------------------------------
                               NUMBER                   DOLLAR                     NUMBER                   DOLLAR
                              OF LOANS    PERCENT       AMOUNT         PERCENT    OF LOANS    PERCENT       AMOUNT         PERCENT
                              --------    -------   ---------------    -------    --------    -------   ---------------    -------
Total Portfolio ....           486,959              $57,087,014,718                550,619              $68,957,145,132

Period of
Delinquency
30-59 days .........            10,631     2.18%      1,128,080,249     1.98%       11,041     2.01%      1,179,240,864     1.71%
60-89 days .........             1,710     0.35%        152,376,901     0.27%        1,926     0.35%        185,749,038     0.27%
90-120 days ........               674     0.14%         58,245,288     0.10%          760     0.14%         65,933,494     0.10%
More than 120 days..             1,029     0.21%         86,747,033     0.15%          971     0.18%         99,492,259     0.14%
Foreclosure ........               921     0.19%         81,527,077     0.14%        1,059     0.19%        108,383,742     0.16%
Total Delinquency...            14,965     3.07%      1,506,976,548     2.64%       15,757     2.87%      1,638,799,397     2.38%


                             SUNTRUST MORTGAGE, INC.
                            TOTAL DELINQUENCY REPORT

                                               AT DECEMBER 31,                                       AT JUNE 30,
                              ------------------------------------------------    ------------------------------------------------
                                                    2004                                                2005
                              ------------------------------------------------    ------------------------------------------------
                               NUMBER                   DOLLAR                     NUMBER                   DOLLAR
                              OF LOANS    PERCENT       AMOUNT         PERCENT    OF LOANS    PERCENT       AMOUNT         PERCENT
                              --------    -------   ---------------    -------    --------    -------   ---------------    -------
Total Portfolio.....           591,650              $77,667,629,943                655,020              $89,102,782,850

Period of
Delinquency
30-59 days..........            11,725     1.98%      1,332,814,305     1.72%       11,956     1.83%      1,351,855,872     1.52%
60-89 days..........             1,897     0.32%        193,555,159     0.25%        1,919     0.29%        191,376,222     0.21%
90-120 days.........               818     0.14%         80,162,770     0.10%          917     0.14%         87,871,693     0.10%
More than 120 days..             1,119     0.19%        115,172,112     0.15%        1,276     0.19%        129,064,593     0.14%
Foreclosure.........             1,053     0.18%        107,943,378     0.14%        1,159     0.18%        120,858,416     0.14%
Total Delinquency...            16,612     2.81%      1,829,647,724     2.36%       17,227     2.63%      1,881,026,796     2.11%



NATIONAL CITY MORTGAGE CO.

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by National City and serviced or master serviced by National City. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the mortgage loans:

                              DECEMBER 2001                        DECEMBER 2002                         DECEMBER 2003
                   ----------------------------------- ------------------------------------- --------------------------------------

                                     BALANCE                              BALANCE                                BALANCE
                    COUNT  PERCENT  (IN $000)  PERCENT  COUNT  PERCENT   (IN $000)  PERCENT    COUNT   PERCENT  (IN $000)   PERCENT
                   ------- ------- ----------- ------- ------- ------- ------------ -------- --------- ------- ------------ -------

Count / Balance..  800,450         $88,386,490         964,741         $122,259,694          1,111,388         $155,274,844

30-59 Days.......   27,124   3.39%  $2,595,840   2.94%  30,784   3.19%   $3,332,311   2.73%     28,364   2.55%   $3,149,088   2.03%

60-89 Days.......    6,987   0.87%    $647,455   0.73%   6,606   0.68%     $679,075   0.56%      5,971   0.54%     $657,961   0.42%

90 Days +........    5,523   0.69%    $511,766   0.58%   5,212   0.54%     $524,836   0.43%      4,793   0.43%     $520,683   0.34%

Delq.
   Bankruptcies..    3,364   0.42%    $281,019   0.32%   4,291   0.44%     $406,116   0.33%      4,445   0.40%     $432,086   0.28%

Subtotal.........   42,998   5.37%  $4,036,080   4.57%  46,893   4.86%   $4,942,338   4.04%     43,573   3.92%   $4,759,817   3.07%

Foreclosures
   Pending.......    6,461   0.81%    $579,921   0.66%   6,816   0.71%     $666,127   0.54%      7,227   0.65%     $768,913   0.50%

Total
   Delinquency...   49,459   6.18%  $4,616,001   5.22%  53,709   5.57%   $5,608,464   4.59%     50,800   4.57%   $5,528,731   3.56%

Percent
   Government....      27%                 24%             25%                  21%                23%                  19%


                                                 DECEMBER 2004                                 JUNE 30, 2005
                                      ----------------------------------   -----------------------------------------------------
                                                              BALANCE                                       BALANCE
                                        COUNT     PERCENT    (IN $000)     PERCENT    COUNT     PERCENT    (IN $000)     PERCENT
                                      ---------   -------   ------------   -------  ---------   -------   ------------   -------

         Count / Balance..........    1,135,033             $164,020,079            1,124,868             $166,731,920

         30-59 Days...............       26,383    2.32%      $2,993,971    1.83%      23,311    2.07%      $2,707,446    1.62%

         60-89 Days...............        6,220    0.55%        $696,230    0.42%       5,245    0.47%        $594,778    0.36%

         90 Days +................        6,766    0.60%        $765,520    0.47%       5,499    0.49%        $621,188    0.37%

         Delq. Bankruptcies.......        4,721    0.42%        $472,736    0.29%       4,734    0.42%        $484,104    0.29%

         Subtotal.................       44,090    3.88%      $4,928,457    3.00%      38,789    3.45%      $4,407,515    2.64%

         Foreclosures Pending.....        6,558    0.58%        $699,273    0.43%       5,695    0.51%        $610,609    0.37%

         Total Delinquency........       50,648    4.46%      $5,627,731    3.43%      44,484    3.95%      $5,018,124    3.01%

         Percent Government.......          22%                      17%                  20%                      15%

                                   THE TRUSTEE

      Wachovia Bank, N.A. has its principal executive office at 401 South Tryon Street, 12th Floor NC1179, Charlotte, North Carolina 28288-1179. The trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the master servicing and trust agreement. The trustee's duties are limited solely to its express obligations under the master servicing and trust agreement. See "THE AGREEMENTS" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

      On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in twenty-two classes, the Class 1A1, Class 1A2, Class 2A1, Class 2A2, Class 3A1, Class 3A2, Class 3A3, Class 3A4, Class 3A5, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class B-4, Class X, Class P, Class C, Class R-1 and Class R-2 certificates. Only the Class 1A1, Class 1A2, Class 2A1, Class 2A2, Class 3A1, Class 3A2, Class 3A3, Class 3A4, Class 3A5, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3, Class R-1 and Class R-2 certificates (collectively, the "OFFERED CERTIFICATES") will be offered under this prospectus supplement. The Class R-1 and Class R-2 certificates are referred to as the "RESIDUAL CERTIFICATES" in this prospectus supplement. The Offered Certificates, other than the Residual Certificates, are sometimes referred to as the "LIBOR CERTIFICATES" in this prospectus supplement. The LIBOR Certificates together with the Class B-4 certificates are sometimes referred to as the "PRINCIPAL CERTIFICATES" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the master servicing and trust agreement, subject to the limits and priority of distribution provided for in that agreement.

      The trust fund will consist of:

o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

o such assets as from time to time are identified as REO property and related collections and proceeds;

o assets that are deposited in the accounts, and invested in accordance with the master servicing and trust agreement; and

o     an interest rate swap agreement.

      The Class R-1 and Class R-2 Certificates each will be issued as a single certificate in definitive form in a principal amount of $100.

      The Principal Certificates will be issued and available only in book-entry form, in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in a different amount.

      Voting rights will be allocated among holders of the Principal Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X, Class P and Class C certificates will each be allocated 1% of the voting rights.

      The Class 1A1 and Class 1A2 certificates will be paid primarily from the group I mortgage loans, the Class 2A1 and Class 2A2 certificates will be paid primarily from the group II mortgage loans and the Class 3A1, Class 3A2, Class 3A3, Class 3A4, Class 3A5, Class R-1 and Class R-2 certificates will be paid primarily from the group III mortgage loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will be paid from all of the mortgage loans.

BOOK-ENTRY REGISTRATION

      The Principal Certificates are sometimes referred to in this prospectus supplement as "BOOK-ENTRY CERTIFICATES." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Principal Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Principal Certificates will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the Principal Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

      The beneficial owners of the Principal Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Principal Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Principal Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the master servicing and trust agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Principal Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

      Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the Securities Administrator through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the Securities Administrator or any paying agent as holders of the Principal Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Principal Certificates only indirectly through DTC and its participants.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Principal Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the Principal Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.

      Distributions on the book-entry certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the trust provided by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

      DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Principal Certificates under the master servicing and trust agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

      None of the trust, the depositor, the Master Servicer, the servicers, the Securities Administrator or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY REGISTRATION" in the prospectus.

      See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

DEFINITIVE CERTIFICATES

      The Principal Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the Securities Administrator or the depositor is unable to locate a qualified successor or (b) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the Securities Administrator will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the Securities Administrator directly to holders of definitive certificates in accordance with the procedures set forth in the master servicing and trust agreement.

      Definitive certificates will be transferable and exchangeable at the offices of the Securities Administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the Securities Administrator designates the offices of its agent located in Columbus, Ohio for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

ASSIGNMENT OF THE MORTGAGE LOANS

      Pursuant to certain agreements described below, each of GreenPoint, SunTrust and National City sold their respective mortgage loans, without recourse, to GSMC. In addition, GSMC acquired certain of the mortgage loans from various other mortgage loan sellers through the Goldman Sachs Mortgage Conduit Program. GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the master servicing and trust agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, GSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (I.E., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

      GSMC will also convey to the depositor:

      o certain rights of GSMC with respect to the GreenPoint Mortgage Loans under the mortgage loan purchase agreement between GreenPoint and GSMC and certain rights of GSMC under the servicing agreement between GreenPoint and GSMC, pursuant to an assignment, assumption and recognition agreement;

      o certain rights of GSMC with respect to the SunTrust Mortgage Loans under the flow sale and servicing agreement between SunTrust and GSMC, pursuant to an assignment, assumption and recognition agreement;

      o certain rights of GSMC with respect to the National City Mortgage Loans under the seller's warranties and servicing agreement between National City and GSMC, pursuant to an assignment, assumption and recognition agreement; and

      o certain rights of GSMC with respect to the Conduit Mortgage Loans under the related master loan purchase agreements, in each case between the related mortgage loan seller and GSMC, pursuant to an assignment, assumption and recognition agreement.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

      In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the custodians, on or before the closing date, certain documents listed below with respect to each mortgage loan. Such documents will constitute the mortgage file with respect to each mortgage loan and will include, but are not limited to:

      (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

      (b) except with respect to any Conduit Mortgage Loan, the original of any guaranty executed in connection with the mortgage note (if any);

      (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a certified copy of the mortgage;

      (d) except with respect to each MERS Designated Mortgage Loan, the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee;

      (e) except with respect to each MERS Designated Mortgage Loan, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank; and

      (f) originals or certified copies of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed.

      Pursuant to the master servicing and trust agreement, each custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the applicable mortgage loans, with any exceptions noted. Each custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each applicable mortgage file within ninety days after the closing date and to deliver a certification generally to the effect that, as to each mortgage loan listed in the applicable schedule of mortgage loans,

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o     all documents required to be reviewed by it pursuant to the master servicing and trust agreement are in its possession;

o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

o each mortgage note has been endorsed as provided in the master servicing and trust agreement.

      If a custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the applicable schedule of mortgage loans, such custodian is required to promptly notify the applicable servicer and the depositor in writing. The depositor will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the applicable custodian. If, however, within the time period specified in the related agreement between GSMC and the applicable responsible party after the earlier of either discovery by or notice to the depositor of such defect, the applicable responsible party has not caused the defect to be remedied, the applicable responsible party will be required to purchase such mortgage loan at a price equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the trust in connection with any violation of any predatory or abusive lending law. The obligations of the responsible party to cure such breach or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty available to the holders of the certificates, the depositor, the servicers, the Master Servicer, the Securities Administrator and the trustee.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

      Pursuant to the applicable mortgage loan purchase agreement or seller's warranties and servicing agreement, each of the responsible parties made certain representations and warranties to GSMC as of the Original Sale Date regarding the mortgage loans transferred by it, which are summarized below. Pursuant to the applicable assignment agreement, GSMC will represent and warrant that nothing has occurred or failed to occur between the Original Sale Date and the closing date that would cause those representations and warranties to be incorrect in any material respect. In addition, GSMC will make certain representations and warranties regarding the mortgage loans, including the Conduit Mortgage Loans, directly to the trust, as of the closing date. The representations and warranties relating to the mortgage loans include, but are not limited to:

      (1) No mortgage loan is 30 days or more delinquent as of the cut-off date related to the date the mortgage loan was sold to GSMC;

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      (2) To the best of the responsible party's knowledge, there are no delinquent taxes, governmental assessments, insurance premiums, water, sewer and municipal charges affecting the mortgaged property;

      (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been or will be recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part;

      (4) The mortgage loan is not subject to any right of rescission, counterclaim or defense, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect to the mortgage loan;

      (5) Pursuant to the terms of the mortgage, all buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

      (6) Any requirements of any federal, state or local law applicable to the mortgage loan have been complied with;

      (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;

      (8) The mortgage is a valid, subsisting and enforceable first lien on the mortgaged property, including all buildings on the mortgaged property and all improvements on the mortgaged property and replacements made at any time with respect to the mortgaged property. The lien of the mortgage is subject only to:

           (A) the lien of current real property taxes and assessments not yet due and payable;

           (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in documents delivered to the originator of the mortgage loan; and

           (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

      (9) The mortgage note and the mortgage executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of its maker enforceable in accordance with its terms;

      (10) Except where such policies are not generally available in the jurisdiction where the mortgaged property is located, the mortgage loan is covered by an American Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance, and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, as to the first priority lien with respect to mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (A), (B) or (C) of paragraph (8) above;

      (11) Except as identified, there is no default, breach or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and the applicable responsible party has not waived any default, breach or event which would permit acceleration;

      (12) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property or the right to foreclose the mortgage;

      (13) To the best of the responsible party's knowledge, the mortgaged property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy have been made or obtained from the appropriate authorities;

      (14) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

      (15) To the best of the responsible party's knowledge, there is no proceeding pending for the total or partial condemnation of the mortgaged property. As of the date of origination, the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

      (16) The mortgage file contains an appraisal of the related mortgaged property by an appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan (unless, with respect to the Countrywide Mortgage Loans, the mortgage loan was underwritten pursuant to one of Countrywide's streamline documentation programs);

      (17) None of the mortgage loans is considered (a) a "high cost" mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (b) a "high cost home," "threshold," "predatory" or "covered" loan (excluding "covered home loans" as defined under clause (1) of the definition of "covered home loans" in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws;

      (18) Either no mortgagor was required to purchase any credit insurance product as a condition of obtaining the extension of credit or no proceeds from the mortgage loan were used to purchase any such credit insurance; and

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      (19) The origination and collection practices used by the applicable responsible party with respect to the mortgage loans have been in all respects in accordance with accepted servicing practices.

      Upon the discovery by a servicer, the depositor or the trustee that any of the representations and warranties contained in the applicable mortgage loan purchase agreement, seller's warranties and servicing agreement or any representation and warranties contained in the representations and warranties agreement, have been breached in any material respect as of the date made, with the result that value of, or the interests of the trust in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of those agreements, within no more than ninety days (sixty days in the case of certain responsible parties, as specified in the applicable mortgage loan purchase agreement) of the earlier to occur of the applicable responsible party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

o use its best efforts promptly to cure such breach in all material respects;

o purchase such mortgage loan at a repurchase price at least equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the trust in connection with any violation of any predatory or abusive lending law; or

o with respect to certain responsible parties, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred. In the case of the GreenPoint Mortgage Loans, substitution is only permitted in connection with the breach of certain representations specified in the sale agreement. With respect to all of the mortgage loans, GSMC has the option to, but is not obligated to, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred.

      The repurchase price with respect to such mortgage loan will be required to be deposited into the collection account after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the collection account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

      In addition, each of the responsible parties is obligated to indemnify the depositor, the Master Servicer, the Securities Administrator, the related servicer and the trustee for any third party claims arising out of a breach by such applicable responsible party of representations or warranties regarding the mortgage loans. The obligations of such responsible parties to cure such breach or to substitute or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty to the holders of the certificates, the depositor, the applicable servicer, the Master Servicer, the Securities Administrator and the trustee.

      In the event of a material breach of any of the representations and warranties of GSMC, GSMC will be required to cure or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of a responsible party. The obligations of GSMC to cure such breach or repurchase any mortgage loan constitute the sole remedies against GSMC respecting a material breach of any such representations or

                                      S-71
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warranties to the holders of the certificates, the servicers, the Master
Servicer, the Securities Administrator and the trustee.

PAYMENTS ON THE MORTGAGE LOANS

      Each servicing agreement provides that the servicer is required to establish and maintain a separate collection account. The servicing agreements may permit the related servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

      Each servicer is obligated to deposit or cause to be deposited in the applicable collection account within no more than two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans serviced by it after the cut-off date, other than in respect of monthly payments on such mortgage loans due and accrued on each such mortgage loan up to and including any due date occurring prior to the cut-off date:

o all payments on account of principal, including prepayments of principal on the related mortgage loans;

o all payments on account of interest, net of the servicing fee, on the related mortgage loans;

o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds; and

o all other amounts required to be deposited in the collection account pursuant to the applicable servicing agreement.

      Pursuant to the master servicing and trust agreement, the Master Servicer will be obligated to establish a distribution account in the name of the Securities Administrator as paying agent for the benefit of the certificateholders. The Master Servicer will be required to deposit or cause to be deposited the funds required to be remitted by each servicer on the Servicer Remittance Date.

      The funds required to be remitted by each servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

o all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

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

o any other amounts required to be placed in the collection account by the servicer pursuant to the applicable servicing agreement,

      but excluding the following:

      (1) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

      (2) amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

      (3) for such Servicer Remittance Date, the aggregate servicing fee;

      (4) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

      (5) all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

      (6) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

      (7) certain other amounts which are reimbursable to the servicers, as provided in the servicing agreements; and

      (8) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

      The amounts described in clauses (1) through (8) above may be withdrawn by the applicable servicer from the collection accounts on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

      Distributions on the certificates will be required to be made by the Securities Administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in October 2005 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered on the related Record Date.

      Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the Securities Administrator or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the Securities Administrator designated from time to time for those purposes. Initially, the Securities Administrator designates its offices located at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201; Attention: Worldwide Securities Services, GSAA 2005-11 for these purposes.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

      (1) to interest on each class of Principal Certificates and to the Supplemental Interest Trust, in the order and subject to the priorities set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL";

      (2) to principal on the classes of Principal Certificates and Residual Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL";

      (3) to unpaid interest on the classes of Principal Certificates in the order and subject to the priorities set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL";

      (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount;

      (5) certain swap termination payments to the Supplemental Interest Trust;

      (6) certain amounts of amounts of interest and principal to the Class X Certificates; and

      (7) any remaining amounts to the Residual Certificates

      in each case, subject to certain limitations set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL."

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

      For any Distribution Date, the "PASS-THROUGH RATE" for each class of Principal Certificates will be a PER ANNUM rate as set forth below:

           (a) for the Class 1A1 certificates equal to the least of (i) One-Month LIBOR plus 0.280% (0.560% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap (as defined below) and (iii) the WAC Cap (as defined below);

           (b) for the Class 1A2 certificates equal to the least of (i) One-Month LIBOR plus 0.320% (0.640% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap and (iii) the WAC Cap;

           (c) for the Class 2A1 certificates equal to the least of (i) One-Month LIBOR plus 0.280% (0.560% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap (as defined below) and (iii) the WAC Cap;

           (d) for the Class 2A2 certificates equal to the least of (i) One-Month LIBOR plus 0.320% (0.640% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap and (iii) the WAC Cap;

           (e) for the Class 3A1 certificates equal to the least of (i) One-Month LIBOR plus 0.270% (0.540% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap (as defined below) and (iii) the WAC Cap;

           (f) for the Class 3A2 certificates equal to the least of (i) One-Month LIBOR plus 0.320% (0.640% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap and (iii) the WAC Cap;

           (g) for the Class 3A3 certificates equal to the least of (i) One-Month LIBOR plus 0.120% (0.240% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap and (iii) the WAC Cap;

           (h) for the Class 3A4 certificates equal to the least of (i) One-Month LIBOR plus 0.250% (0.500% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap and (iii) the WAC Cap;

           (i) for the Class 3A5 certificates equal to the least of (i) One-Month LIBOR plus 0.370% (0.740% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap and (iii) the WAC Cap;

           (j) for the Class M-1 certificates equal to the lesser of (i) One-Month LIBOR plus 0.480% (0.720% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap;

           (k) for the Class M-2 certificates equal to the lesser of (i) One-Month LIBOR plus 0.510% (0.765% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap;

           (l) for the Class M-3 certificates equal to the lesser of (i) One-Month LIBOR plus 0.630% (0.945% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap;

           (m) for the Class M-4 certificates equal to the lesser of (i) One-Month LIBOR plus 0.700% (1.050% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap;

           (n) for the Class B-1 certificates equal to the lesser of (i) One-Month LIBOR plus 1.150% (1.725% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap;

           (o) for the Class B-2 certificates equal to the lesser of (i) One-Month LIBOR plus 1.300% (1.950% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap;

           (p) for the Class B-3 certificates equal to the lesser of (i) One-Month LIBOR plus 1.750% (2.625% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and
                (ii) the WAC Cap; and

           (q) for the Class B-4 certificates will have a pass-through rate equal to the lesser of (i) 5.00% (5.500% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

      The "WAC CAP" for any Distribution Date will be a PER ANNUM rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the mortgage loans (in each case, less the Expense Fee Rate if necessary) in effect at the beginning of the related Due Period on the mortgage loans, and (B) Net Swap Receipts, if any, less Net Swap Payments if any, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period multiplied by 12.

      The "LOAN GROUP I CAP" for any Distribution Date will be a PER ANNUM rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the Group I mortgage loans (in each case, less the Expense Fee Rate if necessary) in effect at the beginning of the related Due Period on the mortgage loans, and (B) Net Swap Receipts, if any, less Net Swap Payments if any, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period multiplied by 12.

      The "LOAN GROUP II CAP" for any Distribution Date will be a PER ANNUM rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the Group II mortgage loans (in each case, less the Expense Fee Rate if necessary) in effect at the beginning of the related Due Period on the mortgage loans, and (B) Net Swap Receipts, if any, less Net Swap Payments if any, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period multiplied by 12.

      The "LOAN GROUP III CAP" for any Distribution Date will be a PER ANNUM rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the Group III mortgage loans (in each case, less the Expense Fee Rate if necessary) in effect at the beginning of the related Due Period on the mortgage loans, and (B) Net Swap Receipts, if any, less Net Swap Payments if any, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period multiplied by 12.

      On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

      Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payments or Net Swap Receipts will be allocated between loan groups based on the respective aggregate principal balances of the mortgage loans in each loan group.

      On each Distribution Date, the Securities Administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

         (i) to the holders of each class of Principal Certificates and to the Supplemental Interest Trust in the following order of priority:

                  (a) to the Supplemental Interest Trust, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;

                  (b) concurrently,

                           (1) from the Interest Remittance Amount related to
the group I mortgage loans, to the Class 1A1 and Class 1A2 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class 1A1 and Class 1A2 certificates, allocated PRO RATA based on their entitlement to those amounts;

                           (2) from the Interest Remittance Amount related to
the group II mortgage loans, to the Class 2A1 and Class 2A2 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class 2A1 and Class 2A2 certificates, allocated PRO RATA based on their entitlement to those amounts; and

                           (3) from the Interest Remittance Amount related to
the group III mortgage loans, to the Class 3A1, Class 3A2, Class 3A3, Class 3A4 and Class 3A5 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class 3A1, Class 3A2, Class 3A3, Class 3A4 and Class 3A5 certificates, allocated PRO RATA based on their entitlement to those amounts;

      provided, that if the Interest Remittance Amount for any group of mortgage loans is insufficient to make the related payments set forth in clause (1), (2) or (3) above, any Interest Remittance Amount relating to the other group of mortgage loans remaining after making the related payments set forth in clause
(1), (2) or (3) above will be available to cover that shortfall;

                  (c) from any remaining Interest Remittance Amounts to the Class M-1 certificates, the Accrued Certificate Interest for that class;

                  (d) from any remaining Interest Remittance Amounts to the Class M-2 certificates, the Accrued Certificate Interest for that class;

                  (e) from any remaining Interest Remittance Amounts to the Class M-3 certificates, the Accrued Certificate Interest for that class;

                  (f) from any remaining Interest Remittance Amounts to the Class M-4 certificates, the Accrued Certificate Interest for that class;

                  (g) from any remaining Interest Remittance Amounts to the Class B-1 certificates, the Accrued Certificate Interest for that class;

                  (h) from any remaining Interest Remittance Amounts to the Class B-2 certificates, the Accrued Certificate Interest for that class;

                  (i) from any remaining Interest Remittance Amounts to the Class B-3 certificates, the Accrued Certificate Interest for that class;

                  (j) from any remaining Interest Remittance Amounts to the Class B-4 certificates, the Accrued Certificate Interest for that class;

      (ii) (A) on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Principal

Certificates and Residual Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                           (a) concurrently, to the Class R-1 and R-2
                  certificates, pro rata, from payments related to the group III mortgage loans, until their respective Class Certificate Balance have been reduced to zero;

                           (b) to the Class A certificates, allocated among
                  those classes as described under "--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" below, until their respective Class Certificate Balances have been reduced to zero; and

                           (c) sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

      (B) on each Distribution Date (x) on and after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of Principal Certificates then entitled to distribution of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                           (a) to the Class A certificates, the lesser of (x)
                  the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" below, until their respective Class Certificate Balances have been reduced to zero;

                           (b) to the Class M-1 certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                  (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                           (c) to the Class M-2 certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                  (ii)(B)(a) above and to the Class M-1 certificates in clause
                  (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                           (d) to the Class M-3 certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above and to the Class M-2 certificates in clause
                  (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                           (e) to the Class M-4 certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above, to the Class M-2 certificates in clause
                  (ii)(B)(c) above and to the Class M-3 certificates in clause
                  (ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                           (f) to the Class B-1 certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above, to the Class M-2 certificates in clause
                  (ii)(B)(c) above, to the Class M-3 certificates in clause
                  (ii)(B)(d) above, to the Class M-4 certificates in clause
                  (ii)(B)(e) above, and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                           (g) to the Class B-2 certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above, to the Class M-2 certificates in clause
                  (ii)(B)(c) above, to the Class M-3 certificates in clause
                  (ii)(B)(d) above, to the Class M-4 certificates in clause
                  (ii)(B)(e) above, and to the Class B-1 certificates in clause
                  (ii)(B)(f) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                           (h) to the Class B-3 certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above, to the Class M-2 certificates in clause
                  (ii)(B)(c) above, to the Class M-3 certificates in clause
                  (ii)(B)(d) above, to the Class M-4 certificates in clause
                  (ii)(B)(e) above, to the Class B-1 certificates in clause
                  (ii)(B)(f) above and to the Class B-2 certificates in clause
                  (ii)(B)(g) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                           (i) to the Class B-4 certificates, the lesser of (x)
                  the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause
                  (ii)(B)(a) above, to the Class M-1 certificates in clause
                  (ii)(B)(b) above, to the Class M-2 certificates in clause
                  (ii)(B)(c) above, to the Class M-3 certificates in clause
                  (ii)(B)(d) above, to the Class M-4 certificates in clause
                  (ii)(B)(e) above, to the Class B-1 certificates in clause
                  (ii)(B)(f) above, to the Class B-2 certificates in clause
                  (ii)(B)(g) above and to the Class B-3 certificates in clause
                  (ii)(B)(h) above and (y) the Class B-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

      (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

                            (A) to the holders of the Class M-1 certificates,
                      any Unpaid Interest Amount for that class;

                            (B) to the holders of the Class M-2 certificates,
                      any Unpaid Interest Amount for that class;

                            (C) to the holders of the Class M-3 certificates,
                      any Unpaid Interest Amount for that class;

                            (D) to the holders of the Class M-4 certificates,
                      any Unpaid Interest Amount for that class;

                            (E) to the holders of the Class B-1 certificates,
                      any Unpaid Interest Amount for that class;

                            (F) to the holders of the Class B-2 certificates,
                      any Unpaid Interest Amount for that class;

                            (G) to the holders of the Class B-3 certificates,
                      any Unpaid Interest Amount for that class;

                            (H) to the holders of the Class B-4 certificates,
                      any Unpaid Interest Amount for that class;

                            (I) to the Excess Reserve Fund Account, the amount
                      of any Basis Risk Payment (without regard to Net Swap Receipts) for that Distribution Date;

                            (J) from funds on deposit in the Excess Reserve Fund
                      Account with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the Principal Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective Basis Risk Carry Forward Amounts;

                            (K) to the Supplemental Interest Trust, the amount
                      of any Defaulted Swap Termination Payment owed to the Swap Provider;

                            (L) to the Class X certificates, those amounts as
                      set forth in the master servicing and trust agreement; and

                            (M) to the holders of the Class R-1 and Class R-2
                      certificates, any remaining amount as set forth in the master servicing and trust agreement.

         On each Distribution Date, the Securities Administrator will be required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received by the servicer during the related Prepayment Period and remitted to the Securities Administrator.

         The Class C certificates will not have a principal balance and will not be entitled to distributions in respect of principal or interest. The Class C certificates will be entitled to the right to receive payment of the Fair Market Value Excess, if any, after the exercise of the Optional Clean-up Call.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

         All principal distributions to the holders of the Class A certificates on any Distribution Date will be allocated between the Class 1A Certificate Group (i.e., the Class 1A1 and Class 1A2 certificates), the Class 2A Certificate Group (i.e., the Class 2A1 and Class 2A2 certificates) and the Class 3A Certificate Group (i.e., the Class 3A1, Class 3A2, Class 3A3, Class 3A4 and Class 3A5 certificates) based on the Class A Principal Allocation Percentage applicable to each Class A Certificate Group for that Distribution Date. However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that

Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the Class A certificates in the other Class A Certificate Group remaining outstanding in accordance with the principal allocation priorities set forth below.

         Any payments of principal to the Class 1A Certificate Group will be made first from payments relating to the group I mortgage loans, any payments of principal to the Class 2A Certificate Group will be made first from payments relating to the group II mortgage loans, and any payments of principal to the Class 3A Certificate Group will be made first from payments relating to the group III mortgage loans

         Any principal distributions allocated to the Class 1A Certificate Group are required to be distributed PRO RATA between the Class 1A1 and Class 1A2 certificates, based on their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero. However, so long as a Group I Sequential Trigger Event is in effect, principal distributions to the Class 1A Certificate Group will be allocated sequentially, to the Class 1A1 and Class 1A2 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero. A "GROUP I SEQUENTIAL TRIGGER EVENT" means, if (x) on any Distribution Date before the 37th Distribution Date, the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 0.60%, or (y) on any Distribution Date on or after the 37th Distribution Date, a Trigger Event is in effect.

         Any principal distributions allocated to the Class 2A Certificate Group are required to be distributed PRO RATA between the Class 2A1 and Class 2A2 certificates, based on their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero. However, so long as a Group II Sequential Trigger Event is in effect, principal distributions to the Class 2A Certificate Group will be allocated sequentially, to the Class 2A1 and Class 2A2 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero. A "GROUP II SEQUENTIAL TRIGGER EVENT" means, if (x) on any Distribution Date before the 37th Distribution Date, the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 0.60%, or (y) on any Distribution Date on or after the 37th Distribution Date, a Trigger Event is in effect.

         Any principal distributions allocated to the Class 3A Certificate Group are required to be distributed PRO RATA between clauses (i) and (ii) below,

         (i) to the Class 3A1 and Class 3A2 Certificates, allocated PRO RATA, until their respective Class Certificate Balances have been reduced to zero; however, so long as a Group III Sequential Trigger Event is in effect, principal distributions to the Class 3A1 and Class 3A2 Certificates will be allocated sequentially, to the Class 3A1 and Class 3A2 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero. A "GROUP III SEQUENTIAL TRIGGER EVENT" means, if (x) on any Distribution Date before the 37th Distribution Date, the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 0.60%, or (y) on any Distribution Date on or after the 37th Distribution Date, a Trigger Event is in effect; and

         (ii) sequentially, to the Class 3A3, Class 3A4 and Class 3A5 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero.

      Notwithstanding the foregoing, in the event that the Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated PRO RATA to the Class A certificates, based on their respective Class Certificate Balances, except that
(i) so long as a Group I Sequential Trigger Event is in effect, principal allocated to the Class 1A Certificate Group is required to be allocated sequentially, to the Class 1A1 and Class 1A2 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; (ii) so long as a Group II Sequential Trigger Event is in effect, principal allocated to the Class 2A Certificate Group is required to be allocated sequentially, to the Class 2A1 and Class 2A2 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; and (iii) so long as a Group III Sequential Trigger Event is in effect, principal allocated to the Class 3A1 and Class 3A2 Certificates will instead be allocated sequentially, to the Class 3A1 and Class 3A2 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero.

      If on any Distribution Date, after giving effect to all distributions of principal as described above and allocations of payments from the Supplemental Interest Trust to pay principal as described under "--SUPPLEMENTAL INTEREST TRUST" below, the aggregate Class Certificate Balance of the Principal Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates will be reduced, in inverse order of seniority (beginning with the Class B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "APPLIED REALIZED LOSS AMOUNT." In the event Applied Realized Loss Amounts are allocated to any of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 or Class B-4 certificates, their Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "SUBSEQUENT RECOVERY"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

      On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in "THE AGREEMENTS --PREPAYMENT INTEREST SHORTFALLS" in this prospectus supplement) will be allocated as a reduction to the Accrued Certificate Interest for the Principal Certificates on a PRO RATA basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. THE HOLDERS OF THE PRINCIPAL CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY OF THOSE SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE.

SUPPLEMENTAL INTEREST TRUST

      On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into a trust account held by a separate trust (the "SUPPLEMENTAL INTEREST TRUST") established by the Securities Administrator on behalf of the trustee as part of the trust fund. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

                   (A) to the Swap Provider, the sum of (x) all Net Swap
               Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

                   (B) to the certificateholders, to pay Accrued Certificate
               Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) of "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" above, to the extent unpaid from other Available Funds;

                   (C) to the certificateholders, to pay principal as described in clause (ii)(A) and clause (ii)(B) of "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" above, but only to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount, after giving effect to payments and distributions from other Available Funds;

                   (D) to the certificateholders, to pay Unpaid Interest Amounts and Basis Risk Carry Forward Amounts as described in clause (iii) of "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" above, to the extent unpaid from other Available Funds (including funds on deposit in the Excess Reserve Fund Account);

                   (E) to the Swap Provider, any Defaulted Swap Termination
               Payment owed to the Swap Provider for that Distribution Date; and

                   (F) to the holders of the Class X certificates, any remaining amounts.

The Supplemental Interest Trust will not be an asset of any REMIC.

CALCULATION OF ONE-MONTH LIBOR

      On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates. The establishment of One-Month LIBOR on each such date by the Securities Administrator and its calculation of the interest rate applicable to each class of LIBOR Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

EXCESS RESERVE FUND ACCOUNT

      The "BASIS RISK PAYMENT" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class X certificates or payable from the Supplemental Interest Trust.

      If, on any Distribution Date, the Pass-Through Rate for any class of Principal Certificates is based upon the Loan Group I Cap, the Loan Group II Cap, the Loan Group III Cap or the WAC

Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the applicable cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to those caps) is the "BASIS RISK CARRY FORWARD AMOUNT" for those classes of certificates.

      Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account and the Supplemental Interest Trust, with respect to such Distribution Date (each as described in this prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

      In the event the Class Certificate Balance of any class of Principal Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

      Pursuant to the master servicing and trust agreement, an account (referred to as the "EXCESS RESERVE FUND ACCOUNT") will be established, to be held in trust as part of the trust fund, by the Securities Administrator. The Excess Reserve Fund Account will not be an asset of any REMIC. Funds in the Excess Reserve Fund Account will be held in trust for the regular certificateholders for the uses and purposes set forth in the master servicing and trust agreement. Holders of the Principal Certificates will be entitled to receive, to the extent described in this prospectus supplement, payments from the Excess Reserve Fund Account in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates. Any distribution by the Securities Administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date. Any Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Supplemental Trust in the priority specified in "--SUPPLEMENTAL INTEREST TRUST" above.

INTEREST RATE SWAP AGREEMENT

      On the closing date, the trust will enter into an interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P., as swap provider (the "SWAP PROVIDER"), that has a counterparty rating of "Aaa" from Moody's and a credit rating of "AA+" from S&P (or has a guarantor that has such ratings). Under the interest rate swap agreement, with respect to the first 61 Distribution Dates, the trust will pay to the Swap Provider fixed payments at a rate of 4.254% (on a 30/360 basis) PER ANNUM, and the Swap Provider will pay to the trust, floating payments at a rate of one month LIBOR (on an actual/360 basis) (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount equal to the lesser of a scheduled notional amount set forth on Annex II to this prospectus supplement and the outstanding principal balance of the LIBOR Certificates. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first 61 Distribution Dates, amounts otherwise available to certificateholders will be applied on such Distribution Date to make a net payment to the Swap Provider (each, a "NET SWAP PAYMENT"), and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 61 Distribution Dates, the Swap Provider will owe a net payment to the trust on the business day preceding such Distribution Date (each, a "NET SWAP RECEIPT").

      All payments due to the Swap Provider under the interest rate swap agreement shall be paid from Available Funds on each applicable Distribution Date in accordance with the priority of payments described under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each applicable Distribution Date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the trust to the Swap Provider shall be paid by the trust on a subordinated basis. However, to the extent any payments are received by the trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the Master Servicer and the trustee, and the trust shall pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the trust) that is being replaced immediately upon receipt. See "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" above.

      A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the trust or the Swap Provider pursuant to the interest rate swap agreement as a result of an early termination of the interest rate swap agreement.

      The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of Default under the interest rate swap agreement include, among other things, the following:

      o  failure to pay,

      o  bankruptcy and insolvency events, and

      o a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

      Early termination events under the interest rate swap agreement include, among other things:

      o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

      o a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

      o a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld

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for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

      o upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders, and

      o  upon the exercise of the Optional Clean-up Call.

      "DEFAULTED SWAP TERMINATION PAYMENT" means any termination payment required to be made by the trust to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

      In addition to the termination events specified above, it shall be an additional termination event under the interest rate swap agreement (such event, a "DOWNGRADE TERMINATING EVENT") if (x) either of the rating agencies downgrades the Swap Provider (or its guarantor) below the Required Swap Counterparty Rating (but the Swap Provider (or its guarantor) has a rating of at least "BBB-" or "A-3", if applicable, by S&P or, S&P or Moody's withdraws its ratings of the Swap Provider and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

      (i) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

      (ii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider pursuant to an amendment to the interest rate swap agreement;

      (iii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such Swap Provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

      (iv) within the time period specified in the interest rate swap agreement with respect to such downgrade, such Swap Provider shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

      It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has a rating of less than "BBB-" or "A-3", if applicable, by S&P and within the time period specified in the interest rate swap agreement, such Swap Provider, while collateralizing its exposure to the trust, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a "SUBSTITUTION EVENT").

      The Swap Provider is an affiliate of the depositor and Goldman, Sachs & Co., the underwriter, which arrangement may create certain conflicts of interest.

      If the trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

      On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.

      The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in October 2010 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the trust and no further amounts will be paid to the trust by the Swap Provider.

OVERCOLLATERALIZATION PROVISIONS

      The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Principal Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Principal Certificates or paid to the Supplemental Interest Trust as described above on any Distribution Date will be paid as set forth in the master servicing and trust agreement and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts.

      With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Principal Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "OVERCOLLATERALIZED AMOUNT" as of that Distribution Date. The master servicing and trust agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "OVERCOLLATERALIZATION DEFICIENCY"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "EXTRA PRINCIPAL DISTRIBUTION AMOUNT." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "SPECIFIED OVERCOLLATERALIZED AMOUNT" and is set forth in the definition of Specified Overcollateralized Amount in the "Glossary of Terms" in this prospectus supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the

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period that a Trigger Event is in effect (to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount).

      In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the master servicing and trust agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Principal Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "EXCESS OVERCOLLATERALIZED AMOUNT" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (I.E., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "OVERCOLLATERALIZATION REDUCTION AMOUNT" for that Distribution Date). The "NET MONTHLY EXCESS CASH FLOW" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Principal Certificates and all amounts required to be paid to the Swap Provider on that Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date the Securities Administrator will be required to make available to the depositor and each holder of a Principal Certificate a distribution report, based solely on information provided to the Securities Administrator by the Master Servicer and Servicers, containing such information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each class as of such Distribution Date and such other information as required by the master servicing and trust agreement.

      The Securities Administrator will provide the monthly distribution report via the Securities Administrator's internet website (assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-877-722-1095). Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will be required to provide timely and adequate notification to all above parties regarding any such changes. As a condition to accessing the Securities Administrator's internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with the master servicing and trust agreement.

      The Securities Administrator will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

                                 THE AGREEMENTS

GENERAL

      This section summarizes certain provisions of the servicing agreements and the master servicing and trust agreement. In addition, a description of the responsibilities and rights of the Master Servicer can be found under the heading "THE MASTER SERVICER" in this prospectus supplement.

SERVICING STANDARD

      Countrywide Servicing, GreenPoint, National City and SunTrust will act as the primary servicers of the mortgage loans under the servicing agreements. See "THE SERVICERS" in this prospectus supplement.

      In servicing the mortgage loans, the servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account, in accordance with customary mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      As compensation for its activities as a servicer under the related servicing agreement, each servicer is entitled to receive a servicing fee with respect to each mortgage loan serviced by it, which fee will be retained by such servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee is required to be an amount equal to interest at one twelfth of the servicing fee rate for the applicable mortgage loan on the outstanding principal balance of such mortgage loan. The servicing fee will be equal to 0.25% PER ANNUM with respect to approximately 79.68% of the mortgage loans and 0.375% PER ANNUM with respect to approximately 20.32% of the mortgage loans. In addition, each servicer may be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees or similar items (other than Prepayment Premiums). Each servicer may also be entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account as the case may be. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in that agreement.

      As compensation for its activities as trustee under the master servicing and trust agreement, the trustee will be entitled to the trustee fee which will be remitted to the trustee by JPMorgan from compensation received in its capacity as Master Servicer and Securities Administrator.

P&I ADVANCES AND SERVICING ADVANCES

      Each servicer is required to make P&I Advances on each business day preceding the related Servicer Remittance Date with respect to each mortgage loan it services, subject to the

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

servicer's determination in its sole reasonable opinion that such advance would be recoverable. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of principal and interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account. The Master Servicer (including the trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances if any of the servicers fails to do so, subject to its own recoverability determination and as required under the master servicing and trust agreement. See "DESCRIPTION OF THE CERTIFICATES--PAYMENTS ON THE MORTGAGE LOANS" in this prospectus supplement.

      Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to such servicer's determination that such advance would be recoverable and constitutes reasonable "out-of-pocket" costs and expenses relating to:

o     the preservation, restoration and protection of the mortgaged property,

o     enforcement or judicial proceedings, excluding foreclosures, and

o certain other customary amounts described in the master servicing and trust agreement.

      These servicing advances by the servicers (and the Master Servicer and any successor master servicer (including the trustee), if applicable) are reimbursable to the applicable party subject to certain conditions and restrictions set forth in the servicing agreements or the master servicing and trust agreement. In the event that, notwithstanding the applicable advancing party's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the advancing party will be entitled to reimbursement for that advance from any amounts in the applicable collection account.

      Each servicer (and the Master Servicer and any successor master servicer (including the trustee), if applicable) may recover P&I Advances and servicing advances to the extent permitted by the master servicing and trust agreement or the servicing agreements. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicers from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, each servicer (and the Master Servicer and any successor master servicer (including the trustee), if applicable) may be reimbursed for such advance from any amounts in the applicable collection account.

      The servicers (and the Master Servicer and any successor master servicer (including the trustee), if applicable) would not be required to make any P&I Advance or servicing advance which would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "NONRECOVERABLE" if, in the reasonable good faith business judgment of the servicer (or the Master Servicer or any successor master servicer (including the trustee), if applicable) (as stated in an officer's certificate delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

PREPAYMENT INTEREST SHORTFALLS

      In the event of any voluntary principal prepayment in full or in part on any mortgage loan (excluding any payments made upon liquidation of any mortgage loan) during any Prepayment Period, the related servicer will be obligated to remit from its own funds, to the Master Servicer, who will deposit in the distribution account, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary principal prepayments. The amount of compensating interest payable by each servicer ("COMPENSATING INTEREST") will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments and thirty days' interest on the related mortgage loans, but, in the case of National City, only to the extent of its servicing fee for the related Distribution Date and, in the case of Countrywide and GreenPoint, only to the extent of one-half of its servicing fee for the related Distribution Date.

SERVICER REPORTS

      Each servicer, at its expense, is required to deliver to the trustee, the Master Servicer and the depositor each year starting in 2006, on or prior to the date specified in the applicable servicing agreement, an officer's certificate stating to the effect that:

o a review of the activities of such servicer during the preceding calendar year and of performance under the applicable servicing agreement has been made under such officer's supervision, and

o to the best of such officer's knowledge, based on such review, such servicer has fulfilled all its obligations under the applicable servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by such servicer to remedy such default.

      Each year, on or prior to the date specified in the applicable servicing agreement, starting in 2006, each servicer, at its expense, is required to cause to be prepared (and furnished to GSMC, the Master Servicer and the depositor, as applicable) from a firm of independent certified public accountants, who may also render other services to such servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding year and that, on the basis of such examination conducted substantially in compliance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

      Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the applicable servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Each servicer will be required to proceed diligently to collect payments due on any mortgage loan serviced by it in the event any payment is delinquent beyond the applicable grace period.

      Each servicer will be required to act with respect to mortgage loans serviced by it that are in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the applicable servicing agreement. These procedures may, among other things, result

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in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

      Each servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

      If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan unless it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable requirements. If a servicer reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, such servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by a servicer for entering into an assumption or modification agreement will be retained by that servicer as additional servicing compensation.

HAZARD INSURANCE

      Each servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in a minimum amount as set forth in the applicable servicing agreement. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with such servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such servicer by a borrower.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

PRIMARY MORTGAGE INSURANCE

      With respect to the mortgage loans that are covered by a primary mortgage insurance policy on the closing date, each servicer is required to maintain in full force and effect a primary mortgage insurance policy. Each servicer is required to pay or cause the mortgagor to pay the premium on such policy on a timely basis. No servicer is permitted to take any action which would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of such servicer would have been covered by the policy. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to the servicing agreements, the applicable servicer is required to promptly notify the insurer under the related primary mortgage insurance policy, if any, of such assumption or substitution of liability in accordance with the terms of such primary mortgage insurance policy and will take all actions which may be required by the insurer as a condition to the continuation of coverage under the primary mortgage insurance policy. If a primary mortgage insurance policy is terminated as a result of such assumption or substitution of liability, the applicable servicer is required to obtain a replacement primary mortgage insurance policy.

      In connection with its activities as servicer, each servicer is required to prepare and present claims to the insurer under any primary mortgage insurance policy in a timely fashion in accordance with the terms of that primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under any primary mortgage insurance policy respecting a defaulted mortgage loan. Any amounts collected by a servicer under any primary mortgage insurance policy are required to be deposited in the applicable collection account, subject to withdrawal pursuant to the related servicing agreement.

      With respect to the Conduit Mortgage Loans, Countrywide shall cause to be maintained on each mortgaged property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with accepted servicing practices.

OPTIONAL REPURCHASE OF DELINQUENT MORTGAGE LOANS

      The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is ninety days or more delinquent subject to certain terms and conditions set forth in the master servicing and trust agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable servicer related to the mortgage loan.

THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE CUSTODIANS

      The Securities Administrator will act as certificate registrar of the certificates. The depositor and the servicers and their respective affiliates may maintain other banking relationships in the ordinary course of business with the trustee. Certificates may be surrendered and a copy of the master servicing and trust agreement may be inspected at the corporate trust office of the Securities Administrator located at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201; Attention: Worldwide Securities Services, GSAA 2005-11, or at such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the depositor, the Master Servicer and the servicers. The master servicing and trust agreement provides that the trustee, the Securities Administrator and the custodians and any officer, employee or agent of the trustee, the Securities Administrator and the custodians will be indemnified by the trust and will be held harmless against any loss, liability or expense incurred by the trustee, the Securities Administrator and the custodians arising out of their obligations under the master servicing and trust agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the master servicing and trust agreement.

      The trustee is eligible to serve as such under the master servicing and trust agreement only so long as it is a corporation, banking association or other association organized and doing business under the laws of the United States or any state, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, has a combined capital and surplus of at least $50,000,000 and has a credit rating which would not cause any of the Ratings Agencies to reduce or withdraw their respective then current ratings of the Certificates.

      The trustee may, upon written notice to each servicer, the Master Servicer, the Securities Administrator, the depositor and each Rating Agency, resign at any time, in which event the depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within sixty days after the resignation of the trustee, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor. The trustee may also be removed at any time (i) by the depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

SERVICER EVENTS OF DEFAULT

      An event of default ("SERVICER EVENT OF DEFAULT") under a servicing agreement will occur if:

      (1) the related servicer fails to remit any required payments under the applicable servicing agreement, which failure continues unremedied for the period of time specified in the applicable servicing agreement after the trustee, the Securities Administrator or the Master Servicer notifies such servicer of such failure;

      (2) the related servicer fails to observe or perform in any material respect any covenant or agreement in the applicable servicing agreement, which failure continues unremedied for a period of thirty days after the trustee, the Master Servicer or the Securities Administrator notifies the servicer of such failure;

      (3) the related servicer fails to maintain its license to do business in any jurisdiction where any mortgaged property is located and such license is required (and in the case of the

Countrywide, GreenPoint and Conduit Mortgage Loans, such failure continues unremedied for a period of thirty days);

      (4) certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the related servicer which are not discharged or stayed within thirty days (sixty days in the case of the Conduit Mortgage Loans) or the related servicer takes certain actions indicating its insolvency;

      (5) the related servicer admits in writing its inability to pay its obligations as they become due;

      (6) the related servicer attempts to assign the applicable servicing agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in such servicing agreement; or

      (7) with respect to certain servicers under the applicable servicing agreements, such servicer ceases to have a minimum net worth of $25,000,000 as determined in accordance with the Financial Accounting Standards Board's generally accepted accounting principles.

RIGHTS UPON SERVICER EVENT OF DEFAULT

      So long as a Servicer Event of Default under the a servicing agreement remains unremedied, the Master Servicer may, and, at the direction of holders of certificates evidencing not less than a majority of the voting rights of the certificates shall, terminate all of the rights and obligations of the applicable servicer, in its capacity as servicer, under the applicable servicing agreement. In the event a servicer is terminated and the Master Servicer has not appointed a successor servicer, the Master Servicer will become the successor servicer and succeed to all the authority, power, responsibilities, duties and liabilities of such servicer under such servicing agreement (other than any obligation to repurchase any mortgage loan) and will be entitled to similar compensation arrangements. In the event the Master Servicer is unable to appoint a successor servicer, the Master Servicer may petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the rating agencies, having a net worth of at least $25 million and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such servicer under the related servicing agreement. Any successor servicer will be entitled to the same servicing compensation as the predecessor servicer. In addition, certificateholders evidencing at least 66% of the voting rights of the certificates affected by a Servicer Event of Default may waive such Servicer Event of Default. However, a Servicer Event of Default with respect to a servicer's obligation to make P&I Advances or any other Servicer Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Servicer Event of Default.

TERMINATION; OPTIONAL CLEAN-UP CALL

      The Master Servicer may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Balance of all of the mortgage loans and REO properties as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of all of the mortgage loans and REO properties as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the greater of (a) the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer, at its expense, plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rates and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, and (iii) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the Swap Provider and (b) the aggregate fair market value of each mortgage loan and any REO property, as determined by the highest bid received by the trustee from closed bids solicited by the depositor or its designee from at least three recognized broker/dealers (one of which may be an affiliate of the depositor) that deal in similar assets as of the close of business on the third business day preceding the date upon which a notice of final distribution is furnished to certificateholders pursuant to the master servicing and trust agreement, plus accrued and unpaid interest on the mortgage loans at the applicable mortgage rate. The proceeds of the sale of such assets of the trust (other than, with respect to any mortgage loan and the related property, an amount equal to the excess, if any, of the amount in clause (b) over the sum of the amount in clause
(a), in each case as set forth in the immediately preceding sentence (such excess, the "FAIR MARKET VALUE EXCESS")) will be distributed to the holders of the Principal certificates in accordance with the order of priorities set forth under "DISTRIBUTION OF THE CERTIFICATES--DISTRIBUTIONS" and "--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" in this prospectus supplement. Any Fair Market Value Excess received in connection with the purchase of the mortgage loans and REO properties will be distributed to the holders of the Class C certificates.

      Except to the extent provided above with regard to allocating any Fair Market Value Excess to the holders of the Class C certificates, the proceeds of such a purchase will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, the exercise by the Master Servicer of its option to purchase the mortgage loans and REO properties will result in the final distribution on the certificates on that Distribution Date.

      The trust also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the master servicing and trust agreement; PROVIDED, HOWEVER, that in no event will the trust established by the master servicing and trust agreement terminate later than twenty one years after the death of the last surviving lineal descendant of the person named in the master servicing and trust agreement.

CERTAIN MATTERS REGARDING THE DEPOSITOR AND THE TRUSTEE

      The master servicing and trust agreement will provide that none of the depositor, the trustee or any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the master servicing and trust agreement, or for errors in judgment, except that neither the depositor nor the trustee will be protected against liability arising from any breach of representations or warranties made by it, or from any liability which may be imposed by reason of the depositor's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the master servicing and trust agreement.

      The depositor, the trustee and any director, officer, employee or agent of the depositor or the trustee will be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the master servicing and trust agreement or the certificates, or any other unanticipated or extraordinary expenses, other than any loss, liability or expense incurred by reason of the depositor's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the master servicing and trust agreement.

      Neither the depositor nor the trustee is obligated under the master servicing and trust agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability. However, in accordance with the provisions of the master servicing and trust agreement, each of the depositor and the trustee, may undertake any action it deems necessary or desirable in respect of (i) the rights and duties of the parties to the master servicing and trust agreement and
(ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust, and the depositor and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust.

AMENDMENT

      The master servicing and trust agreement may be amended from time to time by the parties to the agreement by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the master servicing and trust agreement or in any servicing agreement, which may be inconsistent with any other provision, or to add to the duties of the parties to the master servicing and trust agreement. The master servicing and trust agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the master servicing and trust agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the master servicing and trust agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

      The master servicing and trust agreement may be amended from time to time by the parties to the agreement and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master servicing and trust agreement or of modifying in any manner the rights of the holders of the certificates; PROVIDED, HOWEVER, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any class of certificates without the consent of the holders of that class, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

CERTAIN MATTERS REGARDING THE SERVICERS

      Except as provided in the servicing agreements, no servicer may assign its servicing agreement or the servicing under such servicing agreement, or delegate all or any portion of its rights or duties under such servicing agreement, or sell or otherwise dispose of all of its property or assets.

      No servicer may resign from its obligations and duties under any servicing agreement except by mutual consent of such servicer and the Master Servicer (as provided in the master servicing and trust agreement) or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such servicer. Any such determination permitting the resignation of a servicer must be evidenced by an opinion of counsel delivered to the trustee, the Securities Administrator and the Master Servicer and in form and substance acceptable to the trustee, the Securities Administrator and the Master Servicer. No such resignation shall become effective until a successor has assumed such servicer's responsibilities and obligations in the manner provided in the related servicing agreement.

      With respect to the Countrywide, GreenPoint and National City Mortgage Loans, the related servicing agreements provide that any company into which a servicer is merged or consolidated will succeed automatically to the duties of that servicer, so long as that such entity is a Fannie Mae/Freddie Mac approved servicer.

      Without in any way limiting the generality of the foregoing and, except in the case of certain mergers, if a servicer either assigns its rights under the applicable servicing agreement or the servicing responsibilities under that servicing agreement or delegates all or any portion of its duties under that servicing agreement or sells or otherwise disposes of all or substantially all of its property or assets, then the Master Servicer will have the right to terminate that servicing agreement upon notice to the related servicer.

      The Master Servicer is prohibited from terminating a servicer without cause.

      Each servicing agreement provides that neither the applicable servicer nor any of its directors, officers, employees or agents will have any liability to the trust for any action taken or for refraining from taking any action in good faith pursuant to such servicing agreement, or for errors in judgment. However, this provision will not protect a servicer or any such person against any breach of warranties or representations made in the related servicing agreement, or failure to perform its obligations in compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. No servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the mortgage loans in accordance with the related servicing agreement and which in its opinion may involve it in any expense or liability. However, a servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of the applicable servicing agreement and the rights and duties of the parties to it. In such event, that servicer will be entitled to reimbursement from the trust of the reasonable legal expenses and costs of such action. Additionally, the trust will be required to indemnify each servicer for certain liabilities, costs and expenses incurred by such servicer as set forth in the applicable servicing agreement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

STRUCTURING ASSUMPTIONS

      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("PREPAYMENT ASSUMPTION") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the mortgage loans, the 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of approximately 30% PER ANNUM.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions ("STRUCTURING ASSUMPTIONS"):

o     the closing date for the certificates occurs on September 29, 2005;

o distributions on the certificates are made on the 25th day of each month, commencing in October 2005, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading "PREPAYMENT SCENARIOS" under "--DECREMENT TABLES" below;

o     prepayments include thirty days' interest on the related mortgage loan;

o the optional termination is not exercised (except with respect to the weighted average life to call where a 10% optional clean-up call is assumed);

o the Specified Overcollateralized Amount is as specified in this prospectus supplement;

o (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the related Index (subject to the applicable periodic cap and applicable maximum rate), (b) the One-Year LIBOR Loan Index remains constant at 4.2200%, the Six-Month LIBOR Loan Index remains constant at 4.0581% and the One-Year CMT Loan Index remains constant at 3.9200% and (c) the scheduled monthly payment on the mortgage loans is adjusted in the month immediately following the next rate Adjustment Date to equal a fully amortizing payment (in some cases, following the interest-only period);

o     One-Month LIBOR remains constant at 3.8188%;

o     no Swap Termination Payments are paid or received by the trust;

o the Expense Fee Rate on the mortgage loans is as specified in this prospectus supplement;

o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement (or, in the case of the Class B-4 certificates, as set forth under "Summary Information" of this prospectus supplement);

o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

o the assumed mortgage loans have the approximate characteristics described below:





         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                    CUT-OFF
                                      DATE        CUT-OFF    REMAINING      REMAINING                                  ORIGINAL
                                     GROSS        DATE NET    TERM TO      AMORTIZATION    ORIGINAL                   PREPAYMENT
                    PRINCIPAL       MORTGAGE      MORTGAGE    MATURITY         TERM        IO PERIOD     LOAN AGE        TERM
  GROUP(1)         BALANCE ($)     RATE (%)(3)   RATE (%)(3) (MONTHS)(3)  (MONTHS)(2)(3)  (MONTHS)(3)   (MONTHS)(3)   (MONTHS)(3)
-----------    ------------------ ------------- ------------ ----------- ---------------- ------------ ------------- -------------
     1            1,315,826.91      6.533980      6.158980      359            359             0             1             0
     1              151,743.85      6.875000      6.500000      358            358             0             2            36
     1            4,286,898.60      6.303890      5.928890      358            240            120            2             0
     1            1,960,898.97      6.211450      5.836450      358            240            120            2            36
     1              565,980.00      6.294650      5.919650      358            240            120            2            42
     1              133,949.99      7.250000      7.000000      357            240            120            3             0
     1              217,059.18      6.941640      6.691640      357            240            120            3            36
     1            1,023,616.26      5.898650      5.648650      357            357             0             3             0
     1              107,690.96      6.250000      6.000000      357            357             0             3            36
     1            6,097,866.75      6.082440      5.832440      357            240            120            3             0
     1            1,452,218.46      5.941450      5.691450      357            240            120            3            36
     1              195,999.99      4.750000      4.500000      358            240            120            2            42
     1            2,785,057.20      5.383070      5.133070      358            358             0             2             0
     1            6,332,696.40      5.750250      5.500250      358            324             36            2             0
     1              449,999.98      5.875000      5.625000      357            324             36            3            12
     1            4,352,146.28      6.500230      6.250230      357            357             0             3             0
     1            2,398,172.96      6.371960      6.121960      357            357             0             3            36
     1            2,216,791.00      6.090680      5.440340      358            324             36            2             0
     1           31,881,939.31      6.274130      6.024130      357            240            120            3             0
     1              388,249.98      6.125000      5.875000      356            240            120            4            12
     1           20,541,117.37      6.143110      5.893110      357            240            120            3            36
     1              216,000.00      6.750000      6.500000      357            240            120            3            60
     1            2,578,582.29      6.154700      5.829070      356            356             0             4             0
     1            7,586,261.19      5.892020      5.642020      358            300             60            2             0
     1           15,607,043.12      6.133640      5.758640      355            240            120            5             0
     1              575,797.96      7.149490      6.899490      357            357             0             3             0
     1            1,388,556.77      6.518330      6.076790      358            300             60            2             0
     1            3,149,443.07      5.956520      5.706520      358            240            120            2             0
     1              828,149.99      6.177560      5.927560      358            240            120            2            36
     1              149,599.99      6.500000      6.250000      358            240            120            2            42
     1              550,830.58      5.686600      5.436600      358            358             0             2             0
     1            1,131,701.08      5.923440      5.673440      358            276             84            2             0
     1              271,860.00      6.654470      6.020130      357            276             84            3             0
     1            1,039,186.89      6.148630      5.898630      358            240            120            2             0
     1              424,699.99      6.523810      6.273810      358            240            120            2            36
     2              283,050.04      6.625000      6.250000      359            359             0             1             0
     2              199,619.47      6.250000      5.875000      358            358             0             2            36
     2            2,715,673.79      6.414280      6.039280      358            240            120            2             0
     2              971,919.98      6.068450      5.693450      358            240            120            2            36
     2            1,900,599.98      5.545430      5.295430      358            240            120            2             0
     2            1,270,349.99      5.844380      5.594380      358            240            120            2            36
     2            1,503,433.72      5.636160      5.386160      358            324             36            2             0
     2            1,087,510.00      5.904880      5.516390      357            324             36            3             0
     2            1,208,049.98      6.946500      6.696500      357            240            120            3             0
     2              679,880.00      7.176330      6.926330      357            240            120            3            12
     2              130,418.81      5.750000      5.500000      352            352             0             8             0
     2           10,581,562.87      6.319200      5.975190      356            356             0             4             0
     2           13,027,018.35      5.948570      5.698570      358            300             60            2             0
     2           59,624,137.21      6.134230      5.759230      355            240            120            5             0
     2            2,913,983.33      7.011990      6.729520      357            357             0             3             0
     2               73,902.75      6.625000      6.375000      357            357             0             3            30
     2              123,585.47      6.875000      6.625000      357            357             0             3            36
     2            3,870,132.39      6.352840      5.819020      358            300             60            2             0
     2              425,000.00      5.250000      5.000000      350            300             60           10            12
     2            8,719,104.76      6.159700      5.909700      358            240            120            2             0
     2              207,000.00      5.500000      5.250000      358            240            120            2            30
     2            6,124,884.07      6.439750      6.189750      357            240            120            3            36
     2              501,899.96      6.147410      5.897410      358            240            120            2            42
     2              129,200.00      5.625000      5.375000      358            276             84            2             0
     2            1,261,568.75      5.978050      5.728050      358            240            120            2             0
     3            3,990,756.45      6.437700      6.062700      359            359             0             1             0
     3              869,454.30      6.294900      5.919900      358            358             0             2            36
     3              277,071.81      6.250000      5.875000      358            358             0             2            42
     3           20,891,702.76      6.462490      6.087490      358            240            120            2             0
     3            7,480,888.58      6.288380      5.913380      358            240            120            2            36
                                                      GROSS
                                                     LIFETIME     GROSS     INITIAL                   RATE
                           GROSS         FIRST       MAXIMUM      FLOOR     PERIODIC   PERIODIC    ADJUSTMENT
                           MARGIN        RESET         RATE       RATE        CAP        CAP       FREQUENCY
  GROUP(1)       INDEX     (%)(3)     (MONTHS)(3)     (%)(3)     (%)(3)      (%)(3)     (%)(3)     (MONTHS)(3)
-----------    --------- ----------  ------------- ------------ ---------  ---------- ----------- -------------
     1            1yL     2.750000         11       12.53398     2.75000     2.00000    2.00000       12
     1            1yL     2.750000         10       12.87500     2.75000     2.00000    2.00000       12
     1            1yL     2.750000         10       12.30389     2.75000     2.00000    2.00000       12
     1            1yL     2.750000         10       12.21145     2.75000     2.00000    2.00000       12
     1            1yL     2.750000         10       12.29465     2.75000     2.00000    2.00000       12
     1            6mL     2.750000        117       12.25000     2.75000     5.00000    1.00000        6
     1            6mL     2.566640        117       11.94164     2.56664     5.00000    1.00000        6
     1            6mL     2.672030         21       11.89865     2.67203     3.00000    1.00000        6
     1            6mL     2.750000         21       12.25000     2.75000     3.00000    1.00000        6
     1            6mL     2.657490         21       12.08244     2.65749     3.00000    1.00000        6
     1            6mL     2.658850         21       11.94145     2.65885     3.00000    1.00000        6
     1            6mL     2.500000         22       10.75000     2.50000     3.00000    1.00000        6
     1            1yL     2.421220         34       11.38307     2.42122     2.22829    2.00000       12
     1            1yL     2.828190         34       11.75025     2.82819     2.55678    2.00000       12
     1            1yL     2.250000         33       11.87500     2.25000     6.00000    2.00000       12
     1            6mL     2.726250         33       12.50023     2.72625     5.00000    1.00000        6
     1            6mL     2.600420         33       12.37196     2.60042     5.00000    1.00000        6
     1            6mL     2.750000         34       11.09068     2.75000     5.00000    1.00000        6
     1            6mL     2.550640         33       12.27413     2.55064     4.99323    1.00000        6
     1            6mL     2.750000         32       12.12500     2.75000     5.00000    1.00000        6
     1            6mL     2.607130         33       12.14311     2.60713     5.00000    1.00000        6
     1            6mL     2.750000         33       12.75000     2.75000     5.00000    1.00000        6
     1            1yL     2.372040         56       11.15470     2.37204     4.54742    2.00000       12
     1            1yL     2.705180         58       10.98165     2.70518     5.08964    2.00000       12
     1            1yL     2.250000         55       11.13364     2.25000     5.00000    2.00000       12
     1            6mL     3.649490         57       12.14949     3.64949     5.00000    1.00000        6
     1            6mL     2.750000         58       11.51833     2.75000     5.00000    1.00000        6
     1            6mL     2.250000         58       11.16291     2.25000     5.20639    1.20639        6
     1            6mL     2.250000         58       11.17756     2.25000     5.00000    1.00000        6
     1            6mL     2.250000         58       11.50000     2.25000     5.00000    1.00000        6
     1            1yL     2.750000         82       10.68660     2.75000     5.00000    2.00000       12
     1            1yL     2.664420         82       10.92344     2.66442     4.31532    2.00000       12
     1            6mL     2.750000         81       11.65447     2.75000     5.00000    1.00000        6
     1            6mL     2.349260         82       11.14863     2.34926     5.00000    1.00000        6
     1            6mL     2.352660         82       11.52381     2.35266     5.00000    1.00000        6
     2            1yL     2.750000         11       12.62500     2.75000     2.00000    2.00000       12
     2            1yL     2.750000         10       12.25000     2.75000     2.00000    2.00000       12
     2            1yL     2.750000         10       12.41428     2.75000     2.00000    2.00000       12
     2            1yL     2.750000         10       12.06845     2.75000     2.00000    2.00000       12
     2            6mL     2.527870         22       11.54543     2.52787     3.00000    1.00000        6
     2            6mL     2.500000         22       11.84438     2.50000     3.00000    1.00000        6
     2            1yL     2.941330         34       11.63616     2.94133     2.76530    2.00000       12
     2            6mL     2.750000         33       11.15132     2.75000     5.00000    1.00000        6
     2            6mL     2.750000         33       12.94650     2.75000     5.00000    1.00000        6
     2            6mL     2.750000         33       13.17633     2.75000     5.00000    1.00000        6
     2           1yCMT    2.750000         52       10.75000     2.75000     2.00000    2.00000       12
     2            1yL     2.334670         56       11.36630     2.33467     4.95266    2.00000       12
     2            1yL     2.716730         58       10.98465     2.71673     5.03608    2.00000       12
     2            1yL     2.250000         55       11.13423     2.25000     5.00000    2.00000       12
     2            6mL     3.290290         57       12.01199     3.29029     5.00000    1.00000        6
     2            6mL     2.750000         57       11.62500     2.75000     5.00000    1.00000        6
     2            6mL     2.750000         57       11.87500     2.75000     5.00000    1.00000        6
     2            6mL     2.750000         58       11.35284     2.75000     5.00000    1.00000        6
     2            6mL     3.250000         50       11.25000     3.25000     3.00000    1.00000        6
     2            6mL     2.405210         58       11.20329     2.40521     5.04358    1.04358        6
     2            6mL     2.250000         58       10.50000     2.25000     5.00000    1.00000        6
     2            6mL     2.611320         57       11.50889     2.61132     5.06914    1.00000        6
     2            6mL     2.379510         58       11.14741     2.37951     5.00000    1.00000        6
     2            1yL     2.750000         82       10.62500     2.75000     5.00000    2.00000       12
     2            6mL     2.250000         82       10.97805     2.25000     5.00000    1.00000        6
     3            1yL     2.750000         11       12.43770     2.75000     2.00000    2.00000       12
     3            1yL     2.750000         10       12.29490     2.75000     2.00000    2.00000       12
     3            1yL     2.750000         10       12.25000     2.75000     2.00000    2.00000       12
     3            1yL     2.750000         10       12.46249     2.75000     2.00000    2.00000       12
     3            1yL     2.750000         10       12.28838     2.75000     2.00000    2.00000       12


                                    CUT-OFF
                                      DATE        CUT-OFF    REMAINING      REMAINING                                  ORIGINAL
                                     GROSS        DATE NET    TERM TO      AMORTIZATION    ORIGINAL                   PREPAYMENT
                    PRINCIPAL       MORTGAGE      MORTGAGE    MATURITY         TERM        IO PERIOD     LOAN AGE        TERM
  GROUP(1)         BALANCE ($)     RATE (%)(3)   RATE (%)(3) (MONTHS)(3)  (MONTHS)(2)(3)  (MONTHS)(3)   (MONTHS)(3)   (MONTHS)(3)
-----------    ------------------ ------------- ------------ ----------- ---------------- ------------ ------------- -------------
     3              471,800.00      6.197170      5.822170      359            240            120            1            42
     3              396,150.00      5.750000      5.500000      356            240            120            4             0
     3              301,071.74      5.875000      5.625000      357            357             0             3             0
     3              463,200.00      6.212440      5.962440      356            240            120            4             0
     3              211,576.84      6.000000      5.750000      358            358             0             2             0
     3            1,044,000.00      6.018680      5.768680      358            240            120            2             0
     3              203,834.24      6.125000      5.875000      358            240            120            2            36
     3              417,125.07      5.750000      5.500000      358            358             0             2             0
     3           19,957,489.96      5.811450      5.561450      358            240            120            2             0
     3              711,771.67      6.005660      5.755660      357            240            120            3            12
     3              125,200.00      6.500000      6.250000      358            240            120            2            24
     3            3,239,499.99      5.735160      5.485160      358            240            120            2            36
     3              257,537.89      5.625000      5.375000      356            324             36            4             0
     3            6,469,567.93      5.600400      5.350400      357            357             0             3             0
     3              569,825.08      6.125000      5.875000      357            357             0             3            36
     3           44,634,958.98      5.689380      5.439380      357            324             36            3             0
     3            5,448,092.05      5.791810      5.541810      357            324             36            3            36
     3            1,287,512.00      5.542030      5.292030      358            240            120            2             0
     3              438,750.00      6.875000      6.625000      357            240            120            3            36
     3            3,153,581.87      6.242030      5.992030      357            357             0             3             0
     3            1,051,083.09      5.850720      5.600720      357            357             0             3            36
     3            9,059,730.90      5.908420      5.429200      357            324             36            3             0
     3              387,979.70      5.000000      4.750000      352            324             36            8            12
     3            1,901,350.00      6.494650      6.244650      356            300             60            4             0
     3            4,297,120.45      6.140660      5.890660      357            300             60            3            36
     3          116,570,019.53      5.816900      5.566900      358            240            120            2             0
     3            1,726,000.04      6.070920      5.820920      357            240            120            3            12
     3              152,790.06      5.750000      5.500000      358            240            120            2            30
     3           28,164,310.98      5.811460      5.561460      358            240            120            2            36
     3              419,199.99      5.500000      5.250000      356            240            120            4            42
     3            2,253,084.85      4.679750      4.429750      354            300             60            6             0
     3           11,022,340.08      6.068350      5.763340      356            356             0             4             0
     3           45,353,222.96      5.802180      5.552180      358            300             60            2             0
     3              766,373.13      5.652150      5.402150      357            300             60            3            12
     3            4,872,029.09      5.943600      5.693600      357            300             60            3            36
     3              380,000.00      6.250000      6.000000      357            300             60            3            60
     3           54,148,370.42      6.228050      5.868430      356            240            120            4             0
     3            1,996,000.00      5.977960      5.727960      358            240            120            2            36
     3              558,400.00      6.250000      6.000000      358            240            120            2            60
     3           16,271,989.40      5.976240      5.726240      358            358             0             2             0
     3            1,879,409.43      6.478660      6.228660      359            359             0             1             6
     3            2,914,082.00      5.935510      5.685510      359            359             0             1            36
     3           14,540,156.67      6.119920      5.860090      357            300             60            3             0
     3              373,750.00      5.125000      4.875000      353            300             60            7            12
     3            2,949,346.84      6.163230      5.913230      357            300             60            3            36
     3          163,590,464.03      5.826920      5.576920      358            240            120            2             0
     3              496,000.00      6.500000      6.250000      359            240            120            1             6
     3            2,451,478.44      6.033950      5.783950      357            240            120            3            12
     3           31,431,749.38      5.925000      5.675000      358            240            120            2            36
     3            3,009,181.25      5.925670      5.675670      357            240            120            3            60
     3              944,078.88      5.947940      5.697940      358            358             0             2             0
     3            6,470,038.14      5.837080      5.587080      358            276             84            2             0
     3              422,963.35      5.750000      5.500000      358            358             0             2             0
     3              107,285.42      6.000000      5.750000      358            358             0             2            36
     3            2,418,545.68      6.371810      6.024390      358            276             84            2             0
     3            5,734,711.92      5.973600      5.723600      358            240            120            2             0
     3            2,040,468.36      5.808320      5.558320      358            240            120            2            36


                                                      GROSS
                                                     LIFETIME     GROSS     INITIAL                   RATE
                           GROSS         FIRST       MAXIMUM      FLOOR     PERIODIC   PERIODIC    ADJUSTMENT
                           MARGIN        RESET         RATE       RATE        CAP        CAP       FREQUENCY
  GROUP(1)       INDEX     (%)(3)     (MONTHS)(3)     (%)(3)     (%)(3)      (%)(3)     (%)(3)     (MONTHS)(3)
-----------    --------- ----------  ------------- ------------ ---------  ---------- ----------- -------------
     1            1yL     2.750000         11       12.19717     2.75000     2.00000    2.00000       12
     1           1yCMT    2.750000        116       10.75000     2.75000     5.00000    2.00000       12
     1            1yL     2.250000        117       10.87500     2.25000     5.00000    2.00000       12
     1            1yL     2.250000        116       11.21244     2.25000     5.00000    2.00000       12
     1            6mL     2.250000        118       11.00000     2.25000     5.00000    1.00000        6
     1            6mL     2.250000        118       11.01868     2.25000     5.00000    1.00000        6
     1            6mL     2.250000        118       11.12500     2.25000     5.00000    1.00000        6
     1            6mL     2.500000         22       11.75000     2.50000     3.00000    1.00000        6
     1            6mL     2.542900         22       11.81145     2.54290     3.00000    1.00000        6
     1            6mL     2.924210         21       12.00566     2.92421     3.00000    1.00000        6
     1            6mL     2.500000         22       12.50000     2.50000     3.00000    1.00000        6
     1            6mL     2.533960         22       11.73516     2.53396     3.00000    1.00000        6
     1           1yCMT    2.750000         32       11.62500     2.75000     2.00000    2.00000       12
     1            1yL     2.545520         36       11.60040     2.87580     2.23157    2.02387       12
     1            1yL     2.250000         33       12.12500     2.25000     6.00000    2.00000       12
     1            1yL     2.467580         33       11.68938     2.52647     4.49354    2.00000       12
     1            1yL     2.250000         33       11.79181     2.80570     6.00000    2.00000       12
     1            1yL     2.250000         34       10.96759     3.06327     3.35455    2.00000       12
     1            1yL     2.250000         33       12.87500     3.87500     3.00000    2.00000       12
     1            6mL     2.531400         33       12.24203     2.53140     4.95079    1.00000        6
     1            6mL     2.421840         33       11.85072     2.42184     5.55769    1.55769        6
     1            6mL     2.614780         33       11.06824     2.61478     4.93857    1.15982        6
     1            6mL     3.250000         28       10.00000     3.25000     3.00000    1.00000        6
     1            6mL     2.458270         32       12.49465     5.66156     3.00000    1.72230        6
     1            6mL     2.250000         33       12.14066     6.14066     3.00000    1.67236        6
     1            6mL     2.301220         34       11.82095     2.30806     4.99645    1.04147        6
     1            6mL     2.750000         33       12.07092     2.75000     5.00000    1.00000        6
     1            6mL     2.250000         34       11.75000     2.25000     5.00000    1.00000        6
     1            6mL     2.314260         34       11.81146     2.35274     4.96415    1.01505        6
     1            6mL     2.250000         32       11.50000     2.25000     5.00000    1.00000        6
     1           1yCMT    2.750000         54       9.67975      2.75000     5.00000    2.00000       12
     1            1yL     2.293900         56       11.14356     2.29390     5.05937    2.00000       12
     1            1yL     2.337930         58       11.26407     2.33793     5.42767    2.00000       12
     1            1yL     2.250000         57       11.04356     2.25000     5.39142    2.00000       12
     1            1yL     2.250000         57       11.82242     2.25000     5.70279    2.00000       12
     2            1yL     2.250000         57       11.25000     2.25000     5.00000    2.00000       12
     2            1yL     2.250820         56       11.23791     2.25082     5.00396    2.00000       12
     2            1yL     2.250000         58       10.97796     3.08367     5.00000    2.00000       12
     2            1yL     2.250000         58       12.25000     2.25000     6.00000    2.00000       12
     2            6mL     2.404450         58       11.59169     2.58710     5.61545    1.61545        6
     2            6mL     3.335050         59       12.47866     3.33505     6.00000    1.65982        6
     2            6mL     2.250000         59       11.63547     2.30356     5.69997    1.69997        6
     2            6mL     2.476710         57       11.36236     2.49239     5.24244    1.24244        6
     2            6mL     3.250000         53       11.12500     3.25000     3.00000    1.00000        6
     2            6mL     3.191600         57       12.31935     3.69820     4.29857    1.64952        6
     2            6mL     2.272220         58       11.57878     2.29642     5.75093    1.75139        6
     2            6mL     3.250000         59       12.50000     3.25000     6.00000    2.00000        6
     2            6mL     2.489660         57       11.60457     2.58142     5.57063    1.40751        6
     2            6mL     2.409370         58       11.51939     2.63412     5.59438    1.57766        6
     2            6mL     2.250000         57       11.51040     2.25000     5.58473    1.58473        6
     2            1yL     2.750000         82       10.94794     2.75000     5.00000    2.00000       12
     2            1yL     2.670870         82       10.83708     2.67087     5.00000    2.00000       12
     2            6mL     2.250000         82       10.75000     2.25000     5.00000    1.00000        6
     2            6mL     2.250000         82       11.00000     2.25000     5.00000    1.00000        6
     2            6mL     2.750000         82       11.37181     2.75000     5.00000    1.00000        6
     2            6mL     2.250000         82       10.97360     2.25000     5.00000    1.00000        6
     2            6mL     2.250000         82       10.80832     2.25000     5.00000    1.00000        6

 -------------------
(1) Group I mortgage loans consist of loans the principal balance of which conform to Freddie Mac or Fannie Mae guidelines. Group II and Group III mortgage loans consist of loans the principal balance of which may or may not conform to Freddie Mac or Fannie Mae guidelines.

(2) With respect to the assumed mortgage loans with an interest-only period the remaining amortization period will not commence until the interest-only period has ended.

(3)  Weighted average.

DEFAULTS IN DELINQUENT PAYMENTS

      The yield to maturity of the Offered Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

      The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the applicable loan group or groups. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases pursuant to the optional clean-up call, as described in this prospectus supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "THE MORTGAGE LOAN POOL" in this prospectus supplement.

      Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

      Adjustable rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, ARMs may be subject to delinquency and loss experience because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. ARMs may be subject to greater rates of prepayments as they approach their initial Adjustment Dates as borrowers seek to avoid changes in their monthly payments. In addition, a substantial majority of the ARMs will not have their initial Adjustment Date until three to five years after their origination. The prepayment experience of these adjustable mortgage loans may differ from that of the other ARMs. Such adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the adjustable mortgage loans with their initial Adjustment Date three to five years after their origination (as the case may be) as borrowers seek to avoid changes in their monthly payments.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full or in part), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

      To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the Principal Certificates, PRO RATA, according to the amount of interest to which each class of Principal Certificates would otherwise be entitled, in reduction of that amount.

      The Pass-Through Rate for each class of Principal Certificates may be calculated by reference to the net interest rates of the mortgage loans. If the mortgage loans bearing higher interest rates, either through higher margins or an increase in the applicable Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index or the One-Year CMT Loan Index. It is possible that a decrease in the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index or the One-Year CMT Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the Loan Group I Cap, the Loan Group II Cap, the Loan Group III Cap or the WAC Cap, as applicable, the Pass-Through Rates on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the Principal Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Principal Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

      Although holders of the Principal Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account and to the extent available for payment from the Supplemental Interest Trust, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

OVERCOLLATERALIZATION PROVISIONS

      The operation of the overcollateralization provisions of the master servicing and trust agreement will affect the weighted average lives of the Principal Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread and certain amounts available in the Supplemental Interest Trust will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount. This would reduce the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

      Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Principal Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments and Net Swap Receipts. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Principal Certificates.

      As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Principal Certificates may vary significantly over time and from class to class.

SUBORDINATED CERTIFICATES AND THE CLASS 1A2, CLASS 2A2 AND CLASS 3A2
CERTIFICATES

      The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates provide credit enhancement for the certificates that have a higher payment priority, and Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

      The Principal Distribution Amount to be made to the holders of the Principal Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Principal Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

      For all purposes, the Class B-4 certificates will have the lowest payment priority of any class of Subordinated Certificates.

      If a Group I Sequential Trigger Event is in effect, the Class 1A2 certificates will not receive any principal distributions until the Class Certificate Balance of the Class 1A1 certificates has been reduced to zero. Thus, the Class 1A2 certificates may bear a disproportionate percentage of the shortfalls in principal on the group I mortgage loans.

      If a Group II Sequential Trigger Event is in effect, the Class 2A2 certificates will not receive any principal distributions until the Class Certificate Balance of the Class 2A1 certificates has been reduced to zero. Thus, the Class 2A2 certificates may bear a disproportionate percentage of the shortfalls in principal on the group II mortgage loans.

      If a Group III Sequential Trigger Event is in effect, the Class 3A2 certificates will not receive any principal distributions until the Class Certificate Balance of the Class 3A1 certificates has been reduced to zero. Thus, the Class 3A2 certificates may bear a disproportionate percentage of the shortfalls in principal on the group III mortgage loans.

EFFECT ON YIELDS DUE TO RAPID PREPAYMENTS

      Any net payment payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the LIBOR Certificates. This could adversely affect the yield to maturity on your certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

      The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--PREPAYMENT CONSIDERATIONS AND RISKS" above and "YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

      In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "DESCRIPTION OF THE
CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see "--DECREMENT TABLES" below.

DECREMENT TABLES

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of LIBOR Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that
(i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or
(iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the Structuring Assumptions.





         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                              PREPAYMENT SCENARIOS

                                      SCENARIO I       SCENARIO II       SCENARIO III     SCENARIO IV       SCENARIO V
                                      ----------       -----------       ------------     -----------       ----------
Percentage of Prepayment
Assumption..........................      0%               75%                100%            125%             150%


           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                        CLASS 1A1                                   CLASS 1A2
                                                   PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       ------------------------------------------  ------------------------------------------
DISTRIBUTION DATE                         I       II       III      IV       V        I       II       III      IV       V
                                       -------  -------  -------  ------  -------  -------  -------  -------  ------  -------
Initial Percentage..................     100      100      100     100      100      100      100      100     100      100
September 2006 .....................     100       76       68      59       51      100       76       68      59       51
September 2007......................     100       57       45      34       25      100       57       45      34       25
September 2008......................      99       42       29      18       10       99       42       29      18       10
September 2009......................      99       33       22      14        8       99       33       22      14        8
September 2010......................      99       25       15       9        5       99       25       15       9        5
September 2011......................      98       20       11       5        2       98       20       11       5        2
September 2012......................      98       15        7       3        1       98       15        7       3        1
September 2013......................      97       12        5       2        *       97       12        5       2        *
September 2014......................      97        9        4       1        0       97        9        4       1        0
September 2015......................      96        7        2       *        0       96        7        2       *        0
September 2016......................      93        5        1       *        0       93        5        1       *        0
September 2017......................      90        4        1       0        0       90        4        1       0        0
September 2018......................      87        3        *       0        0       87        3        *       0        0
September 2019......................      84        2        *       0        0       84        2        *       0        0
September 2020......................      81        1        0       0        0       81        1        0       0        0
September 2021......................      77        1        0       0        0       77        1        0       0        0
September 2022......................      73        1        0       0        0       73        1        0       0        0
September 2023......................      69        *        0       0        0       69        *        0       0        0
September 2024......................      65        *        0       0        0       65        *        0       0        0
September 2025......................      60        0        0       0        0       60        0        0       0        0
September 2026......................      55        0        0       0        0       55        0        0       0        0
September 2027......................      49        0        0       0        0       49        0        0       0        0
September 2028......................      44        0        0       0        0       44        0        0       0        0
September 2029......................      39        0        0       0        0       39        0        0       0        0
September 2030......................      33        0        0       0        0       33        0        0       0        0
September 2031......................      27        0        0       0        0       27        0        0       0        0
September 2032......................      20        0        0       0        0       20        0        0       0        0
September 2033......................      13        0        0       0        0       13        0        0       0        0
September 2034......................       6        0        0       0        0        6        0        0       0        0
September 2035......................       0        0        0       0        0        0        0        0       0        0
Weighted Average
     Life to Maturity (years)(2)....   21.00     3.64     2.62    1.97     1.52    21.00     3.64     2.62    1.97     1.52
Weighted Average Life
     to Call (years)(2)(3)..........   20.95     3.35     2.39    1.80     1.38    20.95     3.35     2.39    1.80     1.38

---------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                        CLASS 2A1                                   CLASS 2A2
                                                   PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       ------------------------------------------  ------------------------------------------
DISTRIBUTION DATE                         I       II       III      IV       V        I       II       III      IV       V
                                       -------  -------  -------  ------  -------  -------  -------  -------  ------  -------
Initial Percentage..................     100      100      100     100      100      100      100      100     100      100
September 2006 .....................     100       76       68      59       51      100       76       68      59       51
September 2007......................     100       57       45      34       25      100       57       45      34       25
September 2008......................     100       42       29      18       10      100       42       29      18       10
September 2009......................      99       33       22      14        8       99       33       22      14        8
September 2010......................      99       26       15       9        5       99       26       15       9        5
September 2011......................      99       20       11       5        2       99       20       11       5        2
September 2012......................      98       15        7       3        1       98       15        7       3        1
September 2013......................      98       12        5       2        *       98       12        5       2        *
September 2014......................      97        9        4       1        0       97        9        4       1        0
September 2015......................      96        7        2       *        0       96        7        2       *        0
September 2016......................      93        5        1       *        0       93        5        1       *        0
September 2017......................      90        4        1       0        0       90        4        1       0        0
September 2018......................      87        3        *       0        0       87        3        *       0        0
September 2019......................      84        2        *       0        0       84        2        *       0        0
September 2020......................      80        1        0       0        0       80        1        0       0        0
September 2021......................      77        1        0       0        0       77        1        0       0        0
September 2022......................      73        1        0       0        0       73        1        0       0        0
September 2023......................      69        *        0       0        0       69        *        0       0        0
September 2024......................      64        *        0       0        0       64        *        0       0        0
September 2025......................      59        0        0       0        0       59        0        0       0        0
September 2026......................      54        0        0       0        0       54        0        0       0        0
September 2027......................      49        0        0       0        0       49        0        0       0        0
September 2028......................      43        0        0       0        0       43        0        0       0        0
September 2029......................      38        0        0       0        0       38        0        0       0        0
September 2030......................      32        0        0       0        0       32        0        0       0        0
September 2031......................      26        0        0       0        0       26        0        0       0        0
September 2032......................      20        0        0       0        0       20        0        0       0        0
September 2033......................      13        0        0       0        0       13        0        0       0        0
September 2034......................       5        0        0       0        0        5        0        0       0        0
September 2035......................       0        0        0       0        0        0        0        0       0        0
Weighted Average Life to Maturity
(years)(2)..........................   20.93     3.64     2.62    1.97     1.52    20.93     3.64     2.62    1.97     1.52
Weighted Average Life to Call
(years)(2)(3).......................   20.88     3.35     2.39    1.80     1.38    20.88     3.35     2.39    1.80     1.38

---------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                        CLASS 3A1                                   CLASS 3A2
                                                   PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       ------------------------------------------  ------------------------------------------
DISTRIBUTION DATE                         I       II       III      IV       V        I       II       III      IV       V
                                       -------  -------  -------  ------  -------  -------  -------  -------  ------  -------
Initial Percentage..................     100      100      100     100      100      100      100      100     100      100
September 2006 .....................     100       76       68      60       51      100       76       68      60       51
September 2007......................     100       57       45      34       25      100       57       45      34       25
September 2008......................     100       42       29      18       10      100       42       29      18       10
September 2009......................      99       33       22      14        8       99       33       22      14        8
September 2010......................      99       26       15       9        5       99       26       15       9        5
September 2011......................      99       20       11       5        2       99       20       11       5        2
September 2012......................      98       15        7       3        1       98       15        7       3        1
September 2013......................      97       12        5       2        *       97       12        5       2        *
September 2014......................      97        9        4       1        0       97        9        4       1        0
September 2015......................      96        7        2       *        0       96        7        2       *        0
September 2016......................      93        5        1       *        0       93        5        1       *        0
September 2017......................      90        4        1       0        0       90        4        1       0        0
September 2018......................      87        3        *       0        0       87        3        *       0        0
September 2019......................      84        2        *       0        0       84        2        *       0        0
September 2020......................      81        1        0       0        0       81        1        0       0        0
September 2021......................      77        1        0       0        0       77        1        0       0        0
September 2022......................      73        1        0       0        0       73        1        0       0        0
September 2023......................      69        *        0       0        0       69        *        0       0        0
September 2024......................      64        *        0       0        0       64        *        0       0        0
September 2025......................      60        0        0       0        0       60        0        0       0        0
September 2026......................      54        0        0       0        0       54        0        0       0        0
September 2027......................      49        0        0       0        0       49        0        0       0        0
September 2028......................      44        0        0       0        0       44        0        0       0        0
September 2029......................      38        0        0       0        0       38        0        0       0        0
September 2030......................      33        0        0       0        0       33        0        0       0        0
September 2031......................      27        0        0       0        0       27        0        0       0        0
September 2032......................      20        0        0       0        0       20        0        0       0        0
September 2033......................      14        0        0       0        0       14        0        0       0        0
September 2034......................       6        0        0       0        0        6        0        0       0        0
September 2035......................       0        0        0       0        0        0        0        0       0        0
Weighted Average Life to Maturity
(years)(2)..........................   21.01     3.64     2.62    1.97     1.52    21.01     3.64     2.62    1.97     1.52
Weighted Average Life to Call
(years)(2)(3).......................   20.95     3.35     2.39    1.80     1.39    20.95     3.35     2.39    1.80     1.39

---------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                        CLASS 3A3                                   CLASS 3A4
                                                   PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       ------------------------------------------  ------------------------------------------
DISTRIBUTION DATE                         I       II       III      IV       V        I       II       III      IV       V
                                       -------  -------  -------  ------  -------  -------  -------  -------  ------  -------
Initial Percentage..................     100      100      100     100      100      100      100      100     100      100
September 2006 .....................     100       59       45      32       18      100      100      100     100      100
September 2007......................     100       27        7       0        0      100      100      100      65       14
September 2008......................      99        3        0       0        0      100      100       37       0        0
September 2009......................      99        0        0       0        0      100       59        0       0        0
September 2010......................      98        0        0       0        0      100       19        0       0        0
September 2011......................      98        0        0       0        0      100        0        0       0        0
September 2012......................      97        0        0       0        0      100        0        0       0        0
September 2013......................      96        0        0       0        0      100        0        0       0        0
September 2014......................      95        0        0       0        0      100        0        0       0        0
September 2015......................      93        0        0       0        0      100        0        0       0        0
September 2016......................      88        0        0       0        0      100        0        0       0        0
September 2017......................      84        0        0       0        0      100        0        0       0        0
September 2018......................      79        0        0       0        0      100        0        0       0        0
September 2019......................      73        0        0       0        0      100        0        0       0        0
September 2020......................      67        0        0       0        0      100        0        0       0        0
September 2021......................      61        0        0       0        0      100        0        0       0        0
September 2022......................      54        0        0       0        0      100        0        0       0        0
September 2023......................      47        0        0       0        0      100        0        0       0        0
September 2024......................      40        0        0       0        0      100        0        0       0        0
September 2025......................      32        0        0       0        0      100        0        0       0        0
September 2026......................      23        0        0       0        0      100        0        0       0        0
September 2027......................      14        0        0       0        0      100        0        0       0        0
September 2028......................       5        0        0       0        0      100        0        0       0        0
September 2029......................       0        0        0       0        0       88        0        0       0        0
September 2030......................       0        0        0       0        0       57        0        0       0        0
September 2031......................       0        0        0       0        0       25        0        0       0        0
September 2032......................       0        0        0       0        0        0        0        0       0        0
September 2033......................       0        0        0       0        0        0        0        0       0        0
September 2034......................       0        0        0       0        0        0        0        0       0        0
September 2035......................       0        0        0       0        0        0        0        0       0        0
Weighted Average Life to Maturity
(years)(2)..........................   16.94     1.39     1.00    0.77     0.61    25.24     4.29     3.00    2.20     1.74
Weighted Average Life to Call
(years)(2)(3).......................   16.94     1.39     1.00    0.77     0.61    25.24     4.29     3.00    2.20     1.74

---------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                        CLASS 3A5                                   CLASS M-1
                                                   PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       ------------------------------------------  ------------------------------------------
DISTRIBUTION DATE                         I       II       III      IV       V        I       II       III      IV       V
                                       -------  -------  -------  ------  -------  -------  -------  -------  ------  -------
Initial Percentage..................     100      100      100     100      100      100      100      100     100      100
September 2006 .....................     100      100      100     100      100      100      100      100     100      100
September 2007......................     100      100      100     100      100      100      100      100     100      100
September 2008......................     100      100      100      83       46      100      100      100     100      100
September 2009......................     100      100      100      63       38      100       72       48      30       18
September 2010......................     100      100       70      39       21      100       55       33      19        9
September 2011......................     100       89       49      25       11      100       43       23      12        0
September 2012......................     100       69       34      15        5      100       33       16       1        0
September 2013......................     100       53       24       9        2      100       25       11       0        0
September 2014......................     100       41       16       4        0      100       20        3       0        0
September 2015......................     100       31       11       2        0      100       15        0       0        0
September 2016......................     100       24        7       *        0      100       11        0       0        0
September 2017......................     100       18        4       0        0      100        5        0       0        0
September 2018......................     100       13        2       0        0      100        0        0       0        0
September 2019......................     100        9        *       0        0      100        0        0       0        0
September 2020......................     100        6        0       0        0      100        0        0       0        0
September 2021......................     100        4        0       0        0      100        0        0       0        0
September 2022......................     100        2        0       0        0      100        0        0       0        0
September 2023......................     100        1        0       0        0      100        0        0       0        0
September 2024......................     100        *        0       0        0      100        0        0       0        0
September 2025......................     100        0        0       0        0      100        0        0       0        0
September 2026......................     100        0        0       0        0      100        0        0       0        0
September 2027......................     100        0        0       0        0      100        0        0       0        0
September 2028......................     100        0        0       0        0       95        0        0       0        0
September 2029......................     100        0        0       0        0       83        0        0       0        0
September 2030......................     100        0        0       0        0       71        0        0       0        0
September 2031......................     100        0        0       0        0       58        0        0       0        0
September 2032......................      92        0        0       0        0       44        0        0       0        0
September 2033......................      61        0        0       0        0       29        0        0       0        0
September 2034......................      28        0        0       0        0       13        0        0       0        0
September 2035......................       0        0        0       0        0        0        0        0       0        0
Weighted Average Life to Maturity
(years)(2)..........................   28.35     9.16     6.65    5.02     3.77    26.44     6.26     4.75    4.06     3.82
Weighted Average Life to Call
(years)(2)(3).......................   28.07     7.85     5.62    4.23     3.17    26.33     5.85     4.43    3.81     3.64

---------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

* Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                        CLASS M-2                                   CLASS M-3
                                                   PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       ------------------------------------------  ------------------------------------------
DISTRIBUTION DATE                         I       II       III      IV       V        I       II       III      IV       V
                                       -------  -------  -------  ------  -------  -------  -------  -------  ------  -------
Initial Percentage..................     100      100      100     100      100      100      100      100     100      100
September 2006 .....................     100      100      100     100      100      100      100      100     100      100
September 2007......................     100      100      100     100      100      100      100      100     100      100
September 2008......................     100      100      100     100      100      100      100      100     100      100
September 2009......................     100       72       48      30       18      100       72       48      30       18
September 2010......................     100       55       33      19        0      100       55       33      19        0
September 2011......................     100       43       23       6        0      100       43       23       0        0
September 2012......................     100       33       16       0        0      100       33       14       0        0
September 2013......................     100       25        3       0        0      100       25        0       0        0
September 2014......................     100       20        0       0        0      100       20        0       0        0
September 2015......................     100       15        0       0        0      100        9        0       0        0
September 2016......................     100        3        0       0        0      100        0        0       0        0
September 2017......................     100        0        0       0        0      100        0        0       0        0
September 2018......................     100        0        0       0        0      100        0        0       0        0
September 2019......................     100        0        0       0        0      100        0        0       0        0
September 2020......................     100        0        0       0        0      100        0        0       0        0
September 2021......................     100        0        0       0        0      100        0        0       0        0
September 2022......................     100        0        0       0        0      100        0        0       0        0
September 2023......................     100        0        0       0        0      100        0        0       0        0
September 2024......................     100        0        0       0        0      100        0        0       0        0
September 2025......................     100        0        0       0        0      100        0        0       0        0
September 2026......................     100        0        0       0        0      100        0        0       0        0
September 2027......................     100        0        0       0        0      100        0        0       0        0
September 2028......................      95        0        0       0        0       95        0        0       0        0
September 2029......................      83        0        0       0        0       83        0        0       0        0
September 2030......................      71        0        0       0        0       71        0        0       0        0
September 2031......................      58        0        0       0        0       58        0        0       0        0
September 2032......................      44        0        0       0        0       44        0        0       0        0
September 2033......................      29        0        0       0        0       29        0        0       0        0
September 2034......................      13        0        0       0        0        0        0        0       0        0
September 2035......................       0        0        0       0        0        0        0        0       0        0
Weighted Average Life to Maturity
(years)(2)..........................   26.42     6.15     4.64    3.92     3.63    26.40     6.04     4.56    3.84     3.52
Weighted Average Life to Call
(years)(2)(3).......................   26.33     5.85     4.41    3.75     3.50    26.33     5.85     4.41    3.73     3.44

---------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                        CLASS M-4                                   CLASS B-1
                                                   PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       ------------------------------------------  ------------------------------------------
DISTRIBUTION DATE                         I       II       III      IV       V        I       II       III      IV       V
                                       -------  -------  -------  ------  -------  -------  -------  -------  ------  -------
Initial Percentage..................     100      100      100     100      100      100      100      100     100      100
September 2006 .....................     100      100      100     100      100      100      100      100     100      100
September 2007......................     100      100      100     100      100      100      100      100     100      100
September 2008......................     100      100      100     100      100      100      100      100     100      100
September 2009......................     100       72       48      30        9      100       72       48      30        0
September 2010......................     100       55       33      13        0      100       55       33       0        0
September 2011......................     100       43       23       0        0      100       43       16       0        0
September 2012......................     100       33        0       0        0      100       33        0       0        0
September 2013......................     100       25        0       0        0      100       25        0       0        0
September 2014......................     100       18        0       0        0      100        0        0       0        0
September 2015......................     100        0        0       0        0      100        0        0       0        0
September 2016......................     100        0        0       0        0      100        0        0       0        0
September 2017......................     100        0        0       0        0      100        0        0       0        0
September 2018......................     100        0        0       0        0      100        0        0       0        0
September 2019......................     100        0        0       0        0      100        0        0       0        0
September 2020......................     100        0        0       0        0      100        0        0       0        0
September 2021......................     100        0        0       0        0      100        0        0       0        0
September 2022......................     100        0        0       0        0      100        0        0       0        0
September 2023......................     100        0        0       0        0      100        0        0       0        0
September 2024......................     100        0        0       0        0      100        0        0       0        0
September 2025......................     100        0        0       0        0      100        0        0       0        0
September 2026......................     100        0        0       0        0      100        0        0       0        0
September 2027......................     100        0        0       0        0      100        0        0       0        0
September 2028......................      95        0        0       0        0       95        0        0       0        0
September 2029......................      83        0        0       0        0       83        0        0       0        0
September 2030......................      71        0        0       0        0       71        0        0       0        0
September 2031......................      58        0        0       0        0       58        0        0       0        0
September 2032......................      44        0        0       0        0       44        0        0       0        0
September 2033......................      29        0        0       0        0       29        0        0       0        0
September 2034......................       0        0        0       0        0        0        0        0       0        0
September 2035......................       0        0        0       0        0        0        0        0       0        0
Weighted Average Life to Maturity
(years)(2)..........................   26.36     5.91     4.44    3.74     3.42    26.31     5.76     4.32    3.65     3.32
Weighted Average Life to Call
(years)(2)(3).......................   26.33     5.85     4.38     3.7     3.40    26.31     5.76     4.32    3.65     3.32

---------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                        CLASS B-2                                   CLASS B-3
                                                   PREPAYMENT SCENARIO                         PREPAYMENT SCENARIO
                                       ------------------------------------------  ------------------------------------------
DISTRIBUTION DATE                         I       II       III      IV       V        I       II       III      IV       V
                                       -------  -------  -------  ------  -------  -------  -------  -------  ------  -------
Initial Percentage.................      100      100      100     100      100      100      100      100     100      100
September 2006 .....................     100      100      100     100      100      100      100      100     100      100
September 2007......................     100      100      100     100      100      100      100      100     100      100
September 2008......................     100      100      100     100      100      100      100      100     100      100
September 2009......................     100       72       48      21        0      100       72       43       0        0
September 2010......................     100       55       33       0        0      100       55        0       0        0
September 2011......................     100       43        0       0        0      100       28        0       0        0
September 2012......................     100       32        0       0        0      100        0        0       0        0
September 2013......................     100        2        0       0        0      100        0        0       0        0
September 2014......................     100        0        0       0        0      100        0        0       0        0
September 2015......................     100        0        0       0        0      100        0        0       0        0
September 2016......................     100        0        0       0        0      100        0        0       0        0
September 2017......................     100        0        0       0        0      100        0        0       0        0
September 2018......................     100        0        0       0        0      100        0        0       0        0
September 2019......................     100        0        0       0        0      100        0        0       0        0
September 2020......................     100        0        0       0        0      100        0        0       0        0
September 2021......................     100        0        0       0        0      100        0        0       0        0
September 2022......................     100        0        0       0        0      100        0        0       0        0
September 2023......................     100        0        0       0        0      100        0        0       0        0
September 2024......................     100        0        0       0        0      100        0        0       0        0
September 2025......................     100        0        0       0        0      100        0        0       0        0
September 2026......................     100        0        0       0        0      100        0        0       0        0
September 2027......................     100        0        0       0        0      100        0        0       0        0
September 2028......................      95        0        0       0        0       95        0        0       0        0
September 2029......................      83        0        0       0        0       83        0        0       0        0
September 2030......................      71        0        0       0        0       71        0        0       0        0
September 2031......................      58        0        0       0        0       58        0        0       0        0
September 2032......................      44        0        0       0        0       32        0        0       0        0
September 2033......................      16        0        0       0        0        0        0        0       0        0
September 2034......................       0        0        0       0        0        0        0        0       0        0
September 2035......................       0        0        0       0        0        0        0        0       0        0
Weighted Average Life to Maturity
(years)(2).........................    26.20     5.51     4.15    3.49     3.19    25.92     5.06     3.82    3.23     3.10
Weighted Average Life to Call
(years)(2)(3)......................    26.20     5.51     4.15    3.49     3.19    25.92     5.06     3.82    3.23     3.10

---------------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

WAC CAP

         The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

         o Six-Month LIBOR Loan Index, One-Year LIBOR Loan Index and One-Year CMT Loan Index remain constant at 20.00%; and

         o prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III).

         It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans or the WAC Cap on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table:





         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

 DISTRIBUTION                            LOAN               LOAN                LOAN
     DATE             WAC CAP (%)   GROUP I CAP (%)   GROUP II CAP (%)   GROUP III CAP (%)
--------------       ------------- ----------------- ------------------ -------------------
October 2005           22.15736        22.35278           22.32099            22.09155
November 2005          21.22900        21.39291           21.36622            21.17380
December 2005          21.01576        21.18514           21.15754            20.95873
January 2006           20.65824        20.82217           20.79542            20.60305
February 2006          20.35694        20.52088           20.49411            20.30176
March 2006             20.24781        20.42932           20.39965            20.18672
April 2006             19.77221        19.93617           19.90934            19.71704
May 2006               19.55141        19.72084           19.69308            19.49440
June 2006              19.21051        19.37448           19.34759            19.15534
July 2006              19.00563        19.17508           19.14726            18.94863
August 2006            18.75681        18.94345           18.87095            18.70153
September 2006         18.50781        18.70200           18.61370            18.45261
October 2006           17.69252        17.89319           17.80192            17.63548
November 2006          17.37060        17.56481           17.47645            17.31540
December 2006          17.22399        17.42469           17.33335            17.16696
January 2007           16.90739        17.10162           17.01320            16.85220
February 2007          16.68267        16.87692           16.78847            16.62748
March 2007             16.76183        16.97690           16.87894            16.70073
April 2007             16.24655        16.44083           16.35231            16.19137
May 2007               16.13181        16.33258           16.24108            16.07480
June 2007              15.82760        16.02191           15.93333            15.77243
July 2007              15.75568        16.13493           15.83398            15.67095
August 2007            15.62762        15.93540           15.67110            15.56247
September 2007         15.44508        15.76034           15.48036            15.38000
October 2007           14.96088        15.28667           14.99732            14.89363
November 2007          14.66528        14.98058           14.70053            14.60020
December 2007          14.60863        14.93446           14.64504            14.54138
January 2008           14.32701        14.69993           14.35225            14.25299
February 2008          14.18818        14.53254           14.20904            14.12027
March 2008             14.28109        14.64923           14.30337            14.20850
April 2008             13.86030        14.20471           13.88113            13.79240
May 2008               13.82895        14.18487           13.85046            13.75879
June 2008              13.55627        13.90497           13.56614            13.48954
July 2008              14.24755        16.37360           13.66936            13.95506
August 2008            14.87506        16.37191           13.50738            14.84118
September 2008         14.74065        16.24506           13.36480            14.70684
October 2008           12.25729        13.79672           10.82030            12.22790
November 2008          11.95578        13.44568           10.56512            11.92732
December 2008          12.08544        13.62377           10.64390            12.05707
January 2009           11.87654        13.80488           10.40826            11.78031
February 2009          11.97733        13.72201           10.34945            11.94389
March 2009             12.61688        14.54867           10.81454            12.57983
April 2009             11.81323        13.55823           10.18525            11.77974
May 2009               11.95976        13.76310           10.27748            11.92513
June 2009              11.65872        13.40091           10.02752            11.62633
July 2009              11.89117        13.61201           10.12421            11.88707
August 2009            11.61154        13.39093            9.90020            11.58657
September 2009         11.53801        13.31747            9.82664            11.51302
October 2009           11.71259        13.53777            9.93047            11.69176
November 2009          11.40853        13.17491            9.68387            11.38834
December 2009          11.57531        13.39926            9.80248            11.55303
January 2010           11.27278        13.03797            9.55711            11.25119
February 2010          11.20652        12.97154            9.49255            11.18465
March 2010             11.90251        13.85541           10.00355            11.87875
April 2010             11.09066        12.84261            9.36340            11.07358
May 2010               11.68168        13.70856           11.99359            11.24830
June 2010              11.77988        13.41665           12.07546            11.42210
July 2010              12.20909        13.69918           12.67665            11.84783
August 2010            13.67012        13.94975           13.42490            13.66194
September 2010         10.93112        11.17931           10.65440            10.93443
October 2010           11.29871        11.54350           11.00103            11.30640
November 2010          10.80436        11.04130           10.51626            10.81180
December 2010          11.16499        11.40940           10.87035            11.17222
January 2011           10.81004        11.04142           10.51969            10.81893
February 2011          10.81049        11.04149           10.52165            10.81917
March 2011             11.96922        12.22457           11.64897            11.97899
April 2011             10.81093        11.04161           10.52164            10.81975
May 2011               11.17132        11.40973           10.87236            11.18043
June 2011              10.81409        11.05025           10.53265            10.82049
July 2011              11.17620        11.41866           10.88372            11.18340
August 2011            10.81735        11.05037           10.53262            10.82492
September 2011         10.81777        11.05043           10.53261            10.82547
October 2011           11.17838        11.41885           10.88369            11.18634
November 2011          10.81780        11.05056           10.53259            10.82551
December 2011          11.17842        11.41897           10.88366            11.18637
January 2012           10.81784        11.05068           10.53256            10.82554
February 2012          10.81799        11.05074           10.53352            10.82555
March 2012             11.56408        11.81293           11.25996            11.57216
April 2012             10.81803        11.05087           10.53350            10.82559
May 2012               11.17865        11.41930           10.88460            11.18646
June 2012              10.81807        11.05100           10.53347            10.82562
July 2012              11.18020        11.43049           10.88457            11.18649
August 2012            10.93945        11.17732           10.59044            10.95761
September 2012         10.93948        11.17738           10.59044            10.95764
October 2012           11.30416        11.55003           10.94345            11.32293
November 2012          10.93955        11.17752           10.59043            10.95770
December 2012          11.30423        11.55017           10.94345            11.32300
January 2013           10.93961        11.17765           10.59043            10.95777
February 2013          10.93965        11.17772           10.59043            10.95781
March 2013             12.11179        12.37541           11.72512            12.13189
April 2013             10.93972        11.17786           10.59043            10.95787
May 2013               11.30441        11.55053           10.94344            11.32317

 DISTRIBUTION                            LOAN               LOAN                LOAN
     DATE             WAC CAP (%)   GROUP I CAP (%)   GROUP II CAP (%)   GROUP III CAP (%)
--------------       ------------- ----------------- ------------------ -------------------
June 2013              10.93979        11.17800           10.59042            10.95794
July 2013              11.30448        11.55068           10.94343            11.32324
August 2013            10.94069        11.18420           10.59042            10.95801
September 2013         10.94072        11.18426           10.59042            10.95805
October 2013           11.30545        11.55714           10.94343            11.32336
November 2013          10.94079        11.18440           10.59041            10.95812
December 2013          11.30553        11.55729           10.94342            11.32343
January 2014           10.94087        11.18454           10.59041            10.95820
February 2014          10.94090        11.18461           10.59041            10.95823
March 2014             12.11319        12.38304           11.72509            12.13237
April 2014             10.94098        11.18476           10.59040            10.95831
May 2014               11.30572        11.55766           10.94341            11.32363
June 2014              10.94106        11.18490           10.59040            10.95839
July 2014              11.30580        11.55781           10.94341            11.32371
August 2014            10.94114        11.18505           10.59039            10.95847
September 2014         10.94117        11.18513           10.59039            10.95851
October 2014           11.30592        11.55805           10.94340            11.32383
November 2014          10.94125        11.18528           10.59038            10.95859
December 2014          11.30601        11.55821           10.94339            11.32391
January 2015           10.94134        11.18544           10.59038            10.95867
February 2015          10.94138        11.18552           10.59038            10.95871
March 2015             12.11371        12.38405           11.72506            12.13290
April 2015             10.94146        11.18568           10.59037            10.95879
May 2015               11.30622        11.55862           10.94338            11.32413
June 2015              10.94625        11.18596           10.59047            10.96524
July 2015              11.31464        11.57343           10.94359            11.33276
August 2015            10.95746        11.20012           10.59063            10.97783
September 2015         10.95749        11.20016           10.59065            10.97784

LAST SCHEDULED DISTRIBUTION DATE

      The last scheduled Distribution Date is the Distribution Date in October 2035. The last scheduled Distribution Date for each class of Offered Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.

      Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--PREPAYMENT CONSIDERATIONS AND RISKS" and "--WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES" above and "YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

      The discussion in this section and in the section "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA CONSIDERATIONS" section of this prospectus supplement to the "CODE" and "SECTIONS" are to the Internal Revenue Code of 1986, as amended.

GENERAL

      The master servicing and trust agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account, the Supplemental Interest Trust and certain other accounts specified in the master servicing and trust agreement and each servicing agreement and the right of each class of Principal Certificates to receive Basis Risk Carry Forward Amounts will comprise one or more REMICs (the "TRUST REMICS") organized in a tiered REMIC structure. Each class of Principal Certificates, the Class X certificates and the Class P certificates represent (exclusive of the rights of the Principal Certificates to receive Basis Risk Carry Forward Amounts) a regular interest (a "REGULAR INTEREST") in a Trust REMIC. The Class R-1 certificates will represent ownership of the sole class of residual interest in the Upper-Tier REMIC and the Class R-2 certificates will represent ownership of the sole class of residual interest in the Lower-Tier REMIC. In addition, each class of the Principal Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes. For federal income tax purposes, it is intended that the rights of the Class C certificateholders to receive payment from the Master Servicer of the Fair Market Value Excess, if any, after the exercise of the Optional Clean-up Call will be treated as beneficial ownership interests in a grantor trust and not as an obligation of any REMIC created hereunder.

      Upon the issuance of the Offered Certificates, Sidley Austin Brown & Wood LLP will deliver its opinion to the effect that, assuming compliance with the master servicing and trust agreement and each servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

      A holder of a class of Principal Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the master servicing and trust agreement provides that each holder of a Principal Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "BASIS RISK CONTRACTS") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Trust. The Regular Interest component of a Principal Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Principal Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the lesser of the Loan Group I Cap, Loan Group II or Loan Group III Cap, as applicable, or the WAC Cap, in each case computed for this purpose without regard to any Net Swap Receipts, (ii) Basis Risk Carry Forward Amounts will be deemed to include the excess, if any, of the Loan Group I Cap, Loan Group II Cap or Loan Group III Cap, as applicable, or the WAC Cap over the maximum interest rate specified in clause (i), and (iii) any Swap Termination Payment will be treated as being payable first from Net Monthly Excess Cashflow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of a Principal Certificate may exceed the actual amount of distributions on the Principal Certificate.

      A holder of a Principal Certificate must allocate its purchase price for the Principal Certificate between its components--the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could, in the case of the Principal Certificates, cause the total amount of OID to exceed a statutorily defined DE MINIMIS amount). See "FEDERAL INCOME TAX CONSEQUENCES--TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" in the prospectus.

      Upon the sale, exchange, or other disposition of a Principal Certificate, the holder must allocate the amount realized between the components of the Principal Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Principal Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "FEDERAL INCOME TAX CONSEQUENCES--GAIN OR LOSS ON DISPOSITION".

      Interest on the Regular Interest component of a Principal Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Principal Certificates could be considered to have been issued with OID. See "FEDERAL INCOME TAX CONSEQUENCES--TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "PREPAYMENT AND YIELD CONSIDERATIONS--STRUCTURING ASSUMPTIONS" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE PRINCIPAL CERTIFICATES

      The Regular Interest components of the Principal Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under
Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Trust, would be so treated. In addition, to the extent the Regular Interest component of a Principal Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Principal Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE BASIS RISK CONTRACT COMPONENTS

      The following discussion assumes that the rights of the holders of the Principal Certificates under the Basis Risk Contract will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Basis Risk Carry Forward Amounts to holders of the Principal Certificates who are non-U.S. Persons. Prospective investors in the Principal Certificates should consult their tax advisors regarding their appropriate tax treatment.

      As indicated above, a portion of the purchase price paid by a holder to acquire a Principal Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract components are expected to have an insubstantial value relative to the Regular Interest components. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under the level yield or constant interest method discussed below, the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a Principal Certificate.

      Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account or the Supplemental Interest Trust will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the related Basis Risk Contract component, such excess is ordinary income. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the Principal Certificates to which it relates as a result of certain Swap Termination Payments will be treated as having been received by the beneficial owners of such Principal Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the

Basis Risk Contract. Such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the Principal Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

      A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a Principal Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a Principal Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a Principal Certificate may have income that exceeds cash distributions on the Principal Certificate, in any period over the term of the Principal Certificate. As a result, the Principal Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

OTHER MATTERS

      For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "FEDERAL INCOME TAX
CONSEQUENCES--BACKUP WITHHOLDING" and "--TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS" in the prospectus.

RESIDUAL CERTIFICATES

      The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Residual Certificates' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC,
(ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The Residual Certificates will be considered to represent "noneconomic residual interests," with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer. See "FEDERAL INCOME TAX CONSEQUENCES--TAX TREATMENT OF REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS," and "--TAX TREATMENT OF REMIC RESIDUAL INTERESTS" in the prospectus.

      An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the mortgage loans and other administrative expenses of the related REMIC in computing such holder's regular tax liability, and may be not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class R-2 certificates in respect of the residual interest in the Lower Tier REMIC. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC. Furthermore, regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any "safe harbor" payment described in the prospectus. See "FEDERAL INCOME TAX CONSEQUENCES--TAX TREATMENT OF REMIC RESIDUAL INTERESTS--NON-RECOGNITION OF CERTAIN TRANSFERS FOR FEDERAL INCOME TAX PURPOSES," and "--TAX TREATMENT OF REMIC RESIDUAL INTERESTS" in the prospectus. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

      Due to the special tax treatment of residual interests, the effective after tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

      Prospective purchasers of the residual interests should consider the effective after tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "FEDERAL INCOME TAX CONSEQUENCES--TAX TREATMENT OF REMIC RESIDUAL INTERESTS" in the prospectus.

                              STATE AND LOCAL TAXES

      The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA CONSIDERATIONS" in the prospectus.

      The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates, other than the Residual Certificates (such certificates, the "ERISA ELIGIBLE CERTIFICATES") by a Plan (subject to the discussion below concerning the interest rate swap agreement), provided that specific conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

      (1) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Moody's or S&P;

      (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

      (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the master servicing and trust agreement, and reimbursement of the servicer's reasonable expenses in connection with its services; and

      (5) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      Moreover, the Exemption would provide relief from certain self dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, the underwriter, the trustee, any of the servicers, the Swap Provider any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

      Except as provided below with respect to the interest rate swap agreement, the depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

      Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least "BBB-" or its equivalent from at least one rating agency, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

      The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption and has not been included in the trust, and consequently an interest in the interest rate swap agreement is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of ERISA Eligible Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Provider unless an exemption is available.

      Accordingly, as long as the interest rate swap agreement and the Supplemental Interest Trust are in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "QUALIFIED PROFESSIONAL ASSET MANAGERS"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "IN-HOUSE ASSET MANAGERS") or similar exemption under similar law (collectively, the "INVESTOR BASED EXEMPTIONS"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement and the Supplemental Interest Trust are in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, will be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the ERISA Eligible Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

      Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or Section 4975 of the Code.

      Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement and Supplemental Interest Trust are in effect, one or more of the Investor Based Exemptions will apply and exempt all potential prohibited transactions.

      The Residual Certificates may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan. Each person that acquires an interest in a Residual Certificate will be required to represent that it is not investing on behalf of or with plan assets of a Plan. Accordingly, the preceding discussion does not purport to discuss any considerations under ERISA or the Code with respect to the purchase, acquisition or resale of the Residual Certificates.

                                LEGAL INVESTMENT

      The Class A, Class M-1, Class M-2, Class M-3, Class R-1 and Class R-2 Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as those certificates are rated in one of the two highest rating categories by Moody's, or S&P or another nationally recognized statistical rating organization. The Class M-4, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

      Except as to the status of certain classes of the Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

      See "LEGAL INVESTMENT" in the prospectus.

                             METHOD OF DISTRIBUTION

      The depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the depositor and the underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Offered Certificates, before deducting expenses estimated to be approximately $1,200,000 will be approximately 99.94% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the Offered Certificates. The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

      The Offered Certificates are a new issue of securities with no established trading market. The depositor has been advised by the underwriter that the underwriter intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

      The depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

      The underwriter is an affiliate of GSMC, the depositor and the Swap Provider.

                                  LEGAL MATTERS

      The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS

      In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"):

               CLASS                     S&P                   MOODY'S
      ----------------------    ----------------------  ----------------------
      1A1...................             AAA                     Aaa
      1A2...................             AAA                     Aaa
      2A1...................             AAA                     Aaa
      2A2...................             AAA                     Aaa
      3A1...................             AAA                     Aaa
      3A2...................             AAA                     Aaa
      3A3...................             AAA                     Aaa
      3A4...................             AAA                     Aaa
      3A5...................             AAA                     Aaa
      M-1...................              AA                     Aa2
      M-2...................             AA-                     Aa3
      M-3...................              A                      A2
      M-4...................              A-                     A3
      B-1...................             BBB+                   Baa1
      B-2...................             BBB                    Baa2
      B-3...................             BBB-                   Baa3
      R-1...................             AAA                     NR
      R-2...................             AAA                     NR

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk

Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.





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                                     S-129

                                GLOSSARY OF TERMS

      The following terms have the meanings given below when used in this prospectus supplement.

      "ACCRUED CERTIFICATE INTEREST" means, for each class of Principal Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute, as described in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "ADJUSTMENT DATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--GENERAL" in this prospectus supplement.

      "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "ARM" means an adjustable-rate mortgage loan.

      "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the Securities Administrator on behalf of the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the Master Servicer, the servicers, the Securities Administrator, the custodians and the trustee, if any, payable with respect to that Distribution Date: (i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicers on or prior to the related Determination Date, after deduction of the related servicing fees in respect of prior Distribution Dates and the other components of the Expense Fee Rate for that Distribution Date, together with any related P&I Advances for that Distribution Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (iv) the proceeds from repurchases of mortgage loans received and any Substitution Adjustment Amounts received in connection with the substitution of a mortgage loan with respect to that Distribution Date, (v) any Net Swap Receipts for such Distribution Date and (vi) all proceeds received with respect to any Optional Clean-Up Call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received by the trust in respect of the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Principal Certificates.

      "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

      "BASIS RISK CARRY FORWARD AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

      "BASIS RISK CONTRACTS" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF REGULAR INTERESTS" in this prospectus supplement.

      "BASIS RISK PAYMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

      "CLASS 1A CERTIFICATE GROUP" means the Class 1A1 and Class 1A2 certificates, collectively.

      "CLASS 2A CERTIFICATE GROUP" means the Class 2A1 and Class 2A2 certificates, collectively.

      "CLASS 3A CERTIFICATE GROUP" means the Class 3A1, Class 3A2, Class 3A3, Class 3A4 and Class 3A5 certificates, collectively.

      "CLASS A" means the Class 1A1, Class 1A2, Class 2A1, Class 2A2, Class 3A1, Class 3A2, Class 3A3, Class 3A4 and Class 3A5 certificates, collectively.

      "CLASS A CERTIFICATE GROUP" means any of the Class 1A Certificate Group, the Class 2A Certificate Group or the Class 3A Certificate Group, as applicable.

      "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" means, with respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class 1A Certificate Group and the group I mortgage loans, the numerator of which is (x) the portion of the Principal Remittance Amount for that Distribution Date that is attributable to principal received or advanced on the group I mortgage loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; (ii) in the case of the Class 2A Certificate Group and the group II mortgage loans, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the group II mortgage loans and the denominator of which is (y) the Principal Remittance Amount for that Distribution Date; and (iii) in the case of the Class 3A Certificate Group and the group III mortgage loans, the numeration of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the group III mortgage loans and the denominator of which is (y) the Principal Remittance Amount for that Distribution Date.

      "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, an amount equal to the excess of: (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 85.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "CLASS B" means the Class B-1, Class B-2, Class B-3 and Class B-4 certificates, collectively.

      "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 96.00% and
(ii) the aggregate
scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (G) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 97.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), and (H) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 98.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (H) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date), and (I) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 99.00% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "CLASS CERTIFICATE BALANCE" means, with respect to any class of Principal Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

o all amounts previously distributed to holders of certificates of that class as payments of principal; and

o in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

PROVIDED, HOWEVER, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

      "CLASS M" means the Class M-1, Class M-2, Class M-3, Class M-4 certificates, collectively.

      "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 90.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 92.40% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 94.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 95.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

      "CODE" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement.

      "COMPENSATING INTEREST" has the meaning set forth in "THE AGREEMENTS --PREPAYMENT INTEREST SHORTFALLS" in this prospectus supplement.

      "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

      "CONDUIT MORTGAGE LOANS" means the mortgage loans in the trust that were acquired by GSMC through the GSMC mortgage conduit program.

      "COUNTRYWIDE SERVICING" has the meaning set forth in "TRANSACTION OVERVIEW--PARTIES" in this prospectus supplement.

      "CREDIT SCORES" has the meaning set forth in "THE MORTGAGE LOAN POOL--CREDIT SCORES" in this prospectus supplement.

      "DEFAULTED SWAP TERMINATION PAYMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE SWAP AGREEMENT" in this prospectus supplement.

      "DETERMINATION DATE" means, for each Distribution Date, the business day immediately preceding the related Servicer Remittance Date.

      "DISTRIBUTION DATE" means the 25th of each month or, if that day is not a business day, the immediately succeeding business day.

      "DOL" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "DOWNGRADE TERMINATING EVENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE SWAP AGREEMENT" in this prospectus supplement.

      "DUE PERIOD" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

      "ERISA" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "EXCESS OVERCOLLATERALIZED AMOUNT" is described in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

      "EXCESS RESERVE FUND ACCOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

      "EXEMPTION" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "EXPENSE FEE RATE" means, with respect to any mortgage loan, a PER ANNUM rate equal to the sum of the servicing fee rate, Securities Administrator fee rate, the master servicing fee rate and a rate PER ANNUM ranging from 0.161% to 1.181% with respect to certain mortgage loans with PMI policy premiums payable by the trust. See "THE AGREEMENTS--SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

      "FAIR MARKET VALUE EXCESS" has the meaning set forth in "THE AGREEMENTS--TERMINATION; OPTIONAL CLEAN-UP CALL" in this prospectus supplement.

      "GREENPOINT" has the meaning set forth in "TRANSACTION OVERVIEW-PARTIES" in this prospectus supplement.

      "GREENPOINT MORTGAGE LOANS" means the mortgage loans that were acquired from GreenPoint.

      "GROSS MARGIN" has the meaning set forth in "THE MORTGAGE LOAN POOL--GENERAL" in this prospectus supplement.

      "GROUP I SEQUENTIAL TRIGGER EVENT" has the meaning set forth in "DISTRIBUTION OF THE CERTIFICATES-- ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" in this prospectus supplement.

      "GROUP II SEQUENTIAL TRIGGER EVENT" has the meaning set forth in "DISTRIBUTION OF THE CERTIFICATES-- ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" in this prospectus supplement.

      "GROUP III SEQUENTIAL TRIGGER EVENT" has the meaning set forth in "DISTRIBUTION OF THE CERTIFICATES-- ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" in this prospectus supplement.

      "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership.

      "INDEX" has the meaning set forth in "THE MORTGAGE LOAN POOL--GENERAL" in this prospectus supplement.

      "INITIAL CAP" has the meaning set forth in "THE MORTGAGE LOAN POOL--GENERAL" in this prospectus supplement.

      "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

      "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, with respect to the LIBOR Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date and, with respect to the Class B-4 certificates, the calendar month preceding the month in which that Distribution Date occurs.

      "INTEREST REMITTANCE AMOUNT" means, with respect to any Distribution Date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to the mortgage loans in that loan group and any Net Swap Receipts attributable to that loan group for that Distribution Date, net of any Net Swap Payments made from that loan group with respect to that Distribution Date.

      "LIBOR CERTIFICATES" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

      "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "LIFETIME CAP" has the meaning set forth in "THE MORTGAGE LOAN POOL--GENERAL" in this prospectus supplement.

      "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

      "LOAN GROUP I CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "LOAN GROUP II CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "LOAN GROUP III CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "MARGIN" has the meaning set forth in "THE MORTGAGE LOAN POOL--GENERAL" in this prospectus supplement.

      "MASTER SERVICER" has the meaning set forth in "TRANSACTION
OVERVIEW--PARTIES" in this prospectus supplement.

      "MERS DESIGNATED MORTGAGE LOAN" means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

      "MOODY'S" has the meaning set forth in "RATINGS" in this prospectus supplement.

      "NATIONAL CITY" has the meaning set forth in "TRANSACTION
OVERVIEW--PARTIES" in this prospectus supplement.

      "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

      "NET SWAP PAYMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE SWAP AGREEMENT" in this prospectus supplement.

      "NET SWAP RECEIPT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE SWAP AGREEMENT" in this prospectus supplement.

      "OFFERED CERTIFICATES" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

      "ONE-MONTH LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Securities Administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollar deposits of European banks.

      "ONE-MONTH LIBOR LOAN INDEX" has the meaning set forth in "THE MORTGAGE LOAN POOL--THE INDICES" in this prospectus supplement.

      "ONE-YEAR CMT LOAN INDEX" has the meaning set forth in "THE MORTGAGE LOAN POOL--THE INDICES" in this prospectus supplement.

      "ONE-YEAR LIBOR LOAN INDEX" has the meaning set forth in "THE MORTGAGE LOAN POOL--THE INDICES" in this prospectus supplement.

      "OPTIONAL CLEAN-UP CALL" has the meaning set forth in "THE
AGREEMENTS--TERMINATION; OPTIONAL CLEAN-UP CALL" in this prospectus supplement.

      "ORIGINAL SALE DATE" means July 6, 2005, August 15, 2005 and August 30, 2005 with respect to the GreenPoint Mortgage Loans, March 22, 2005, June 7, 2005, June 14, 2005, July 7, 2005 and August 10, 2005 with respect to the National City Mortgage Loans, July 12, 2005 with respect to the SunTrust Mortgage Loans and the date specified in the applicable mortgage loan purchase agreement with respect to the other mortgage loan sellers.

      "OVERCOLLATERALIZED AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

      "OVERCOLLATERALIZATION DEFICIENCY" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

      "OVERCOLLATERALIZATION FLOOR" means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

      "P&I ADVANCES" means advances made by the servicer or the Master Servicer (including the trustee as successor master servicer and any other successor master servicer) acting as back-up servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

      "PASS-THROUGH RATE" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "PERIODIC CAP" has the meaning set forth in "THE MORTGAGE LOAN POOL--GENERAL" in this prospectus supplement.

      "PLANS" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "PMI" has the meaning set forth in "THE MORTGAGE LOAN POOL--GENERAL" in this prospectus supplement.

      "PREPAYMENT ASSUMPTION" has the meaning set forth in "PREPAYMENT AND YIELD CONSIDERATIONS--STRUCTURING ASSUMPTIONS" in this prospectus supplement.

      "PREPAYMENT PERIOD" means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

      "PREPAYMENT PREMIUM" has the meaning set forth in "THE MORTGAGE LOAN POOL--PREPAYMENT PREMIUMS" in this prospectus supplement.

      "PRINCIPAL CERTIFICATES" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

      "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased as of that Distribution Date, (v) the portion of Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that Distribution Date; and
(vi) the portion of the proceeds received with respect to the Optional Clean-Up Call (to the extent they relate to principal).

      "PTCE" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "RATE ADJUSTMENT CAP" has the meaning set forth in the "THE MORTGAGE LOAN POOL--GENERAL" in this prospectus supplement.

      "RATING AGENCY CONDITION" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the trustee, the Master Servicer, the depositor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

      "RECORD DATE" means with respect to any Distribution Date, the last business day of the applicable Interest Accrual Period, unless the certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.

      "REFERENCE BANKS" means leading banks selected by the Securities Administrator (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      "REIT" has the meaning set forth in "FEDERAL INCOME TAX
CONSEQUENCES--STATUS OF THE PRINCIPAL CERTIFICATES" in this prospectus supplement.

      "REQUIRED SWAP COUNTERPARTY RATING" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the "LONG-TERM RATING") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.

      "RESIDUAL CERTIFICATES" means the Class R-1 and Class R-2 certificates.

      "RESTRICTED GROUP" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "S&P" has the meaning set forth in "RATINGS" in this prospectus supplement.

      "SENIOR ENHANCEMENT PERCENTAGE" means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

      "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 14.50%.

      "SERVICER REMITTANCE DATE" means, with respect to any Distribution Date, the 18th day of the month or if the 18th is not a business day the immediately preceding business day.

      "SIX-MONTH LIBOR LOAN INDEX" has the meaning set forth in "THE MORTGAGE LOAN POOL--THE INDICES" in this prospectus supplement.

      "SPECIFIED OVERCOLLATERALIZED AMOUNT" means, prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 1.00% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; PROVIDED, HOWEVER, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

      "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

      "STEPDOWN DATE" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date in October 2008 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

      "STRUCTURING ASSUMPTIONS" has the meaning set forth in "PREPAYMENT AND YIELD CONSIDERATIONS--STRUCTURING ASSUMPTIONS" in this prospectus supplement.

      "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 or Class B-4 certificates.

      "SUBSEQUENT RECOVERY" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by the responsible party for a mortgage loan that is in breach of the responsible party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a deleted mortgage loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the deleted mortgage loan; (ii) be accruing interest at a rate no lower than and not more than 1% PER ANNUM higher than, that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the deleted mortgage loan;
(iv) be of the same type as the deleted mortgage loan (i.e., adjustable rate with the same periodic cap, lifetime rate cap, and index); and (v) comply with each representation and warranty made by the applicable responsible party.

      "SUBSTITUTION ADJUSTMENT AMOUNT" means with respect to any mortgage loan, the amount remitted by a servicer on the applicable Distribution Date which is the difference between the outstanding principal balance of a substituted mortgage loan as of the date of the substitution and the outstanding principal balance of the replaced mortgage loan as of the date of the substitution.

      "SUBSTITUTION EVENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE SWAP AGREEMENT" in this prospectus supplement.

      "SUNTRUST" has the meaning set forth in "TRANSACTION OVERVIEW-PARTIES" in this prospectus supplement.

      "SUNTRUST MORTGAGE LOANS" means the mortgage loans that were acquired from SunTrust.

      "SUPPLEMENTAL INTEREST TRUST" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--SUPPLEMENTAL INTEREST TRUST" in this prospectus supplement.

      "SWAP PROVIDER" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE SWAP AGREEMENT" in this prospectus supplement.

      "SWAP TERMINATION PAYMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--INTEREST RATE SWAP AGREEMENT" in this prospectus supplement.

      "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "TOTAL MONTHLY EXCESS SPREAD" means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by a servicer on or prior to the related Determination Date or advanced by such servicer for the related Servicer Remittance Date, net of expenses used to determine the Expense Fee Rate and plus New Swap Receipts and less Net Swap Payments for such Distribution Date, over (y) the amounts paid to the classes of certificates pursuant to clause (i) of the sixth full paragraph of "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

      "TRIGGER EVENT" means with respect to any Distribution Date, the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are sixty days delinquent or more, including mortgage loans in foreclosure, all REO properties and mortgage loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 40.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

DISTRIBUTION DATE OCCURRING IN             CUMULATING REALIZED LOSS PERCENTAGE
------------------------------             -----------------------------------

October 2007 - September 2008              0.250% for the first month, plus an additional 1/12th of
                                           0.350% for each month thereafter (e.g., approximately
                                           0.279% in November 2007)

October 2008 - September 2009              0.600% for the first month, plus an additional 1/12th of
                                           0.350% for each month thereafter (e.g., approximately
                                           0.629% in November 2008)

October 2009 - September 2010              0.950% for the first month, plus an additional 1/12th of
                                           0.300% for each month thereafter (e.g., approximately
                                           0.975% in November 2009)

October 2010 - September 2011              1.250% for the first month, plus an additional 1/12th of
                                           0.200% for each month thereafter (e.g., approximately
                                           1.267% in November 2010)

      "TRUST REMIC" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES--GENERAL" in this prospectus supplement.

      "UNDERWRITING GUIDELINES" has the meaning set forth in "THE MORTGAGE LOAN POOL--UNDERWRITING GUIDELINES" in this prospectus supplement.

      "UNPAID INTEREST AMOUNT" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

      "WAC CAP" has the meaning set forth in "DESCRIPTION OF THE
CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of book-entry certificates holding securities through Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      EXEMPTION FOR NON-U.S PERSONS (FORM W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within thirty days of such change.

      EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

      The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has issued regulations that revise certain aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

                      [This Page Intentionally Left Blank]

                                    ANNEX II

                               INTEREST RATE SWAP
                      NOTIONAL AMOUNT AMORTIZATION SCHEDULE

        Distribution                                  Interest Rate Swap
       Period (months)       Distribution Date        Notional Amount ($)
      -----------------  -------------------------  ----------------------
              1                October 2005             922,169,822.33
              2                November 2005            877,283,046.08
              3                December 2005            834,580,794.03
              4                January 2006             793,956,766.17
              5                February 2006            755,309,834.42
              6                March 2006               718,543,791.05
              7                April 2006               683,567,109.31
              8                May 2006                 650,292,715.64
              9                June 2006                618,637,773.18
             10                July 2006                588,523,475.45
             11                August 2006              559,874,850.47
             12                September 2006           532,620,574.05
             13                October 2006             480,966,138.92
             14                November 2006            457,554,384.82
             15                December 2006            435,282,049.61
             16                January 2007             414,093,687.28
             17                February 2007            393,936,549.61
             18                March 2007               374,760,454.87
             19                April 2007               356,517,662.93
             20                May 2007                 339,162,756.55
             21                June 2007                322,652,528.33
             22                July 2007                306,945,873.20
             23                August 2007              292,003,686.13
             24                September 2007           277,788,768.29
             25                October 2007             252,805,204.69
             26                November 2007            240,497,845.36
             27                December 2007            228,789,542.24
             28                January 2008             217,651,141.05
             29                February 2008            207,054,906.21
             30                March 2008               196,974,451.73
             31                April 2008               187,384,589.30
             32                May 2008                 178,261,532.58
             33                June 2008                169,582,562.56
             34                July 2008                161,326,065.79
             35                August 2008              153,471,427.76
             36                September 2008           145,988,501.96
             37                October 2008              88,608,025.09
             38                November 2008             84,293,413.76
             39                December 2008             80,188,852.86
             40                January 2009              76,284,118.18
             41                February 2009             72,569,483.17
             42                March 2009                69,035,694.60
             43                April 2009                65,673,949.58
             44                May 2009                  62,475,873.66
             45                June 2009                 59,433,499.96
             46                July 2009                 56,539,249.33

        Distribution                                  Interest Rate Swap
       Period (months)       Distribution Date        Notional Amount ($)
      -----------------  -------------------------  ----------------------
             47                August 2009               53,785,911.46
             48                September 2009            51,166,627.02
             49                October 2009              48,674,870.49
             50                November 2009             46,304,433.95
             51                December 2009             44,049,411.61
             52                January 2010              41,904,185.16
             53                February 2010             39,863,409.72
             54                March 2010                37,921,933.48
             55                April 2010                36,074,993.97
             56                May 2010                  34,317,987.21
             57                June 2010                 32,646,309.35
             58                July 2010                 31,056,041.69
             59                August 2010               29,543,316.61
             60                September 2010             1,361,809.14
             61                October 2010               1,295,450.91

                SCHEDULE A - STRUCTURAL AND COLLATERAL TERM SHEET

                                  $901,216,000
                                  (APPROXIMATE)
                         GSAA HOME EQUITY TRUST 2005-11
                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                            ASSET-BACKED CERTIFICATES

OVERVIEW OF THE OFFERED CERTIFICATES

-------------- -------------- ------------- ------------------- ---------- -------------- ----------- --------------- --------------
                                                                 EXPECTED
                 APPROXIMATE                   PRIMARY            CREDIT       INITIAL     ESTIMATED     PRINCIPAL     S&P /MOODY'S
                  PRINCIPAL    CERTIFICATE    COLLATERAL         SUPPORT    PASS-THROUGH   AVG. LIFE      PAYMENT        EXPECTED
 CERTIFICATES     BALANCE(1)       TYPE         GROUP              (3)         RATE (4)     (YRS)(5)    WINDOW(5)(6)      RATINGS
-------------- -------------- ------------- ------------------- ---------- -------------- ----------- --------------- --------------
     1A1        $103,804,000       Sr           Group I (2)       16.53%   LIBOR + 0.280%     2.39     10/05 - 02/12      AAA/Aaa
     1A2         $11,534,000       Sr           Group I (2)        7.25%   LIBOR + 0.320%     2.39     10/05 - 02/12      AAA/Aaa
     2A1         $99,780,000       Sr          Group II (2)       16.53%   LIBOR + 0.280%     2.39     10/05 - 02/12      AAA/Aaa
     2A2         $11,087,000       Sr          Group II (2)        7.25%   LIBOR + 0.320%     2.39     10/05 - 02/12      AAA/Aaa
     3A1        $300,000,000       Sr          Group III (2)      16.53%   LIBOR + 0.270%     2.39     10/05 - 02/12      AAA/Aaa
     3A2         $33,334,000       Sr          Group III (2)       7.25%   LIBOR + 0.320%     2.39     10/05 - 02/12      AAA/Aaa
     3A3        $168,833,000       Sr          Group III (2)       7.25%   LIBOR + 0.120%     1.00     10/05 - 12/07      AAA/Aaa
     3A4         $53,085,000       Sr          Group III (2)       7.25%   LIBOR + 0.250%     3.00     12/07 - 09/09      AAA/Aaa
     3A5         $62,868,000       Sr          Group III (2)       7.25%   LIBOR + 0.370%     5.62     09/09 - 02/12      AAA/Aaa
     M-1         $23,668,000       Sub      Group I, II and III    4.65%   LIBOR + 0.480%     4.43     11/08 - 02/12       AA/Aa2
     M-2          $7,737,000       Sub      Group I, II and III    3.80%   LIBOR + 0.510%     4.41     11/08 - 02/12      AA-/Aa3
     M-3          $7,282,000       Sub      Group I, II and III    3.00%   LIBOR + 0.630%     4.41     11/08 - 02/12        A/A2
     M-4          $4,551,000       Sub      Group I, II and III    2.50%   LIBOR + 0.700%     4.38     10/08 - 02/12       A-/A3
     B-1          $4,551,000       Sub      Group I, II and III    2.00%   LIBOR + 1.150%     4.32     10/08 - 02/12     BBB+/Baa1
     B-2          $4,551,000       Sub      Group I, II and III    1.50%   LIBOR + 1.300%     4.15     10/08 - 07/11      BBB/Baa2
     B-3          $4,551,000       Sub      Group I, II and III    1.00%   LIBOR + 1.750%     3.82     10/08 - 09/10     BBB-/Baa3
-------------- -------------- ------------- ------------------- ---------- -------------- ----------- --------------- --------------
    TOTAL       $901,216,000
-------------- -------------- ------------- ------------------- ---------- -------------- ----------- --------------- --------------

OVERVIEW OF THE NON-OFFERED CERTIFICATES

-------------- -------------- ------------- ------------------- ---------- -------------- ----------- --------------- --------------
     B-4          $4,551,000       Sub      Group I, II and III    0.50%       5.000%         N/A           N/A             N/A
-------------- -------------- ------------- ------------------- ---------- -------------- ----------- --------------- --------------

(1) The initial aggregate principal balance of the Offered Certificates will be subject to an upward or downward variance of no more than approximately 5%. The principal balances of the Offered Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-Off Date.

(2) The Class 1A1, Class 1A2, Class 2A1, Class 2A2, Class 3A1, Class 3A2, Class 3A3, Class 3A4 and Class 3A5 Certificates are entitled to receive principal payments primarily from the primary collateral group indicated. Under certain circumstances, the Class 1A1, Class 1A2, Class 2A1, Class 2A2, Class 3A1, Class 3A2, Class 3A3, Class 3A4 and Class 3A5 Certificates may receive principal payments from the other collateral group.

(3) Fully funded overcollateralization of approximately 0.50%.

(4) See the "Structure of the Certificates" section of this Term Sheet for more information on the Pass-Through-Rates of the Offered Certificates.

(5) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Optional Clean-up Call on all certificates.

(6) The stated final maturity date for the certificates is the Distribution Date in October 2035.

SELECTED MORTGAGE POOL DATA (7)

----------------------------------------------- ---------------- ---------------- ---------------- ----------------
                                                     GROUP I         GROUP II        GROUP III        AGGREGATE
----------------------------------------------- ---------------- ---------------- ---------------- ----------------
Scheduled Principal Balance:                      $125,492,709     $121,866,818     $674,344,011     $921,703,538
Number of Mortgage Loans:                                  611              617            1,932            3,160
Average Scheduled Principal Balance:                  $205,389         $197,515         $349,039         $291,678
Interest Only Loans:                                    87.36%           88.25%           92.40%           91.17%
Weighted Average Gross Coupon:                          6.150%           6.174%           5.910%           5.978%
Weighted Average Net Coupon(8):                         5.865%           5.837%           5.641%           5.697%
Weighted Average FICO Score:                               712              707              718              716
Weighted Average Original LTV Ratio:                    79.44%           79.94%           76.55%           77.39%
Weighted Average Stated Remaining Term (months):           358              357              359              358
Weighted Average Seasoning (months):                         2                3                1                2
Weighted Average Months to Roll:                            39               54               48               47
Weighted Average Gross Margin:                           2.57%            2.43%            2.37%            2.41%
Weighted Average Initial Rate Cap:                       4.46%            4.81%            4.97%            4.88%
Weighted Average Periodic Rate Cap:                      1.37%            1.75%            1.60%            1.59%
Weighted Average Gross Maximum Lifetime Rate:           11.86%           11.28%           11.61%           11.60%
----------------------------------------------- ---------------- ---------------- ---------------- ----------------

(7) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.

(8) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee and any lender-paid mortgage insurance.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

FEATURES OF THE TRANSACTION

o The mortgage loans in the transaction consist of Alt-A type, adjustable rate, first lien residential mortgage loans (the "Mortgage Loans") originated or acquired by GreenPoint Mortgage Funding, Inc. ("GreenPoint") (39.28%), SunTrust Mortgage, Inc. ("SunTrust") (15.23%), National City Mortgage Company ("NatCity") (11.09%) and others (1.07%) or purchased through the Goldman Sachs Residential Mortgage Conduit (33.33%).

o The Mortgage Loans will be serviced or sub-serviced by GreenPoint (39.28%), Countrywide Home Loans Servicing, LP (34.34%), SunTrust (15.23%), NatCity (11.09%) and Wells Fargo Home Mortgage, Inc. ("Wells Fargo") (0.06%).

o Credit support for the certificates will be provided through a senior/subordinate structure, upfront fully funded overcollateralization of approximately 0.50%, excess spread and mortgage insurance.

o None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.

o None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.

o The transaction will be modeled on INTEX as GSAA0511 and on Bloomberg as GSAA 05-11.

o This transaction will contain a swap agreement with an initial swap notional amount of approximately $922,169,822. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay an amount equal to a per annum rate of 4.254% (on a 30/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates from the swap provider. See page 28 for swap agreement details.

o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.


TIME TABLE
----------

EXPECTED CLOSING DATE:          September 29, 2005

CUT-OFF DATE:                   September 1, 2005

STATISTICAL CALCULATION DATE:   August 1, 2005

EXPECTED PRICING DATE:          On or before September 16, 2005

FIRST DISTRIBUTION DATE:        October 25, 2005


KEY TERMS
---------

OFFERED CERTIFICATES:           Class A, Class M, Class B-1, Class B-2 and Class
                                B-3 Certificates

NON-OFFERED CERTIFICATES:       Class B-4 Certificates, the Class X Certificates
                                and the Class R Certificates

LIBOR CERTIFICATES:             Class A, Class M, Class B-1, Class B-2 and Class
                                B-3 Certificates

PRINCIPAL CERTIFICATES:         Class A, Class M and Class B Certificates

CLASS A CERTIFICATES:           Class 1A, Class 2A and Class 3A Certificates

CLASS 1A CERTIFICATES:          Class 1A1 and Class 1A2 Certificates

CLASS 2A CERTIFICATES:          Class 2A1 and Class 2A2 Certificates

CLASS 3A CERTIFICATES:          Class 3A1, Class 3A2, Class 3A3, Class 3A4 and
                                Class 3A5 Certificates

CLASS M CERTIFICATES:           Class M-1, Class M-2, Class M-3 and Class M-4
                                Certificates

CLASS B CERTIFICATES:           Class B-1, Class B-2, Class B-3 and Class B-4
                                Certificates

CLASS R CERTIFICATES:           Class R-1 and Class R-2 Certificates. The Class
                                R Certificates are not being offered hereby.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

DEPOSITOR:                      GS Mortgage Securities Corp.

SUBORDINATE CERTIFICATES:       Class M and Class B Certificates

UNDERWRITER:                    Goldman, Sachs & Co.

SERVICERS:                      GreenPoint, Countrywide, SunTrust, NatCity and
                                Wells Fargo

TRUSTEE:                        Wachovia Bank, NA

SECURITIES ADMINISTRATOR:       JP Morgan Chase Bank, NA

MASTER SERVICER:                JP Morgan Chase Bank, NA

CUSTODIANS:                     Deutsche Bank National Trust Company and J.P.
                                Morgan Trust Company

SWAP PROVIDER:                  TBD

SERVICING FEE RATES:            25.0 bps (79.68%)
                                37.5 bps (20.32%)

EXPENSE FEE RATE:               The Servicing Fee Rate and any lender-paid
                                mortgage insurance

DISTRIBUTION DATE:              25th day of the month or the next Business Day

RECORD DATE:                    For any Distribution Date, the last Business Day
                                of the Interest Accrual Period.

DELAY DAYS:                     24 day delay on the Non-Offered Certificates
                                0 day delay on the Offered Certificates

DAY COUNT:                      Actual/360 basis for the LIBOR Certificates and
                                30/360 basis for the Non-Offered Certificates.

PREPAYMENT PERIOD:              The calendar month prior to the Distribution
                                Date

DUE PERIOD:                     The period commencing on the second day of the
                                calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution
                                Date occurs.

INTEREST ACCRUAL PERIOD:        For the LIBOR Certificates, from the prior
                                Distribution Date to the day prior to the current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date. For the Non-Offered
                                Certificates, the calendar month immediately preceding the then current Distribution Date.

PRICING PREPAYMENT              30% CPR
ASSUMPTION:

GROUP I MORTGAGE LOANS:         Approximately $125,492,709 of Mortgage Loans
                                with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Fannie Mae and Freddie
                                Mac.

GROUP II MORTGAGE LOANS:        Approximately $121,866,818 of Mortgage Loans
                                with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Fannie Mae and Freddie Mac.

GROUP III MORTGAGE LOANS:       Approximately $674,344,011 of Mortgage Loans
                                with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Fannie Mae and Freddie Mac.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

EXCESS SPREAD:                  The initial weighted average net coupon of the
                                mortgage pool will be greater than the interest payments on the Principal Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-Off Date:


                                Initial Gross WAC (1):                                                5.9738%

                                   Less Fees & Expenses (2):                                          0.2808%
                                                                                                 -----------------
                                Net WAC (1):                                                          5.6930%

                                   Less Initial Principal Certificate Coupon (Approx.)(1)(3):         4.0856%

                                   Less Initial Swap Outflow:(3)                                      0.4308%
                                                                                                 -----------------
                                Initial Excess Spread (1):                                            1.1766%

                                    (1)  This amount will vary on each
                                         distribution date based on changes to
                                         the weighted average interest rate on
                                         the Mortgage Loans as well as any
                                         changes in day count.

                                    (2)  Includes the Servicing Fee and any
                                         lender-paid mortgage insurance.

                                    (3)  Assumes 1-month LIBOR equal to 3.8188%,
                                         initial marketing spreads and a 30-day
                                         month. This amount will vary on each
                                         distribution date based on changes to
                                         the weighted average Pass-Through Rates
                                         on the Principal Certificates as well
                                         as any changes in day count.

SERVICER ADVANCING:             Yes, as to principal and interest, subject to
                                recoverability.

COMPENSATING INTEREST:          Each Servicer, with the exception of SunTrust,
                                shall provide Compensating Interest equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from voluntary principal prepayments on the Mortgage
                                Loans during the related Prepayment Period and
                                (B) (i) half of its aggregate Servicing Fee received for the related Distribution Date in the case of Countrywide, GreenPoint and Wells
                                Fargo or (ii) its aggregate Servicing Fee received for the related Distribution Date in the case of NatCity. SunTrust will provide
                                Compensating Interest equal to the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from voluntary principal prepayments on the Mortgage Loans during the related
                                Prepayment Period.

OPTIONAL CLEAN-UP CALL:         The transaction has a 10% optional clean-up
                                call.

RETENTION OF SERVICING:         Although the Depositor will transfer all right,
                                title and interest in the Mortgage Loans to the trust, with respect to certain of the Mortgage
                                Loans the Depositor or an affiliate of the Depositor will retain the right to terminate the Servicer of those Mortgage Loans without cause and transfer the servicing to a third party. The
                                Mortgage Loans affected by this right will be serviced as of the Closing Date by Countrywide and represent approximately 33.33% of the aggregate principal balance of the Mortgage
                                Loans as of the Statistical Calculation Date.
                                Should the Depositor or such affiliate choose to do so, the transfer must meet certain conditions set forth in the master servicing and trust agreement, including that the Depositor or such affiliate of the Depositor must provide 30 days' notice, the terminated Servicer must be reimbursed for any unreimbursed Monthly
                                Advances, Servicing Fees and any related expenses, and the replacement Servicer must be qualified to service mortgage loans for Fannie
                                Mae and Freddie Mac. Any such successor must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the Rating Agencies that the transfer of the servicing of these Mortgage Loans will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates.

RATING AGENCIES:                Standard & Poor's Ratings Services, a division
                                of The McGraw-Hill Companies, Inc., and Moody's
                                Investors Service, Inc.

MINIMUM DENOMINATION:           $50,000 with regard to each of the Offered
                                Certificates.

LEGAL INVESTMENT:               It is anticipated that Class A, Class M-1, Class
                                M-2, and the Class R Certificates will be SMMEA eligible.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

ERISA ELIGIBLE:                 Underwriter's exemption is expected to apply to
                                the Offered Certificates. However, prospective purchasers should consult their own counsel.

TAX TREATMENT:                  All Principal Certificates represent REMIC
                                regular interests subject to certain rights and obligations in respect to the swap agreement;
                                the trustee will treat the rights and
                                obligations in respect of the swap agreement as a position in a notional principal contract. The
                                Class R-1 and Class R-2 Certificates each represent the residual interest in a REMIC.

PROSPECTUS:                     The Offered Certificates will be offered
                                pursuant to a prospectus supplemented by a prospectus supplement (together, the
                                "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

                                PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

STRUCTURE OF THE CERTIFICATES

DESCRIPTION OF PRINCIPAL AND INTEREST DISTRIBUTIONS

Principal will be paid as described under the definition "Principal Distributions on the Offered Certificates". Prior to the Step-Down Date or so long as a Trigger Event is in effect, all principal collected or advanced on the Mortgage Loans will be paid to the Offered Certificates and Non-Offered Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Offered Certificates and Non-Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to maintain the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap, and in the case of the Class A Certificates, a Loan Group Cap. Interest will be paid monthly on the Non-Offered Certificates at a specified rate that will step up after the date on which the Optional Clean-up Call is exercisable, subject to the WAC Cap. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) allocated to such class. Any reductions in the Pass-Through-Rate attributable to the WAC Cap or the applicable Loan Group Cap will be carried forward with interest at the applicable Pass-Through-Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates. Such carry forward amount will not be paid back after the certificate principal balance of the applicable class has been reduced to zero.

DEFINITIONS

CREDIT ENHANCEMENT. The Offered Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 0.50% overcollateralization (fully funded upfront) (after the Step-Down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 1.00% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate initial balance of the Mortgage Loans as of the Cut-Off Date), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

MORTGAGE INSURANCE. As of the Statistical Calculation Date, all of the Mortgage Loans with original LTVs greater than 80% are covered by borrower and/or lender paid mortgage insurance.

CREDIT ENHANCEMENT PERCENTAGE. For any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

STEP-DOWN DATE. The earlier of (A) the date on which the principal balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in October 2008; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 14.50%.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

-------------------------------------- -------------------------------------- -----------------------------------
                CLASS                    INITIAL SUBORDINATION PERCENTAGE         STEP-DOWN DATE PERCENTAGE
-------------------------------------- -------------------------------------- -----------------------------------
                  A                                    7.25%                               14.50%
-------------------------------------- -------------------------------------- -----------------------------------
                 M-1                                   4.65%                                9.30%
-------------------------------------- -------------------------------------- -----------------------------------
                 M-2                                   3.80%                                7.60%
-------------------------------------- -------------------------------------- -----------------------------------
                 M-3                                   3.00%                                6.00%
-------------------------------------- -------------------------------------- -----------------------------------
                 M-4                                   2.50%                                5.00%
-------------------------------------- -------------------------------------- -----------------------------------
                 B-1                                   2.00%                                4.00%
-------------------------------------- -------------------------------------- -----------------------------------
                 B-2                                   1.50%                                3.00%
-------------------------------------- -------------------------------------- -----------------------------------
                 B-3                                   1.00%                                2.00%
-------------------------------------- -------------------------------------- -----------------------------------
                 B-4                                   0.50%                                1.00%
-------------------------------------- -------------------------------------- -----------------------------------

TRIGGER EVENT. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 40% of the prior period's Credit Enhancement Percentage for the Class A Certificates (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

-------------------------------------- --------------------------------------------------------------------------
          DISTRIBUTION DATE                              CUMULATIVE REALIZED LOSS PERCENTAGE:
-------------------------------------- --------------------------------------------------------------------------
    October 2007 - September 2008       0.25% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.279% in November 2007)
-------------------------------------- --------------------------------------------------------------------------
    October 2008 - September 2009       0.60% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.629% in November 2008)
-------------------------------------- --------------------------------------------------------------------------
    October 2009 - September 2010       0.95% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.975% in November 2009)
-------------------------------------- --------------------------------------------------------------------------
    October 2010 - September 2011       1.25% for the first month, plus an additional 1/12th of 0.200% for each month thereafter (e.g., approximately 1.267% in November 2010)
-------------------------------------- --------------------------------------------------------------------------

GROUP I SEQUENTIAL TRIGGER EVENT. A Group I Sequential Trigger Event is in effect on any Distribution Date if, before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date exceeds 0.60%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

GROUP II SEQUENTIAL TRIGGER EVENT. A Group II Sequential Trigger Event is in effect on any Distribution Date if, before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date exceeds 0.60%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

GROUP III SEQUENTIAL TRIGGER EVENT. A Group III Sequential Trigger Event is in effect on any Distribution Date if, before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date exceeds 0.60%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

STEP-UP COUPONS. For all Principal Certificates the coupon will increase after the first distribution date on which the Optional Clean-Up Call is first exercisable, should the call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance, the margin for the Class M and Class B Certificates other than the Class B-4 Certificates will increase to 1.5 times the margin at issuance, and the Pass-Through Rate on the Class B-4 Certificates will increase by 0.50% per annum.

CLASS 1A1 PASS-THROUGH RATE. The Class 1A1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.280% (0.560% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap, and (iii) the WAC Cap.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS 1A2 PASS-THROUGH RATE. The Class 1A2 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.320% (0.640% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap, and (iii) the WAC Cap.

CLASS 2A1 PASS-THROUGH RATE. The Class 2A1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.280% (0.560% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap, and (iii) the WAC Cap.

CLASS 2A2 PASS-THROUGH RATE. The Class 2A2 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.320% (0.640% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap, and (iii) the WAC Cap.

CLASS 3A1 PASS-THROUGH RATE. The Class 3A1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.270% (0.540% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap, and (iii) the WAC Cap.

CLASS 3A2 PASS-THROUGH RATE. The Class 3A2 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.320% (0.640% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap, and (iii) the WAC Cap.

CLASS 3A3 PASS-THROUGH RATE. The Class 3A3 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.120% (0.240% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap, and (iii) the WAC Cap.

CLASS 3A4 PASS-THROUGH RATE. The Class 3A4 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.250% (0.500% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap, and (iii) the WAC Cap.

CLASS 3A5 PASS-THROUGH RATE. The Class 3A5 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.370% (0.740% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group III Cap, and (iii) the WAC Cap.

CLASS M-1 PASS-THROUGH RATE. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.480% (0.720% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-2 PASS-THROUGH RATE. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.510% (0.765% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-3 PASS-THROUGH RATE. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.630% (0.945% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-4 PASS-THROUGH RATE. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.700% (1.050% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-1 PASS-THROUGH RATE. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 1.150% (1.725% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS B-2 PASS-THROUGH RATE. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 1.300% (1.950% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-3 PASS-THROUGH RATE. The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 1.750% (2.625% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-4 PASS-THROUGH RATE. The Class B-4 Certificates will accrue interest at a fixed rate equal to the lesser of (i) 5.000% (increasing by 0.500% after the first distribution date on which the Optional Clean-up Call is exercisable) and
(ii) the WAC Cap.

WAC CAP. As to any Distribution Date, a per annum rate equal to the product of
(i) 30 divided by the actual number of days in the Interest Accrual Period and
(ii) the sum of (A) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, if necessary and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12 (calculated on an actual/360 basis with respect to the Offered Certificates and a 30/360 basis with respect to the Class B-4 Certificates).

LOAN GROUP I WAC CAP. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Group I Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, if necessary and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

LOAN GROUP II WAC CAP. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Group II Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, if necessary and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

LOAN GROUP III WAC CAP. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Group III Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, if necessary and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, and any class of LIBOR Certificates, a supplemental interest amount for each class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such class' applicable pass-through rate (without regard to the WAC Cap or applicable group cap, as applicable) over interest due on such class of certificates at a rate equal to the WAC Cap or the lesser of the WAC Cap or the applicable loan group cap, as applicable, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such class' applicable pass-through rate (without regard to the WAC Cap or applicable loan group cap, as applicable). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

ACCRUED CERTIFICATE INTEREST. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

INTEREST REMITTANCE AMOUNT ON THE OFFERED CERTIFICATES. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to any net swap receipts and to interest received or advanced on the


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Mortgage Loans less the Expense Fee Rate, net swap payments and certain swap termination payments owed to the swap provider.

REALIZED LOSSES. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect of such Mortgage Loan.

INTEREST DISTRIBUTIONS ON THE PRINCIPAL CERTIFICATES. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

         (i) to the Supplemental Interest Trust, net swap payments and certain swap termination payments owed to the swap provider, if any;

         (ii)     concurrently,

                  (A) from the Interest Remittance Amount related to the Group I Mortgage Loans, PRO RATA (based on the accrued and unpaid interest distributable to each class of the Class 1A Certificates), to each class of the Class 1A Certificates, the related accrued certificate interest and any unpaid accrued certificate interest amount for each class of the Class 1A Certificates from prior Distribution Dates;

                  (B) from the Interest Remittance Amount related to the Group II Mortgage Loans, PRO RATA (based on the accrued and unpaid interest distributable to each class of the Class 2A Certificates), to each class of the Class 2A Certificates, the related accrued certificate interest and any unpaid accrued certificate interest amount for each class of the Class 2A Certificates from prior Distribution Dates; and

                  (C) from the Interest Remittance Amount related to the Group III Mortgage Loans, PRO RATA (based on the accrued and unpaid interest distributable to each class of the Class 3A Certificates), to each class of the Class 3A Certificates, the related accrued certificate interest and any unpaid accrued certificate interest amount for each class of the Class 3A Certificates from prior Distribution Dates;

                  provided, that if the Interest Remittance Amount for any group of Mortgage Loans is insufficient to make the related payments set forth in clause (A), (B) or (C) above, any Interest Remittance Amount relating to the other group of Mortgage Loans remaining after making the related payments set forth in clause (A), (B) or (C) above will be available to cover that shortfall;

         (iii) from any remaining Interest Remittance Amounts to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest; and

         (iv) from any remaining Interest Remittance Amounts to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES. On each Distribution Date
(a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be allocated in the following order of priority:

(a) concurrently, to the Class R-1 and Class R-2 Certificates, the Group III Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero;

(b)      concurrently,

         (i) concurrently, to the Class 1A1 and Class 1A2 Certificates, the Group I Principal Distribution Amount, allocated PRO RATA among these Certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Group I Sequential Trigger Event is in effect, principal distributions to the Class 1A1 and Class 1A2 Certificates will be allocated first to the Class 1A1


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                  Certificates, until its certificate principal balance has been reduced to zero, and then to the Class 1A2 Certificates, until its certificate principal balance has been reduced to zero;

         (ii) concurrently, to the Class 2A1 and Class 2A2 Certificates, the Group II Principal Distribution Amount, allocated PRO RATA among these Certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Group II Sequential Trigger Event is in effect, principal distributions to the Class 2A1 and Class 2A2 Certificates will be allocated first to the Class 2A1 Certificates, until its certificate principal balance has been reduced to zero, and then to the Class 2A2 Certificates, until its certificate principal balance has been reduced to zero; and

         (iii) concurrently, allocated PRO RATA between clauses (x) and (y) below, based on the certificate principal balance of the Class 3A1 and Class 3A2 Certificates, in the case of clause (x) below, and on the certificate principal balances of the Class 3A3, Class 3A4 and Class 3A5 Certificates, in the case of clause (y) below, the Group III Principal Distribution Amount,

                  (x) to the Class 3A1 and Class 3A2 Certificates, the Group III Principal Distribution Amount, allocated PRO RATA among these Certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Group III Sequential Trigger Event is in effect, principal distributions to the Class 3A1 and Class 3A2 Certificates will be allocated first to the Class 3A1 Certificates, until its certificate principal balance has been reduced to zero, and then to the Class 3A2 Certificates, until its certificate principal balance has been reduced to zero;

                  (y) sequentially, to the Class 3A3, Class 3A4, and Class 3A5 Certificates, in that order, until their respective certificate principal balances have been reduced to zero.

(c)      provided, that if after making distributions pursuant to paragraphs
         (i), (ii) and (iii) above on any Distribution Date (without giving effect to this proviso) the certificate principal balance of any class of Class A Certificates is reduced to zero (considering the Class 1A1 and Class 1A2 Certificates as one class, the Class 2A1 and Class 2A2 Certificates as one class and the Class 3A1, Class 3A2, Class 3A3, Class 3A4 and Class 3A5 Certificates as one class for the purposes of this proviso only), then the remaining amount of principal distributable pursuant to this subsection (c) to the Class A Certificates on that Distribution Date, and the amount of principal distributable to the Class A Certificates on all subsequent Distribution Dates pursuant to this subsection (c), will be required to be distributed to the other Class A Certificates remaining outstanding (in accordance with the paragraphs (i), (ii) and (iii) above, as applicable), until their respective certificate principal balances have been reduced to zero;

(d) the portion of the available Principal Distribution Amount for both loan groups remaining after making the distributions described above in paragraphs (a), (b) and (c) will be distributed in the following order of priority:

         (i) from any remaining Principal Distribution Amount, to the Class M Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero; and

         (ii) from any remaining Principal Distribution Amount, to the Class B Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(a)      Concurrently,

         (i) to the Class 1A Certificates, allocated PRO RATA among these Certificates, the lesser of the Group I Principal Distribution Amount and the portion of the Class A Principal Distribution Amount allocable to the Class 1A Certificates determined in accordance with the Class A Principal Allocation Percentage for these classes, until their respective certificate principal balances have been reduced to zero;


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

         (ii) to the Class 2A Certificates, allocated PRO RATA among these Certificates, the lesser of the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount allocable to the Class 2A Certificates determined in accordance with the Class A Principal Allocation Percentage for these classes, until their respective certificate principal balances have been reduced to zero; and

         (iii) concurrently, the lesser of the Group III Principal Distribution Amount and the portion of the Class A Principal Distribution Amount allocable to the Class 3A Certificates determined in accordance with the Class A Principal Allocation Percentage for these classes, allocated PRO RATA between clauses (x) and (y) below, based on the certificate principal balance of the Class 3A1 and Class 3A2 Certificates, in the case of clause (x) below, and on the certificate principal balances of the Class 3A3, Class 3A4 and Class 3A5 Certificates, in the case of clause (y) below,

                  (x) to the Class 3A1 and 3A2 Certificates, allocated PRO RATA among these Certificates, until their respective certificate principal balances have been reduced to zero;

                  (y) sequentially, to the Class 3A3, Class 3A4, and Class 3A5 Certificates in that order, until their respective certificate principal balances have been reduced to zero.

(b)      provided, that if after making distributions pursuant to paragraphs
         (i), (ii) and (iii) above on any Distribution Date (without giving effect to this proviso) the certificate principal balance of any class of Class A certificates is reduced to zero (considering the Class 1A1 and Class 1A2 Certificates as one class, the Class 2A1 and Class 2A2 Certificates as one class and the Class 3A1, Class 3A2, Class 3A3, Class 3A4 and Class 3A5 Certificates as one class for the purposes of this proviso only), then the remaining amount of principal distributable pursuant to this subsection (b) to the Class A certificates on that Distribution Date, and the amount of principal distributable to the Class A certificates on all subsequent Distribution Dates pursuant to this subsection (b), will be required to be distributed to the other Class A certificates remaining outstanding (in accordance with the paragraphs (i), (ii) and (iii) above, as applicable), until their respective certificate principal balances have been reduced to zero; and

(c) the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraphs (a) and
         (b) will be distributed sequentially in the following order of priority:

         (i) sequentially, in ascending numerical order, to the Class M Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero; and

         (ii) sequentially, in ascending numerical order, to the Class B Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero.

Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate certificate principal balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates and the certificate principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class 1A, the Class 2A and the Class 3A Certificates, based on their respective certificate principal balances, with the principal allocated to the Class 1A1 and Class 1A2 Certificates being allocated PRO RATA among these Certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Group I Sequential Trigger Event is in effect, principal distributions to the Class 1A1 and Class 1A2 Certificates will be allocated first to the Class 1A1 Certificates, until its certificate principal balance has been reduced to zero, and then to the Class 1A2 Certificates, until its certificate principal balance has been reduced to zero, with the principal allocated to the Class 2A1 and Class 2A2 Certificates being allocated PRO RATA among these Certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Group II Sequential Trigger Event is in effect, principal distributions to the Class 2A1 and Class 2A2 Certificates will be allocated first to the Class 2A1 Certificates, until its certificate principal balance has been reduced to zero, and then to the Class 2A2 Certificates, until its certificate principal balance has been reduced to zero and the principal allocated to the Class 3A Certificates, being allocated PRO RATA among the Class 3A1, Class 3A2, Class 3A3, Class 3A4 and


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class 3A5 Certificates, until their respective certificate principal balances have been reduced to zero, with the exception that if a Group III Sequential Trigger Event is in effect, principal distributions to the Class 3A1 and Class 3A2 Certificates will be allocated first to the Class 3A1 Certificates, until its certificate principal balance has been reduced to zero, and then to the Class 3A2 Certificates, until its certificate principal balance has been reduced to zero.

ALLOCATION OF NET MONTHLY EXCESS CASHFLOW. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

         (i) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest shortfall amount,

         (ii) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest shortfall amount,

         (iii) concurrently, to the Class 1A Certificates, any Basis Risk Carry Forward Amounts for such class, the Class 2A Certificates, any Basis Risk Carry Forward Amounts for such class and to the Class 3A Certificates, any Basis Risk Carry Forward Amounts for such class, allocated PRO RATA based on their respective Basis Risk Carry Forward Amounts,

         (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, any Basis Risk Carry Forward Amounts for such classes, and

         (v) to the holders of the Class X certificates, any remaining amounts.

SUPPLEMENTAL INTEREST TRUST. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date and net swap receipts from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i) to the swap provider, any net swap payments and certain swap termination payments (other than termination payments where the swap provider is the defaulting party or the sole affected party) owed for such Distribution Date,

(ii)     to the certificateholders, to pay interest according to sections (ii),
         (iii) and (iv) of the "Interest Distributions on the Principal Certificates" section, to the extent unpaid from other available funds,

(iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Offered Certificates", but only to the extent necessary to cause the overcollateralization to be maintained at the current overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds,

(iv) to the certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow" to the extent unpaid, to the extent unpaid from other available funds,

(v) to the swap provider, any termination payments where the swap provider is the defaulting party or the sole affected party owed for such Distribution Date, and

(vi)     to the holders of the Class X certificates, any remaining amounts.

NET MONTHLY EXCESS CASHFLOW. For any Distribution Date, the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

ALLOCATION OF REALIZED LOSSES. All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority, (i) to the excess cash flow, (ii) in reduction of the overcollateralization amount, and (iii) sequentially, to the Class B-4, Class B-3, Class B-2, Class B-1, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order. An allocation of any Realized Losses to a Subordinate Certificate on any Distribution Date will be made by reducing its certificate principal balance, after taking into account all distributions made on such Distribution Date.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Once realized losses are allocated sequentially to the Class B-4, Class B-3, Class B-2, Class B-1, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, their certificate principal balances will be permanently reduced by the amount so allocated, and no amounts will be distributable with respect to such written down amounts on that Distribution Date or any future Distribution Date. Realized Losses will not be allocated to reduce the certificate principal balance of any class of the Class A Certificates.

CLASS A PRINCIPAL ALLOCATION PERCENTAGE. For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class 1A Certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; (ii) in the case of the Class 2A Certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (ii) in the case of the Class 3A Certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group III Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

INTEREST REMITTANCE AMOUNT ON THE PRINCIPAL CERTIFICATES. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Servicing Fee and any lender-paid mortgage insurance.

BASIC PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

PRINCIPAL DISTRIBUTION AMOUNT ON THE PRINCIPAL CERTIFICATES. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

GROUP I PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group I Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class 1A Certificates.

GROUP II PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group II Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class 2A Certificates.

GROUP III PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group III Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class 3A Certificates.

PRINCIPAL REMITTANCE AMOUNT.  On any Distribution Date, the sum of:

         (i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date,

         (ii) the principal portion of all partial and full prepayments received during the related prepayment period,

         (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

         (iv) the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date,


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

         (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

         (vi) the principal portion of the termination price if the Optional Clean-Up Call is exercised.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate and plus swap receipts, if any, and less net swap payments, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the LIBOR Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

EXCESS SUBORDINATED AMOUNT. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, and (ii) the required overcollateralization for such Distribution Date.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.50% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 90.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 92.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of
(A) the product of (i) 94.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the certificate principal balance of the


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 95.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the certificate principal balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 96.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (G) the certificate principal balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of
(A) the product of (i) 97.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class B-2 Certificates (after taking into account any payment of the Class B-2 Principal Distribution Amount on such Distribution Date), and (H) the certificate principal balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 98.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS B-4 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class B-2 Certificates (after taking into account any payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B-3 Certificates (after taking into account any payment of the Class B-3 Principal Distribution Amount on such Distribution Date), and (I) the certificate principal balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of
(A) the product of (i) 99.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

REMAINING PREPAYMENT PENALTY TERM BY PRODUCT TYPE(1)(2)

  PRODUCT        NO PENALTY      1-12 MONTHS      13-24 MONTHS     25-36 MONTHS     37-48 MONTHS     49-60 MONTHS         TOTAL
-----------     ------------     ------------     ------------     ------------     ------------     ------------     ------------
1 Year ARM       $33,788,983               $0               $0      $11,755,641       $1,315,137               $0      $46,859,760
10 Year ARM       $2,550,472               $0               $0         $420,959               $0               $0       $2,971,431
2 Year ARM       $30,647,499         $711,772         $125,200       $6,245,864         $196,000               $0      $37,926,335
3 Year ARM      $237,348,358       $3,632,441               $0      $63,090,750         $419,200         $216,000     $304,706,749
5 Year ARM      $442,125,566       $6,394,390               $0      $53,169,487         $651,500       $3,947,894     $506,288,837
7 Year ARM       $20,377,822               $0               $0       $2,572,603               $0               $0      $22,950,426
-----------     ------------     ------------     ------------     ------------     ------------     ------------     ------------
TOTAL(3)        $766,838,700      $10,738,602         $125,200     $137,255,305       $2,581,837       $4,163,894     $921,703,538
===========     ============     ============     ============     ============     ============     ============     ============

  PRODUCT        NO PENALTY      1-12 MONTHS      13-24 MONTHS     25-36 MONTHS     37-48 MONTHS     49-60 MONTHS
-----------     ------------     ------------     ------------     ------------     ------------     ------------
1 Year ARM             3.67%            0.00%            0.00%            1.28%            0.14%            0.00%
10 Year ARM            0.28%            0.00%            0.00%            0.05%            0.00%            0.00%
2 Year ARM             3.33%            0.08%            0.01%            0.68%            0.02%            0.00%
3 Year ARM            25.75%            0.39%            0.00%            6.85%            0.05%            0.02%
5 Year ARM            47.97%            0.69%            0.00%            5.77%            0.07%            0.43%
7 Year ARM             2.21%            0.00%            0.00%            0.28%            0.00%            0.00%
-----------     ------------     ------------     ------------     ------------     ------------     ------------
TOTAL(3)              83.20%            1.17%            0.01%           14.89%            0.28%            0.45%
===========     ============     ============     ============     ============     ============     ============

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.

(2) None of the Mortgage Loans has a prepayment penalty term in excess of 60 months.

(3) Columns may not add up due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

BREAKEVEN CDR TABLE FOR THE SUBORDINATE CERTIFICATES

The assumptions for the breakeven CDR table below are as follows:

 o   The Pricing Prepayment Assumption (as defined on page 3 above) is applied.

 o 1-month, 6-month, 1 Year Forward LIBOR curves and 1 Year Forward CMT curve (as of close on September 1, 2005) are used.

 o   33% loss severity, 100% advancing of principal and interest.

 o   There is a 6-month lag in recoveries.

 o Priced to call with collateral losses calculated through the life of the applicable bond.

 o   All Offered Certificates are priced at par.

 o All payments are assumed to be made on the 25th of the month regardless of business days.

 o Based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR and initial marketing structure and spreads.

----------------- -------------------- ----------------------- ------------------------ -----------------------
                                         FIRST DOLLAR OF LOSS         LIBOR FLAT               0% RETURN
----------------- -------------------- ----------------------- ------------------------ -----------------------
    CLASS M-1     CDR (%)                                 9.97                    10.08                   10.97
                  Yield (%)                             4.7132                   4.2477                  0.0454
                  WAL (years)                             5.07                     5.07                    4.83
                  Modified Duration                       4.48                     4.49                    4.48
                  Principal Window               10/10 - 10/10            10/10 - 10/10           09/10 - 09/10
                  Principal Writedown         7,740.17 (0.03%)       630,030.53 (2.64%)   5,405,520.61 (22.68%)
                  Total Collateral
                  Loss                   61,035,598.91 (6.66%)    61,627,214.31 (6.72%)   66,014,483.28 (7.20%)
----------------- -------------------- ----------------------- ------------------------ -----------------------
    CLASS M-2     CDR (%)                                 8.57                     8.60                    8.88
                  Yield (%)                             4.6798                   4.2906                  0.1628
                  WAL (years)                             5.24                     5.24                    5.14
                  Modified Duration                       4.61                     4.62                    4.67
                  Principal Window               12/10 - 12/10            12/10 - 12/10           12/10 - 12/10
                  Principal Writedown        34,462.51 (0.44%)       211,275.01 (2.71%)   1,856,111.85 (23.82%)
                  Total Collateral
                  Loss                   53,920,550.43 (5.88%)    54,089,049.89 (5.90%)   55,655,385.07 (6.07%)
----------------- -------------------- ----------------------- ------------------------ -----------------------
    CLASS M-3     CDR (%)                                 7.31                     7.34                    7.62
                  Yield (%)                             4.7530                   4.3383                  0.1080
                  WAL (years)                             5.41                     5.40                    5.20
                  Modified Duration                       4.72                     4.73                    4.71
                  Principal Window               02/11 - 02/11            02/11 - 02/11           01/11 - 01/11
                  Principal Writedown        58,408.70 (0.80%)       241,738.93 (3.30%)   1,831,723.65 (24.97%)
                  Total Collateral
                  Loss                   47,194,787.47 (5.15%)    47,370,146.02 (5.17%)   48,762,561.64 (5.32%)
----------------- -------------------- ----------------------- ------------------------ -----------------------
    CLASS M-4     CDR (%)                                 6.55                     6.58                    6.74
                  Yield (%)                             4.9229                   4.2584                  0.1557
                  WAL (years)                             5.49                     5.49                    5.36
                  Modified Duration                       4.77                     4.78                    4.82
                  Principal Window               03/11 - 03/11            03/11 - 03/11           03/11 - 03/11
                  Principal Writedown         9,672.89 (0.21%)       196,030.02 (4.28%)   1,189,266.05 (25.94%)
                  Total Collateral
                  Loss                   42,912,670.16 (4.68%)    43,092,266.78 (4.70%)   44,047,656.47 (4.80%)
----------------- -------------------- ----------------------- ------------------------ -----------------------
    CLASS B-1     CDR (%)                                 5.81                     5.85                    6.01
                  Yield (%)                             5.3525                   4.4617                  0.2532
                  WAL (years)                             5.57                     5.56                    5.39
                  Modified Duration                       4.77                     4.78                    4.82
                  Principal Window               04/11 - 04/11            04/11 - 04/11           04/11 - 04/11
                  Principal Writedown        19,364.19 (0.42%)       273,186.17 (5.96%)   1,286,650.15 (28.07%)
                  Total Collateral
                  Loss                   38,620,424.44 (4.21%)    38,865,595.45 (4.24%)   39,843,595.73 (4.35%)
----------------- -------------------- ----------------------- ------------------------ -----------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

----------------- -------------------- ----------------------- ------------------------ -----------------------
                                        FIRST DOLLAR OF LOSS          LIBOR FLAT               0% RETURN
----------------- -------------------- ----------------------- ------------------------ -----------------------
    CLASS B-2     CDR (%)                                 5.09                     5.14                    5.29
                  Yield (%)                             5.5073                   4.3745                  0.3086
                  WAL (years)                             5.66                     5.63                    5.40
                  Modified Duration                       4.80                     4.82                    4.85
                  Principal Window               05/11 - 05/11            05/11 - 05/11           05/11 - 05/11
                  Principal Writedown        20,056.81 (0.44%)       343,937.95 (7.50%)   1,314,388.68 (28.67%)
                  Total Collateral
                  Loss                   34,322,707.25 (3.74%)    34,636,412.28 (3.78%)   35,574,919.40 (3.88%)
----------------- -------------------- ----------------------- ------------------------ -----------------------
    CLASS B-3     CDR (%)                                 4.39                     4.45                    4.60
                  Yield (%)                             5.8649                   4.4305                  0.0671
                  WAL (years)                             5.74                     5.68                    5.34
                  Modified Duration                       4.82                     4.84                    4.88
                  Principal Window               06/11 - 06/11            06/11 - 06/11           06/11 - 06/11
                  Principal Writedown         8,238.39 (0.18%)       417,510.10 (9.11%)   1,428,919.49 (31.17%)
                  Total Collateral
                  Loss                   30,024,395.19 (3.27%)    30,409,648.56 (3.32%)   31,369,944.87 (3.42%)
----------------- -------------------- ----------------------- ------------------------ -----------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SENSITIVITY TABLE FOR THE CERTIFICATES - TO MATURITY

The assumptions for the sensitivity table below are as follows:

 o   The Pricing Prepayment Assumptions (as defined on page 3 above) are applied

 o   1-month, 6-month, 1-year LIBOR and 1-year CMT remain static

 o   10% Clean Up Call is not exercised

 o   Based upon initial marketing structure and spreads

                                       ----------- ----------- ----------- ---------- ----------- -----------
                                          50 PPA      75 PPA     100 PPA     125 PPA    150 PPA     175 PPA
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.50        3.64        2.62       1.97        1.52        1.17
     1A1       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            306         230         173        134         106          85
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.50        3.64        2.62       1.97        1.52        1.17
     1A2       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            306         230         173        134         106          85
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.51        3.64        2.62       1.97        1.52        1.17
     2A1       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            307         230         172        134         106          85
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.51        3.64        2.62       1.97        1.52        1.17
     2A2       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            307         230         172        134         106          85
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.51        3.64        2.62       1.97        1.52        1.17
     3A1       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            307         231         173        134         106          86
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.51        3.64        2.62       1.97        1.52        1.17
     3A2       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            307         231         173        134         106          86
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            2.15        1.39        1.00       0.77        0.61        0.50
     3A3       Principal Window Begin            1           1           1          1           1           1
               Principal Window End             60          39          27         21          16          13
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            6.65        4.29        3.00       2.20        1.74        1.40
     3A4       Principal Window Begin           60          39          27         21          16          13
               Principal Window End            104          67          48         33          26          21
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                           13.56        9.16        6.65       5.02        3.77        2.80
     3A5       Principal Window Begin          104          67          48         33          26          21
               Principal Window End            307         231         173        134         106          86
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            9.46        6.27        4.75       4.06        3.82        4.00
     M-1       Principal Window Begin           51          37          38         39          41          44
               Principal Window End            222         154         113         86          68          55
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            9.30        6.15        4.64       3.92        3.63        3.62
     M-2       Principal Window Begin           51          37          38         39          40          42
               Principal Window End            197         135          98         75          59          48
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            9.16        6.04        4.56       3.84        3.52        3.46
     M-3       Principal Window Begin           51          37          38         38          39          41
               Principal Window End            186         126          91         70          55          44
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            8.99        5.92        4.44       3.74        3.42        3.35
     M-4       Principal Window Begin           51          37          37         38          39          40
               Principal Window End            171         116          84         64          50          41
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            8.78        5.76        4.32       3.65        3.32        3.27
     B-1       Principal Window Begin           51          37          37         38          38          39
               Principal Window End            160         108          77         59          47          40
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
                                          50 PPA      75 PPA     100 PPA     125 PPA    150 PPA     175 PPA
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            8.44        5.51        4.15       3.49        3.19        3.20
     B-2       Principal Window Begin           51          37          37         37          38          38
               Principal Window End            147          97          70         53          42          39
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            7.80        5.06        3.82       3.23        3.10        3.13
     B-3       Principal Window Begin           51          37          37         37          37          37
               Principal Window End            129          84          60         46          38          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            6.10        3.96        3.21       3.07        3.07        3.07
     B-4       Principal Window Begin           51          37          37         37          37          37
               Principal Window End            101          65          47         37          37          37
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SENSITIVITY TABLE FOR THE CERTIFICATES - TO CALL

The assumptions for the sensitivity table below are as follows:

 o   The Pricing Prepayment Assumptions (as defined on page 3 above) are applied

 o   1-month, 6-month, 1-year LIBOR and 1-year CMT remain static

 o   10% Clean Up Call is exercised on the first possible date

 o   Based upon initial marketing structure and spreads

                                       ----------- ----------- ----------- ---------- ----------- -----------
                                         50 PPA      75 PPA      100 PPA    125 PPA     150 PPA     175 PPA
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.12        3.35        2.39       1.80        1.38        1.09
     1A1       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.12        3.35        2.39       1.80        1.38        1.09
     1A2       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.12        3.35        2.39       1.80        1.38        1.09
     2A1       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.12        3.35        2.39       1.80        1.38        1.09
     2A2       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.12        3.35        2.39       1.80        1.39        1.09
     3A1       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            5.12        3.35        2.39       1.80        1.39        1.09
     3A2       Principal Window Begin            1           1           1          1           1           1
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            2.15        1.39        1.00       0.77        0.61        0.50
     3A3       Principal Window Begin            1           1           1          1           1           1
               Principal Window End             60          39          27         21          16          13
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            6.65        4.29        3.00       2.20        1.74        1.40
     3A4       Principal Window Begin           60          39          27         21          16          13
               Principal Window End            104          67          48         33          26          21
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                           11.82        7.85        5.62       4.23        3.17        2.44
     3A5       Principal Window Begin          104          67          48         33          26          21
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            8.89        5.85        4.43       3.82        3.64        3.16
     M-1       Principal Window Begin           51          37          38         39          41          38
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            8.89        5.85        4.41       3.75        3.50        3.16
     M-2       Principal Window Begin           51          37          38         39          40          38
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            8.89        5.85        4.41       3.73        3.44        3.16
     M-3       Principal Window Begin           51          37          38         38          39          38
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            8.89        5.85        4.38       3.70        3.40        3.16
     M-4       Principal Window Begin           51          37          37         38          39          38
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            8.78        5.76        4.32       3.65        3.32        3.16
     B-1       Principal Window Begin           51          37          37         38          38          38
               Principal Window End            160         108          77         59          47          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

-------------------------------------- ----------- ----------- ----------- ---------- ----------- -----------
                                         50 PPA      75 PPA      100 PPA    125 PPA     150 PPA     175 PPA
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            8.44        5.51        4.15       3.49        3.19        3.16
     B-2       Principal Window Begin           51          37          37         37          38          38
               Principal Window End            147          97          70         53          42          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            7.80        5.06        3.82       3.23        3.10        3.13
     B-3       Principal Window Begin           51          37          37         37          37          37
               Principal Window End            129          84          60         46          38          38
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------
               WAL                            6.10        3.96        3.21       3.07        3.07        3.07
     B-4       Principal Window Begin           51          37          37         37          37          37
               Principal Window End            101          65          47         37          37          37
-------------- ----------------------- ----------- ----------- ----------- ---------- ----------- -----------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

WAC CAP. The information in the following table has been prepared in accordance with the following assumptions (i) one and six-month LIBOR, 1-year LIBOR and 1-year CMT remain constant at 20.00%, (iii) day count convention of actual/360 is applied, and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table. This table is based on initial marketing structure and spreads.

          DISTRIBUTION
 PERIOD       DATE       WAC CAP (%)   GROUP I CAP (%)   GROUP II CAP (%)   GROUP III CAP (%)
 ------   ------------   -----------   ---------------   ----------------   -----------------
    1      10/25/2005     22.15736        22.35278           22.32099           22.09155
    2      11/25/2005     21.22900        21.39291           21.36622           21.17380
    3      12/25/2005     21.01576        21.18514           21.15754           20.95873
    4       1/25/2006     20.65824        20.82217           20.79542           20.60305
    5       2/25/2006     20.35694        20.52088           20.49411           20.30176
    6       3/25/2006     20.24781        20.42932           20.39965           20.18672
    7       4/25/2006     19.77221        19.93617           19.90934           19.71704
    8       5/25/2006     19.55141        19.72084           19.69308           19.49440
    9       6/25/2006     19.21051        19.37448           19.34759           19.15534
   10       7/25/2006     19.00563        19.17508           19.14726           18.94863
   11       8/25/2006     18.75681        18.94345           18.87095           18.70153
   12       9/25/2006     18.50781        18.70200           18.61370           18.45261
   13      10/25/2006     17.69252        17.89319           17.80192           17.63548
   14      11/25/2006     17.37060        17.56481           17.47645           17.31540
   15      12/25/2006     17.22399        17.42469           17.33335           17.16696
   16       1/25/2007     16.90739        17.10162           17.01320           16.85220
   17       2/25/2007     16.68267        16.87692           16.78847           16.62748
   18       3/25/2007     16.76183        16.97690           16.87894           16.70073
   19       4/25/2007     16.24655        16.44083           16.35231           16.19137
   20       5/25/2007     16.13181        16.33258           16.24108           16.07480
   21       6/25/2007     15.82760        16.02191           15.93333           15.77243
   22       7/25/2007     15.75568        16.13493           15.83398           15.67095
   23       8/25/2007     15.62762        15.93540           15.67110           15.56247
   24       9/25/2007     15.44508        15.76034           15.48036           15.38000
   25      10/25/2007     14.96088        15.28667           14.99732           14.89363
   26      11/25/2007     14.66528        14.98058           14.70053           14.60020
   27      12/25/2007     14.60863        14.93446           14.64504           14.54138
   28       1/25/2008     14.32701        14.69993           14.35225           14.25299
   29       2/25/2008     14.18818        14.53254           14.20904           14.12027
   30       3/25/2008     14.28109        14.64923           14.30337           14.20850
   31       4/25/2008     13.86030        14.20471           13.88113           13.79240
   32       5/25/2008     13.82895        14.18487           13.85046           13.75879
   33       6/25/2008     13.55627        13.90497           13.56614           13.48954
   34       7/25/2008     14.24755        16.37360           13.66936           13.95506
   35       8/25/2008     14.87506        16.37191           13.50738           14.84118
   36       9/25/2008     14.74065        16.24506           13.36480           14.70684
   37      10/25/2008     12.25729        13.79672           10.82030           12.22790
   38      11/25/2008     11.95578        13.44568           10.56512           11.92732
   39      12/25/2008     12.08544        13.62377           10.64390           12.05707
   40       1/25/2009     11.87654        13.80488           10.40826           11.78031
   41       2/25/2009     11.97733        13.72201           10.34945           11.94389
   42       3/25/2009     12.61688        14.54867           10.81454           12.57983
   43       4/25/2009     11.81323        13.55823           10.18525           11.77974
   44       5/25/2009     11.95976        13.76310           10.27748           11.92513
   45       6/25/2009     11.65872        13.40091           10.02752           11.62633


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

          DISTRIBUTION
 PERIOD       DATE       WAC CAP (%)   GROUP I CAP (%)   GROUP II CAP (%)   GROUP III CAP (%)
 ------   ------------   -----------   ---------------   ----------------   -----------------
   46       7/25/2009     11.89117        13.61201           10.12421           11.88707
   47       8/25/2009     11.61154        13.39093            9.90020           11.58657
   48       9/25/2009     11.53801        13.31747            9.82664           11.51302
   49      10/25/2009     11.71259        13.53777            9.93047           11.69176
   50      11/25/2009     11.40853        13.17491            9.68387           11.38834
   51      12/25/2009     11.57531        13.39926            9.80248           11.55303
   52       1/25/2010     11.27278        13.03797            9.55711           11.25119
   53       2/25/2010     11.20652        12.97154            9.49255           11.18465
   54       3/25/2010     11.90251        13.85541           10.00355           11.87875
   55       4/25/2010     11.09066        12.84261            9.36340           11.07358
   56       5/25/2010     11.68168        13.70856           11.99359           11.24830
   57       6/25/2010     11.77988        13.41665           12.07546           11.42210
   58       7/25/2010     12.20909        13.69918           12.67665           11.84783
   59       8/25/2010     13.67012        13.94975           13.42490           13.66194
   60       9/25/2010     10.93112        11.17931           10.65440           10.93443
   61      10/25/2010     11.29871        11.54350           11.00103           11.30640
   62      11/25/2010     10.80436        11.04130           10.51626           10.81180
   63      12/25/2010     11.16499        11.40940           10.87035           11.17222
   64       1/25/2011     10.81004        11.04142           10.51969           10.81893
   65       2/25/2011     10.81049        11.04149           10.52165           10.81917
   66       3/25/2011     11.96922        12.22457           11.64897           11.97899
   67       4/25/2011     10.81093        11.04161           10.52164           10.81975
   68       5/25/2011     11.17132        11.40973           10.87236           11.18043
   69       6/25/2011     10.81409        11.05025           10.53265           10.82049
   70       7/25/2011     11.17620        11.41866           10.88372           11.18340
   71       8/25/2011     10.81735        11.05037           10.53262           10.82492
   72       9/25/2011     10.81777        11.05043           10.53261           10.82547
   73      10/25/2011     11.17838        11.41885           10.88369           11.18634
   74      11/25/2011     10.81780        11.05056           10.53259           10.82551
   75      12/25/2011     11.17842        11.41897           10.88366           11.18637
   76       1/25/2012     10.81784        11.05068           10.53256           10.82554
   77       2/25/2012     10.81799        11.05074           10.53352           10.82555
   78       3/25/2012     11.56408        11.81293           11.25996           11.57216
   79       4/25/2012     10.81803        11.05087           10.53350           10.82559
   80       5/25/2012     11.17865        11.41930           10.88460           11.18646
   81       6/25/2012     10.81807        11.05100           10.53347           10.82562
   82       7/25/2012     11.18020        11.43049           10.88457           11.18649
   83       8/25/2012     10.93945        11.17732           10.59044           10.95761
   84       9/25/2012     10.93948        11.17738           10.59044           10.95764
   85      10/25/2012     11.30416        11.55003           10.94345           11.32293
   86      11/25/2012     10.93955        11.17752           10.59043           10.95770
   87      12/25/2012     11.30423        11.55017           10.94345           11.32300
   88       1/25/2013     10.93961        11.17765           10.59043           10.95777
   89       2/25/2013     10.93965        11.17772           10.59043           10.95781
   90       3/25/2013     12.11179        12.37541           11.72512           12.13189


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

          DISTRIBUTION
 PERIOD       DATE       WAC CAP (%)   GROUP I CAP (%)   GROUP II CAP (%)   GROUP III CAP (%)
 ------   ------------   -----------   ---------------   ----------------   -----------------
   91       4/25/2013     10.93972        11.17786           10.59043           10.95787
   92       5/25/2013     11.30441        11.55053           10.94344           11.32317
   93       6/25/2013     10.93979        11.17800           10.59042           10.95794
   94       7/25/2013     11.30448        11.55068           10.94343           11.32324
   95       8/25/2013     10.94069        11.18420           10.59042           10.95801
   96       9/25/2013     10.94072        11.18426           10.59042           10.95805
   97      10/25/2013     11.30545        11.55714           10.94343           11.32336
   98      11/25/2013     10.94079        11.18440           10.59041           10.95812
   99      12/25/2013     11.30553        11.55729           10.94342           11.32343
   100      1/25/2014     10.94087        11.18454           10.59041           10.95820
   101      2/25/2014     10.94090        11.18461           10.59041           10.95823
   102      3/25/2014     12.11319        12.38304           11.72509           12.13237
   103      4/25/2014     10.94098        11.18476           10.59040           10.95831
   104      5/25/2014     11.30572        11.55766           10.94341           11.32363
   105      6/25/2014     10.94106        11.18490           10.59040           10.95839
   106      7/25/2014     11.30580        11.55781           10.94341           11.32371
   107      8/25/2014     10.94114        11.18505           10.59039           10.95847
   108      9/25/2014     10.94117        11.18513           10.59039           10.95851
   109     10/25/2014     11.30592        11.55805           10.94340           11.32383
   110     11/25/2014     10.94125        11.18528           10.59038           10.95859
   111     12/25/2014     11.30601        11.55821           10.94339           11.32391
   112      1/25/2015     10.94134        11.18544           10.59038           10.95867
   113      2/25/2015     10.94138        11.18552           10.59038           10.95871
   114      3/25/2015     12.11371        12.38405           11.72506           12.13290
   115      4/25/2015     10.94146        11.18568           10.59037           10.95879
   116      5/25/2015     11.30622        11.55862           10.94338           11.32413
   117      6/25/2015     10.94625        11.18596           10.59047           10.96524
   118      7/25/2015     11.31464        11.57343           10.94359           11.33276
   119      8/25/2015     10.95746        11.20012           10.59063           10.97783
   120      9/25/2015     10.95749        11.20016           10.59065           10.97784


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SWAP AGREEMENT. On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of $922,169,822. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust shall be obligated to pay an amount equal to a per annum rate of 4.254% (on a 30/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of 1-month LIBOR (on a actual/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates from the swap provider. Only the net amount of the two obligations above will be paid by the appropriate party.

                                  SWAP SCHEDULE

                                   SWAP NOTIONAL                                       SWAP NOTIONAL
  PERIOD     DISTRIBUTION DATE       AMOUNT ($)       PERIOD     DISTRIBUTION DATE       AMOUNT ($)
 --------   -------------------   ----------------   --------   -------------------   ---------------
     1          10/25/2005         922,169,822.33       37          10/25/2008         88,608,025.09
     2          11/25/2005         877,283,046.08       38          11/25/2008         84,293,413.76
     3          12/25/2005         834,580,794.03       39          12/25/2008         80,188,852.86
     4           1/25/2006         793,956,766.17       40           1/25/2009         76,284,118.18
     5           2/25/2006         755,309,834.42       41           2/25/2009         72,569,483.17
     6           3/25/2006         718,543,791.05       42           3/25/2009         69,035,694.60
     7           4/25/2006         683,567,109.31       43           4/25/2009         65,673,949.58
     8           5/25/2006         650,292,715.64       44           5/25/2009         62,475,873.66
     9           6/25/2006         618,637,773.18       45           6/25/2009         59,433,499.96
    10           7/25/2006         588,523,475.45       46           7/25/2009         56,539,249.33
    11           8/25/2006         559,874,850.47       47           8/25/2009         53,785,911.46
    12           9/25/2006         532,620,574.05       48           9/25/2009         51,166,627.02
    13          10/25/2006         480,966,138.92       49          10/25/2009         48,674,870.49
    14          11/25/2006         457,554,384.82       50          11/25/2009         46,304,433.95
    15          12/25/2006         435,282,049.61       51          12/25/2009         44,049,411.61
    16           1/25/2007         414,093,687.28       52           1/25/2010         41,904,185.16
    17           2/25/2007         393,936,549.61       53           2/25/2010         39,863,409.72
    18           3/25/2007         374,760,454.87       54           3/25/2010         37,921,933.48
    19           4/25/2007         356,517,662.93       55           4/25/2010         36,074,993.97
    20           5/25/2007         339,162,756.55       56           5/25/2010         34,317,987.21
    21           6/25/2007         322,652,528.33       57           6/25/2010         32,646,309.35
    22           7/25/2007         306,945,873.20       58           7/25/2010         31,056,041.69
    23           8/25/2007         292,003,686.13       59           8/25/2010         29,543,316.61
    24           9/25/2007         277,788,768.29       60           9/25/2010          1,361,809.14
    25          10/25/2007         252,805,204.69       61          10/25/2010          1,295,450.91
    26          11/25/2007         240,497,845.36       62       Nov - 10 onwards                  0
    27          12/25/2007         228,789,542.24
    28           1/25/2008         217,651,141.05
    29           2/25/2008         207,054,906.21
    30           3/25/2008         196,974,451.73
    31           4/25/2008         187,384,589.30
    32           5/25/2008         178,261,532.58
    33           6/25/2008         169,582,562.56
    34           7/25/2008         161,326,065.79
    35           8/25/2008         153,471,427.76
    36           9/25/2008         145,988,501.96


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     THE MORTGAGE LOANS - ALL COLLATERAL (1)

     SCHEDULED PRINCIPAL BALANCE:                              $921,703,538
     NUMBER OF MORTGAGE LOANS:                                        3,160
     AVERAGE SCHEDULED PRINCIPAL BALANCE:                          $291,678
     INTEREST ONLY LOANS:                                            91.17%
     WEIGHTED AVERAGE GROSS COUPON:                                  5.978%
     WEIGHTED AVERAGE NET COUPON: (2)                                5.697%
     WEIGHTED AVERAGE FICO SCORE:                                       716
     WEIGHTED AVERAGE ORIGINAL LTV RATIO:                            77.39%
     WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                   358
     WEIGHTED AVERAGE SEASONING (MONTHS):                                 2
     WEIGHTED AVERAGE MONTHS TO ROLL:                                    47
     WEIGHTED AVERAGE GROSS MARGIN:                                   2.41%
     WEIGHTED AVERAGE INITIAL RATE CAP:                               4.88%
     WEIGHTED AVERAGE PERIODIC RATE CAP:                              1.59%
     WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE:                   11.60%

 (1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.

 (2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee and any lender-paid mortgage insurance.


                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                  PCT. OF   WEIGHTED  WEIGHTED              WEIGHTED   WEIGHTED
                          NUMBER                  POOL BY     AVG.      AVG.       AVG.       AVG.        AVG.     PCT.      PCT.
  CURRENT PRINCIPAL         OF      PRINCIPAL    PRINCIPAL   GROSS    CURRENT   PRINCIPAL   ORIGINAL   COMBINED    FULL     OWNER
       BALANCE            LOANS      BALANCE      BALANCE    COUPON     FICO     BALANCE      LTV        LTV       DOC     OCCUPIED
-----------------------   ------  ------------   ---------  --------  --------  ---------   --------   --------   ------   --------
$50,000 & Below               9       $348,920      0.04%    6.597%     724       $38,769    75.55%     87.62%    64.35%     0.00%
$50,001 - $75,000            64      4,173,806      0.45     6.578      713        65,216    76.73      82.97     22.63     16.48
$75,001 - $100,000          152     13,600,242      1.48     6.267      717        89,475    79.53      85.27     34.85     34.71
$100,001 - $125,000         233     26,512,732      2.88     6.229      709       113,789    79.71      86.17     30.12     42.44
$125,001 - $150,000         257     35,497,909      3.85     6.114      718       138,124    79.67      87.32     37.02     45.33
$150,001 - $200,000         447     79,114,781      8.58     6.123      712       176,991    79.69      86.63     30.77     53.75
$200,001 - $250,000         414     93,245,850     10.12     5.987      716       225,232    78.66      87.04     34.34     70.30
$250,001 - $300,000         342     94,133,079     10.21     5.929      716       275,243    78.86      87.35     33.09     73.01
$300,001 - $350,000         264     86,036,892      9.33     5.895      713       325,897    78.56      87.21     30.23     81.75
$350,001 - $400,000         248     93,018,599     10.09     5.908      720       375,075    77.29      88.39     25.11     87.07
$400,001 - $450,000         214     91,143,459      9.89     5.983      720       425,904    77.39      89.17     15.02     87.35
$450,001 - $500,000         171     81,550,392      8.85     5.962      718       476,903    76.47      86.72     19.30     86.53
$500,001 - $550,000         102     53,525,578      5.81     5.872      721       524,761    75.59      85.24     10.88     89.23
$550,001 - $600,000          91     52,455,528      5.69     5.840      711       576,434    77.83      86.81     19.73     90.07
$600,001 - $650,000          64     40,612,025      4.41     5.987      721       634,563    75.43      88.36     14.20     87.44
$650,001 - $700,000          16     10,729,658      1.16     6.114      712       670,604    74.15      81.57     25.16     75.25
$700,001 - $750,000          22     16,069,070      1.74     5.965      724       730,412    75.29      84.65     17.88     95.45
$750,001 - $800,000           9      6,930,450      0.75     5.978      735       770,050    69.40      75.22     22.04     88.69
$800,001 - $850,000           8      6,660,250      0.72     5.908      713       832,531    76.69      79.45      0.00    100.00
$850,001 - $900,000           8      6,973,500      0.76     5.876      716       871,688    74.85      80.36     12.33    100.00
$900,001 - $950,000           3      2,793,000      0.30     5.962      727       931,000    65.33      65.33      0.00     67.24
$950,001 - $1,000,000        11     10,954,298      1.19     5.803      707       995,845    71.48      78.42     18.26    100.00
$1,000,001 - $1,500,000       8     10,326,019      1.12     6.036      700     1,290,752    61.24      64.69     11.48     62.62
$1,500,001 & Above            3      5,297,500      0.57     6.443      665     1,765,833    66.29      70.25     31.05    100.00
-----------------------   ------  ------------   ---------  --------  --------  ---------   --------   --------   ------   --------
TOTAL:                    3,160   $921,703,538    100.00%    5.978%     716      $291,678    77.39%     86.44%    24.74%    76.96%
=======================   ======  ============   =========  ========  ========  =========   ========   ========   ======   ========


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                                PCT. OF                  WEIGHTED               WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED       AVG.       AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS     CURRENT   PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
 CURRENT RATE       OF LOANS    BALANCE         BALANCE      COUPON        FICO      BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
4.50% & Below             3      $1,835,989        0.20%      4.484%        767     $611,996      79.74%   84.33%   100.00%  100.00%
4.51 - 5.00%             62      19,792,005        2.15       4.921         728      319,226      72.07    81.12     60.16    88.40
5.01 - 5.50%            619     187,965,675       20.39       5.390         727      303,660      75.10    84.44     38.97    91.55
5.51 - 6.00%          1,162     370,942,805       40.25       5.811         717      319,228      76.85    86.63     24.77    84.67
6.01 - 6.50%            717     201,091,609       21.82       6.299         709      280,462      78.08    86.84     17.58    69.37
6.51 - 7.00%            459     108,784,365       11.80       6.781         706      237,003      81.25    88.60     11.73    48.65
7.01 - 7.50%            116      24,946,942        2.71       7.282         712      215,060      83.27    89.42      3.98    29.14
7.51 - 8.00%             17       5,236,010        0.57       7.755         682      308,001      81.54    90.60      2.14    65.65
8.01 - 8.50%              5       1,108,137        0.12       8.181         693      221,627      81.45    87.84      0.00    66.20
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%   86.44%    24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                              DISTRIBUTION BY FICO

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
       FICO         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
820 - 839                 1        $328,450        0.04%      5.875%        820     $328,450      79.99%    99.99%  100.00%  100.00%
800 - 819                50      13,354,562        1.45       5.742         806      267,091      73.13     81.09    42.44    73.56
780 - 799               188      54,161,217        5.88       5.810         789      288,092      75.92     85.06    38.73    71.36
760 - 779               315      92,481,455       10.03       5.866         769      293,592      77.38     88.06    29.13    72.66
740 - 759               402     122,973,090       13.34       5.883         749      305,903      77.80     88.67    23.05    76.72
720 - 739               438     130,688,811       14.18       5.939         729      298,376      77.91     88.72    21.56    77.91
700 - 719               503     150,376,013       16.32       6.012         709      298,958      77.65     87.51    19.85    76.88
680 - 699               574     168,326,641       18.26       6.008         689      293,252      77.07     85.25    20.24    77.65
660 - 679               455     123,267,946       13.37       6.087         670      270,919      77.37     83.69    22.47    78.06
640 - 659               202      52,859,314        5.73       6.187         650      261,680      78.76     83.66    38.50    82.60
620 - 639                31      12,764,179        1.38       6.354         631      411,748      74.57     81.95    43.46    85.36
600 - 619                 1         121,860        0.01       5.250         614      121,860      78.71     78.71   100.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY ORIGINAL LTV

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  ORIGINAL LTV      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
30.00% & Below           11      $2,095,438        0.23%      5.667%        713     $190,494      21.86%    26.40%   16.70%   80.51%
30.01 - 40.00%           17       5,558,081        0.60       5.685         744      326,946      35.92     42.03    25.55    85.07
40.01 - 50.00%           33      11,102,308        1.20       5.479         718      336,434      46.27     49.03    30.48    86.52
50.01 - 60.00%           70      23,398,468        2.54       5.661         717      334,264      56.33     61.36    28.45    73.76
60.01 - 70.00%          238      94,247,714       10.23       5.884         709      395,999      66.33     73.35    22.71    73.54
70.01 - 80.00%        2,432     716,720,408       77.76       5.957         718      294,704      79.20     89.65    25.27    79.92
80.01 - 85.00%           37       6,841,619        0.74       6.360         691      184,909      84.65     84.65    25.82    58.95
85.01 - 90.00%          232      41,300,661        4.48       6.677         710      178,020      89.87     89.89    17.22    28.90
90.01 - 95.00%           86      19,488,651        2.11       6.381         694      226,612      94.86     94.86    19.92    87.44
95.01 - 100.00%           4         950,189        0.10       5.735         680      237,547     100.00    100.00   100.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY DOCUMENT TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  DOCUMENT TYPE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
Full/Alt Doc            893    $228,074,494       24.74%      5.743%        718     $255,403      77.22%    86.74%  100.00%   75.12%
No Doc                  711     168,138,658       18.24       6.205         704      236,482      76.60     80.16     0.00    62.76
Stated Income/
Stated Assets         1,556     525,490,386       57.01       6.007         719      337,719      77.72     88.32     0.00    82.31
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY LOAN PURPOSE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  DOCUMENT TYPE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
Cashout Refi            683    $220,713,607       23.95%      5.945%        702     $323,153      72.51%    75.07%   23.90%   81.96%
Purchase              2,090     594,239,102       64.47       6.014         724      284,325      79.74     91.38    24.34    74.27
Rate/Term
Refi                    387     106,750,828       11.58       5.847         701      275,842      74.39     82.42    28.73    81.62
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                        DISTRIBUTION BY OCCUPANCY STATUS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    OCCUPANCY        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     STATUS         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
 Non Owner              903    $175,483,935       19.04%      6.374%        721     $194,334      78.32%    82.32%   25.54%    0.00%
 Owner Occupied       2,128     709,369,808       76.96       5.877         715      333,350      77.18     87.61    24.15   100.00
 Second Home            129      36,849,794        4.00       6.043         715      285,657      77.07     83.52    32.38     0.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
 TOTAL:               3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY PROPERTY TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    PROPERTY         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      TYPE          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
 2-4 Family             200     $58,600,937        6.36%      6.306%        714     $293,005      75.16%    80.27%   23.60%   37.14%
 Condo                  423     114,263,528       12.40       5.977         722      270,127      78.74     88.84    32.34    70.92
 Co-op                    1         148,077        0.02       5.375         785      148,077      90.00     90.00   100.00   100.00
 Pud                    686     199,240,157       21.62       5.930         719      290,438      77.99     87.71    29.84    79.56
 Single Family        1,850     549,450,839       59.61       5.961         714      297,000      77.13     86.13    21.42    81.52
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
 TOTAL:               3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY STATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      STATE         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
 CA - Northern          555    $232,243,693       25.20%      5.822%        721     $418,457      74.69%    85.02%   19.07%   87.98%
 CA - Southern          470     195,925,078       21.26       5.872         721      416,862      76.82     86.83    21.58    89.06
 FL                     372      79,382,547        8.61       6.349         707      213,394      80.72     86.34    14.43    47.91
 AZ                     201      47,566,441        5.16       6.041         714      236,649      78.31     86.13    31.52    59.42
 VA                     155      44,082,029        4.78       6.012         717      284,400      77.87     87.94    34.68    83.34
 WA                     141      32,365,801        3.51       5.906         719      229,545      78.68     90.55    32.12    71.18
 GA                     173      29,833,203        3.24       6.048         702      172,446      81.80     87.88    25.35    62.66
 IL                     121      28,652,570        3.11       6.209         710      236,798      78.09     84.98    24.91    72.38
 NV                     101      28,556,990        3.10       5.905         729      282,742      78.00     86.87    24.63    68.40
 MD                      99      28,291,754        3.07       5.871         716      285,775      78.60     89.10    49.38    79.17
 Other                  772     174,803,432       18.97       6.103         709      226,429      78.33     86.36    30.71    70.43
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
 TOTAL:               3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                            DISTRIBUTION BY ZIP CODE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     ZIP CODE       OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
 92563                   16      $6,237,819        0.68%      5.857%        723     $389,864      79.98%    92.98%   17.96%   94.61%
 95404                    8       4,969,850        0.54       5.883         717      621,231      71.09     79.42    27.49    75.85
 94901                    8       4,105,000        0.45       5.536         712      513,125      65.31     72.16    11.40    75.77
 94928                    9       3,745,250        0.41       5.877         716      416,139      75.64     85.41     7.58   100.00
 94947                    8       3,131,900        0.34       5.720         729      391,488      74.69     79.31    18.38    75.54
 95472                    5       3,115,700        0.34       6.201         706      623,140      77.59     86.21     0.00   100.00
 89052                    8       3,006,599        0.33       5.896         741      375,825      76.84     84.71     6.95    64.49
 94591                    6       2,975,350        0.32       5.985         713      495,892      74.90     84.10    28.89   100.00
 92683                    6       2,959,600        0.32       6.087         686      493,267      79.05     84.87    14.97    54.28
 91915                    6       2,899,400        0.31       5.894         719      483,233      79.34     95.68    28.76   100.00
 Other                3,080     884,557,069       95.97       5.982         716      287,194      77.48     86.52    25.09    76.64
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
 TOTAL:               3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
    REMAINING                                   POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    MONTHS TO        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    MATURITY        OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
 301 - 360            3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
 TOTAL:               3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
   AMORTIZATION      NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
       TYPE         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1 YEAR ARM              164     $46,859,760        5.08%      6.385%        698     $285,730      78.27%    87.46%   14.24%   56.22%
10 YEAR ARM              11       2,971,431        0.32       6.127         718      270,130      81.93     88.30    39.90    80.55
2 YEAR ARM              122      37,926,335        4.11       5.875         724      310,872      79.16     93.00    10.51    85.72
3 YEAR ARM              990     304,706,749       33.06       5.901         719      307,785      78.41     90.18    19.74    83.83
5 YEAR ARM            1,793     506,288,837       54.93       5.994         715      282,370      76.49     83.66    28.98    74.10
7 YEAR ARM               80      22,950,426        2.49       5.972         722      286,880      78.46     84.94    40.72    76.35
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                     DISTRIBUTION BY PREPAYMENT TERM MONTHS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
   PREPAYMENT                                   POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
      TERM           NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     MONTHS         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
0                     2,634    $766,838,700       83.20%      5.969%        716     $291,131      77.54%    86.18%   25.95%   76.63%
6                         4       2,377,700        0.26       6.483         702      594,425      72.41     87.40     0.00    80.65
12                       24       8,360,902        0.91       5.964         725      348,371      71.20     80.96    28.36    64.14
24                        1         125,200        0.01       6.500         699      125,200      68.79    100.00     0.00   100.00
30                        3         433,759        0.05       5.780         723      144,586      76.00     84.87     0.00    82.95
36                      470     136,821,546       14.84       6.017         716      291,110      77.10     88.13    18.93    79.51
42                       13       2,581,837        0.28       6.009         709      198,603      77.54     87.96     0.00    56.24
60                       11       4,163,894        0.45       6.042         711      378,536      75.93     88.26    20.39    89.62
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY PERIODIC CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     PERIODIC        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
       CAP          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.00 - 1.49%          1,214    $381,439,575       41.38%      6.044%        716     $314,201      78.56%    90.24%   15.01%   83.39%
1.50 - 1.99%              1         996,100        0.11       6.000         679      996,100      70.00     84.05     0.00   100.00
2.00 - 2.49%          1,945     539,267,863       58.51       5.931         716      277,259      76.58     83.76    31.68    72.38
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    MONTHS TO        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    RATE RESET      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
10 & Below               17      $6,528,601        0.71%      6.407%        690     $384,035      79.63%    89.19%   21.26%   58.94%
11 - 20                 147      40,331,160        4.38       6.382         699      274,362      78.05     87.18    13.11    55.77
21 - 30                 129      40,092,296        4.35       5.855         723      310,793      79.15     92.71    12.22    85.36
31 - 40                 982     302,083,338       32.77       5.905         719      307,621      78.42     90.23    19.46    83.84
51 - 60               1,772     496,870,523       53.91       5.996         715      280,401      76.61     83.77    28.44    74.00
61 - 70                  21       9,418,314        1.02       5.882         727      448,491      70.28     77.76    57.47    79.28
71 - 80                   1         457,450        0.05       5.000         777      457,450      71.56     71.56   100.00   100.00
81 - 90                  80      22,950,426        2.49       5.972         722      286,880      78.46     84.94    40.72    76.35
111 - 120                11       2,971,431        0.32       6.127         718      270,130      81.93     88.30    39.90    80.55
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY MAXIMUM LIFETIME RATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     MAXIMUM         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  LIFETIME RATE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
9.50 - 9.99%             10      $3,212,572        0.35%      4.670%        756     $321,257      80.82%    86.79%  100.00%   85.56%
10.00 - 10.49%           86      23,588,403        2.56       5.243         716      274,284      75.13     81.49    54.12    80.43
10.50 - 10.99%          519     140,204,809       15.21       5.682         713      270,144      77.49     84.77    35.95    79.74
11.00 - 11.49%          636     177,738,863       19.28       5.739         717      279,464      76.54     84.75    30.21    81.73
11.50 - 11.99%        1,070     329,751,437       35.78       5.903         721      308,179      77.14     86.94    23.00    80.85
12.00 - 12.49%          518     155,090,685       16.83       6.315         714      299,403      77.98     87.18    14.89    67.84
12.50 - 12.99%          257      75,910,754        8.24       6.741         701      295,373      79.10     90.70    10.25    69.28
13.00 - 13.49%           52      13,067,076        1.42       7.087         710      251,290      79.65     89.96     9.73    35.89
13.50 - 13.99%           10       2,517,339        0.27       7.699         681      251,734      81.43     85.24     0.00    49.00
14.00 - 14.49%            2         621,600        0.07       8.053         688      310,800      80.00     85.79     0.00    42.08
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY MINIMUM LIFETIME RATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     MINIMUM         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  LIFETIME RATE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.99% & Below             1        $127,000        0.01%      5.125%        783     $127,000      67.91%    67.91%    0.00%  100.00%
2.00 - 2.49%          2,083     634,389,537       68.83       5.885         715      304,556      76.93     85.85    23.91    82.31
2.50 - 2.99%            933     240,523,465       26.10       6.210         716      257,796      78.92     87.95    26.29    62.62
3.00 - 3.49%            100      26,433,015        2.87       5.799         729      264,330      75.76     84.88    43.29    75.28
3.50 - 3.99%             14       6,586,251        0.71       6.511         721      470,447      74.91     88.86     6.07    59.66
4.00 - 4.49%              2         924,662        0.10       7.654         634      462,331      75.52     81.42     0.00    58.96
5.00 - 5.49%              1         325,000        0.04       5.375         673      325,000      69.59     69.59     0.00   100.00
5.50 - 5.99%             11       4,914,877        0.53       5.880         731      446,807      76.93     87.69    17.82    87.42
6.00 - 6.49%              9       4,611,700        0.50       6.231         723      512,411      75.19     93.45     0.00   100.00
6.50 - 6.99%              5       2,428,030        0.26       6.766         676      485,606      78.05     87.52    18.78   100.00
7.50 - 7.99%              1         440,000        0.05       7.750         726      440,000      80.00     99.95     0.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                             DISTRIBUTION BY MARGIN

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     MARGIN         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.99% & Below             1        $127,000        0.01%      5.125%        783     $127,000      67.91%    67.91%    0.00%  100.00%
2.00 - 2.49%          2,118     650,126,954       70.54       5.894         715      306,953      76.93     85.95    23.71    82.54
2.50 - 2.99%            935     240,063,702       26.05       6.210         717      256,753      78.92     87.91    26.34    62.39
3.00 - 3.49%             95      25,406,748        2.76       5.767         729      267,439      75.82     85.55    40.47    77.71
3.50 - 3.99%              8       4,058,371        0.44       6.722         707      507,296      73.68     85.45     9.85    38.59
4.00 - 4.49%              2         924,662        0.10       7.654         634      462,331      75.52     81.42     0.00    58.96
4.50 - 4.99%              1         996,100        0.11       6.000         679      996,100      70.00     84.05     0.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY FIRST ADJUSTMENT CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
     FIRST                                      POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
   ADJUSTMENT        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      CAP           OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.00% & Below             1        $617,039        0.07%      4.875%        691     $617,039      65.00%    80.00%    0.00%  100.00%
1.01 - 1.50%              1         996,100        0.11       6.000         679      996,100      70.00     84.05     0.00   100.00
1.51 - 2.00%            265      69,650,682        7.56       6.131         708      262,833      78.25     86.49    36.08    64.24
2.51 - 3.00%            228      65,746,264        7.13       5.841         725      288,361      78.10     90.26    22.95    83.49
4.51 - 5.00%          2,078     549,514,116       59.62       6.069         712      264,444      79.20     87.91    21.57    72.81
5.51 - 6.00%            586     235,052,337       25.50       5.761         725      401,113      72.78     81.96    29.49    88.44
6.51 - 7.00%              1         127,000        0.01       5.125         783      127,000      67.91     67.91     0.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY PERIODIC LIFETIME CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    PERIODIC         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  LIFETIME CAP      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
4.00% & Below             1        $177,600        0.02%      5.875%        643     $177,600      95.00%    95.00%    0.00%  100.00%
4.51 - 5.00%          1,413     346,714,249       37.62       6.129         709      245,375      79.33     85.65    27.07    66.11
5.51 - 6.00%          1,743     573,071,550       62.18       5.888         720      328,785      76.24     86.93    23.42    83.45
6.51 - 7.00%              3       1,740,139        0.19       5.537         691      580,046      68.07     81.44     0.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                       DISTRIBUTION BY INTEREST ONLY LOANS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    INTEREST         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
   ONLY LOANS       OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
N                       331     $81,403,797        8.83%      6.130%        709     $245,933      77.59%    83.86%   29.61%   67.96%
Y                     2,829     840,299,741       91.17       5.963         717      297,031      77.37     86.69    24.27    77.84
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                       DISTRIBUTION BY INTEREST ONLY TERM

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    INTEREST         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
   ONLY TERM        OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
0                       331     $81,403,797        8.83%      6.130%        709     $245,933      77.59%    83.86%   29.61%   67.96%
36                      227      72,300,523        7.84       5.748         720      318,505      77.32     86.88    33.83    79.00
60                      317     105,209,344       11.41       5.913         726      331,891      76.82     85.02    43.29    78.03
84                       40      10,422,184        1.13       5.989         737      260,555      78.44     83.40    50.97    59.41
120                   2,245     652,367,690       70.78       5.995         714      290,587      77.45     86.99    19.72    77.97
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                3,160    $921,703,538      100.00%      5.978%        716     $291,678      77.39%    86.44%   24.74%   76.96%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            GROUP I MORTGAGE LOANS(1)

SCHEDULED PRINCIPAL BALANCE:                                        $125,492,709

NUMBER OF MORTGAGE LOANS:                                                    611

AVERAGE SCHEDULED PRINCIPAL BALANCE:                                    $205,389

INTEREST ONLY LOANS:                                                      87.36%

WEIGHTED AVERAGE GROSS COUPON:                                            6.150%

WEIGHTED AVERAGE NET COUPON: (2)                                          5.865%

WEIGHTED AVERAGE FICO SCORE:                                                 712

WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      79.44%

WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                             358

WEIGHTED AVERAGE SEASONING (MONTHS):                                           2

WEIGHTED AVERAGE MONTHS TO ROLL:                                              39

WEIGHTED AVERAGE GROSS MARGIN:                                             2.57%

WEIGHTED AVERAGE INITIAL RATE CAP:                                         4.46%

WEIGHTED AVERAGE PERIODIC RATE CAP:                                        1.37%

WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE:                             11.86%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee and any lender-paid mortgage insurance.




                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
CURRENT PRINCIPAL    NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     BALANCE        OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------- -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
$50,000 & Below           2         $46,600        0.04%      6.659%        688      $23,300      64.59%    91.70%   34.55%    0.00%
$50,001 - $75,000        22       1,389,883        1.11       6.753         706       63,177      78.25     83.75    25.87    15.00
$75,001 - $100,00        44       3,929,416        3.13       6.296         719       89,305      80.23     88.16    33.98    38.25
$100,001 - $125,000      68       7,787,828        6.21       6.275         710      114,527      79.34     88.45    33.90    43.29
$125,001 - $150,000      66       9,138,613        7.28       6.064         719      138,464      77.40     86.92    44.96    49.17
$150,001 - $200,000     102      17,986,098       14.33       6.206         716      176,334      80.51     89.51    32.22    45.30
$200,001 - $250,000     116      26,146,202       20.83       6.188         712      225,398      80.45     89.07    31.71    64.57
$250,001 - $300,000     105      28,812,674       22.96       6.023         710      274,406      79.28     88.76    32.61    70.09
$300,001 - $350,000      61      19,960,334       15.91       6.167         707      327,219      80.64     90.32    16.75    82.50
$350,001 - $400,000      16       5,799,391        4.62       6.120         700      362,462      75.32     80.18    18.54    74.65
$400,001 - $450,000       5       2,160,370        1.72       6.273         726      432,074      78.70     87.62    20.52    20.14
$450,001 - $500,000       1         495,300        0.39       6.375         645      495,300      78.00     78.00     0.00     0.00
$500,001 - $550,000       1         510,000        0.41       6.000         716      510,000      73.38     73.38     0.00   100.00
$600,001 - $650,000       1         650,000        0.52       5.750         692      650,000      65.00     65.00     0.00     0.00
$650,001 - $700,000       1         680,000        0.54       5.875         786      680,000      68.27     68.27   100.00     0.00
------------------- -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
=================== ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     CURRENT         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      RATE          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
4.51 - 5.00%              9      $2,024,890        1.61%      4.899%        740     $224,988      79.98%    96.21%   90.32%   92.92%
5.01 - 5.50%             74      16,962,517       13.52       5.386         715      229,223      77.24     86.85    40.21    88.88
5.51 - 6.00%            186      40,132,035       31.98       5.837         713      215,764      78.36     87.53    36.43    68.33
6.01 - 6.50%            194      37,730,418       30.07       6.300         714      194,487      79.43     87.47    26.26    51.97
6.51 - 7.00%            112      22,450,460       17.89       6.807         706      200,451      81.64     90.95    17.82    43.43
7.01 - 7.50%             30       4,897,583        3.90       7.280         705      163,253      84.70     89.18     6.17    38.61
7.51 - 8.00%              6       1,294,805        1.03       7.787         666      215,801      82.98     83.84     0.00    70.69
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                              DISTRIBUTION BY FICO

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      FICO          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
800 - 819                11      $2,404,095        1.92%      6.081%        804     $218,554      77.34%    85.66%   38.96%   65.99%
780 - 799                39       7,406,188        5.90       6.175         789      189,902      78.33     86.12    51.74    36.98
760 - 779                55      11,600,253        9.24       5.993         768      210,914      79.04     89.18    41.35    47.16
740 - 759                72      13,509,436       10.77       5.964         749      187,631      79.90     90.54    28.87    56.49
720 - 739                68      14,497,107       11.55       6.187         728      213,193      79.84     91.57    24.92    54.34
700 - 719                92      19,408,368       15.47       6.145         710      210,961      79.44     90.53    24.73    67.67
680 - 699               122      24,954,221       19.88       6.176         690      204,543      79.23     87.80    22.64    59.20
660 - 679               102      20,866,755       16.63       6.222         669      204,576      79.48     85.32    25.68    72.47
640 - 659                40       8,433,746        6.72       6.255         648      210,844      81.14     84.74    34.64    76.07
620 - 639                 9       2,290,680        1.83       6.567         633      254,520      77.82     81.58    67.76    72.91
600 - 619                 1         121,860        0.10       5.250         614      121,860      78.71     78.71   100.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY ORIGINAL LTV

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  ORIGINAL LTV      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
30.00% & Below            1        $149,988        0.12%      5.750%        660     $149,988      21.13%    21.13%    0.00%  100.00%
30.01 - 40.00%            1          70,000        0.06       6.250         698       70,000      35.90     35.90     0.00   100.00
40.01 - 50.00%            5       1,168,801        0.93       5.533         715      233,760      43.98     51.95    65.35    65.35
50.01 - 60.00%            5         902,950        0.72       5.889         712      180,590      58.67     63.69    49.40    14.90
60.01 - 70.00%           34       7,624,940        6.08       6.048         719      224,263      67.19     72.75    40.26    43.23
70.01 - 80.00%          487     100,772,285       80.30       6.110         713      206,925      79.40     89.75    29.28    62.80
80.01 - 85.00%           10       1,468,454        1.17       6.425         690      146,845      84.64     84.64    51.55    61.49
85.01 - 90.00%           50       9,054,378        7.22       6.564         708      181,088      89.88     89.88    21.56    41.45
90.01 - 95.00%           17       4,071,314        3.24       6.565         684      239,489      94.82     94.82    19.08    97.66
95.01 - 100.00%           1         209,600        0.17       6.240         648      209,600     100.00    100.00   100.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY DOCUMENT TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  DOCUMENT TYPE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
Full/Alt Doc            194     $37,483,153       29.87%      5.943%        717     $193,212      78.63%    88.40%  100.00%   57.31%
No Doc                  100      20,119,897       16.03       6.352         695      201,199      79.91     82.96     0.00    65.71
Stated Income/
Stated Assets           317      67,889,659       54.10       6.205         714      214,163      79.75     89.64     0.00    61.64
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY LOAN PURPOSE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
   LOAN PURPOSE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
Cashout Refi            109     $24,946,302       19.88%      6.206%        686     $228,865      76.44%    79.68%   28.96%   70.86%
Purchase                412      82,478,849       65.72       6.163         723      200,191      80.90     91.55    30.03    55.41
Rate/Term Refi           90      18,067,558       14.40       6.017         694      200,751      76.94     84.66    30.37    72.85
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                        DISTRIBUTION BY OCCUPANCY STATUS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    OCCUPANCY        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     STATUS         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
Non Owner               251     $45,249,875       36.06%      6.372%        723     $180,278      78.70%    84.39%   33.93%    0.00%
Owner Occupied          339      76,544,348       61.00       6.024         705      225,795      79.85     90.62    28.06   100.00
Second Home              21       3,698,486        2.95       6.041         713      176,118      80.12     84.81    17.61     0.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY PROPERTY TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    PROPERTY         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      TYPE          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
2-4 Family               70     $18,605,584       14.83%      6.353%        710     $265,794      77.04%    82.23%   22.92%   27.73%
Condo                    85      15,237,361       12.14       6.091         718      179,263      80.01     90.90    35.95    62.06
Pud                     127      27,512,605       21.92       6.037         717      216,635      80.19     89.68    36.48    66.88
Single Family           329      64,137,160       51.11       6.154         709      194,946      79.68     88.66    27.60    67.87
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY STATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      STATE         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
CA - Northern            50     $14,518,156       11.57%      5.982%        722     $290,363      77.66%    85.99%   13.82%   59.50%
CA - Southern            53      14,123,600       11.25       6.027         709      266,483      77.65     88.48    20.96    64.66
AZ                       49       9,377,328        7.47       6.160         704      191,374      80.18     87.08    41.85    47.24
IL                       45       9,317,211        7.42       6.353         703      207,049      78.56     87.46    16.49    68.45
NV                       36       7,650,168        6.10       6.088         720      212,505      78.91     86.74    34.64    49.61
VA                       32       7,328,255        5.84       6.190         716      229,008      79.11     86.16    42.00    69.32
WA                       34       6,300,006        5.02       6.039         722      185,294      79.25     90.96    45.23    49.64
FL                       36       5,834,695        4.65       6.419         726      162,075      80.73     88.83    21.58    47.73
MD                       22       4,867,520        3.88       5.933         706      221,251      80.12     90.84    48.43    76.03
CO                       24       4,593,809        3.66       6.112         701      191,409      80.41     92.90    25.53    83.33
Other                   230      41,581,961       33.13       6.216         708      180,791      80.52     88.59    32.92    61.68
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                            DISTRIBUTION BY ZIP CODE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     ZIP CODE       OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
60618                     3      $1,152,318        0.92%      6.224%        687     $384,106      77.07%    80.60%    0.00%   70.64%
22026                     3         870,000        0.69       6.897         692      290,000      84.84     92.36    28.97    71.03
93635                     3         832,997        0.66       6.147         730      277,666      74.91     82.30    26.05    63.03
92201                     3         793,600        0.63       5.687         662      264,533      80.00     89.42    36.29   100.00
89052                     3         779,099        0.62       6.091         687      259,700      75.82     89.84     0.00    64.06
45219                     3         743,750        0.59       6.000         691      247,917      71.24     71.24    75.29     0.00
80210                     3         723,152        0.58       6.405         748      241,051      80.00     96.87     0.00    68.75
95765                     2         697,600        0.56       5.629         731      348,800      80.00     84.85    48.51   100.00
22554                     2         685,099        0.55       6.259         681      342,549      85.19     94.81    48.11   100.00
92563                     2         683,400        0.54       7.191         694      341,700      85.08     90.00     0.00    50.83
Other                   584     117,531,694       93.66       6.143         713      201,253      79.45     88.29    30.20    60.47
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
     REMAINING                                  POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     MONTHS TO       NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     MATURITY       OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
301 - 360               611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
   AMORTIZATION      NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
       TYPE         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1 YEAR ARM               39      $8,402,656        6.70%      6.318%        716     $215,453      80.10%    89.92%   13.97%   44.15%
10 YEAR ARM               3         351,009        0.28       7.059         748      117,003      79.44     96.08    61.84    60.84
2 YEAR ARM               45       9,491,852        7.56       6.055         712      210,930      78.45     89.79    20.22    72.90
3 YEAR ARM              349      71,818,395       57.23       6.163         716      205,783      79.28     89.10    29.08    63.27
5 YEAR ARM              158      32,009,723       25.51       6.102         700      202,593      80.06     85.44    34.91    56.22
7 YEAR ARM               17       3,419,073        2.72       6.086         724      201,122      78.06     85.70    61.93    66.31
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                     DISTRIBUTION BY PREPAYMENT TERM MONTHS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
    PREPAYMENT                                  POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
       TERM          NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      MONTHS        OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
0                      450     $95,143,251       75.82%      6.144%        711     $211,429      79.74%    87.91%   30.24%   64.58%
12                       3         838,250        0.67       5.991         703      279,417      75.60     81.29     0.00     0.00
36                     152      28,383,608       22.62       6.175         714      186,734      78.59     89.32    30.68    50.11
42                       5         911,600        0.73       5.996         699      182,320      77.65     88.44     0.00    72.49
60                       1         216,000        0.17       6.750         642      216,000      80.00     95.00     0.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                 611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY PERIODIC CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     PERIODIC        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
       CAP          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.00 - 1.49%            379     $79,027,250       62.97%      6.231%        714     $208,515      79.50%    89.93%   22.62%   64.41%
2.00 - 2.49%            232      46,465,459       37.03       6.013         708      200,282      79.34     85.26    42.20    55.19
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    MONTHS TO        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    RATE RESET      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
10 & Below                4      $1,030,171        0.82%      6.106%        673     $257,543      79.92%    89.07%    0.00%   34.85%
11 - 20                  35       7,372,486        5.87       6.348         723      210,642      80.13     90.04    15.92    45.45
21 - 30                  48      10,210,136        8.14       6.067         711      212,711      78.73     89.47    24.16    71.14
31 - 40                 346      71,100,111       56.66       6.163         716      205,492      79.25     89.14    28.60    63.42
51 - 60                 158      32,009,723       25.51       6.102         700      202,593      80.06     85.44    34.91    56.22
81 - 90                  17       3,419,073        2.72       6.086         724      201,122      78.06     85.70    61.93    66.31
111 - 120                 3         351,009        0.28       7.059         748      117,003      79.44     96.08    61.84    60.84
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY MAXIMUM LIFETIME RATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     MAXIMUM         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  LIFETIME RATE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
9.50 - 9.99%              1        $229,600        0.18%      4.750%        782     $229,600      80.00%   100.00%  100.00%  100.00%
10.00 - 10.49%           10       2,057,169        1.64       5.355         684      205,717      81.80     86.60    45.76    89.15
10.50 - 10.99%           68      14,586,077       11.62       5.652         713      214,501      77.43     87.37    46.91    78.57
11.00 - 11.49%           91      19,365,350       15.43       5.748         711      212,806      79.66     86.76    44.30    70.76
11.50 - 11.99%          143      30,140,271       24.02       5.959         714      210,771      79.40     87.65    26.36    63.59
12.00 - 12.49%          159      31,739,221       25.29       6.270         715      199,618      79.35     87.82    26.46    50.77
12.50 - 12.99%          103      20,209,998       16.10       6.708         705      196,214      79.41     90.79    18.79    55.12
13.00 - 13.49%           30       5,931,443        4.73       7.129         717      197,715      81.38     90.41    12.69    28.09
13.50 - 13.99%            6       1,233,580        0.98       7.686         679      205,597      90.35     91.26     0.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY MINIMUM LIFETIME RATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     MINIMUM         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  LIFETIME RATE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
2.00 - 2.49%            225     $47,239,359       37.64%      5.956%        708     $209,953      80.27%    89.75%   27.70%   78.29%
2.50 - 2.99%            359      73,471,954       58.55       6.292         713      204,657      79.11     87.54    29.79    50.08
3.00 - 3.49%             26       4,401,921        3.51       5.708         734      169,305      77.03     84.19    57.09    62.83
4.00 - 4.49%              1         379,475        0.30       7.875         636      379,475      69.09     69.09     0.00     0.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                             DISTRIBUTION BY MARGIN

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     MARGIN         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
2.00 - 2.49%            225     $47,239,359       37.64%      5.956%        708     $209,953      80.27%    89.75%   27.70%   78.29%
2.50 - 2.99%            359      73,471,954       58.55       6.292         713      204,657      79.11     87.54    29.79    50.08
3.00 - 3.49%             26       4,401,921        3.51       5.708         734      169,305      77.03     84.19    57.09    62.83
4.00 - 4.49%              1         379,475        0.30       7.875         636      379,475      69.09     69.09     0.00     0.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY FIRST ADJUSTMENT CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
      FIRST                                     POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    ADJUSTMENT       NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
       CAP          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.51 - 2.00%             66     $14,010,489       11.16%      6.035%        718     $212,280      80.01%    87.86%   46.57%   61.24%
2.51 - 3.00%             72      14,001,723       11.16       5.952         720      194,468      78.02     88.03    31.66    69.17
4.51 - 5.00%            470      95,700,497       76.26       6.202         709      203,618      79.77     88.64    27.01    60.90
5.51 - 6.00%              3       1,780,000        1.42       5.829         722      593,333      68.47     68.47    38.20     0.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY PERIODIC LIFETIME CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
     PERIODIC                                   POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     LIFETIME        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
       CAP          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
4.51 - 5.00%            186     $36,666,596       29.22%      6.119%        703     $197,132      80.77%    86.57%   37.03%   60.17%
5.51 - 6.00%            425      88,826,112       70.78       6.163         716      209,003      78.89     88.87    26.91    61.33
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                       DISTRIBUTION BY INTEREST ONLY LOANS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     INTEREST        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    ONLY LOANS      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
N                        84     $15,858,851       12.64%      6.189%        709     $188,796      80.39%    88.08%   30.06%   62.41%
Y                       527     109,633,858       87.36       6.144         712      208,034      79.30     88.22    29.84    60.79
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                       DISTRIBUTION BY INTEREST ONLY TERM

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     INTEREST        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    ONLY TERM       OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
0                        84     $15,858,851       12.64%      6.189%        709     $188,796      80.39%    88.08%   30.06%   62.41%
36                       45       9,239,399        7.36       5.835         721      205,320      79.20     84.59    60.06    68.36
60                       40       8,974,866        7.15       5.989         723      224,372      76.78     83.46    62.00    45.55
84                        7       1,403,769        1.12       6.065         737      200,538      81.92     87.60    92.17    50.03
120                     435      90,015,823       71.73       6.193         710      206,933      79.52     89.07    22.56    61.70
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  611    $125,492,709      100.00%      6.150%        712     $205,389      79.44%    88.20%   29.87%   61.00%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                           GROUP II MORTGAGE LOANS(1)

SCHEDULED PRINCIPAL BALANCE:                                        $121,866,818

NUMBER OF MORTGAGE LOANS:                                                    617

AVERAGE SCHEDULED PRINCIPAL BALANCE:                                    $197,515

INTEREST ONLY LOANS:                                                      88.25%

WEIGHTED AVERAGE GROSS COUPON:                                            6.174%

WEIGHTED AVERAGE NET COUPON: (2)                                          5.837%

WEIGHTED AVERAGE FICO SCORE:                                                 707

WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      79.94%

WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                             357

WEIGHTED AVERAGE SEASONING (MONTHS):                                           3

WEIGHTED AVERAGE MONTHS TO ROLL:                                              54

WEIGHTED AVERAGE GROSS MARGIN:                                             2.43%

WEIGHTED AVERAGE INITIAL RATE CAP:                                         4.81%

WEIGHTED AVERAGE PERIODIC RATE CAP:                                        1.75%

WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE:                             11.28%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee and any lender-paid mortgage insurance.


                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
CURRENT PRINCIPAL    NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     BALANCE        OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------- -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
$50,000 & Below           2         $71,600        0.06%      6.626%        731      $35,800      77.10%    87.46%  100.00%    0.00%
$50,001 - $75,000        18       1,228,403        1.01       6.698         718       68,245      77.17     85.39    16.57     6.04
$75,001 - $100,00        52       4,685,525        3.84       6.368         708       90,106      80.70     83.71    34.54    24.74
$100,001 - $125,000      70       7,991,774        6.56       6.330         703      114,168      81.18     86.05    27.36    33.37
$125,001 - $150,000      83      11,415,065        9.37       6.204         714      137,531      81.42     86.16    30.85    30.06
$150,001 - $200,000     128      22,535,836       18.49       6.240         700      176,061      80.84     85.58    23.58    49.35
$200,001 - $250,000     104      23,270,925       19.10       6.078         712      223,759      80.01     85.58    20.25    55.41
$250,001 - $300,000      72      19,614,288       16.09       6.115         708      272,421      81.54     87.98    23.98    63.64
$300,001 - $350,000      57      18,615,035       15.27       6.013         702      326,580      78.20     85.96    29.81    67.09
$350,001 - $400,000      21       7,568,672        6.21       6.045         704      360,413      78.42     86.22    18.70    75.86
$400,001 - $450,000       4       1,691,536        1.39       6.626         716      422,884      69.74     74.75     0.00    48.95
$450,001 - $500,000       3       1,441,201        1.18       6.363         718      480,400      68.58     68.58     0.00    67.27
$500,001 - $550,000       1         519,206        0.43       7.375         688      519,206      80.00     80.00     0.00     0.00
$550,001 - $600,000       1         580,000        0.48       6.750         708      580,000      80.00     89.66     0.00     0.00
$600,001 - $650,000       1         637,752        0.52       7.250         743      637,752      75.00     90.00     0.00     0.00
------------------- -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
=================== ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     CURRENT         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      RATE          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
4.51 - 5.00%              2        $368,202        0.30%      4.993%        680     $184,101      98.34%    98.34%  100.00%  100.00%
5.01 - 5.50%             67      15,158,693       12.44       5.393         707      226,249      75.35     83.70    37.02    78.20
5.51 - 6.00%            218      44,449,542       36.47       5.820         706      203,897      78.01     84.04    31.31    65.80
6.01 - 6.50%            158      30,764,153       25.24       6.312         708      194,710      81.20     87.72    19.74    54.00
6.51 - 7.00%            133      23,560,725       19.33       6.809         710      177,148      83.56     86.85    11.55    22.68
7.01 - 7.50%             35       6,461,947        5.30       7.253         707      184,627      83.96     87.36     7.64     3.45
7.51 - 8.00%              4       1,103,555        0.91       7.819         683      275,889      78.05     90.00    10.15    18.85
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                              DISTRIBUTION BY FICO

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      FICO          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
820 - 839                 1        $328,450        0.27%      5.875%        820     $328,450      79.99%    99.99%  100.00%  100.00%
800 - 819                 5       1,062,600        0.87       5.739         809      212,520      81.83     84.77    73.07    45.30
780 - 799                24       4,434,605        3.64       6.145         788      184,775      77.88     84.17    36.32    37.13
760 - 779                47       8,970,977        7.36       6.107         769      190,872      80.62     89.06    35.34    47.99
740 - 759                61      12,797,044       10.50       6.298         749      209,788      79.02     86.06    25.55    42.27
720 - 739                81      15,024,359       12.33       6.249         730      185,486      80.67     86.87    17.40    41.15
700 - 719               108      20,332,635       16.68       6.228         709      188,265      79.27     86.10    23.79    44.91
680 - 699               117      24,843,215       20.39       6.139         689      212,335      79.87     85.40    17.86    50.45
660 - 679               111      21,942,516       18.01       6.092         669      197,680      80.80     85.87    25.44    69.43
640 - 659                59      11,248,960        9.23       6.149         650      190,660      80.56     81.92    22.72    76.52
620 - 639                 3         881,457        0.72       6.629         630      293,819      69.34     78.94    12.89     0.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY ORIGINAL LTV

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  ORIGINAL LTV      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
30.00% & Below            2        $207,000        0.17%      5.722%        702     $103,500      20.02%    20.02%    0.00%  100.00%
30.01 - 40.00%            3         560,756        0.46       5.731         731      186,919      35.77     44.56     0.00    41.02
40.01 - 50.00%            3         913,000        0.75       5.390         708      304,333      44.43     44.43    19.39    80.61
50.01 - 60.00%           13       2,622,627        2.15       5.769         709      201,741      55.84     60.75    18.63    60.06
60.01 - 70.00%           24       5,740,852        4.71       5.971         691      239,202      65.71     74.15    12.60    43.08
70.01 - 80.00%          433      86,879,157       71.29       6.115         709      200,645      79.32     86.70    25.82    55.53
80.01 - 85.00%           16       3,228,481        2.65       6.091         694      201,780      84.52     84.52    25.47    53.67
85.01 - 90.00%           87      14,300,426       11.73       6.739         706      164,373      89.83     89.83    14.24    20.61
90.01 - 95.00%           34       7,081,003        5.81       6.295         701      208,265      94.77     94.77    32.21    75.98
95.01 - 100.00%           2         333,516        0.27       5.248         680      166,758     100.00    100.00   100.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY DOCUMENT TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  DOCUMENT TYPE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
Full/Alt Doc            157     $29,295,967       24.04%      5.948%        714     $186,599      80.87%    89.71%  100.00%   55.74%
No Doc                  278      52,521,682       43.10       6.199         697      188,927      80.32     83.41     0.00    45.75
Stated Income/
Stated Assets           182      40,049,169       32.86       6.305         715      220,050      78.74     85.90     0.00    58.68
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY LOAN PURPOSE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
   LOAN PURPOSE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
Cashout Refi            156     $32,387,569       26.58%      6.124%        690     $207,613      76.48%    77.83%   22.80%   60.60%
Purchase                394      77,547,207       63.63       6.242         715      196,820      81.64     88.94    23.25    46.53
Rate/Term
Refi                     67      11,932,042        9.79       5.867         704      178,090      78.22     86.48    32.53    68.30
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                        DISTRIBUTION BY OCCUPANCY STATUS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    OCCUPANCY        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     STATUS         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
Non Owner               308     $53,525,463       43.92%      6.419%        715     $173,784      79.85%    82.88%   22.18%    0.00%
Owner Occupied          286      63,859,764       52.40       5.945         701      223,286      79.46     87.86    25.57   100.00
Second Home              23       4,481,591        3.68       6.504         698      194,852      87.84     89.73    24.38     0.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY PROPERTY TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    PROPERTY         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      TYPE          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
2-4 Family               73     $17,275,669       14.18%      6.388%        718     $236,653      75.45%    80.16%   20.57%   20.97%
Condo                    74      13,675,028       11.22       6.242         716      184,798      80.95     86.83    32.51    47.91
Pud                     119      24,581,601       20.17       6.074         708      206,568      80.43     86.72    29.17    63.94
Single Family           351      66,334,520       54.43       6.141         702      188,987      80.71     86.61    21.29    57.24
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY STATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      STATE         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
FL                      150     $25,652,661       21.05%      6.412%        699     $171,018      82.64%    85.37%    8.90%   34.53%
CA - Northern            61      16,320,063       13.39       6.066         708      267,542      76.12     83.59    17.25    62.03
CA - Southern            51      14,239,772       11.68       6.107         716      279,211      75.17     84.14    20.10    64.32
GA                       55       8,821,200        7.24       6.048         702      160,385      82.24     84.98    12.08    51.07
WA                       44       7,678,814        6.30       5.880         701      174,519      79.73     86.56    25.17    55.66
OR                       41       7,063,187        5.80       6.056         715      172,273      79.67     87.15    26.38    43.82
VA                       30       5,940,531        4.87       6.162         703      198,018      82.14     86.48    33.95    61.94
MD                       23       5,396,739        4.43       5.821         733      234,641      82.06     88.13    70.41    56.11
IL                       25       4,825,981        3.96       6.391         706      193,039      79.88     84.71    23.58    69.38
MA                       13       3,942,458        3.24       6.709         713      303,266      79.80     82.99    19.69    25.87
Other                   124      21,985,413       18.04       6.155         706      177,302      80.85     88.33    39.77    58.07
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                            DISTRIBUTION BY ZIP CODE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    ZIP CODE        OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
97501                     7      $1,184,199        0.97%      6.171%        726     $169,171      82.47%    86.43%   42.45%   31.31%
94601                     3         955,900        0.78       6.892         651      318,633      65.23     74.09     0.00     0.00
31401                     4         730,750        0.60       5.775         700      182,688      71.59     71.59     0.00     0.00
11208                     2         716,000        0.59       7.014         703      358,000      80.00     92.42    48.60    48.60
95023                     2         700,357        0.57       5.691         666      350,178      72.62     72.62     0.00    50.83
95476                     2         700,000        0.57       5.807         707      350,000      67.83     74.69    45.71    45.71
30019                     2         691,900        0.57       6.497         692      345,950      77.80     86.50     0.00   100.00
21230                     4         691,000        0.57       6.056         735      172,750      86.12     89.99   100.00     0.00
22193                     3         673,190        0.55       6.459         711      224,397      82.65     82.65    34.46    73.53
20110                     3         672,400        0.55       6.037         698      224,133      81.86     81.86    21.53    50.40
Other                   585     114,151,121       93.67       6.168         708      195,130      80.15     86.04    23.70    53.38
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
    REMAINING                                   POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    MONTHS TO        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    MATURITY        OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
301 - 360               617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
  AMORTIZATION       NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      TYPE          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1 YEAR ARM               15      $4,170,704        3.42%      6.340%        721     $278,047      78.24%    90.39%    6.85%   40.34%
2 YEAR ARM               11       3,170,950        2.60       5.665         706      288,268      78.69     94.51     8.80    93.32
3 YEAR ARM               16       4,479,066        3.68       6.289         730      279,942      79.57     89.13    30.45    63.22
5 YEAR ARM              570     108,655,329       89.16       6.180         705      190,623      80.05     85.13    25.07    50.73
7 YEAR ARM                5       1,390,769        1.14       5.945         727      278,154      80.00     88.81     9.29    90.71
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                     DISTRIBUTION BY PREPAYMENT TERM MONTHS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
   PREPAYMENT                                   POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
      TERM           NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     MONTHS         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
0                       560    $111,288,276       91.32%      6.161%        706     $198,729      80.19%    85.39%   24.71%   52.10%
12                        3       1,105,000        0.91       6.436         714      368,333      66.26     75.31    28.96    67.42
30                        2         280,969        0.23       5.796         738      140,484      73.83     76.65     0.00    73.67
36                       49       8,690,673        7.13       6.313         719      177,361      78.95     91.70    17.01    52.41
42                        3         501,900        0.41       6.147         748      167,300      74.31     90.37     0.00    74.10
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY PERIODIC CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    PERIODIC         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      CAP           OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.00 - 1.49%            141     $30,147,233       24.74%      6.305%        721     $213,810      78.13%    87.78%   21.57%   62.10%
2.00 - 2.49%            476      91,719,585       75.26       6.131         703      192,688      80.53     85.08    24.85    49.21
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    MONTHS TO        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    RATE RESET      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
11 - 20                  15      $4,170,704        3.42%      6.340%        721     $278,047      78.24%    90.39%    6.85%   40.34%
21 - 30                  11       3,170,950        2.60       5.665         706      288,268      78.69     94.51     8.80    93.32
31 - 40                  16       4,479,066        3.68       6.289         730      279,942      79.57     89.13    30.45    63.22
51 - 60                 570     108,655,329       89.16       6.180         705      190,623      80.05     85.13    25.07    50.73
81 - 90                   5       1,390,769        1.14       5.945         727      278,154      80.00     88.81     9.29    90.71
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY MAXIMUM LIFETIME RATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     MAXIMUM         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  LIFETIME RATE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
9.50 - 9.99%              1        $247,602        0.20%      4.990%        688     $247,602     100.00%   100.00%  100.00%  100.00%
10.00 - 10.49%           25       5,699,734        4.68       5.298         698      227,989      77.96     85.84    49.99    87.09
10.50 - 10.99%          200      40,579,962       33.30       5.739         706      202,900      77.74     84.21    36.50    67.92
11.00 - 11.49%          159      31,077,910       25.50       6.121         708      195,459      79.88     86.25    18.62    60.50
11.50 - 11.99%          150      26,716,465       21.92       6.578         708      178,110      82.37     85.44    11.07    29.29
12.00 - 12.49%           65      12,638,430       10.37       6.917         710      194,437      82.76     87.29    16.14    19.78
12.50 - 12.99%           13       3,487,217        2.86       6.886         718      268,247      79.98     92.37     7.88    56.23
13.00 - 13.49%            2         636,000        0.52       7.061         713      318,000      80.00     92.58    51.57     0.00
13.50 - 13.99%            1         423,500        0.35       7.750         625      423,500      70.00     90.00     0.00     0.00
14.00 - 14.49%            1         360,000        0.30       8.000         707      360,000      80.00     90.00     0.00     0.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY MINIMUM LIFETIME RATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     MINIMUM         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  LIFETIME RATE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
2.00 - 2.49%            425     $81,518,172       66.89%      6.145%        697     $191,807      80.54%    84.68%   16.88%   53.18%
2.50 - 2.99%            182      36,720,808       30.13       6.199         728      201,763      79.39     88.80    41.33    52.61
3.00 - 3.49%              6       1,575,656        1.29       5.562         723      262,609      67.46     71.68    23.04    75.68
3.50 - 3.99%              4       2,052,181        1.68       7.327         708      513,045      75.23     84.02     0.00     0.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                             DISTRIBUTION BY MARGIN

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      MARGIN        OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
2.00 - 2.49%            425     $81,518,172       66.89%      6.145%        697     $191,807      80.54%    84.68%   16.88%   53.18%
2.50 - 2.99%            182      36,720,808       30.13       6.199         728      201,763      79.39     88.80    41.33    52.61
3.00 - 3.49%              6       1,575,656        1.29       5.562         723      262,609      67.46     71.68    23.04    75.68
3.50 - 3.99%              4       2,052,181        1.68       7.327         708      513,045      75.23     84.02     0.00     0.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY FIRST ADJUSTMENT CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
      FIRST                                     POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    ADJUSTMENT       NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
       CAP          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.51 - 2.00%             19      $4,987,631        4.09%      6.192%        720     $262,507      80.26%    91.48%   22.11%   50.11%
2.51 - 3.00%             17       4,746,606        3.89       5.631         712      279,212      74.96     86.93    13.52    87.46
4.51 - 5.00%            577     110,359,603       90.56       6.193         707      191,264      80.38     85.69    24.97    50.96
5.51 - 6.00%              4       1,772,978        1.45       6.393         692      443,244      64.85     69.63     0.00    54.68
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY PERIODIC LIFETIME CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
     PERIODIC                                   POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     LIFETIME        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
       CAP          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
4.51 - 5.00%            573    $108,667,630       89.17%      6.174%        706     $189,647      80.48%    85.63%   25.18%   51.36%
5.51 - 6.00%             44      13,199,188       10.83       6.169         715      299,982      75.44     86.67    14.61    60.98
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                       DISTRIBUTION BY INTEREST ONLY LOANS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     INTEREST        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    ONLY LOANS      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
N                        74     $14,320,582       11.75%      6.466%        703     $193,521      81.89%    85.75%   16.50%   41.37%
Y                       543     107,546,235       88.25       6.135         708      198,059      79.68     85.74    25.04    53.87
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                       DISTRIBUTION BY INTEREST ONLY TERM

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     INTEREST        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    ONLY TERM       OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
0                        74     $14,320,582       11.75%      6.466%        703     $193,521      81.89%    85.75%   16.50%   41.37%
36                       10       2,591,016        2.13       5.749         740      259,102      80.06     87.18    27.63    74.87
60                       87      17,443,446       14.31       6.015         736      200,499      79.08     86.79    54.33    59.95
84                        1         129,200        0.11       5.625         813      129,200      80.00     80.00   100.00     0.00
120                     445      87,382,574       71.70       6.171         701      196,365      79.78     85.50    19.01    52.11
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                  617    $121,866,818      100.00%      6.174%        707     $197,515      79.94%    85.74%   24.04%   52.40%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                           GROUP III MORTGAGE LOANS(1)

SCHEDULED PRINCIPAL BALANCE:                                        $674,344,011

NUMBER OF MORTGAGE LOANS:                                                  1,932

AVERAGE SCHEDULED PRINCIPAL BALANCE:                                    $349,039

INTEREST ONLY LOANS:                                                      92.40%

WEIGHTED AVERAGE GROSS COUPON:                                            5.910%

WEIGHTED AVERAGE NET COUPON: (2)                                          5.641%

WEIGHTED AVERAGE FICO SCORE:                                                 718

WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      76.55%

WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                             359

WEIGHTED AVERAGE SEASONING (MONTHS):                                           1

WEIGHTED AVERAGE MONTHS TO ROLL:                                              48

WEIGHTED AVERAGE GROSS MARGIN:                                             2.37%

WEIGHTED AVERAGE INITIAL RATE CAP:                                         4.97%

WEIGHTED AVERAGE PERIODIC RATE CAP:                                        1.60%

WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE:                             11.61%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee and any lender-paid mortgage insurance.


                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                  PCT. OF               WEIGHTED                WEIGHTED  WEIGHTED
                                                  POOL BY     WEIGHTED    AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
  CURRENT PRINCIPAL       NUMBER    PRINCIPAL    PRINCIPAL   AVG. GROSS  CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
       BALANCE           OF LOANS    BALANCE      BALANCE      COUPON     FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
-----------------------  -------- -------------- ----------- ---------- ---------- ----------- --------- --------- -------- --------
$50,000 & Below                5        $230,720     0.03%      6.575%      728      $46,144      77.28%    86.85%   59.30%    0.00%
$50,001 - $75,000             24       1,555,520     0.23       6.328       714       64,813      75.03     80.37    24.52    26.04
$75,001 - $100,00             56       4,985,301     0.74       6.149       723       89,023      77.88     84.47    35.81    41.30
$100,001 - $125,000           95      10,733,130     1.59       6.121       711      112,980      78.90     84.61    29.44    48.58
$125,001 - $150,000          108      14,944,231     2.22       6.076       720      138,373      79.71     88.45    36.88    54.63
$150,001 - $200,000          217      38,592,847     5.72       6.015       716      177,847      78.64     85.91    34.28    60.26
$200,001 - $250,000          194      43,828,724     6.50       5.819       721      225,921      76.87     86.60    43.38    81.63
$250,001 - $300,000          165      45,706,117     6.78       5.790       722      277,007      77.45     86.19    37.31    78.87
$300,001 - $350,000          146      47,461,522     7.04       5.734       720      325,079      77.83     86.39    36.06    87.19
$350,001 - $400,000          211      79,650,536    11.81       5.879       722      377,491      77.33     89.19    26.20    89.04
$400,001 - $450,000          205      87,291,553    12.94       5.964       720      425,812      77.50     89.49    15.18    89.76
$450,001 - $500,000          167      79,613,891    11.81       5.952       718      476,730      76.60     87.10    19.77    87.42
$500,001 - $550,000          100      52,496,372     7.78       5.856       721      524,964      75.57     85.40    11.09    90.01
$550,001 - $600,000           90      51,875,528     7.69       5.829       711      576,395      77.81     86.78    19.95    91.07
$600,001 - $650,000           62      39,324,273     5.83       5.971       721      634,262      75.61     88.72    14.66    90.30
$650,001 - $700,000           15      10,049,658     1.49       6.131       707      669,977      74.55     82.47    20.10    80.34
$700,001 - $750,000           22      16,069,070     2.38       5.965       724      730,412      75.29     84.65    17.88    95.45
$750,001 - $800,000            9       6,930,450     1.03       5.978       735      770,050      69.40     75.22    22.04    88.69
$800,001 - $850,000            8       6,660,250     0.99       5.908       713      832,531      76.69     79.45     0.00   100.00
$850,001 - $900,000            8       6,973,500     1.03       5.876       716      871,688      74.85     80.36    12.33   100.00
$900,001 - $950,000            3       2,793,000     0.41       5.962       727      931,000      65.33     65.33     0.00    67.24
$950,001 - $1,000,000         11      10,954,298     1.62       5.803       707      995,845      71.48     78.42    18.26   100.00
$1,000,001 - $1,500,000        8      10,326,019     1.53       6.036       700    1,290,752      61.24     64.69    11.48    62.62
$1,500,001 & Above             3       5,297,500     0.79       6.443       665    1,765,833      66.29     70.25    31.05   100.00
-----------------------  -------- -------------- ----------- ---------- ---------- ----------- --------- --------- -------- --------
TOTAL:                     1,932    $674,344,011   100.00%      5.910%      718     $349,039      76.55%    86.23%   23.92%   84.37%
=======================  ======== ============== =========== ========== ========== =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  CURRENT RATE      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
4.50% & Below             3      $1,835,989        0.27%      4.484%        767     $611,996      79.74%    84.33%  100.00%  100.00%
4.51 - 5.00%             51      17,398,913        2.58       4.922         727      341,155      70.59     79.00    55.81    87.63
5.01 - 5.50%            478     155,844,464       23.11       5.390         730      326,034      74.85     84.25    39.03    93.14
5.51 - 6.00%            758     286,361,228       42.47       5.806         720      377,785      76.46     86.90    22.12    89.89
6.01 - 6.50%            365     132,597,038       19.66       6.295         708      363,280      76.97     86.46    14.60    77.88
6.51 - 7.00%            214      62,773,180        9.31       6.762         704      293,333      80.24     88.42     9.62    60.27
7.01 - 7.50%             51      13,587,412        2.01       7.297         718      266,420      82.43     90.49     1.45    37.94
7.51 - 8.00%              7       2,837,650        0.42       7.715         689      405,379      82.24     93.92     0.00    81.54
8.01 - 8.50%              5       1,108,137        0.16       8.181         693      221,627      81.45     87.84     0.00    66.20
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                              DISTRIBUTION BY FICO

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      FICO          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
800 - 819                34      $9,887,868        1.47%      5.660%        807     $290,820      71.17%    79.59%   40.00%   78.43%
780 - 799               125      42,320,423        6.28       5.711         789      338,563      75.30     84.97    36.70    80.96
760 - 779               213      71,910,226       10.66       5.815         769      337,607      76.71     87.75    26.39    79.86
740 - 759               269      96,666,610       14.33       5.817         749      359,355      77.34     88.75    21.91    84.11
720 - 739               289     101,167,345       15.00       5.858         729      350,060      77.23     88.59    21.69    86.74
700 - 719               303     110,635,010       16.41       5.949         709      365,132      77.04     87.25    18.27    84.37
680 - 699               335     118,529,205       17.58       5.945         689      353,819      76.02     84.69    20.24    87.23
660 - 679               242      80,458,674       11.93       6.050         670      332,474      75.88     82.67    20.83    81.86
640 - 659               103      33,176,608        4.92       6.182         650      322,103      77.55     83.97    44.84    86.31
620 - 639                19       9,592,042        1.42       6.278         631      504,844      74.27     82.31    40.46    96.17
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY ORIGINAL LTV

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  ORIGINAL LTV      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
30.00% & Below            8      $1,738,450        0.26%      5.653%        718     $217,306      22.14%    27.62%   20.13%   76.50%
30.01 - 40.00%           13       4,927,325        0.73       5.672         747      379,025      35.94     41.83    28.82    89.88
40.01 - 50.00%           25       9,020,507        1.34       5.481         720      360,820      46.75     49.12    27.08    89.86
50.01 - 60.00%           52      19,872,891        2.95       5.637         718      382,171      56.28     61.34    28.79    78.24
60.01 - 70.00%          180      80,881,922       11.99       5.863         710      449,344      66.30     73.35    21.78    78.56
70.01 - 80.00%        1,512     529,068,966       78.46       5.902         720      349,913      79.15     90.11    24.42    87.19
80.01 - 85.00%           11       2,144,684        0.32       6.722         686      194,971      84.84     84.84     8.75    65.16
85.01 - 90.00%           95      17,945,858        2.66       6.684         714      188,904      89.90     89.94    17.41    29.18
90.01 - 95.00%           35       8,336,334        1.24       6.364         694      238,181      94.95     94.95     9.88    92.19
95.01 - 100.00%           1         407,074        0.06       5.875         696      407,074     100.00    100.00   100.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY DOCUMENT TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  DOCUMENT TYPE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
Full/Alt Doc            542    $161,295,374       23.92%      5.659%        720     $297,593      76.22%    85.81%  100.00%   82.77%
No Doc                  333      95,497,079       14.16       6.178         709      286,778      73.85     77.79     0.00    71.50
State Income/
Stated Assets         1,057     417,551,558       61.92       5.947         720      395,035      77.29     88.33     0.00    87.93
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY LOAN PURPOSE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  LOAN PURPOSE      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
Cashout Refi            418    $163,379,736       24.23%      5.869%        707     $390,861      71.12%    73.82%   23.34%   87.89%
Purchase              1,284     434,213,047       64.39       5.945         725      338,172      79.19     91.78    23.46    82.80
Rate/Term Refi          230      76,751,228       11.38       5.804         702      333,701      73.19     81.27    27.75    85.76
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                        DISTRIBUTION BY OCCUPANCY STATUS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    OCCUPANCY        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     STATUS         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
Non Owner               344     $76,708,597       11.38%      6.344%        725     $222,990      77.04%    80.71%   22.94%    0.00%
Owner Occupied        1,503     568,965,696       84.37       5.849         717      378,553      76.56     87.17    23.47   100.00
Second Home              85      28,669,717        4.25       5.971         717      337,291      75.00     82.38    35.54     0.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY PROPERTY TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    PROPERTY         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      TYPE          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
2-4 Family               57     $22,719,684        3.37%      6.206%        715     $398,591      73.39%    78.75%   26.46%   57.14%
Condo                   264      85,351,140       12.66       5.914         724      323,300      78.16     88.80    31.67    76.19
Co-op                     1         148,077        0.02       5.375         785      148,077      90.00     90.00   100.00   100.00
Pud                     440     147,145,951       21.82       5.886         721      334,423      77.17     87.51    28.71    84.54
Single Family         1,170     418,979,159       62.13       5.903         716      358,102      76.17     85.67    20.49    87.45
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY STATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      STATE         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
CA - Northern           444    $201,405,474       29.87%      5.790%        722     $453,616      74.36%    85.06%   19.60%   92.14%
CA - Southern           366     167,561,705       24.85       5.838         722      457,819      76.89     86.92    21.76    93.22
FL                      186      47,895,191        7.10       6.306         709      257,501      79.70     86.56    16.51    55.10
AZ                      148      37,573,714        5.57       6.000         716      253,876      77.82     85.80    27.81    63.43
VA                       93      30,813,243        4.57       5.940         721      331,325      76.75     88.65    33.08    90.79
WA                       63      18,386,981        2.73       5.871         726      291,857      78.05     92.07    30.52    85.03
NV                       53      18,241,711        2.71       5.824         735      344,183      76.94     86.98    21.30    76.86
MD                       54      18,027,495        2.67       5.870         713      333,843      77.16     88.92    43.35    86.91
CO                       71      17,971,163        2.66       5.934         696      253,115      76.21     86.10    36.36    80.81
GA                       95      17,300,811        2.57       6.051         702      182,114      81.25     89.02    33.25    71.89
Other                   359      99,166,523       14.71       6.044         713      276,230      77.14     84.55    27.45    77.36
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                            DISTRIBUTION BY ZIP CODE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    ZIP CODE        OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
92563                    14      $5,554,419        0.82%      5.693%        726     $396,744      79.36%    93.34%   20.17%  100.00%
95404                     8       4,969,850        0.74       5.883         717      621,231      71.09     79.42    27.49    75.85
94901                     8       4,105,000        0.61       5.536         712      513,125      65.31     72.16    11.40    75.77
94928                     9       3,745,250        0.56       5.877         716      416,139      75.64     85.41     7.58   100.00
94947                     8       3,131,900        0.46       5.720         729      391,488      74.69     79.31    18.38    75.54
95472                     5       3,115,700        0.46       6.201         706      623,140      77.59     86.21     0.00   100.00
94591                     6       2,975,350        0.44       5.985         713      495,892      74.90     84.10    28.89   100.00
94941                     4       2,881,000        0.43       6.214         694      720,250      60.20     72.63     0.00   100.00
95687                     6       2,767,988        0.41       5.765         750      461,331      74.02     91.30    22.58   100.00
92508                     6       2,625,718        0.39       5.926         722      437,620      77.53     90.11    54.29   100.00
Other                 1,858     638,471,836       94.68       5.914         718      343,634      76.74     86.39    24.21    83.96
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
     REMAINING                                  POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     MONTHS TO       NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     MATURITY       OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
301 - 360             1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
  AMORTIZATION       NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      TYPE          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1 YEAR ARM              110     $34,286,400        5.08%      6.407%        690     $311,695      77.82%    86.50%   15.21%   61.11%
10 YEAR ARM               8       2,620,422        0.39       6.003         714      327,553      82.27     87.26    36.96    83.19
2 YEAR ARM               66      25,263,533        3.75       5.833         731      382,781      79.49     94.02     7.08    89.57
3 YEAR ARM              625     228,409,288       33.87       5.811         719      365,455      78.11     90.54    16.60    90.70
5 YEAR ARM            1,065     365,623,784       54.22       5.929         719      343,309      75.12     83.06    29.62    82.61
7 YEAR ARM               58      18,140,584        2.69       5.953         721      312,769      78.41     84.50    39.13    77.14
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                     DISTRIBUTION BY PREPAYMENT TERM MONTHS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
   PREPAYMENT                                   POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
      TERM           NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     MONTHS         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
0                     1,624    $560,407,173       83.10%      5.901%        719     $345,078      76.63%    86.04%   25.46%   83.55%
6                         4       2,377,700        0.35       6.483         702      594,425      72.41     87.40     0.00    80.65
12                       18       6,417,652        0.95       5.880         729      356,536      71.48     81.88    31.97    71.95
24                        1         125,200        0.02       6.500         699      125,200      68.79    100.00     0.00   100.00
30                        1         152,790        0.02       5.750         696      152,790      80.00    100.00     0.00   100.00
36                      269      99,747,265       14.79       5.947         717      370,808      76.51     87.48    15.75    90.23
42                        5       1,168,337        0.17       5.960         699      233,667      78.84     86.55     0.00    35.88
60                       10       3,947,894        0.59       6.003         715      394,789      75.71     87.89    21.50    89.05
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                          DISTRIBUTION BY PERIODIC CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    PERIODIC         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
      CAP           OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.00 - 1.49%            694    $272,265,093       40.37%      5.961%        717     $392,313      78.34%    90.60%   12.07%   91.25%
1.50 - 1.99%              1         996,100        0.15       6.000         679      996,100      70.00     84.05     0.00   100.00
2.00 - 2.49%          1,237     401,082,818       59.48       5.876         720      324,238      75.35     83.28    32.02    79.67
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    MONTHS TO        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
    RATE RESET      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
10 & Below               13      $5,498,430        0.82%      6.463%        693     $422,956      79.58%    89.21%   25.25%   63.46%
11 - 20                  97      28,787,970        4.27       6.396         690      296,783      77.49     85.98    13.29    60.66
21 - 30                  70      26,711,210        3.96       5.796         729      381,589      79.36     93.74     8.06    89.85
31 - 40                 620     226,504,161       33.59       5.817         720      365,329      78.13     90.59    16.38    90.66
51 - 60               1,044     356,205,470       52.82       5.930         719      341,193      75.25     83.20    28.89    82.70
61 - 70                  21       9,418,314        1.40       5.882         727      448,491      70.28     77.76    57.47    79.28
71 - 80                   1         457,450        0.07       5.000         777      457,450      71.56     71.56   100.00   100.00
81 - 90                  58      18,140,584        2.69       5.953         721      312,769      78.41     84.50    39.13    77.14
111 - 120                 8       2,620,422        0.39       6.003         714      327,553      82.27     87.26    36.96    83.19
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY MAXIMUM LIFETIME RATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     MAXIMUM         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  LIFETIME RATE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
9.50 - 9.99%              8      $2,735,370        0.41%      4.634%        760     $341,921      79.15%    84.48%  100.00%   83.04%
10.00 - 10.49%           51      15,831,500        2.35       5.209         727      310,422      73.24     79.26    56.70    76.89
10.50 - 10.99%          251      85,038,770       12.61       5.660         716      338,800      77.37     84.60    33.80    85.58
11.00 - 11.49%          386     127,295,604       18.88       5.645         720      329,781      75.25     84.08    30.90    88.58
11.50 - 11.99%          777     272,894,701       40.47       5.830         723      351,216      76.38     87.01    23.80    87.80
12.00 - 12.49%          294     110,713,034       16.42       6.259         715      376,575      77.04     86.98    11.43    78.22
12.50 - 12.99%          141      52,213,540        7.74       6.744         698      370,309      78.92     90.55     7.10    75.63
13.00 - 13.49%           20       6,499,632        0.96       7.051         704      324,982      78.05     89.30     2.94    46.51
13.50 - 13.99%            3         860,259        0.13       7.691         712      286,753      74.27     74.27     0.00     0.00
14.00 - 14.49%            1         261,600        0.04       8.125         663      261,600      80.00     80.00     0.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY MINIMUM LIFETIME RATE

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
     MINIMUM         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  LIFETIME RATE     OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.99% & Below             1        $127,000        0.02%      5.125%        783     $127,000      67.91%    67.91%    0.00%  100.00%
2.00 - 2.49%          1,433     505,632,006       74.98       5.836         719      352,849      76.04     85.67    24.69    87.38
2.50 - 2.99%            392     130,330,703       19.33       6.166         715      332,476      78.68     87.93    20.08    72.51
3.00 - 3.49%             68      20,455,438        3.03       5.837         729      300,815      76.13     86.05    41.88    77.93
3.50 - 3.99%             10       4,534,070        0.67       6.142         727      453,407      74.76     91.05     8.82    86.67
4.00 - 4.49%              1         545,187        0.08       7.500         633      545,187      80.00     90.00     0.00   100.00
5.00 - 5.49%              1         325,000        0.05       5.375         673      325,000      69.59     69.59     0.00   100.00
5.50 - 5.99%             11       4,914,877        0.73       5.880         731      446,807      76.93     87.69    17.82    87.42
6.00 - 6.49%              9       4,611,700        0.68       6.231         723      512,411      75.19     93.45     0.00   100.00
6.50 - 6.99%              5       2,428,030        0.36       6.766         676      485,606      78.05     87.52    18.78   100.00
7.50 - 7.99%              1         440,000        0.07       7.750         726      440,000      80.00     99.95     0.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                             DISTRIBUTION BY MARGIN

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
                     NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
     MARGIN         OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.99% & Below             1        $127,000        0.02%      5.125%        783     $127,000      67.91%    67.91%    0.00%  100.00%
2.00 - 2.49%          1,468     521,369,424       77.32       5.849         719      355,156      76.06     85.80    24.42    87.52
2.50 - 2.99%            394     129,870,940       19.26       6.166         715      329,622      78.68     87.86    20.15    72.12
3.00 - 3.49%             63      19,429,171        2.88       5.797         729      308,400      76.22     86.99    38.12    81.24
3.50 - 3.99%              4       2,006,190        0.30       6.102         706      501,547      72.09     86.91    19.94    78.07
4.00 - 4.49%              1         545,187        0.08       7.500         633      545,187      80.00     90.00     0.00   100.00
4.50 - 4.99%              1         996,100        0.15       6.000         679      996,100      70.00     84.05     0.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY FIRST ADJUSTMENT CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
     FIRST                                      POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
   ADJUSTMENT        NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
       CAP          OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
1.00% & Below             1        $617,039        0.09%      4.875%        691     $617,039      65.00%    80.00%    0.00%  100.00%
1.01 - 1.50%              1         996,100        0.15       6.000         679      996,100      70.00     84.05     0.00   100.00
1.51 - 2.00%            180      50,652,562        7.51       6.151         704      281,403      77.57     85.62    34.55    66.46
2.51 - 3.00%            139      46,997,935        6.97       5.829         729      338,115      78.44     91.26    21.30    87.36
4.51 - 5.00%          1,031     343,454,016       50.93       5.992         715      333,127      78.66     88.41    18.97    83.15
5.51 - 6.00%            579     231,499,359       34.33       5.756         725      399,826      72.87     82.16    29.64    89.38
6.51 - 7.00%              1         127,000        0.02       5.125         783      127,000      67.91     67.91     0.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                      DISTRIBUTION BY PERIODIC LIFETIME CAP

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    PERIODIC         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
  LIFETIME CAP      OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
4.00% & Below             1        $177,600        0.03%      5.875%        643     $177,600      95.00%    95.00%    0.00%  100.00%
4.51 - 5.00%            654     201,380,023       29.86       6.106         712      307,921      78.45     85.49    26.28    75.15
5.51 - 6.00%          1,274     471,046,250       69.85       5.828         721      369,738      75.76     86.57    23.01    88.25
6.51 - 7.00%              3       1,740,139        0.26       5.537         691      580,046      68.07     81.44     0.00   100.00
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                       DISTRIBUTION BY INTEREST ONLY LOANS

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    INTEREST         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
   ONLY LOANS       OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV       DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
N                       173     $51,224,363        7.60%      6.018%        711     $296,095      75.52%    82.03%   33.13%   77.11%
Y                     1,759     623,119,648       92.40       5.902         719      354,247      76.63     86.58    23.16    84.97
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

                       DISTRIBUTION BY INTEREST ONLY TERM

                                                PCT. OF                 WEIGHTED                WEIGHTED  WEIGHTED
                                                POOL BY     WEIGHTED      AVG.        AVG.        AVG.      AVG.     PCT.     PCT.
    INTEREST         NUMBER    PRINCIPAL       PRINCIPAL   AVG. GROSS    CURRENT    PRINCIPAL   ORIGINAL  COMBINED   FULL    OWNER
   ONLY TERM       OF LOANS    BALANCE         BALANCE      COUPON       FICO       BALANCE      LTV       LTV        DOC   OCCUPIED
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
0                       173     $51,224,363        7.60%      6.018%        711     $296,095      75.52%    82.03%   33.13%   77.11%
36                      172      60,470,108        8.97       5.735         719      351,570      76.91     87.21    30.08    80.80
60                      190      78,791,031       11.68       5.882         724      414,690      76.33     84.80    38.71    85.74
84                       32       8,889,215        1.32       5.983         736      277,788      77.87     82.78    43.75    61.75
120                   1,365     474,969,293       70.43       5.925         718      347,963      76.63     86.87    19.32    85.81
------------------  -------- -------------- -------------- ---------- ------------ ----------- --------- --------- -------- --------
TOTAL:                1,932    $674,344,011      100.00%      5.910%        718     $349,039      76.55%    86.23%   23.92%   84.37%
==================  ======== ============== ============== ========== ============ =========== ========= ========= ======== ========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ('SEC'). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                   PROSPECTUS

                          MORTGAGE-BACKED CERTIFICATES

                              MORTGAGE-BACKED NOTES
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

      GS Mortgage Securities Corp. may, through one or more trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

     o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

     o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

     o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

     o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing,

     o closed-end and revolving credit line mortgage loans or participations in revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances); and

     o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

      The certificates or notes of any series may be called "mortgage-backed certificates" or "mortgage-backed notes" or "asset-backed certificates" or "asset-backed notes".

      AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

      Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.

                The date of this Prospectus is December 1, 2004.



                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT............................................................................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................................1
RISK FACTORS.....................................................................................................................2
   You May Have Difficulty Selling The Securities................................................................................2
   Book-Entry Securities May Delay Receipt of Payment and Reports................................................................2
   Your Return on an Investment in The Securities Is Uncertain...................................................................2
   Interest Only and Principal Only Securities Involve Additional Risk...........................................................3
   Subordinated Securities Involve More Risks and May Incur Losses...............................................................3
   Trust or Trust Fund Assets Are the Only Source of Payments on the Securities..................................................3
   Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions to You or Result in Losses...................4
   The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss...............................4
   Financial Instruments May Not Avoid Losses....................................................................................4
   Environmental Conditions Affecting Mortgaged Properties May Result in Losses..................................................5
   Security Interests in Manufactured Homes May Be Lost..........................................................................5
   Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities...........................5
   The Trust May Contain Mortgage Assets Secured by Subordinated Liens; These Mortgage Assets Are More Likely
        Than Mortgage Assets Secured by Senior Liens to Experience Losses........................................................6
   If Consumer Protection Laws are Violated in the Origination or Servicing of the Loans, Losses on Your Investment Could Result.6
   Assets of the Trust or Trust Fund May Include Delinquent and Sub-Performing Residential Mortgage Loans........................7
   The Securities Are Not Suitable Investments for All Investors.................................................................7
   You May Have Income for Tax Purposes Prior to Your Receipt of Cash............................................................7
THE TRUSTS OR TRUST FUNDS........................................................................................................8
   The Mortgage Loans - General..................................................................................................9
   Single Family and Cooperative Loans..........................................................................................11
   Multifamily Loans............................................................................................................12
   Manufactured Housing Contracts...............................................................................................12
   Revolving Credit Line Mortgage Loans.........................................................................................13
   Agency Securities............................................................................................................13
   Private Mortgage-Backed Securities...........................................................................................18
   U.S. Government Securities...................................................................................................20
   Substitution of Mortgage Assets..............................................................................................20
   Pre-Funding and Capitalized Interest Accounts................................................................................20
USE OF PROCEEDS.................................................................................................................21
THE SELLER......................................................................................................................21
THE MORTGAGE LOANS..............................................................................................................21
   Representations by Lenders; Repurchases......................................................................................23
   Optional Purchase of Defaulted Loans.........................................................................................24
DESCRIPTION OF THE SECURITIES...................................................................................................24
   Distributions on Securities..................................................................................................26
   Advances.....................................................................................................................27
   Reports to Securityholders...................................................................................................28
   Book-Entry Registration......................................................................................................29
CREDIT ENHANCEMENT..............................................................................................................32
   General......................................................................................................................32
   Subordination................................................................................................................33
   Pool Insurance Policies......................................................................................................33
   Special Hazard Insurance Policies............................................................................................35



   Bankruptcy Bonds.............................................................................................................36
   FHA Insurance; VA Guarantees; RHS Guarantees.................................................................................36
        FHA Loans...............................................................................................................36
        VA Loans................................................................................................................39
        RHS Loans...............................................................................................................40
   FHA Insurance on Multifamily Loans...........................................................................................41
   Reserve and Other Accounts...................................................................................................42
   Other Insurance, Guarantees and Similar Instruments or Agreements............................................................42
   Cross Support................................................................................................................42
YIELD AND PREPAYMENT CONSIDERATIONS.............................................................................................43
ADMINISTRATION..................................................................................................................44
   Assignment of Mortgage Assets................................................................................................45
   Payments on Mortgage Loans; Deposits to Accounts.............................................................................47
   Sub-Servicing by Lenders.....................................................................................................48
   Collection Procedures........................................................................................................50
   Hazard Insurance.............................................................................................................51
   Realization Upon Defaulted Mortgage Loans....................................................................................52
   Servicing and Other Compensation and Payment of Expenses.....................................................................54
   Evidence as to Compliance....................................................................................................54
   Certain Matters Regarding the Master Servicer and Us.........................................................................55
   Events of Default; Rights Upon Event of Default..............................................................................56
   The Trustee..................................................................................................................58
   Duties of the Trustee........................................................................................................58
   Resignation of Trustee.......................................................................................................59
   Amendment....................................................................................................................59
   Termination; Optional Termination............................................................................................60
LEGAL ASPECTS OF THE MORTGAGE LOANS.............................................................................................60
   General......................................................................................................................60
   Foreclosure/Repossession.....................................................................................................64
        General.................................................................................................................64
   Rights Of Redemption.........................................................................................................67
        General.................................................................................................................67
   Anti-Deficiency Legislation And Other Limitations On Lenders.................................................................67
   Due-On-Sale Clauses..........................................................................................................69
   Prepayment Charges...........................................................................................................69
   Subordinate Financing........................................................................................................70
   Applicability of Usury Laws..................................................................................................70
   Servicemembers Civil Relief Act and the California Military and Veterans Code................................................71
   Product Liability and Related Litigation.....................................................................................71
   Environmental Considerations.................................................................................................72
   Forfeiture for Drug, RICO and Money Laundering Violations....................................................................73
   Other Legal Considerations...................................................................................................73
FEDERAL INCOME TAX CONSEQUENCES.................................................................................................74
   General......................................................................................................................75
   Miscellaneous Itemized Deductions............................................................................................75
   Tax Treatment of REMIC Regular Interests and Other Debt Instruments..........................................................75
   OID..........................................................................................................................76
   Market Discount..............................................................................................................79
   Amortizable Premium..........................................................................................................80
   Consequences of Realized Losses..............................................................................................81
   Gain or Loss on Disposition..................................................................................................81
   Taxation of Certain Foreign Holders of Debt Instruments......................................................................82
   Backup Withholding...........................................................................................................83
   Reporting and Tax Administration.............................................................................................83
   Tax Treatment of REMIC Residual Interests....................................................................................84
   Special Considerations for Certain Types of Investors........................................................................87



   Treatment by the REMIC of OID, Market Discount, and Amortizable Premium......................................................89
   REMIC-Level Taxes............................................................................................................89
   REMIC Qualification..........................................................................................................90
   Grantor Trusts...............................................................................................................90
   Tax Treatment of the Grantor Trust Security..................................................................................90
   Treatment of Pass-Through Securities.........................................................................................91
   Treatment of Strip Securities................................................................................................91
   Determination of Income with Respect to Strip Securities.....................................................................92
   Purchase of Complementary Classes of Strip Securities........................................................................93
   Possible Alternative Characterizations of Strip Securities...................................................................93
   Limitations on Deductions With Respect to Strip Securities...................................................................94
   Sale of a Grantor Trust Security.............................................................................................94
   Taxation of Certain Foreign Holders of Grantor Trust Securities..............................................................94
   Backup Withholding of Grantor Trust Securities...............................................................................95
   Reporting and Tax Administration of Grantor Trust Securities.................................................................95
   Taxation of Owners of Owner Trust Securities.................................................................................95
   Partnership Taxation.........................................................................................................95
   Discount and Premium of Mortgage Loans.......................................................................................96
   Section 708 Termination......................................................................................................97
   Gain or Loss on Disposition of Partnership Securities........................................................................97
   Allocations Between Transferors and Transferees..............................................................................97
   Section 731 Distributions....................................................................................................98
   Section 754 Election.........................................................................................................98
   Administrative Matters.......................................................................................................98
   Tax Consequences to Foreign Securityholders of a Partnership Trust...........................................................99
   Backup Withholding on Partnership Securities.................................................................................99
STATE, FOREIGN AND LOCAL TAX CONSEQUENCES......................................................................................100
ERISA CONSIDERATIONS...........................................................................................................100
   General.....................................................................................................................100
   ERISA Considerations Relating to Certificates...............................................................................100
   Underwriter Exemption.......................................................................................................102
   ERISA Considerations Relating to Notes......................................................................................108
LEGAL INVESTMENT...............................................................................................................109
METHOD OF DISTRIBUTION.........................................................................................................111
LEGAL MATTERS..................................................................................................................111
FINANCIAL INFORMATION..........................................................................................................112
   Ratings.....................................................................................................................112
WHERE YOU CAN FIND MORE INFORMATION............................................................................................113
INDEX..........................................................................................................................114


                              PROSPECTUS SUPPLEMENT

      We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

      You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

      All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

      You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

      AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

      There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this prospectus. We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

      If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

      Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.


     o THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of certificates in any month or over the period of time that such certificates or notes remain outstanding.

o OPTIONAL TERMINATION MAY ADVERSELY AFFECT YIELD. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

     o CREDIT ENHANCEMENT WILL NOT COVER ALL LOSSES. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

      Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

      A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

      The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

      A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

      Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

DELAYS AND EXPENSES INHERENT IN FORECLOSURE PROCEDURES COULD DELAY DISTRIBUTIONS
 TO YOU OR RESULT IN LOSSES

      Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount. Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund. Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance. Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

      There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

      Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE
 THE RISK OF LOSS

      The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

      A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

      Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

      The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

      Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR
 INVESTMENT IN THE SECURITIES

      We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

THE TRUST MAY CONTAIN MORTGAGE ASSETS SECURED BY SUBORDINATED LIENS; THESE
  MORTGAGE ASSETS ARE MORE LIKELY THAN MORTGAGE ASSETS SECURED BY SENIOR LIENS TO EXPERIENCE LOSSES

      The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

IF CONSUMER PROTECTION LAWS ARE VIOLATED IN THE ORIGINATION OR SERVICING OF THE
 LOANS, LOSSES ON YOUR INVESTMENT COULD RESULT

      In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

      The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

     o require specified disclosures to the borrowers regarding the terms of the mortgage loans;

     o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

     o regulate the use and reporting of information related to the borrower's credit experience;

     o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

     o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

      If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

ASSETS OF THE TRUST OR TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING
 RESIDENTIAL MORTGAGE LOANS

      The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential mortgage loans to increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

      The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

      Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

      In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

     o generally, will not be subject to offset by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for exemption from withholding tax.

      Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

     A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

     1.   a mortgage pool* comprised of:

     o SINGLE FAMILY LOANS. "SINGLE FAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

     o MULTIFAMILY LOANS. "MULTIFAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

     o COOPERATIVE LOANS. "COOPERATIVE LOANS" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

     o MANUFACTURED HOUSING CONTRACTS. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing, and or

     o REVOLVING CREDIT LINE MORTGAGE LOANS. "REVOLVING CREDIT LINE MORTGAGE LOANS" consist of mortgage loans or participations in mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time;

2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES," in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

      The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "MORTGAGE


* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.

      We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.

      As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

      The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

      The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" -or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing Service of the United State Department of Agriculture - also referred to as "RHS" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

      Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

     o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

     o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

     o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

     o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

     Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

     o the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

     o the type of property securing the mortgage loans (E.G., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties which may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

     o    the original terms to maturity of the mortgage loans,

     o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

     o the geographical distribution of the mortgage loans on a state-by-state basis.

      The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

      We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "MASTER SERVICER"), they will be named in the related prospectus supplement and will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

      With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "DESCRIPTION OF THE SECURITIES--ADVANCES." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

      Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

      The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

      Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

      Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

      The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of

5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

      The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

REVOLVING CREDIT LINE MORTGAGE LOANS

      Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or participations or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed 360 months.

      Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

AGENCY SECURITIES

      GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS under Title V of the Housing Act of 1949.

The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA LOANS"). The loans partially guaranteed by the VA are referred to as VA Loans ("VA LOANS"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS LOANS").

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

      GNMA CERTIFICATES. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

      GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans, VA Loans or RHS Loans.

      If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

      GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

      If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

      The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

      FEDERAL NATIONAL MORTGAGE ASSOCIATION. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      FANNIE MAE CERTIFICATES. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

      Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

      Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

      The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

      FEDERAL HOME LOAN MORTGAGE CORPORATION. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

      FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

      STRIPPED MORTGAGE-BACKED SECURITIES. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

      OTHER AGENCY SECURITIES. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

      GENERAL. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS SERVICER," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

      Such securities (1) either (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

      UNDERLYING LOANS. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

      CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

           ADDITIONAL INFORMATION. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

     1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

     2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

     o    the payment features of such mortgage loans,

     o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the mortgage loans,

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination and o delinquency experience with respect to the mortgage loans,

     3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

     4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

     5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

     6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. GOVERNMENT SECURITIES

      If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

SUBSTITUTION OF MORTGAGE ASSETS

      If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

      If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "CREDIT ENHANCEMENT--RESERVE AND OTHER ACCOUNTS". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

      If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

      We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

      We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

      We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

GENERAL

      We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. The underwriting standards for mortgage loans of a particular series will be described in the related prospectus supplement if relevant to an understanding of the mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

      The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The lender may obtain employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

      In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by lenders may be varied in appropriate leases where factors such as low Loan-to-Value Ratios or other favorable credit factor exist.

      A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

      In the case of a single family or multifamily loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

      Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

      We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

REPRESENTATIONS BY LENDERS; REPURCHASES

      Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. The related prospectus supplement will provide a summary of the representations and warranties for those mortgage loans which comprise the collateral that supports the securities offered by the related prospectus supplement. The lender will have made the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since the representations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates.

      In general, the Master Servicer or the trustee, if the Master Servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related prospectus supplement.

      We and the Master Servicer (unless the Master Servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans.

      If the related prospectus supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

      The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

      If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

      A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund.

      The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates" or "mortgage-backed notes" or "asset-backed certificates" or "asset-backed notes."

      A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each such agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable agreement or agreements for each series of securities and the applicable prospectus supplement. We will provide a copy of the applicable agreement or agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004

      The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the Agreement:

     o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

     o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "ACCOUNTS");

     o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o    U.S. Government Securities; and

     o any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o    reinvestment income on payments received on the trust assets,

     o    a reserve fund,

     o    a mortgage pool insurance policy,

     o    a special hazard insurance policy,

     o    a bankruptcy bond,

     o    one or more letters of credit,

     o    a financial guaranty insurance policy,

     o    third party guarantees or similar instruments,

     o U.S. Government Securities designed to assure payment of the securities,

     o financial instruments such as swap agreements, caps, collars and floors, or

     o    other agreements.

      The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "CALL CLASS") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "CALLABLE CLASS" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "LOCK-OUT PERIOD" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

      The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (I.E., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

      Except with respect to Real Estate Investment Mortgage Conduits, commonly known as "REMICS," residual securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

      GENERAL. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

      The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

      AVAILABLE FUNDS. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

      DISTRIBUTIONS OF INTEREST. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

      DISTRIBUTIONS OF PRINCIPAL. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

      If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

      UNSCHEDULED DISTRIBUTIONS. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

      All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

      The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

      In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the Agreement permits. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

   Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

     1.   the amount of such distribution allocable to principal;

     2.   the amount of such distribution allocable to interest;

     3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

     4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

     5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

      Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the trustee will send or otherwise make available to each securityholder of record at any time during such calendar year such customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

      If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream Banking, SOCIETE ANONYME or the Euroclear Bank, SOCIETE ANONYME, in Europe, if they are participating organizations (a "PARTICIPANT") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream Banking, SOCIETE ANONYME is referred to as "CLEARSTREAM." Euroclear Bank, SOCIETE ANONYME is referred to as "EUROCLEAR." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

      An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

      Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

      Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

      Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

      Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the COMMISSION DE SURVEILLANCE DU SECTEUR FINANCIER in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

      Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such distributions to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

      Under a book-entry format, beneficial owners may experience some delay in their receipt of distributions, since the trustee will forward such distributions to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

      Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

      DTC has advised us that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Additionally, DTC has advised us that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of Participants whose holdings of book entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that Participants whose holdings of book entry certificates evidence such percentages of voting rights authorize divergent action.

      Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

      Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

          o we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

          o we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any of the events specified in the related Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

      Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

          o the subordination of one or more classes of the securities of such series,

          o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

          o    any combination of the foregoing.

      Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

      If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

      In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

      As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

          o    in the order of their scheduled final distribution dates,

          o    in accordance with a schedule or formula,

          o    in relation to the occurrence of specified events, or

          o    as otherwise specified in the related prospectus supplement.

POOL INSURANCE POLICIES

      If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool.

The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

           In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless certain conditions are satisfied. For many mortgage pool insurance policies, these conditions may include the following:

     1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

     2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

      Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the Master Servicer incurred on behalf of the trustee and securityholders, or (b) to pay a percentage of the amount as specified in the related prospectus supplement by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceed the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the Master Servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.

      A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the Master Servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if specified in the related prospectus supplement, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

      The related prospectus supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.

SPECIAL HAZARD INSURANCE POLICIES

   If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

     1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

     2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

      Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

      Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

      If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such special hazard insurance policy.

      To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

      The related prospectus supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

BANKRUPTCY BONDS

      If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

      The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

      The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES; RHS GUARANTEES

   FHA LOANS

      Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING ACT"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

      FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

      Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the Note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

      Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

      The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

      In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

      For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. The following table shows rates applicable to FHA loans committed or endorsed in the periods shown:

                               FHA DEBENTURE RATES

   EFFECTIVE RATE        EFFECTIVE DATE ON                          EFFECTIVE RATE         EFFECTIVE DATE ON
     (PERCENT):              OR AFTER              PRIOR TO            (PERCENT):                OR AFTER            PRIOR TO
 -------------------    -------------------     --------------    -------------------     -------------------   -----------------
        7 3/4              July 1, 1978         Jan. 1, 1979            8 1/2                July 1, 1991          Jan. 1, 1992
        8                  Jan. 1, 1979         July 1, 1979            8                    Jan. 1, 1992          July 1, 1992
        8 1/4              July 1, 1979         Jan. 1, 1980            8                    July 1, 1992          Jan. 1, 1993
        9 1/2              Jan. 1, 1980         July 1, 1980            7 3/4                Jan. 1, 1993          July 1, 1993
        9 7/8              July 1, 1980         Jan. 1, 1981            7                    July 1, 1993          Jan. 1, 1994
       11 3/4              Jan. 1, 1981         July 1, 1981            6 5/8                Jan. 1, 1994          July 1, 1994
       12 7/8              July 1, 1981         Jan. 1, 1982            7 3/4                July 1, 1994          Jan. 1, 1995
       12 3/4              Jan. 1, 1982         Jan. 1, 1983            8 3/8                Jan. 1, 1995          July 1, 1995
       10 1/4              Jan. 1, 1983         July 1, 1983            7 1/4                July 1, 1995          Jan. 1, 1996
       10 3/8              July 1, 1983         Jan. 1, 1984            6 1/2                Jan. 1, 1996          July 1, 1996
       11 1/2              Jan. 1, 1984         July 1, 1984            7 1/4                July 1, 1996          Jan. 1, 1997
       13 3/8              July 1, 1984         Jan. 1, 1985            6 3/4                Jan. 1, 1997          July 1, 1997
       11 5/8              Jan. 1, 1985         July 1, 1985            7 1/8                July 1, 1997          Jan. 1, 1998
       11 1/8              July 1, 1985         Jan. 1, 1986            6 3/8                Jan. 1, 1988          July 1, 1998
       10 1/4              Jan. 1, 1986         July 1, 1986            6 1/8                July 1, 1998          Jan. 1, 1999
        8 1/4              July 1, 1986         Jan. 1, 1987            5 1/2                Jan. 1, 1999          July 1, 1999
        8                  Jan. 1, 1987         July 1, 1987            6 1/8                July 1, 1999          Jan. 1, 2000
        9                  July 1, 1987         Jan. 1, 1988            6 1/2                Jan. 1, 2000          July 1, 2000
        9 1/8              Jan. 1, 1988         July 1, 1988            6 1/2                July 1, 2000          Jan. 1, 2001
        9 3/8              July 1, 1988         Jan. 1, 1989            6                    Jan. 1, 2001          July 1, 2001
        9 1/4              Jan. 1, 1989         July 1, 1989            5 7/8                July 1, 2001          Jan. 1, 2002
        9                  July 1, 1989         Jan. 1, 1990            5 1/4                Jan. 1, 2002          July 1, 2002
        8 1/8              Jan. 1, 1990         July 1, 1990            5 3/4                July 1, 2002          Jan. 1, 2003
        9                  July 1, 1990         Jan. 1, 1991            5                    Jan. 1, 2003          July 1, 2003
        8 3/4              Jan. 1, 1991         July 1, 1991            4 1/2                July 1, 2003          Jan. 1, 2004
                                                                        5 1/8                Jan. 1, 2004          July 1, 2004
                                                                        5 1/2                July 1, 2004          Jan. 1, 2005


VA LOANS

      The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

      Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

      The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA Loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

      The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

      With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

      When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, plus accrued and unpaid interest and certain expenses.

     RHS LOANS

      The Rural Housing Service ("RHS") is an agency of the United States Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

      In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income which does not exceed the applicable county's established moderate income limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

      The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities which have a population under 20,000 and which are rural in character. The residence must be a single family dwelling which provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

      The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac, Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value; therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates; the interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the Mortgaged Property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

      RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "LOSS AMOUNT" is equal to the sum of the original loan amount, accrued interest thereon through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of (a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

      Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than 30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

      With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

      If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

      When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

      Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is 90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

      If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA INSURANCE ON MULTIFAMILY LOANS

      There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

      Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

      If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

      Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

      If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

CROSS SUPPORT

      Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying such cross-support feature.

      If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

      The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

      Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; PROVIDED, HOWEVER, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

      When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "LEGAL ASPECTS OF THE MORTGAGE LOANS--SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

      A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (E.G., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

      The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

      The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

      In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

      Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

      Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.


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

ASSIGNMENT OF MORTGAGE ASSETS

      ASSIGNMENT OF THE MORTGAGE LOANS. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

      We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

     o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o such other security documents as the related prospectus supplement may specify.

      In the case of single family loans or multifamily loans, we or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

      Notwithstanding the preceding two paragraphs, with respect to any mortgage loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o    the original security agreement,

     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o    an executed financing agreement and

     o    the relevant stock certificate and related blank stock powers.

We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement. Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

      The trustee (or its custodian) will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and the trustee will hold all documents delivered to them in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the lender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days (or other period specified) after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee may also serve in the capacity of custodian pursuant to the applicable Agreement.

      ASSIGNMENT OF AGENCY SECURITIES. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

      ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

      In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

     o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

     o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

     o    an account or accounts otherwise acceptable to each rating agency, or

     o an account which satisfies the requirements specified in the related Agreement.

If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

     Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or lenders;

     o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--HAZARD INSURANCE" below;

     o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

      If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

      The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING BY LENDERS

      Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

      With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

     o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

     o    attempting to cure delinquencies;

     o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o    maintaining accounting records relating to the mortgage loans; and

     o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

      As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee in the amount described in the related prospectus supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments. The Master Servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

      Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

      Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

      The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us.

The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

      The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on. Consistent with the above, the Master Servicer may, in its discretion, (1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable Due Date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

      In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

      With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

      The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

      The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

      The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      PRIMARY INSURANCE POLICIES. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

      The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

     o    claim payments the primary insurer previously made and

     o    unpaid premiums.

      Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

     o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o    physical damage to the mortgaged property; and

     o the primary insurer not approving the related Master Servicer as a servicer.


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

           RECOVERIES UNDER A PRIMARY INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions which may include the conditions that the insured:

     o    advance or discharge:

          a.   all hazard insurance policy premiums and

          b.   as necessary and approved in advance by the primary insurer:

               1.   real estate property taxes,

               2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

               3.   mortgaged property sales expenses,

               4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

               5. foreclosure costs, including court costs and reasonable attorneys' fees;

               6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

               7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

      In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

      If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

      If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

      RECOVERIES UNDER FHA INSURANCE, VA GUARANTEES AND RHS GUARANTEES. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

      To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

      Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

      Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

      Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

      The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

      The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither the Master Servicer, in certain instances, we, nor any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the trustee, the Master Servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

      Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT; MASTER SERVICING AGREEMENT. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

     o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

     o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

      INDENTURE. An event of default under the indenture for each series of notes will include:

     o a default for 30 days or more in the payment of any principal of or interest on any note of such series;

     o failure to perform any other covenant of the trust fund in the indenture which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

     o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

      If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

     o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

     o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

      If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

      In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

      The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

      The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

      The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

      The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

     o if the trustee ceases to be eligible to continue as such under the Agreement,

     o    if the trustee becomes insolvent,

     o    if the trustee becomes incapable of acting, or

     o if specified in the Agreement by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

      For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

     The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

     o    to cure any ambiguity or mistake;

     o to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

     o to comply with any changes in the Internal Revenue Code of 1986, as amended, or

     o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

      In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

      With consent of holders of securities of a series evidencing not less than 51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

   The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

     1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

     2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

      Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (I.E., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but our right or the right of such other entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

      SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real


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

estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

      CONDOMINIUMS. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

      COOPERATIVE LOANS. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement,



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and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

      HIGH COST LOANS. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

      MANUFACTURED HOUSING CONTRACTS. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

      Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

      As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state


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

where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.

      We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

      In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

      If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.


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      Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

   GENERAL

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

      In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

      Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

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      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      COOPERATIVE LOANS. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The


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


recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

      MANUFACTURED HOUSING CONTRACTS. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      REVOLVING CREDIT LINE MORTGAGE LOANS. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan - (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; PROVIDED that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

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RIGHTS OF REDEMPTION

   GENERAL

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

      MANUFACTURED HOUSING CONTRACTS. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in


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

most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

      Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

      Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense,



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and if the lender had or should have had knowledge of such claim or defense, the
Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

      Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

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SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

      We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

      Generally, under the terms of the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans.

      Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

PRODUCT LIABILITY AND RELATED LITIGATION

      Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

      Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

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

      To the extent the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

      Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

      Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

      At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made

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and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

      Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

      After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

      The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right


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under the Consumer Credit Protection Act, in the extension of credit; and (iii)
the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following summary was prepared by Cadwalader, Wickersham & Taft LLP and has been reviewed by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

      This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICS")), real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

      No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Code (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

      Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

      The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

      Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

      For each series, Cadwalader, Wickersham & Taft LLP or such other counsel to the seller as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST SECURITIES"), (iii) a trust treated as a partnership for federal income tax purposes that will


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issue securities ("OWNER TRUST SECURITIES"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

MISCELLANEOUS ITEMIZED DEDUCTIONS

      The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC RESIDUAL CERTIFICATES") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") - will be reduced by the lesser of:


     o    the excess of adjusted gross income over the Applicable Amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

      Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS

      Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master Servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

      To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "OUTSIDE RESERVE FUND"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.


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      Under temporary Treasury regulations, holders of REMIC regular interests issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

      Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--MISCELLANEOUS ITEMIZED DEDUCTIONS" above. Any such additional income will be treated as interest income.

      In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

      The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC regular interests from other Debt Instruments are noted where applicable.

      Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

      The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

      Prospective purchasers should be aware that neither we, the trustee, the Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

      OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the


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instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

     o    at least annually; and

     o at a single fixed rate or certain variable rates set out in the OID Regulations.

      Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

     o    may be deferred, or

     o does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

      Under a DE MINIMIS rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include DE MINIMIS OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

      The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity - adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

      The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

      In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

      If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

      ALL OID ELECTION. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, and DE MINIMIS market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in "--MARKET DISCOUNT" below. See also "--AMORTIZABLE PREMIUM" below.

      It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES" below.

      In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

      VARIABLE RATE INSTRUMENTS. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

      All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "--OID" above to such hypothetical fixed rate certificate.

      Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

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

      The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate
- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

      REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (I.E., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

      INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

      ANTI-ABUSE RULE. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

      A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have

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

market discount if the amount of such market discount is DE MINIMIS, I.E., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate - multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "--OID--ALL OID ELECTION" above.

      Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

      A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - E.G., based on a constant yield to maturity.

      Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

      A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

      In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate


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

at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

      Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - E.G., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

      Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - I.E., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

      Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

      If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

      Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

      A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

      Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

      REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "--BACKUP WITHHOLDING" below.

      The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

      In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable prospectus supplement.

      Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.


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BACKUP WITHHOLDING

      Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

      REMIC REGULAR INTERESTS. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

      RESIDUAL CERTIFICATES. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

      Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

      A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

      Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual


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Certificates for the entire calendar year. Otherwise, each holder of a Residual
Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC of a series typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

      OVERVIEW. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

      A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

      TAXATION OF RESIDUAL CERTIFICATEHOLDERS. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income - I.E., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

      A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "--REMIC-LEVEL TAXES" below.

      The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.


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

      The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

      Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

      The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

      LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS" above.

      NON-RECOGNITION OF CERTAIN TRANSFERS FOR FEDERAL INCOME TAX PURPOSES. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

           A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of
(a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - I.E., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

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

     (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

     (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

     (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

     (iv) One of the following two following tests is satisfied: Either:

          (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                    (1) any consideration given to the transferee to acquire the interest,

                    (2) the expected future distributions on the interest, and

                    (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

          For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

          (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

     OWNERSHIP OF RESIDUAL CERTIFICATES BY DISQUALIFIED ORGANIZATIONS. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in Section 521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

     FIRST, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

     SECOND, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess

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

inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

     THIRD, the Code imposes an annual tax on any pass-through entity - I.E., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

      If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

      DEALERS IN SECURITIES. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

      TAX-EXEMPT ENTITIES. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "TAX TREATMENT OF REMIC RESIDUAL INTERESTS--TAXATION OF RESIDUAL CERTIFICATEHOLDERS" above.

      INDIVIDUALS AND PASS-THROUGH ENTITIES. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

      That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

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     EMPLOYEE BENEFIT PLANS. See "--TAX-EXEMPT ENTITIES" above and
"ERISA CONSIDERATIONS."

      REITS, RICS, AND OTHERS. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--FOREIGN RESIDUAL CERTIFICATEHOLDERS" below and "TAX TREATMENT OF REMIC RESIDUAL INTERESTS--TAXATION OF RESIDUAL CERTIFICATEHOLDERS" above.

      A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

      Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

      FOREIGN RESIDUAL CERTIFICATEHOLDERS. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS" above. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - I.E., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

      A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

      THRIFT INSTITUTIONS, BANKS, AND CERTAIN OTHER FINANCIAL INSTITUTIONS. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--DISPOSITION OF RESIDUAL CERTIFICATES" below.

      DISPOSITION OF RESIDUAL CERTIFICATES. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

      OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "--OID" above, without regard to the DE MINIMIS rule described in that section.

REMIC-LEVEL TAXES

      Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

      To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such

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

income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

      The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

      The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

      If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "--SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS--DISPOSITION OF RESIDUAL CERTIFICATES" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

GRANTOR TRUSTS

      TREATMENT OF THE TRUST FOR FEDERAL INCOME TAX PURPOSES. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

      The types of Grantor Trust Securities offered in a series may include:

     o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

     o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear,

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particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

      One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA CONSIDERATIONS" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

      The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

      The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--MARKET DISCOUNT" AND "--AMORTIZABLE PREMIUM" above.

TREATMENT OF STRIP SECURITIES

      Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

      Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

      Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such coupon - over its issue price. Treasury regulations under Section 1286 of the Code (the "STRIPPING

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REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be DE MINIMIS under rules generally applicable to debt instruments. For purposes of determining whether such amount would be DE MINIMIS,

     o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

     o an approach which aggregates the payments to be made on the strip security may be applied, and

     o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "--DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES" below.

      The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

   o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

   o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - I.E., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

   o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

      In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

      For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID," "--ANTI-ABUSE RULE," "--MARKET DISCOUNT" and "--AMORTIZABLE PREMIUM" above. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip

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Security that would meet the definition of an Interest Weighted Certificate or a
Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "--OID--INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES" above.

      If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be DE MINIMIS under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--MARKET DISCOUNT" above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--AMORTIZABLE PREMIUM" above.

      In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

      Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

      The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the


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Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

   o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

   o the Contingent Payment Regulations should not apply to the IO Securities, or

   o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

      The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "--TAX TREATMENT OF THE GRANTOR TRUST SECURITY" above.

SALE OF A GRANTOR TRUST SECURITY

      A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular interest. See "--GAIN OR LOSS ON DISPOSITION" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--GAIN OR LOSS ON DISPOSITION" above.

      Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

      Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

   o such interest is not effectively connected with a trade or business in the United States of the securityholder,

   o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

   o  the foreign person is not a 10% shareholder within the meaning of Code
      Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

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

   o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest - including OID - paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

      In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate - or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "--GRANTOR TRUSTS" above.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

      The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--BACKUP WITHHOLDING" above.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

      For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

      On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

      In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

PARTNERSHIP TAXATION

      A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each

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securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID," "--MARKET DISCOUNT" and "--AMORTIZABLE PREMIUM" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("COLLECTION PERIOD") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership Trust ("PARTNERSHIP SECURITIES") in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

      Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

      A share of expenses of the Partnership Trust (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "FEDERAL INCOME TAX CONSEQUENCES--TAX TREATMENT OF REMIC REGULAR INTERESTS AND OTHER DEBT INSTRUMENTS" above. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

      Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID," "--MARKET DISCOUNT" and "--AMORTIZABLE PREMIUM" above. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

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      If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

      Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

      Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

      Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

      If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

      In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's

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interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The seller will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

      In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

      In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

      The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

ADMINISTRATIVE MATTERS

      The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

      Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange


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Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

      The seller will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

      It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

      To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

      Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the


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securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                    STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

   o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

   o whether the investment satisfies the applicable diversification requirements;

   o whether the investment is in accordance with the documents and instruments governing the plan; and

   o whether the investment is prudent, considering the nature of the investment.

      In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

      PLAN ASSETS. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

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      PROHIBITED TRANSACTION CLASS EXEMPTION 83-1. The U.S. Department of Labor
has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

      For the exemption to apply, PTCE 83-1 requires that:

   o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

   o  the trustee may not be our affiliate; and

   o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

      In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

      In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

   o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

   o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

   o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

   o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

   o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

      Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "MORTGAGE POOL," that the certificates constitute "MORTGAGE POOL PASS-THROUGH CERTIFICATES", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the


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availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

      The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "EXEMPTION") which is applicable to certificates which meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

      GENERAL CONDITIONS OF EXEMPTION. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

      FIRST, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

      SECOND, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to as "LOANS.").

      THIRD, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

      FOURTH, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

      FIFTH, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "RESTRICTED GROUP," which consists of:

      o     any underwriter as defined in the Exemption;

      o     the trustee;

      o     us;

      o     the Master Servicer;

      o     each servicer;

      o     each insurer;

      o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

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      o     any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

      SIXTH, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

      SEVENTH, the following seasoning requirements must be met:

      o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

      o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and


      o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

      Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

      RECENT AMENDMENTS TO EXEMPTION. PTE 2000-58 (the "AMENDMENT") recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

      TYPES OF TRUST FUNDS. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

      DESIGNATED TRANSACTIONS. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

      o not subordinated to the rights and interests evidenced by securities of the same trust fund;

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      o     such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

      o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

            (a) the outstanding principal balance due under the loan which is held by the trust fund AND

            (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

      INSURANCE COMPANY GENERAL ACCOUNTS. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

      PERMITTED ASSETS. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

      o     is an "eligible Swap";

      o     is with an "eligible counterparty;"

      o     is purchased by a "qualified plan investor;"

      o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

      o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

      An "ELIGIBLE SWAP" is one that:

      o     is denominated in U.S. dollars;

      o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (E.G., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
            (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

      o     has a notional amount that does not exceed either:

                  (a) the principal balance of the class of certificates to which the Swap relates, or

                  (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT");


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      o     is not leveraged (I.E., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

      o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

      o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

      An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

      A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

      o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

      o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

      o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

      In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

      o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

      o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

      In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

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

      "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

      o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

      o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

      o     terminate the Swap Agreement in accordance with its terms.

      An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

      o     it is denominated in U.S. dollars;

      o     it pays an Allowable Interest Rate;

      o     it is not leveraged;

      o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      o it is entered into between the trust fund and an eligible counterparty; and

      o     it has an Allowable Notional Amount.

      PRE-FUNDING ACCOUNTS. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

      FIRST, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

      SECOND, all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

      THIRD, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

      FOURTH, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

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

      FIFTH, either:

      o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

      o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

      SIXTH, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

      SEVENTH, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

      o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

      o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").

      EIGHTH, certain disclosure requirements must be met.

      REVOLVING POOL FEATURES. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA CONSIDERATIONS RELATING TO NOTES."

      LIMITATIONS ON SCOPE OF THE EXEMPTION. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "EXCLUDED PLAN" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

      o     the Plan is not an Excluded Plan,

      o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

      o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

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

      o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

      Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

      The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under "--LIMITATIONS ON SCOPE OF THE EXEMPTION" above.

      In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

      EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

      ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL

WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

      A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

      Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

      All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

      We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

      Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Goldman, Sachs & Co. acts as agent in the sale of securities, Goldman, Sachs & Co. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Goldman, Sachs & Co. elects to purchase securities as principal, Goldman, Sachs & Co. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

      We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

      In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

      Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

      We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

      Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other counsel to the seller and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                             FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

      It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

      Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission `s public reference facilities are located at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet website is (http://www.sec.gov).

      This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                     INDEX

      Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1996 Lender Liability Act...................................72
1998 Policy Statement......................................110
30% Test....................................................89
Acceptable Investments.....................................107
Accounts....................................................24
accrual Securities..........................................26
additional Loans...........................................106
agency Securities............................................8
Agreement....................................................9
Allowable Interest Rate....................................104
Allowable Notional Amount..................................104
Amendment..................................................103
Applicable Amount...........................................75
Assignment Program..........................................37
Available Funds.............................................26
average Interest Rate......................................106
Call Class..................................................25
Callable Class..............................................25
capitalized Interest Accounts...............................21
CERCLA......................................................72
Clearstream.................................................29
Collection Period...........................................96
Complementary Securities....................................93
Contingent Payment Obligations..............................79
Contingent Payment Regulations..............................79
Cooperative Loans............................................8
current principal amount....................................27
Current Recognition Election................................80
Debt Instruments............................................76
Debt Securities.............................................75
Definitive Securities.......................................29
Designated Transactions....................................103
Disqualified Organization...................................86
disqualified persons.......................................100
DOL Pre-Funding Period.....................................106
DTC.........................................................29
eligible counterparty......................................105 eligible swap..............................................104 eligible yield supplement agreement........................106
Euroclear...................................................29
Euroclear Operator..........................................30
excess inclusion income.....................................84
Excluded Plan..............................................107
Exemption..................................................102
EYS Agreement..............................................106
Fannie Mae..................................................15
FHA......................................................9, 36
FHA Debenture Rate..........................................38
FHA Loans...................................................13
Financial Intermediary......................................29
foreign person..............................................82 foreign person certification................................82
Freddie Mac.................................................16
FTC.........................................................68
Garn-St. Germain Act........................................69
GNMA........................................................13
GNMA I Certificate..........................................14
GNMA II Certificate.........................................14
Grantor Trust...............................................90
Grantor Trust Securities....................................74
Housing Act.................................................13
HUD.........................................................36
Insurance Proceeds..........................................47
Interest Weighted Certificate...............................78
Investor-Based Exemptions..................................108
IO Securities...............................................90
IRS.........................................................74
lenders......................................................9
Liquidation Expenses........................................47
Liquidation Proceeds........................................47
loans......................................................102
Loan-to-Value Ratio.........................................11
Loss Amount.................................................40
manufactured home...........................................13
Manufactured Housing Contracts...............................8
Mark-to-Market Regulations..................................87
Master Servicer.............................................11
MERS........................................................45
Mortgage....................................................45
mortgage loans...............................................9 mortgage pool..............................................101 mortgage pool pass-through certificate.....................101 multifamily loans............................................8
Multiple Rate Vrdi..........................................78
National Housing Act........................................36
NCUA.......................................................110
Net Series Rate.............................................93
new partnership.............................................97
Non-ratings dependent Swaps................................106
OCC........................................................109
Offering Documents.........................................107
OID.........................................................74
OID Regulations.............................................76
old partnership.............................................97
Ordinary Ratio Security.....................................93
OTS........................................................110
outside reserve fund........................................75
Owner Trust.................................................95
Owner Trust Securities......................................75
Participant ................................................29
parties in interest........................................100
Partnership Securities......................................96
Pass-Through Securities.....................................90
Permitted Investments.......................................42
Plan.......................................................100
Plan Asset Regulations.....................................100
PMBS........................................................18
PMBS pooling and servicing agreement........................18
PMBS servicer...............................................18
PMBS trustee................................................18
PO Securities...............................................90
pre-funding Accounts........................................20
Pre-Funding Limit..........................................106
Prepayable Obligations......................................76
Prepayment Assumption.......................................76
primary insurance policy.....................................9
Primary insurer.............................................52
Principal Prepayments.......................................27
privately issued mortgage-backed securities..................8
Protected Account...........................................47
PTCE 83-1..................................................101
PTCE 84-14.................................................105
PTCE 95-60.................................................104
PTCE 96-23.................................................105
PTE 2000-58................................................102
PTE 2002-41................................................102
QPAM.......................................................105
QSI.........................................................77
qualified plan investor....................................105 qualifying reit interest....................................88 rating agency..............................................102 ratings dependent Swaps....................................105
Ratio Securities............................................90
RCRA........................................................72
Refinance Loan..............................................11
REITs.......................................................74
Relief act..................................................71
REMIC Residual Certificates.................................75
REMICs......................................................26
Restricted Group...........................................102
Retained Interest...........................................24
revolving credit line mortgage loans.........................8
RHS......................................................9, 40
RHS Loans...................................................14
RICs........................................................74
Rules.......................................................29
Securities Account..........................................48
single family loans..........................................8 single rate VRDI............................................78 single-class REMICs.........................................76
SMMEA......................................................109
Strip Securities............................................90
Stripping Regulations.......................................92
Swap.......................................................104
Swap Agreement.............................................104
Tax Administrator...........................................75
Tax Counsel.................................................74
TIN.........................................................83
TMP.........................................................84
U.S. Government Securities..................................20
UBTI........................................................84
UCC.........................................................62
United States Housing Act...................................36
USDA........................................................40
VA...................................................... 9, 39
VA Entitlement Percentage...................................39
VA Loans....................................................14
VRDI........................................................78
WAM.........................................................77
Weighted Average Certificates...............................79

================================================================================


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE SECURITIES IN ANY STATES WHERE IT IS NOT PERMITTED.





                                 --------------



                          GS MORTGAGE SECURITIES CORP.
                                    Depositor




                        JPMORGAN CHASE BANK, ASSOCIATION
                                 Master Servicer




                       COUNTRYWIDE HOME LOANS SERVICING LP
                        GREENPOINT MORTGAGE FUNDING, INC.
                           NATIONAL CITY MORTGAGE CO.
                             SUNTRUST MORTGAGE, INC.
                                    Servicers



                                 --------------







DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL DECEMBER 26, 2005 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


                                  $901,216,200

                                (Approximate)(1)

                         GSAA HOME EQUITY TRUST 2005-11

                             $103,804,000 CLASS 1A1
                           VARIABLE RATE CERTIFICATES

                              $11,534,000 CLASS 1A2
                           VARIABLE RATE CERTIFICATES

                              $99,780,000 CLASS 2A1
                           VARIABLE RATE CERTIFICATES

                              $11,087,000 CLASS 2A2
                           VARIABLE RATE CERTIFICATES

                             $300,000,000 CLASS 3A1
                           VARIABLE RATE CERTIFICATES

                              $33,334,000 CLASS 3A2
                           VARIABLE RATE CERTIFICATES

                             $168,833,000 CLASS 3A3
                           VARIABLE RATE CERTIFICATES

                              $53,085,000 CLASS 3A4
                           VARIABLE RATE CERTIFICATES

                              $62,868,000 CLASS 3A5
                           VARIABLE RATE CERTIFICATES

                              $23,668,000 CLASS M-1
                           VARIABLE RATE CERTIFICATES

                              $7,737,000 CLASS M-2
                           VARIABLE RATE CERTIFICATES

                              $7,282,000 CLASS M-3
                           VARIABLE RATE CERTIFICATES

                              $4,551,000 CLASS M-4
                           VARIABLE RATE CERTIFICATES

                              $4,551,000 CLASS B-1
                           VARIABLE RATE CERTIFICATES

                              $4,551,000 CLASS B-2
                           VARIABLE RATE CERTIFICATES

                              $4,551,000 CLASS B-3
                           VARIABLE RATE CERTIFICATES

                                 $100 CLASS R-1
                              RESIDUAL CERTIFICATES

                                 $100 CLASS R-2
                              RESIDUAL CERTIFICATES

                                 ---------------

                              PROSPECTUS SUPPLEMENT

                                 ---------------

                              GOLDMAN, SACHS & CO.

---------------
(1)    Subject to a variance of +/-5%.
================================================================================